Exhibit 2.16

EXECUTION VERSION

DATED 28 JANUARY 2013

STUDIO CITY COMPANY LIMITED

AS THE BORROWER

ARRANGED BY

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

BANK OF AMERICA, N.A.

BANK OF CHINA LIMITED, MACAU BRANCH

CITIGROUP GLOBAL MARKETS ASIA LIMITED

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

DEUTSCHE BANK AG, HONG KONG BRANCH

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

AND

UBS AG HONG KONG BRANCH

AS BOOKRUNNER MANDATED LEAD ARRANGERS

WITH

BANK OF COMMUNICATIONS CO., LTD. MACAU BRANCH

AS MANDATED LEAD ARRANGER

BANCO ESPÍRITO SANTO DO ORIENTE, S.A.

BANCO NACIONAL ULTRAMARINO, S.A.

NATIONAL AUSTRALIA BANK LIMITED, HONG KONG BRANCH

TAI FUNG BANK LIMITED

THE BANK OF EAST ASIA, LIMITED, MACAU BRANCH

THE BANK OF NOVA SCOTIA

WING LUNG BANK LIMITED, MACAU BRANCH

AS LEAD ARRANGERS

CHINA CITIC BANK INTERNATIONAL LIMITED

AS ARRANGER

CATHAY UNITED BANK COMPANY, LIMITED, HONG KONG BRANCH

CREDIT INDUSTRIEL ET COMMERCIAL, SINGAPORE BRANCH

AS SENIOR MANAGERS

BANCO WENG HANG, S.A.

CHANG HWA COMMERCIAL BANK LTD., OFFSHORE BANKING BRANCH

CHONG HING BANK LIMITED, MACAU BRANCH

DAH SING BANK, LIMITED

FIRST COMMERCIAL BANK MACAU BRANCH

AS MANAGERS

DEUTSCHE BANK AG, HONG KONG BRANCH

AS AGENT

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

AS SECURITY AGENT, DISBURSEMENT AGENT AND POA AGENT

AND

BANK OF CHINA LIMITED, MACAU BRANCH

AS ISSUING BANK

SENIOR HK$10,855,880,000 TERM LOAN

AND REVOLVING FACILITIES AGREEMENT

- i -

35.	Payment Mechanics	183
36.	Set--Off	189
37.	Application of Proceeds	189
38.	SCIH Purchase Option	191
39.	Notices	194
40.	Calculations and Certificates	198
41.	Partial Invalidity	198
42.	Remedies and Waivers	198
43.	Amendments and Waivers	199
44.	Confidentiality	206
45.	Counterparts	211
46.	USA Patriot Act	211
47.	Governing Law	212
48.	Enforcement	212
Schedule 1 Original Parties		214
	Part I Original Lenders	214
	Part II Original Guarantors	216
Schedule 2 Conditions Precedent		217
	Part I Conditions Precedent to First Utilisation	217
	Part II Conditions Precedent to all Project Utilisations	232
	Part III Conditions Precedent Required to be Delivered by an Additional Guarantor	234
Schedule 3 Requests		236
	Part I Utilisation Request Term Loan Facility	236
	Part II Utilisation Request Revolving Facility	239
	Part III Utilisation Request – Letters of Credit	241
	Part IV Selection Notice	244
Schedule 4 Mandatory Prepayment		245
Schedule 5 Representations and Warranties		262
Schedule 6 Covenants		275
Schedule 7 Accounts		322
Schedule 8 Insurance		339
Schedule 9 Events of Default and Review Events		379
	Part I Events of Default	379
	Part II Review Events	392
Schedule 10 Form of Transfer Certificate and Finance Party Accession Undertaking		393
Schedule 11 Form of Assignment Agreement and Finance Party Accession Undertaking		396

- ii -

Schedule 12 Form of Accession Letter	399
Schedule 13 Form of Compliance Certificate	400
Schedule 14 Timetables	402
Part I Loans	402
Part II Letters of Credit	403
Schedule 15 Hedging Arrangements	404
Part I Hedging Arrangements	404
Part II Form of Hedge Counterparty Accession Undertaking	407
Schedule 16 Permits	408
Part I Permits required before First Utilisation	408
Part II Permits required after First Utilisation	409
Schedule 17 Form of Group Budget	410
Schedule 18 Form of Letter of Credit	415
Schedule 19 Monthly Construction Period Report	419
Schedule 20 Forms of Opening Conditions Certificates	422
Part I Form of Parent’s Opening Conditions Certificate	422
Part II Form of Technical Adviser’s Opening Conditions Certificate	424
Schedule 21 Corporate Structure Chart	426
Schedule 22 Forms of Notifiable Debt Purchase Transaction Notice	427
Part I Form of Notice on Entering into Notifiable Debt Purchase Transaction	427
Part II Form of Notice on Termination of Notifiable Debt Purchase Transaction/Notifiable Debt Purchase Transaction Ceasing to be with Sponsor Affiliate	428
Schedule 23 Form of Technical Advisor’s Certificate	429
Schedule 24 Form of Increase Confirmation	431
Schedule 25 Form of Confidentiality Undertaking	434
Schedule 26 Major Construction Contracts	442

- iii -

THIS AGREEMENT is dated 28 January 2013

BETWEEN:

(1)	STUDIO CITY INVESTMENTS LIMITED, a company incorporated under the laws of The British Virgin Islands (registered number 1673083), whose registered office is at Appleby Corporate Services (BVI) Limited, Jayla Place, Wickhams Cay I, Road Town, Tortola, British Virgin Islands (the “Parent”);

(2)	STUDIO CITY COMPANY LIMITED, a company incorporated under the laws of The British Virgin Islands (registered number 1673603), whose registered office is at Appleby Corporate Services (BVI) Limited, Jayla Place, Wickhams Cay I, Road Town, Tortola, British Virgin Islands (the “Borrower”);

(3)	THE PERSONS listed in Part II of Schedule 1 (Original Parties) as guarantors (together with the Parent, the “Original Guarantors”);

(4)	AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, BANK OF AMERICA, N.A., BANK OF CHINA LIMITED, MACAU BRANCH, CITIGROUP GLOBAL MARKETS ASIA LIMITED, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DEUTSCHE BANK AG, HONG KONG BRANCH, INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED and UBS AG HONG KONG BRANCH as bookrunner mandated lead arrangers (the “Bookrunner Mandated Lead Arrangers”);

(5)	BANK OF COMMUNICATIONS CO., LTD. MACAU BRANCH as mandated lead arranger (the “Mandated Lead Arranger”);

(6)	BANCO ESPÍRITO SANTO DO ORIENTE, S.A., BANCO NACIONAL ULTRAMARINO, S.A., NATIONAL AUSTRALIA BANK LIMITED, HONG KONG BRANCH, TAI FUNG BANK LIMITED, THE BANK OF EAST ASIA, LIMITED, MACAU BRANCH, THE BANK OF NOVA SCOTIA, AND WING LUNG BANK LIMITED, MACAU BRANCH as lead arrangers (the “Lead Arrangers”);

(7)	CHINA CITIC BANK INTERNATIONAL LIMITED as arranger (the “Arranger”);

(8)	CATHAY UNITED BANK COMPANY, LIMITED, HONG KONG BRANCH AND CREDIT INDUSTRIEL ET COMMERCIAL, SINGAPORE BRANCH as senior managers (the “Senior Managers”);

(9)	BANCO WENG HANG, S.A., CHANG HWA COMMERCIAL BANK LTD., OFFSHORE BANKING BRANCH, CHONG HING BANK LIMITED, MACAU BRANCH, DAH SING BANK, LIMITED AND FIRST COMMERCIAL BANK MACAU BRANCH as managers (the “Managers”);

(10)	THE FINANCIAL INSTITUTIONS listed in Part I of Schedule 1 (Original Parties) as lenders (the “Original Lenders”);

(11)	DEUTSCHE BANK AG, HONG KONG BRANCH, as facility agent of the other Finance Parties (the “Agent”);

(12)	INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED, as agent and security trustee for the Secured Parties (the “Security Agent”);

(13)	INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED, in its capacity as disbursement agent for the Agent under the Term Loan Facility Disbursement Agreement (the “Disbursement Agent”);

(14)	INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED, in its capacity as agent for the Security Agent under the Power of Attorney (the “POA Agent”); and

(15)	BANK OF CHINA LIMITED, MACAU BRANCH as an “Issuing Bank”.

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceptable Bank” means:

(a)	a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by Standard & Poor’s or Fitch Ratings Ltd or A3 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency; or

(b)	Bank of China Limited, Macau Branch, Banco Nacional Ultramarino, S.A., China Construction Bank (Macau) Corporation Limited, Banco Comercial Português, S.A., Macau Branch, Banco Comercial de Macau, S.A., Tai Fung Bank Limited, Wing Lung Bank Limited, Macau Branch, The Bank of East Asia Limited, Macau Branch, Bank of Communications Co., Ltd. Macau Branch, First Commercial Bank, Macau, Ta Chong Bank; or

(c)	an Original Lender; or

(d)	any other bank or financial institution approved by the Agent.

“Accession Letter” means a document substantially in the form set out in Schedule 12 (Form of Accession Letter).

“Account” means each of the accounts specified in or permitted by paragraph 1 of Schedule 7 (Accounts).

“Account Bank” means any Acceptable Bank with whom an Account is, or is proposed to be, held (and each of its permitted successors and assigns).

“Additional Equity Contributions” means any Equity in an amount in excess of the Equity Contributions (and, for the avoidance of doubt, in excess of any Pre-Acquisition Funding).

“Additional Equity Purpose” means the payment of Project Costs but excludes (save to the extent any of these items might have been funded, had the Facilities been available, from Facility proceeds) the purpose of funding any of the following:

(a)	an Equity Cure; or

(b)	to cure any breach of the In-Balance Test; or

(c)	to fund changes in the scope of the Project; or

(d)	to finance amounts applied (or to be applied) by way of cash collateral in respect of the Completion Support Agreement.

“Additional Guarantor” means a company which becomes a Guarantor in accordance with Clause 27 (Changes to the Obligors).

“Advisers” means the Technical Adviser, the Insurance Adviser and the Project Valuer.

“Affiliate” means, in relation to any person, any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person. For purposes of this definition, “control” means, in relation to a person, the power, directly or indirectly, to (a) vote 20 per cent. or more of the shares or other securities having ordinary voting power for the election of the board of directors (or persons performing similar functions) of such person or (b) direct or cause the direction of the management and policies of such person, whether by contract or otherwise.

“Affiliate Agreement” means, other than the Services and Right to Use Agreement, the Reimbursement Agreement and the Shareholders’ Agreement, any agreement entered into by an Obligor with an Affiliate which is not an Obligor in connection with the supply of goods or services to such Obligor by such Affiliate (or by such Obligor to such Affiliate) involving the payment or expenditure by any party thereto or any other flow of funds provided that any such payment or expenditure is not in excess of the actual cost for such goods and services paid by the Affiliate (or the Obligor) plus a margin of not more than five per cent. or where any applicable Legal Requirement requires that a margin higher than five per cent. must be charged pursuant to such Service Agreement or Affiliate Agreement in such circumstances, the required margin, and shall include any Service Agreement.

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of the relevant currency with HK Dollars, US Dollars or other applicable currency in the Hong Kong foreign exchange market at or about 11:00 a.m. on a particular day.

“Agreed Cure Plan” has the meaning given to that term in Clause 24.3(d) (Effect of Review Event).

“Agreed Final Accounts” means the agreement between Propco or other relevant Obligor and a Contractor in respect of a Construction Contract, of an amount which, when paid to that Contractor, will operate (on such payment being made) to fully and finally settle all amounts due and payable, and all claims, disputes and other actions arising under or in connection with such Construction Contract (other than any which arise after the date that final account is agreed).

“Allocated Pro Rata Share” means:

(a)	in respect of the Lenders, the proportion which the amount of the undrawn, uncancelled Total Commitments bears to the aggregate of (i) the amount of the undrawn, uncancelled Total Commitments, (ii) the amount of the Equity Contribution and (iii) the principal amount of the High Yield Notes (such aggregate amount being, the “Project Capital Structure Amount”);

(b)	in respect of the High Yield Noteholders, the proportion which the principal amount of the High Yield Notes bears to the Project Capital Structure Amount; and

(c)	in respect of the Sponsors, the proportion which the amount of the Equity Contribution bears to the Project Capital Structure Amount.

“Amended Land Concession” means the land concession of a plot of land with an area of 130,789 sq. meters located in the reclaimed land zone between Taipa and Coloane Island, designated as Lotes G300, G310 and G400 registered with the Macau Real Estate Registry under no. 23059, granted by way of lease by the Macau SAR to Propco pursuant to Dispatch no. 100/2001 of the Secretary for Transport and Public Works and published in the Macau Official Gazette no. 42, II Series on 17 October 2001, as amended in accordance with Dispatch no. 31/2012 of the Secretary for Public Works published on the Macau Official Gazette No. 30. II Series dated on 25 July 2012, to, amongst other things, extend the development period in respect of the Site to 24 July 2018 (and as may be further amended and supplemented from time to time).

“Annual Financial Statements” has the meaning given to it in paragraph 1.1 of Schedule 6 (Covenants).

“Anti-Terrorism Law” means each of:

(a)	the Executive Order;

(b)	the USA Patriot Act;

(c)	the U.S. Money Laundering Control Act of 1986, Public Law 99-570 and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency;

(d)	the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq, the Trading with the Enemy Act, 50 U.S.C. App. §§ 1 et seq, any executive order or regulation promulgated thereunder and administered by OFAC;

(e)	the U.S. Foreign Corrupt Practices Act of 1977;

(f)	the Iran Sanctions Act of 1996 and the Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010; and

(g)	any similar sanctions, restrictions or embargoes enacted or imposed by the Australian Department of Foreign Affairs and Trade, Reserve Bank of Australia, the United Nations, the European Union, the State Secretariat for Economic Affairs of Switzerland, OFAC, HM Treasury of the United Kingdom, the Hong Kong Monetary Authority, the Monetary Authority of Singapore, the Macau Monetary Authority or any other body notified in writing by the Agent (acting on behalf of any Lender) to the Borrower from time to time.

“Arranging Bank” means each of the Bookrunner Mandated Lead Arrangers, the Mandated Lead Arranger, the Lead Arrangers, the Arranger, the Senior Managers and the Managers.

“Assignment Agreement and Finance Party Accession Undertaking” means an agreement substantially in the form set out in Schedule 11 (Form of Assignment Agreement and Finance Party Accession Undertaking) or any other form agreed between the relevant assignor and assignee.

“Auditors” means, at any time, the Group’s auditors at that time.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means:

(a)	in relation to the Term Loan Facility, the period from and including the date of this Agreement up to and including the date falling 18 months thereafter;

(b)	in relation to the Letters of Credit under the Revolving Facility, the period from and including the date of this Agreement up to and including one month prior to the Final Repayment Date for the Revolving Facility; and

(c)	in relation to the Loans under the Revolving Facility, the period from and including the date of this Agreement up to and including one month prior to the Final Repayment Date for the Revolving Facility.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)	the amount of its participation in any outstanding Utilisations under that Facility; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date.

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation under the Revolving Facility only, that Lender’s participation in any Revolving Facility Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date shall not be deducted from that Lender’s Revolving Facility Commitment.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Available Funding” means, on any date, the aggregate (without double counting) of:

(a)	the Available Commitments under the Term Loan Facility and (to the extent available to be applied to meet Remaining Project Costs) the Revolving Facility of each Lender (other than any Lender which is a Defaulting Lender);

(b)	the amount standing to the credit of the High Yield Note Disbursement Account, the High Yield Note Proceeds Account, the High Yield Note Interest Reserve Account and the High Yield Note Debt Service Accrual Account and any Cash, Cash Equivalent Investments and Permitted Investments or equivalents in which such balances may be held to the extent such balances are available to be applied to meet Remaining Project Costs and are permitted to be so applied;

(c)	any amounts available under the Completion Support Agreement to be applied to meet Remaining Project Costs;

(d)	any Subordinated Debt which is unconditionally available to be drawn down and any Equity which is unconditionally available, in each case to meet Remaining Project Costs;

(e)	the amount standing to the credit of the Accounts and any Cash, Cash Equivalent Investments and Permitted Investments (including amounts applied by way of cash collateral to collateralise Trade Instruments in respect of Remaining Project Costs) or equivalents in which such balances may be held to the extent such balances are available to be applied to meet Remaining Project Costs and are permitted under the terms of the Finance Documents to be so applied;

(f)	(without double-counting and, in each case, only to the extent that such amounts are available to be applied to meet Remaining Project Costs and are permitted under the terms of the Finance Documents to be so applied) delay liquidated damages or other amounts payable by the relevant Construction Contractor under or in relation to a Construction Contract or by other counterparties under or in relation to any other contract and any insurance proceeds and any other claim proceeds of any kind (the amount of such delay liquidated damages, other amounts, insurance proceeds or claim proceeds being the “Relevant Amount”) which, in each case, will be received by Propco or another Obligor during the relevant indemnity period or, if earlier, during the period before the estimated date of Final Completion used for determining the amount of Remaining Project Costs provided that any Relevant Amount payable (but not paid) by a person shall be disregarded for the purposes of calculating Available Funding if an Insolvency Event has occurred and is continuing in respect of such person to the extent that such person’s obligation to pay such Relevant Amount is not guaranteed by, or covered by a payment or performance bond or guarantee or similar assurance issued by, a person in respect of whom an Insolvency Event has not occurred; and

(g)	any other committed funds comprised in Financial Indebtedness under any agreement which is permitted under paragraph 3.21 (Financial Indebtedness) of Schedule 6 (Covenants) and which are unconditionally available to be drawn down to meet Remaining Project Costs and not otherwise included in paragraph (a) above.

“Available Revolving Facility” means, in relation to the Revolving Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of the Revolving Facility.

“Available Term Loan Facility” means, in relation to the Term Loan Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of the Term Loan Facility.

“BBCA” has the meaning given to it in paragraph 2(l) of Part I of Schedule 2 (Conditions Precedent).

“Bondco” means Studio City Finance Limited, a company incorporated under the laws of The British Virgin Islands (registered number 1673307), whose registered office is at Appleby Corporate Services (BVI) Limited, Jayla Place, Wickhams Cay I, Road Town, Tortola, British Virgin Islands or, as the case may be, the issuer of any High Yield Note Refinancing Indebtedness (such person not being, in any case, an Obligor).

“Bondco Loan” means one or more loans from Bondco to the Parent pursuant to the Bondco Loan Agreement.

“Bondco Loan Agreement” means the loan agreement or note dated or issued (as the case may be) on 26 November 2012 and made between Bondco and the Parent, whereby the proceeds of the issuance of the High Yield Notes are on-lent pursuant to the Bondco Loan to the Parent (the “Original Bondco Loan Agreement”) or any equivalent loan agreement made in connection with a High Yield Note Refinancing between Bondco and the Parent.

“Borrower Group” means the Borrower and each of its Holding Companies and Subsidiaries and each Subsidiary of each of its Holding Companies.

“Borrowings” has the meaning given to that term in paragraph 2.1 of Schedule 6 (Covenants).

“Break Costs” means the amount (if any) by which:

(a)	the interest excluding the Margin which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in the Macau SAR, the Hong Kong SAR and London.

“BVI Company” has the meaning given to it in paragraph 2(l) of Part I of Schedule 2 (Conditions Precedent).

“Capital Contributions Account” means an account:

(a)	held in the Macau SAR or the Hong Kong SAR by an Obligor with an Acceptable Bank;

(b)	identified in a letter between the Parent and the Agent as a Capital Contributions Account; and

(c)	subject to Security in favour of the Security Agent (which Security shall be in form and substance substantially similar to any fixed first ranking account Transaction Security or otherwise in form and substance reasonably satisfactory to the Agent and the Security Agent), as the same may be redesignated, substituted or replaced from time to time.

“Capital Expenditure” has the meaning given to that term in paragraph 2.1 of Schedule 6 (Covenants).

“Capital Stock” means:

(a)	(where used in the definition of “Change of Control” set out in this Clause 1.1):

(i)	in the case of a corporation, corporate stock;

(ii)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(iii)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(iv)	any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing person and has voting rights in relation to such issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock; and

(b)	(where used elsewhere in this Agreement or any other Finance Document) any and all shares, interest, participations or other equivalents (howsoever designated) of capital stock of a corporation, any and all classes of membership interests in a limited liability company, any and all classes of partnership interests in a partnership, any and all equivalent ownership interests in a person and any and all agreements, warrants, rights or options to acquire any of the foregoing.

“Cash” has the meaning given to it in paragraph 2.1 of Schedule 6 (Covenants).

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)	any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, Hong Kong SAR, Japan, the United Kingdom, Australia, any member state of the European Union or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America, the United Kingdom, any member of the European Economic Area or any Participating Member State;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)	which has a credit rating of either A-1 or higher by Standard & Poor’s or F1 or higher by Fitch Ratings Ltd or P-1 by Moody’s, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non credit-enhanced debt obligations, an equivalent rating;

(d)	any investment accessible within 30 days in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s or F1 or higher by Fitch Ratings Ltd or P-1 by Moody’s and (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above; or

(e)	any other debt security approved by the Majority Lenders,

in each case, to which any member of the Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Security arising under the Transaction Security Documents).

“Cashflow” has the meaning given to that term in paragraph 2.1 of Schedule 6 (Covenants).

“Certificate of Practical Completion” means a certificate, issued under and in accordance with, a Major Construction Contract, that Practical Completion has been achieved.

“Change of Control” means the occurrence of any of the following:

(a)	MCE ceasing to be listed on at least one of the following:

(i)	the Hong Kong Stock Exchange;

(ii)	the NASDAQ Stock Market; or

(iii)	the New York Stock Exchange;

(b)	MCE ceases to beneficially own, directly or indirectly, at least 90 per cent., of the outstanding Capital Stock of Melco Crown Gaming (measured, in each case, by both voting power and size of equity interest other than, for the avoidance of doubt, resulting from or pursuant to the granting or creation of Security);

(c)	MCE ceases to beneficially own, directly or indirectly, all of the outstanding Capital Stock of MCE Cotai (measured, in each case, by both voting power and size of equity interest other than, for the avoidance of doubt, resulting from or pursuant to the granting or creation of Security);

(d)	MCE Cotai ceases to:

(i)	beneficially own, directly or indirectly, more than 50 per cent., of the outstanding Capital Stock of Parent (measured, in each case, by both voting power and size of equity interest other than, for the avoidance of doubt, resulting from or pursuant to the granting or creation of Security); and

(ii)	control the Parent. For the purposes of this definition, “control” means, in relation to a person, the power, directly or indirectly, to (a) vote 50 per cent. or more of the shares or other securities having ordinary voting power for the election of the board of directors (or persons performing similar functions) of such person or (b) direct or cause the direction of the management and policies of such person, whether by contract or otherwise measured, in each case, without taking into account the right to vote or direct management and policies resulting from or pursuant to the granting or creation of Security; or

(e)	the Parent ceases to beneficially own, directly or indirectly, all of the outstanding Capital Stock of any other member of the Group (other than the Parent) (measured, in each case, by both voting power and size of equity interest other than, for the avoidance of doubt, resulting from or pursuant to the granting or creation of Permitted Security).

“Charged Property” means all of the assets of the Obligors or other person which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Closing Date” means the date on which the Agent notifies the Borrower and the Lenders in accordance with Clause 4.1 (Initial conditions precedent) it has received all of the relevant documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance reasonably satisfactory to the Agent.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means a Term Loan Facility Commitment or Revolving Facility Commitment.

“Competitor” means any of the following:

(a)	Genting Berhad;

(b)	Caesars Entertainment Corporation;

(c)	any gaming concessionaire or sub-concessionaire in the Macau SAR (other than Melco Crown Gaming);

(d)	any Subsidiary or Affiliate of any of the above;

(e)	any trust, fund or other entity controlled (as defined in the definition of “Affiliate” herein) by any of the above; and/or

(f)	any entity which is agreed between the relevant Lender and the Borrower to be a “Competitor” in accordance with the requirements of Clause 25.2 (Conditions of assignment or transfer or sub-participation).

“Completion Plan” has the meaning given to it in the Completion Support Agreement.

“Completion Support” has the meaning given to it in the Completion Support Agreement.

“Completion Support Agreement” means a completion support agreement in respect of the Project between, among others, SCIH and the Security Agent supported by:

(a)	letter(s) of credit or guarantee(s) from a bank or financial institution which satisfies the requirements of paragraph (a) of the definition of “Acceptable Bank” and/or otherwise in such form as may be required under the completion support agreement; or

(b)	cash collateral in such form as may be required under the completion support agreement; or

(c)	any combination of the foregoing,

in an amount equal to US$225,000,000 less the amount of such letters of credit, guarantees and cash collateral and advances, payments or subscriptions applied in accordance with the terms of such completion support agreement for the purposes contemplated thereby.

“Completion Support Document” means, at any time, the Completion Support Agreement and any Completion Support Letter of Credit and any document or instrument related to, in respect of or creating the security comprised in any cash collateral provided pursuant to the Completion Support Agreement in each case, in place at that time.

“Completion Support Letter of Credit” means, at any time, any letter of credit or guarantee provided pursuant to the Completion Support Agreement in place at that time.

“Completion Support Release Date” means the date on which all of the following conditions are satisfied:

(a)	the Construction Completion Date has occurred;

(b)	the Debt Service Reserve Account, the Debt Service Accrual Account and the Note Debt Service Reserve Account have been funded to the required level under the terms of this Agreement;

(c)	the requirements of paragraph 2.2 (Financial condition) of Schedule 6 (Covenants) have been satisfied and, if an Equity Cure has been made in respect of any Financial Quarter used in such determination, would also have been satisfied when calculated on an annualised basis using only two consecutive Financial Quarters in respect of which no Equity Cure has been effected;

(d)	no Default has occurred and is continuing under this Agreement; and

(e)	no event of default (however described) has occurred and is continuing under or in respect of the High Yield Notes or, following any High Yield Note Refinancing, any High Yield Note Refinancing Indebtedness pursuant to such High Yield Note Refinancing.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 13 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Parent, the Borrower Group, any Obligor, the Project, the Services and Right to Use Agreement, the Reimbursement Agreement, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 44 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the form set out in Schedule 25 (Form of Confidentiality Undertaking) or in any other form agreed between the Borrower and the Agent.

“Consolidated EBITDA” has the meaning given to it in paragraph 2.1 of Schedule 6 (Covenants).

“Consolidated Total Debt” has the meaning given to it in paragraph 2.1 of Schedule 6 (Covenants).

“Constitutional Documents” means, collectively, in relation to any person, any certificate of incorporation, memorandum and articles of association, bylaws, shareholders’ agreement, certificate of formation, limited liability company agreement, partnership agreement and any other formation or constituent documents applicable to such person.

“Construction Completion” shall occur, in respect of the Project, when the Opening Date has been achieved and the following conditions are certified by the Technical Adviser as having been satisfied:

(a)	Practical Completion has been achieved pursuant to the Major Construction Contracts and Certificates of Practical Completion have been issued in accordance with the Major Construction Contracts for the Project;

(b)	all items of Project Costs for the Project specified under the Group Budget required to be paid have been paid in full other than such items of Project Costs consisting of:

(i)	Retainage Amounts and other amounts that are being withheld from Contractors in accordance with the provisions of the relevant Construction Contracts so long as adequate reserves (including by way of remaining Available Funding as set out in the then current Group Budget) therefor have been established;

(ii)	amounts claimed by Contractors under the relevant Construction Contracts being contested in good faith by Propco or any other Obligor so long as, where such amounts (other than those sought by way of claims against Propco or any other Obligor which the Technical Adviser has certified as being spurious, vexatious or otherwise without foundation) exceed, in aggregate, an amount of US$5,000,000 (or its equivalent in other currencies), adequate reserves (including by way of remaining Available Funding as set out in the then current Group Budget) have been established;

(iii)	amounts that Contractors are or may be entitled to claim under the relevant Construction Contracts within the relevant defects liability period or other limitation of liability period, which claims have not been made as at the relevant date, to the extent not covered by the foregoing sub-paragraphs (i) or (ii) above;

(iv)	amounts payable in respect of Project Punchlist Items to the extent not covered by the foregoing sub-paragraph (i) above;

(v)	amounts incurred by the relevant Construction Contractor under a Construction Contract or other contract within the last 35 days and to be paid under any Utilisation Request which has been submitted but not yet disbursed);

(vi)	interest, commissions, fees and other finance payments payable under the Finance Documents; and

(vii)	(to the extent permitted under the Finance Documents) interest and other finance payments payable under the Bondco Loan;

(c)	final accounts shall have been agreed by Propco or any other relevant Obligor with the Contractors under the Construction Contracts such that any remaining balance for final accounts still to be agreed, being the difference between the aggregate amount of all relevant Agreed Final Accounts and the aggregate amount of final accounts for all Construction Contracts (in the opinion of the Technical Advisor based on information made available by Propco or an Obligor) does not exceed an amount of more than US$20,000,000 (or its equivalent in other currencies) or, if greater, the amount of remaining Available Funding as set out in the then current Group Budget. For the avoidance of doubt, any amount contested in good faith in respect of known claims permitted under and pursuant to paragraph (b)(ii) above shall be specifically excluded from and shall not be counted under this paragraph (c); and

(d)	adequate reserves (including by way of remaining Available Funding as set out in the then current Group Budget) have been established in an amount not less than the remaining balance of the final accounts yet to be agreed referred to in paragraph (c) above.

“Construction Completion Date” means the date on which Construction Completion has been achieved.

“Construction Completion Long Stop Date” means 31 December 2016 (or such later date as may be extended by the Agent).

“Construction Contract” means each contract entered into or proposed to be entered into between Propco or any other Obligor and a Contractor for the construction, development, fit out or opening of the Project.

“Construction Contractor” means each Contractor that has entered into or will enter into a Construction Contract with Propco or any other Obligor.

“Construction Contractor’s Completion Guarantee” means each completion guarantee given or which may be required to be given in favour of Propco in support of the relevant Construction Contractor’s obligations under a Major Construction Contract.

“Construction Contractor’s Performance Bond” means each Payment and Performance Bond delivered or which may be delivered to Propco in support of the relevant Construction Contractor’s obligations under a Major Construction Contract.

“Construction Cost Drawstop” means any drawstop on any further utilisations by the Borrower under this Agreement if the Construction Contracts constituting a minimum 85% of the hard construction costs (in aggregate) of the Project, have not been executed on or prior to the Construction Cost Drawstop Date.

“Construction Cost Drawstop Date” means 31 December 2013.

“Construction Period Insurances” means, in relation to the Project, the insurances identified as such in Appendix 2 (Construction Period Insurances) to Schedule 8 (Insurance) and effected in accordance with the terms of Schedule 8 (Insurance).

“Construction Progress Report” means each of any regular construction progress reports required to be prepared by the Construction Contractor under any Major Construction Contract.

“Contractors” means, in relation to the Project, any architects, consultants, designers, contractors, suppliers or any other persons party to a Major Project Document and engaged by Propco or another Obligor in connection with the design, engineering, development, construction, installation, maintenance or operation of the Project.

“Corporate Structure Chart” means the corporate structure chart annexed hereto as Schedule 21.

“Curable Event of Default” has the meaning given to it in the Completion Support Agreement.

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

“Debt Service Accrual Account” means an account:

(a)	held in the Macau SAR or the Hong Kong SAR by an Obligor with an Acceptable Bank;

(b)	identified in a letter between the Parent and the Agent as a Debt Service Accrual Account; and

(c)	subject to Security in favour of the Security Agent (which Security shall be in form and substance substantially similar to any fixed first ranking account Transaction Security or otherwise in form and substance reasonably satisfactory to the Agent and the Security Agent), as the same may be redesignated, substituted or replaced from time to time.

“Debt Service Reserve Account” means an account:

(a)	held in the Macau SAR or the Hong Kong SAR by an Obligor with an Acceptable Bank;

(b)	identified in a letter between the Parent and the Agent as a Debt Service Reserve Account; and

(c)	subject to Security in favour of the Security Agent (which Security shall be in form and substance substantially similar to any fixed first ranking account Transaction Security or otherwise in form and substance reasonably satisfactory to the Agent and the Security Agent), as the same may be redesignated, substituted or replaced from time to time.

“Default” means an Event of Default or any event or circumstance specified in Part I of Schedule 9 (Events of Default and Review Events) which would (with the expiry of a grace period, the giving of notice, the making of any determination in accordance with the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender (other than a Lender which is a Sponsor Affiliate):

(a)	which has failed to make its participation in a Loan available or has notified the Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation) or which has failed to provide cash collateral (or has notified the Issuing Bank that it will not provide cash collateral) in accordance with Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover);

(b)	which has otherwise rescinded or repudiated a Finance Document;

(c)	which is an Issuing Bank which has failed to issue a Letter of Credit (or has notified the Agent that it will not issue a Letter of Credit) in accordance with Clause 6.5 (Issue of Letters of Credit) or which has failed to pay a claim (or has notified the Agent that it will not pay a claim) in accordance with (and as defined in) Clause 7.2 (Claims under a Letter of Credit); or

(d)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraphs (a) and (c) above:

(i)	its failure to pay, or issue a Letter of Credit, is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Direct Agreement” means the following:

(a)	the direct agreement to be entered into between SCE, Melco Crown Gaming, and the Security Agent in relation to the Services and Right to Use Agreement;

(b)	the direct agreement to be entered into between SCE, Melco Crown Gaming and the Security Agent in relation to the Reimbursement Agreement; and

(c)	any direct agreement to be entered into between parties to any Major Project Documents (but excluding the Services and Right to Use Agreement, the Reimbursement Agreement and the Amended Land Concession) and the Security Agent.

“Direct Insurances” means a contract or policy of insurance of any kind from time to time which are required to be taken out or effected by or is actually taken out or effected by, on behalf of or in favour of an Obligor (whether or not in conjunction with any other person) with one or more insurers in accordance with the terms of Schedule 8 (Insurance).

“Direct Insurer” means the insurer(s) with whom a Direct Insurance is placed from time to time in accordance with Schedule 8 (Insurance).

“Disbursement Agreement” means the High Yield Note Disbursement Agreement or the Term Loan Facility Disbursement Agreement.

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distribution Account” means an account:

(a)	held in the Macau SAR or the Hong Kong SAR by an Obligor with an Acceptable Bank;

(b)	identified in a letter between the Borrower and the Agent as a Distribution Account; and

(c)	subject to Security in favour of the Security Agent (which Security shall be in form and substance substantially similar to any fixed first ranking account Transaction Security or otherwise in form and substance reasonably satisfactory to the Agent and the Security Agent), as the same may be redesignated, substituted or replaced from time to time.

“Enforcement Notice” means a notice of enforcement action delivered by the Security Agent to any Obligor or any Grantor after receipt by the Security Agent of an instruction from the Agent stating that an Event of Default under the Finance Documents has occurred and is continuing (which instruction may only be given by the Agent pursuant to Clause 24.2 (Acceleration)) and, as at the date of such notice from the Agent, is still continuing and directing the Security Agent to take such enforcement action.

“Environmental Adviser” means AECOM Asia Co. Ltd.

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the environment;

(b)	harm to or the protection of human health;

(c)	the conditions of the workplace; or

(d)	any emission or substance capable of causing harm to any living organism or the environment.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

“Environmental Report” means the environmental report prepared by the Environmental Adviser and dated 29 November 2011, together with any supplements thereto (including any prior dated initial report where the contents of such initial report are not duplicated in the subsequent full report).

“Equity” means, at any time, the aggregate of the amounts of:

(a)	the amounts paid up by each Sponsor Group Shareholder by way of subscription for shares in the Group; and

(b)	the amounts advanced to the Group and outstanding at such time by way of Sponsor Group Loans,

but excluding any Pre-Acquisition Funding.

“Equity Contribution” means an Equity contribution in an amount of US$825,000,000 (or its equivalent in other currencies) paid or advanced to the Group by the Sponsors and applied towards payment of Project Costs (it being agreed and acknowledged that Equity Contributions are in addition to any monies used to fund any of the transactions contemplated by the implementation agreement dated 15 June 2011 and made between, among others, MCE Cotai and New Cotai, LLC, and shall exclude any Pre-Acquisition Funding).

“Equity Cure” has the meaning given to it in paragraph 2.4 of Schedule 6 (Covenants).

“Event of Default” means any event or circumstance specified as such in Part I of Schedule 9 (Events of Default and Review Events).

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal), any of the following:

(a)	any loss, destruction or damage of such property or asset;

(b)	any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

(c)	any settlement in lieu of paragraph (b) above.

“Excess Cashflow” has the meaning given to that term in paragraph 2.1 of Schedule 6 (Covenants).

“Excluded Major Project Documents” means any Operational Agreement with a total contract price payable by an Obligor (or expected aggregate amount to be paid by an Obligor in the case of “cost plus” contracts) or which may otherwise involve liabilities, actual or contingent, incurred by such Obligor in each case to a person who is not an Obligor and in an amount or of a value in excess of HK$100,000,000 (or its equivalent).

“Executive Order” means Executive Order No. 13224 of 23 September 2001 - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism.

“Expiry Date” means, for a Letter of Credit, the last day of its Term.

“Facility” means the Term Loan Facility or the Revolving Facility.

“Facility Office” means:

(a)	in respect of a Lender or the Issuing Bank, the office or offices notified by that Lender or the Issuing Bank to the Agent in writing on or before the date it becomes a Lender or the Issuing Bank (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)	any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 January 2014;

(b)	in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

“Fee Letter” means the fee letter dated on or about the date of this Agreement between, among others, the Bookrunner Mandated Lead Arrangers and the Borrower, and any letter or letters dated on or about the date of this Agreement between the Agent and the Borrower, the Security Agent and the Borrower, the Issuing Bank and the Borrower, the POA Agent and the Borrower or the Disbursement Agent and the Borrower setting out, among other things, any of the fees referred to in Clause 15 (Fees).

“Final Completion” shall occur, in relation to the Project, when the following conditions are satisfied:

(a)	Construction Completion has occurred;

(b)	the Project Works as a whole, including any Project Punchlist Items (other than any Project Punchlist Items which the Technical Adviser reasonably determines are immaterial) and any outstanding furnishing, fit out or other work of any kind, has been completed;

(c)	the Project has been fully taken over and occupied by Propco and any other relevant Obligor;

(d)	any Liquidated Damages and other amounts due from the Construction Contractors have been paid or allowed;

(e)	all Project Costs have been paid;

(f)	all Contractor construction equipment and supplies, including any residual materials, have been removed from the Site (other than those in use for the purpose of discharging any Contractor obligation to remedy defects or complete other work contemplated herein); and

(g)	all of the certificate(s) of final completion (if any) have been issued in accordance with the Construction Contracts.

“Final Repayment Date” means:

(a)	in relation to the Term Loan Facility, the date which is 5 years after the date of this Agreement; and

(b)	in relation to the Revolving Facility, the date which is 5 years after the date of this Agreement or, if earlier, the date of repayment, prepayment or cancellation in full of the Term Loan Facility.

“Finance Document” means:

(a)	the Mandate Letter;

(b)	the Mandate Fee Letter;

(c)	this Agreement;

(d)	any Accession Letter;

(e)	any Compliance Certificate;

(f)	any Fee Letter;

(g)	the Hedging Letter;

(h)	any Hedging Agreement;

(i)	any Selection Notice;

(j)	any Completion Support Document;

(k)	the Subordination Deed;

(l)	the Term Loan Facility Disbursement Agreement;

(m)	any Transaction Security Document;

(n)	any Transfer Certificate and Finance Party Accession Undertaking, Assignment Agreement and Finance Party Accession Undertaking or Hedge Counterparty Accession Undertaking;

(o)	any Utilisation Request;

(p)	any accession deed in respect of a Transaction Security Document; and

(q)	any other document designated as a “Finance Document” by the Agent and the Borrower.

“Finance Party” means the Agent, a Bookrunner Mandated Lead Arranger, the Mandated Lead Arranger, a Lead Arranger, the Arranger, a Senior Manager, a Manager, the Security Agent, the POA Agent, the Disbursement Agent, the Issuing Bank, a Lender or a Hedge Counterparty.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	monies borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value as at the relevant date on which Financial Indebtedness is calculated (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)	any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;

(i)	any amount raised by the issue of redeemable shares;

(j)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.

“Financial Model” means the financial model in connection with the Project, as initialled on or about the date of this Agreement by the Agent and the Borrower for the purposes of identification, and as further amended or supplemented from time to time.

“Financial Quarter” has the meaning given to that term in paragraph 2.1 of Schedule 6 (Covenants).

“Financial Year” has the meaning given to that term in paragraph 2.1 of Schedule 6 (Covenants).

“First Disbursement” means the date on which the first disbursement is made from the Term Loan Facility Disbursement Account.

“First Repayment Date” means the date which falls on the earlier of:

(a)	the first Quarter Date falling not less than 45 Months after the date of this Agreement; and

(b)	the end of the second full Financial Quarter after the Opening Date.

“First Utilisation” means the date of the first Utilisation made by the Borrower under this Agreement.

“Forecast Funding Shortfall” means, at any time, the amount, if any, by which Remaining Project Costs exceed Available Funding.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Gaming Area” means the gaming area currently contemplated to be approximately 26,000 gross square metres, to be operated within the Project by Melco Crown Gaming under the terms of the Services and Right to Use Agreement.

“Gaming Subconcession” means the trilateral agreement dated 8 September 2006 entered into by and between the Macau SAR, Wynn Resorts (Macau), S.A. (as concessionaire for the operation of casino games of chance and other casino games in the Macau SAR, under the terms of a concession contract dated 24 June 2002 between the Macau SAR and Wynn Resorts (Macau), S.A.) and Melco Crown Gaming comprising a set of instruments from which shall flow an integrated web of rights, duties and obligations by and for all and each of the Macau SAR, Wynn Resorts (Macau), S.A. and Melco Crown Gaming (the nominative administrative contract known as the subconcession contract for the operation of casino games of chance and other casino games in the Macau SAR, executed by Wynn Resorts (Macau) Limited and Melco Crown Gaming, to be the most significant instrument thereof), pursuant to the terms of which the Melco Crown Gaming shall be entitled to operate casino games of chance and other casino games in the Macau SAR as an autonomous subconcessionaire in relation to Wynn Resorts (Macau) Limited, and including any supplemental letters or agreements entered into or issued by Macau SAR and any member of Group or Melco Crown Gaming.

“Governmental Authority” means, as to any person, the government of the Macau SAR, any other national, state, provincial or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case having jurisdiction over such person, or any arbitrator with authority to bind such person at law.

“Grantor” means:

(a)	other than an Obligor, each person that has granted Security under any Transaction Security Document which has not been fully released or otherwise discharged in its entirety;

(b)	Melco Crown Gaming;

(c)	SCIH; and

(d)	each Subordinated Creditor.

“Group” means the Parent, the Borrower and each of their Subsidiaries for the time being.

“Group Budget” means the group budget delivered to the Agent and updated from time to time in accordance with paragraph 1.5 of Schedule 6 (Covenants).

“Guarantee Obligations” means any guarantee, indemnity, letter of credit or other legally binding assurance against financial loss granted by one person in respect of any Financial Indebtedness of another person, or any agreement to assume any Financial Indebtedness of any other person or to supply funds or to invest in any manner whatsoever in such other person by reason of Financial Indebtedness of such person; other than endorsements of instruments for deposit or collection in the ordinary course of trade. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (1) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (2) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation (unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof determined in good faith).

“Guarantor” means an Original Guarantor or an Additional Guarantor.

“Hedge Counterparty” means a counterparty to a Hedging Agreement which has become a Party to this Agreement in accordance with the Hedging Letter, Schedule 15 (Hedging Arrangements) and Clause 25.8 (Accession of Hedge Counterparties).

“Hedge Counterparty Accession Undertaking” means a deed substantially in the form set out in Part II of Schedule 15 (Hedging Arrangements) or any other form acceptable to the Agent.

“Hedge Counterparty Obligations” means the liabilities and obligations owed by any Hedge Counterparty to the Obligors under or in connection with the Hedging Agreements.

“Hedge Transfer” means a transfer to SCIH (or its nominee or nominees) of (subject to paragraph (b) of Clause 38.2 (Hedge Transfer: SCIH)), each Hedging Agreement together with:

(a)	all the rights in respect of the Hedging Liabilities owed by the Obligors to each Hedge Counterparty; and

(b)	all the Hedge Counterparty Obligations owed by each Hedge Counterparty to the Obligors,

in accordance with Clause 25.8 (Accession of Hedge Counterparties).

“Hedge Voting Right Event” means, in relation to a Hedge Counterparty, the occurrence and continuation of each of the following events:

(a)	the serving of a notice by the Agent pursuant to paragraph (b) of Clause 24.2 (Acceleration); and

(b)	any amount due is unpaid (other than default interest) under the Hedging Agreement to which such Hedge Counterparty is party following its early termination in accordance with Schedule 15 (Hedging Arrangements).

“Hedging Agreement” means any master agreement, confirmation, schedule or other agreement to be entered into by the Borrower and a Hedge Counterparty for the purpose of hedging interest rate liabilities and/or any exchange rate risks in relation to the Facilities in accordance with the Hedging Letter delivered to the Agent under paragraph 2(c) of Part I of Schedule 2 (Conditions Precedent) and in accordance with Schedule 15 (Hedging Arrangements).

“Hedging Letter” means the hedging letter entered into or to be entered into on or prior to the date of First Utilisation between, among others, the Borrower and the Bookrunner Mandated Lead Arrangers or their affiliates.

“Hedging Liabilities” means the Liabilities owed by any Obligor to the Hedge Counterparties under or in connection with the Hedging Agreements.

“Hedging Purchase Amount” means, in respect of a hedging transaction under a Hedging Agreement, the amount that would be payable to (expressed as a positive number) or by (expressed as a negative number) the relevant Hedge Counterparty on the relevant date if:

(a)	in the case of a Hedging Agreement which is based on an ISDA Master Agreement:

(i)	that date was an Early Termination Date (as defined in the relevant ISDA Master Agreement); and

(ii)	the relevant Obligor was the Defaulting Party (under and as defined in the relevant ISDA Master Agreement); or

(b)	in the case of a Hedging Agreement which is not based on an ISDA Master Agreement:

(i)	that date was the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement; and

(ii)	the relevant Obligor was in a position which is similar in meaning and effect to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement),

in each case as certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement.

“HIBOR” means, in relation to any Loan denominated in HK dollars:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for HK dollars or the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the relevant Reference Banks to leading banks in the Hong Kong interbank market, at or about 11:00 a.m. (Hong Kong time) on the Quotation Date for the offering of deposits in HK dollars for a period comparable to the Interest Period for that Loan and, if that rate is less than zero, HIBOR shall be deemed to be zero.

“High Yield Note Debt Service Accrual Account” has the meaning given to the term “Note Interest Accrual Account” in the High Yield Note Disbursement Agreement or its equivalent under any other High Yield Note Document.

“High Yield Note Disbursement Account” has the meaning given to the term “Note Disbursement Account” in the High Yield Note Disbursement Agreement.

“High Yield Note Disbursement Agreement” means the note disbursement and account agreement in respect of funds from time to time standing to the credit of the High Yield Note Proceeds Account dated 26 November 2012 and made between (among others) the Borrower, Bondco and the High Yield Note Trustee.

“High Yield Note Documents” means the High Yield Note Indenture, the Bondco Loan Agreement and any other document or instrument which relates to the High Yield Notes or, as the case may be, High Yield Note Refinancing Indebtedness.

“High Yield Note Guarantees” means the guarantees provided by any Obligor:

(a)	to the High Yield Note Trustee in respect of the High Yield Notes issued prior to the date of this Agreement; or

(b)	in respect of any High Yield Note Refinancing Indebtedness.

“High Yield Note Indenture” means the indenture dated 26 November 2012 made between (among others) Bondco and the High Yield Note Trustee or any equivalent High Yield Note Document.

“High Yield Note Interest Reserve Account” has the meaning given to the term “Note Interest Reserve Account” in the High Yield Note Disbursement Agreement.

“High Yield Note Proceeds Account” has the meaning given to the term “Note Proceeds Account” in the High Yield Note Disbursement Agreement.

“High Yield Note Refinancing” means a refinancing of any amount outstanding under or in connection with the High Yield Notes issued prior to the date of this Agreement or a High Yield Note Refinancing from the proceeds of an issue by Bondco of high yield notes or other Financial Indebtedness (each, “High Yield Note Refinancing Indebtedness”) where:

(a)	the terms thereof are no less favourable to the Finance Parties than the terms of the High Yield Notes issued prior to the date of this Agreement (and do not have an adverse effect on the interests of the Finance Parties);

(b)	the terms thereof (including, without limitation, the terms of any related guarantees, security or other credit support) are no more onerous to any Obligor (for the avoidance of doubt, an increase in pricing payable by any Obligor when compared to the High Yield Notes or a shortening of tenor to prior to the Final Maturity Date of the Facilities shall be more onerous); and

(c)	the scope (including the assets subject to security, the persons giving security, guarantees or other credit support and the amount of financial obligations guaranteed, secured or supported by any Obligor) of any security, guarantees or credit support given in connection with such High Yield Notes Refinancing Indebtedness by any Obligor shall be no greater than the security, guarantees and credit support granted (and financial obligations guaranteed, secured or supported by any Obligor) pursuant to the High Yield Note Documents entered into prior to the date of this Agreement and the aggregate principal amount of and the Annual Rate chargeable, from time to time, on the Bondco Loans shall not exceed the aggregate maximum principal amount of and maximum Annual Rate chargeable, at any time, on the Bondco Loan(s) made pursuant to the Original Bondco Loan Agreement. For these purposes the “Annual Rate” means the aggregate amount of interest, fees and other amounts (other than principal and including, in the case of the Bondco Loan(s) made pursuant to the Original Bondco Loan Agreement, any such amounts paid or payable in connection with the High Yield Notes issued prior to the date of this Agreement) payable under all Bondco Loans in any calendar year divided by the aggregate principal amount outstanding under all Bondco Loans at the beginning of that calendar year.

“High Yield Note Trustee” means DB Trustees (Hong Kong) Limited (or its permitted successor or assign) as trustee for the High Yield Noteholders on the terms set out in the High Yield Note Indenture or its equivalent under any other High Yield Note Document.

“High Yield Noteholders” means the holders of the High Yield Notes or High Yield Note Refinancing Indebtedness from time to time.

“High Yield Notes” means the US$825,000,000 8.500% senior notes due 2020 issued by Bondco and subject to the terms of the High Yield Note Indenture or any Financial Indebtedness incurred by way of High Yield Note Refinancing.

“HK$”, “HKD”, “Hong Kong Dollars” or “HK dollars” denotes the lawful currency of the Hong Kong SAR.

“Holding Account” means an account:

(a)	held in the Macau SAR or the Hong Kong SAR by an Obligor with an Acceptable Bank;

(b)	identified in a letter between the Borrower and the Agent as a Holding Account; and

(c)	subject to Security in favour of the Security Agent (which Security, shall be in and substance substantially similar to any fixed first ranking account Transaction Security or otherwise, in form and substance reasonably satisfactory to the Agent and the Security Agent), as the same may be redesignated, substituted or replaced from time to time.

“Holding Company” means, in relation to any person, any other person in respect of which it is a Subsidiary.

“Hong Kong SAR” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Hong Kong Stock Exchange” means the main board of The Stock Exchange of Hong Kong Limited.

“Hotel Management Agreement” means any hotel management agreement (if any) entered into by an Obligor with a person outside the Group for the operation and/or management of any hotel comprised in the Project.

“Hotelco” means Studio City Hotels Limited, a company incorporated under the laws of the Macau SAR (registered number 14311), whose registered office is at Av. Dr. Mário Soares, n.° 25, Edificio Montepio, 1.º andar, comp. 13, Macau.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a), (b) or (c) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within 3 Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Impaired Disbursement Agent” means the Disbursement Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Disbursement Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Disbursement Agent is also a Lender) it is a Defaulting Lender under paragraph (a), (b) or (c) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Disbursement Agent,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within 3 Business Days of its due date; or

(ii)	the Disbursement Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“In-Balance Test” means, at any time, the test to establish that Available Funding is at least equal to the Remaining Project Costs.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 24 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.4 (Increase).

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Information Memorandum” means each document so entitled and any supplement thereto in the form approved by the Borrower concerning the Project, the other Permitted Businesses, the Sponsor Group Shareholders, the Obligors and their Subsidiaries which, at the request of the Borrower and on its behalf, has been prepared in relation to the transactions contemplated herein and in the other Finance Documents, approved by the Borrower and distributed by the Bookrunner Mandated Lead Arrangers prior to the date hereof in connection with the syndication of the Facilities.

“Information Package” means the Reports and the Financial Model.

“Insolvency Event” in relation to a person, means that such person:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Insurance” means a Direct Insurance or a Reinsurance.

“Insurance Adviser” means, as the case may be:

(a)	Jardine Lloyd Thompson Limited as the insurance adviser for the Finance Parties appointed pursuant to the engagement letter dated 23 January 2013; or

(b)	the insurance adviser appointed by the Agent and, unless an Event of Default has occurred and is continuing, approved by the Borrower (such approval not to be unreasonably withheld or delayed) to advise the Finance Parties as and when required in respect of the Project.

“Insurance Broker’s Letter of Undertaking” means a letter of undertaking in substantially the form set out in Appendix 5 to Schedule 8 (Insurance) or in such other form as may be approved by the Agent acting in consultation with the Insurance Adviser, such approval not to be unreasonably withheld.

“Insurance Proceeds” has the meaning given to it in paragraph 1 of Schedule 4 (Mandatory Prepayment).

“Insurance Proceeds Account” means the Mandatory Prepayment Account, Holding Account or Surplus Account into which Insurance Proceeds or, as the case may be, Excluded Insurance Proceeds are required to be paid pursuant to Schedule 4 (Mandatory Prepayment).

“Insurance Report” means the insurance report prepared by the Insurance Adviser and dated 9 October 2012 addressed to and capable of being relied upon by the Finance Parties.

“Insurance Requirements” means all material terms of any insurance policy required pursuant to the Finance Documents for the construction and operational phases for the Project (including Schedule 8 (Insurance)).

“Insurer” means a Direct Insurer or, as the case may be, a Reinsurer.

“Intellectual Property” means:

(a)	any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered; and

(b)	the benefit of all applications and rights to use any such assets referred to in paragraph (a) above,

of each Obligor.

“Interest Payment Date” means each date on which an Interest Period ends.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 13 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.3 (Default interest).

“Issuing Bank” means each Lender identified above as an issuing bank and any other Lender which has notified the Agent that it has agreed to the Parent’s request to be an Issuing Bank pursuant to the terms of this Agreement (and if more than one Lender has so agreed, such Lenders shall be referred to, whether acting individually or together, as the “Issuing Bank”) provided that, in respect of a Letter of Credit issued or to be issued pursuant to the terms of this Agreement, the “Issuing Bank” shall be the Issuing Bank which has issued or agreed to issue that Letter of Credit.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“L/C Proportion” means in relation to a Lender in respect of any Letter of Credit, the proportion (expressed as a percentage) borne by that Lender’s Available Commitment to the relevant Available Facility immediately prior to the issue of that Letter of Credit, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 27 (Changes to the Obligors).

“Legal Requirements” means all laws, statutes, orders, decrees, injunctions, licenses, permits, approvals, agreements and regulations of any Governmental Authority having jurisdiction over the matter in question.

“Legal Reservations” means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under statutes of limitation;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction;

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Lender” means a Term Loan Facility Lender or Revolving Facility Lender.

“Lender Liabilities” means the Liabilities owed by the Obligors to the Lenders.

“Lender Liabilities Transfer” means a transfer of the Lender Liabilities to SCIH described in Clause 38.1 (Option to purchase: SCIH).

“Letter of Credit” means:

(a)	a letter of credit, substantially in the form set out in Schedule 18 (Form of Letter of Credit) or in any other form requested by the Borrower and agreed by the Agent with the prior consent of the Majority Lenders and the Issuing Bank;

(b)	a Trade Letter of Credit, in such form as may be customarily issued by the relevant Issuing Bank; or

(c)	any guarantee, indemnity or other instrument in the form requested by the Borrower and agreed by the Agent with the prior consent of the Majority Lenders and the Issuing Bank.

“Liabilities” means all present and future liabilities and obligations at any time of any Obligor to any Finance Party under the Finance Documents, both actual and contingent and whether incurred solely or jointly or as principal or surety or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)	any refinancing, novation, deferral or extension;

(b)	any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c)	any claim for damages or restitution; and

(d)	any claim as a result of any recovery by any Obligor of a Payment on the grounds of preference or otherwise,

and any amounts which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowance of those amounts in any insolvency or other proceedings.

“Line Item” means, in relation to the Project, each of the following line item categories of costs:

(a)	Construction Costs:

(i)	Project wide works;

(ii)	Main contract defined works;

(iii)	Main contract named sub-contracts;

(b)	Other Project Costs:

(i)	Attractions;

(ii)	Entertainment studio

(iii)	ELV;

(iv)	FF&E and mock-ups;

(v)	Consultants’ Fees;

(c)	Land Cost;

(d)	Pre-Opening Expenses;

(e)	Insurances; and

(f)	Sponsor and Developer Costs.

“Liquidated Damages” means any liquidated damages paid or payable by any party (other than an Obligor) pursuant to any obligation, default or breach under any contract, agreement or other arrangement, in each case net of any Taxes, costs and expenses incurred by any Obligor or its agents pursuant to arm’s length transactions in connection with the collection, adjustment or settlement thereof.

“Livrança” means the promissory note dated on or prior to the date of First Utilisation issued by the Borrower, endorsed by each of the Guarantors and payable to the Security Agent.

“Livrança Covering Letter” means the letter from the Borrower and each of the Guarantors to the Security Agent dated on or prior to the date of First Utilisation in relation to the Livrança.

“Loan” means a Term Loan Facility Loan or a Revolving Facility Loan.

“Loss Proceeds” means all amounts and proceeds in respect of any Event of Loss, including proceeds of any Insurance required to be maintained by an Obligor under this Agreement, less any Taxes, costs and expenses incurred by any Obligor or its agents pursuant to arm’s length transactions in connection with the collection, adjustment or settlement thereof.

“Macau Obligors” means each Obligor incorporated in the Macau SAR.

“Macau Real Estate Registry” means the registry of immovable property of the Macau SAR.

“Macau SAR” means the Macau Special Administrative Region of the People’s Republic of China.

“Major Construction Contract” means:

(a)	each Construction Contract (as at the date of this Agreement) referred to in Schedule 26 (Major Construction Contracts); or

(b)	each contract entered into between Propco (or any other Obligor) and a Contractor thereto and under which the total contract price payable by Propco or any Obligor (or expected aggregate amount in the case of “cost plus” contracts) or which may otherwise involve liabilities, actual or contingent, incurred by Propco or an Obligor, in an amount in excess of HK$100,000,000 (or its equivalent); or

(c)	each Contract which the Technical Adviser (after consultation with the Borrower) reasonably determines is critical to the completion of the Project, within the timetable and budget contemplated by the Group Budget or the Project Schedule and which has, prior to the execution thereof, been notified to the Borrower, excluding in each case, for the avoidance of doubt, each Excluded Major Project Document and each Phase II Major Construction Contract.

“Major Project Document” means:

(a)	the Amended Land Concession;

(b)	the Services and Right to Use Agreement;

(c)	the Reimbursement Agreement;

(d)	each Material IP Agreement;

(e)	each Major Construction Contract;

(f)	each Phase II Major Construction Contract;

(g)	each Hotel Management Agreement (if any);

(h)	each Construction Contractor’s Completion Guarantee;

(i)	each Construction Contractor’s Performance Bond; and

(j)	any other document with a total contract price payable (or expected to be paid) by any member of the Group to a person who is not a member of the Group or which may otherwise involve liabilities, actual or contingent, incurred by any member of the Group to a person who is not a member of the Group or a grant or disposal of a property interest by any member of the Group to a person who is not a member of the Group, including any right to use or management agreement, in each case in an amount or of a value in excess of HK$100,000,000 (or its equivalent), each entered into by an Obligor and as the same may be amended from time to time in accordance with the terms and conditions of this Agreement and thereof and excluding, for the avoidance of doubt, each Excluded Major Project Document.

“Major Project Participants” means:

(a)	the Macau SAR; and

(b)	each other person (other than an Obligor) who is party to a Major Project Document.

“Majority Lenders” means:

(a)	(for the purposes of paragraph (a) of Clause 43.1 (Required consents) in the context of a waiver in relation to a proposed Utilisation of the Revolving Facility of the condition in Clause 4.2(a) (Further conditions precedent), a Lender or Lenders whose Revolving Facility Commitments aggregate more than 50 per cent. of the Total Revolving Facility Commitments; and

(b)	(in any other case) a Lender or Lenders (and, after the occurrence of a Hedging Voting Right Event which is continuing in relation to any Hedge Counterparty, that Hedge Counterparty) who hold in aggregate more than 50 per cent. of the Voting Entitlements of all such Finance Parties.

“Mandate Fee Letter” means the fee letter between, among others, each Bookrunner Mandated Lead Arranger and the Borrower dated 19 October 2012.

“Mandate Letter” means the commitment letter (including the term sheet (and its appendices) attached thereto) dated 19 October 2012 and made between the Bookrunner Mandated Lead Arrangers, the Borrower, MCE and NCI.

“Mandatory Prepayment Account” means an account:

(a)	held in the Macau SAR or the Hong Kong SAR by an Obligor with an Acceptable Bank;

(b)	identified in a letter between the Parent and the Agent as a Mandatory Prepayment Account; and

(c)	subject to Security in favour of the Security Agent (which Security shall be in form and substance substantially similar to any fixed first ranking account Transaction Security or otherwise in form and substance reasonably satisfactory to the Agent and the Security Agent), as the same may be redesignated, substituted or replaced from time to time.

“Margin” means, in relation to any Loan or Unpaid Sum, 4.50 per cent. per annum or, if the Opening Date has occurred, it shall, with effect from the last day of the second full Financial Quarter thereafter (such date, the “Reset Date”), be 4.50 per cent. per annum; but if:

(a)	the Reset Date has occurred;

(b)	no Event of Default has occurred and is continuing; and

(c)	the Total Leverage Ratio in respect of the most recently completed Relevant Period is within a range set out below,

then the Margin will be the percentage per annum set out below opposite that range:

Total Leverage Ratio	% per annum
Greater than or equal to 4.0:1	4.50
Less than 4.0:1 but greater than or equal to 2.0:1	4.00
Less than 2.0:1	3.75

and provided that:

(i)	any increase or decrease in the Margin for a Loan shall take effect on the date which is the first day of the next Interest Period for that Loan following receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to paragraph 1.3 of Schedule 6 (Covenants);

(ii)	if, following receipt by the Agent of the Compliance Certificate related to the relevant Annual Financial Statements, that Compliance Certificate does not confirm the basis for a reduced Margin, then paragraph (b) of Clause 12.2 (Payment of interest) shall apply and the Margin for that Loan shall be the percentage per annum determined using the table above and the revised Total Leverage Ratio calculated using the figures in that Compliance Certificate;

(iii)	while an Event of Default is continuing the Margin shall be 4.50 per cent. per annum; and

(iv)	for the purpose of determining the Margin, the Total Leverage Ratio and Relevant Period shall be determined in accordance with paragraph 2 of Schedule 6 (Covenants) (and for the avoidance of doubt, the proviso in the definition of “Consolidated Total Debt” shall be disregarded for the purpose of such determination).

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of Bondco and the members of the Group, (taken as a whole); or

(b)	the ability of any of the Borrower, Propco, Hotelco or SCE or the Obligors (taken as a whole) to perform its (or, as the case may be, their) obligations under the Finance Documents to which it is (or, as the case may be, they are) a party; or

(c)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Material Intellectual Property” means:

(a)	any patent, trade or service mark or name or logo of establishment (registered with the relevant intellectual property authority) of any Obligor (or any Affiliate of any Obligor) which relates to the Project; and

(b)	any other Intellectual Property which:

(i)	is of a unique or proprietary nature or is not readily available or replaceable in the international market place or otherwise on reasonable commercial terms;

(ii)	is to be used in or for the gaming or hotel operations to be conducted in the Project; and

(iii)	is material in the context of such operations.

“Material IP Agreement” means any agreement between an Obligor and a person who is not an Obligor pursuant to which such Obligor acquires any (or any right to or in respect of) Material Intellectual Property.

“MCE” means Melco Crown Entertainment Limited, a limited liability company incorporated in the Cayman Islands (with registered number 143119) with registered address: Walker House, 87 Mary Street, George Town, Grand Cayman, KYI-9005, Cayman Islands.

“MCE Cotai” means MCE Cotai Investments Limited, a limited liability company incorporated in the Cayman Islands (with registered number 254216) whose registered address is at Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands.

“Melco Crown Gaming” means Melco Crown Gaming (Macau) Limited, a company incorporated under the laws of the Macau SAR (registered number 24325 (SO)), whose registered office is at Av. Dr. Mário Soares, n.° 25, Edificio Montepio, 1.° andar, comp. 13, Macau.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period. “Monthly” shall be construed accordingly.

“Monthly Construction Period Report” has the meaning given in 1.7(a) of Schedule 6 (Covenants).

“Moody’s” means Moody’s Investors Service, Inc or its successor.

“Mortgage” means the mortgage to be granted by Propco over its rights under the Amended Land Concession.

“NASDAQ” means the National Association of Securities Dealers Automated Quotation, a computerised system established by the National Association of Securities Dealers to facilitate trading.

“NCI” means New Cotai Investments, LLC, a company incorporated under the laws of the state of Delaware, United States of America (registered number 4138296), with mailing address Two Greenwich Plaza, Greenwich, Connecticut 06830, United States of America.

“New Cotai, LLC” a limited liability company formed in Delaware, United States of America (with registered number 4114248), c/o New Cotai Holdings, LLC, of Two Greenwich Plaza, Greenwich, Connecticut 06830, United States of America.

“New Lender” has the meaning given to it in Clause 25.1 (Assignments and transfers by the Lenders).

“New Sponsor” means any person to whom Silverpoint or Oaktree assigns or transfers all or part of its beneficial interest in the Capital Stock of SCIH in accordance with the Shareholders Agreement.

“No Objection Notice” means the notice (in writing) of no objection given by the Agent to any Obligor that has requested approval to enter into an Excluded Major Project Document (or approval to amend, modify, novate, assign, terminate, cancel, supplement or waive any right under, permit or consent to the amendment, modification, novation, assignment, termination, cancellation, supplement or waiver of an Excluded Major Project Document) stating that the Agent has not received instructions from the Majority Lenders prohibiting such Obligor from taking such action or undertaking such thing in respect of (or in relation to) the relevant Excluded Major Project Document.

“Non-Acceptable L/C Lender” means a Lender under the Revolving Facility which:

(a)	is not an Acceptable Bank (other than a Lender which each Issuing Bank has agreed is acceptable to it notwithstanding that fact); or

(b)	is a Defaulting Lender; or

(c)	has failed to make (or has notified the Agent that it will not make) a payment to be made by it under Clause 7.3 (Indemnities) or Clause 28.11 (Lenders’ and Hedge Counterparties’ indemnity to the Agent) or any other payment to be made by it under the Finance Documents to or for the account of any other Finance Party in its capacity as Lender by the due date for payment unless the failure to pay falls within the description of any of those items set out at paragraphs (d)(i) and (ii) of the definition of “Defaulting Lender”.

“Non-Consenting Lender” has the meaning given to that term in Clause 43.3 (Replacement of Lender).

“Non-Disturbance and Attornment Agreement” means any non-disturbance and attornment agreement to be entered into in accordance with this Agreement between, among others, an Obligor and the counterparty (or counterparties) party to an Operational Agreement.

“Note Debt Service Reserve Account” means an account:

(a)	held in the Macau SAR or the Hong Kong SAR by a member of the Group with an Acceptable Bank;

(b)	identified in a letter between the Parent and the Agent as a Note Debt Service Reserve Account and in which, together with any other Note Debt Service Reserve Accounts, the Obligors are required to deposit, in aggregate, not less than the aggregate amount of scheduled interest due on the High Yield Notes in respect of a semi-annual period; and

(c)	subject to Security in favour of the Security Agent (which Security shall be in form and substance substantially similar to any fixed first ranking account Transaction Security or otherwise in form and substance reasonably satisfactory to the Agent and the Security Agent), as the same may be redesignated, substituted or replaced from time to time.

“Notifiable Debt Purchase Transaction” has the meaning given to that term in paragraph (b) of Clause 26.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates).

“Notional Amount”, in relation to a Hedging Agreement, has the meaning given in paragraph 9(d) of Part I of Schedule 15 (Hedging Arrangements).

“Oaktree” means Oaktree Capital Management LLC and any successor to the investment management business thereof.

“Obligor” means the Borrower or a Guarantor.

“Obligors’ Agent” means the Parent, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.3 (Obligors’ Agent).

“OFAC” means the Office of Foreign Assets Control of the US Department of Treasury.

“Onshore Security Documents” means any Transaction Security Document governed by or expressed to be governed by Macau SAR law.

“Opening Conditions” means, collectively, in relation to the Project the following:

(a)	the Agent shall have received from the Parent a certificate, substantially in the form set out in Schedule 20 (Forms of Opening Conditions Certificates); and

(b)	the Agent shall have received from the Technical Adviser a certificate, substantially in the form set out in Part II of Schedule 20 (Forms of Opening Conditions Certificates) in respect of the Project.

“Opening Date” means the date on which the Opening Conditions are satisfied.

“Opening Long Stop Date” means 1 October 2016.

“Operating Period Insurances” means, in relation to the Project or any Obligor the insurances listed in Appendix 1 to Schedule 8 (Insurance) and effected in accordance with the terms of Schedule 8 (Insurance).

“Operating Status” means the first date following the Opening Date on which the Borrower meets the requirements of paragraph 2.2 (Financial condition) of Schedule 6 (Covenants).

“Operational Agreement” means any agreement made with a person who is not a member of the Group pursuant to which any Disposal permitted by paragraph (c) of the definition of “Permitted Disposal” is effected or which otherwise relates to the development, operation or management of any of the activities, business, establishments, facilities or undertakings (including any carried on, operated or undertaken in any Real Property used for gaming or hotel operations) specified in paragraph (e) of the definition of “Permitted Business”.

“Operational Agreement Upfront Receipts” means any upfront or lump sum payment or premia (or similar payments) which are, in each case, save to the extent paid or payable in instalments, not of a recurrent nature and are received by any member of the Group pursuant to or in connection with any Operational Agreement to which such person is a party.

“Operational Agreement Upfront Receipts Account” means an account:

(a)	held in the Macau SAR or the Hong Kong SAR by a member of the Group with the Agent or Security Agent;

(b)	identified in a letter from the Parent to the Agent as an Operational Agreement Upfront Receipts Account to be used solely for the purposes of depositing and holding, from time to time, Operational Agreement Upfront Receipts; and

(c)	subject to Security in favour of the Security Agent (which Security shall be in form and substance substantially similar to any fixed first ranking account Transaction Security or otherwise in form and substance reasonably satisfactory to the Agent and the Security Agent)

as the same may be redesignated, substituted or replaced from time to time.

“Original Financial Statements” means:

(a)	for the period from the date of this Agreement to the date of delivery of the financial statements described in paragraph (b) below, the unaudited condensed consolidated financial statements for the nine month period ended 30 September 2012 of Bondco in the form required to be delivered to the High Yield Note Trustee pursuant to the High Yield Note Indenture; and

(b)	on and from the date of delivery thereof, the audited consolidated financial statements for the full Financial Year of the Parent immediately prior to the Financial Year in which the First Utilisation occurs.

“Original Obligor” means the Borrower or an Original Guarantor.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Patacas” or “MOP” denotes the lawful currency of the Macau SAR.

“Payment” means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations).

“Payment and Performance Bond” means any payment or performance bond delivered under any Major Project Document in favour of Propco or any other Obligor and supporting the Contractor’s obligations under any such Major Project Document (including any relevant Construction Contractor’s Completion Guarantee and Construction Contractor’s Performance Bond).

“Permits” means all approvals, licences, consents, permits, Authorisations, registrations and filings, necessary in connection with the execution, delivery, completion, implementation, perfection or performance, admission into evidence or enforcement of the Transaction Documents on the terms thereof and all material approvals, licences, consents, permits, Authorisations, registrations and filings required for the design, development, construction, ownership, maintenance, operation or management of the Project as contemplated under the Transaction Documents, including those listed in Schedule 16 (Permits).

“Permitted Acquisition” means:

(a)	an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal;

(b)	an acquisition of shares pursuant to a Permitted Share Issue;

(c)	an acquisition of securities which are Cash Equivalent Investments:

(i)	so long as those Cash Equivalent Investments become subject to the Transaction Security as soon as is reasonably practicable; or

(ii)	are acquired using the proceeds of Equity or any other amounts which would otherwise be available for distribution as a Permitted Distribution and which, in each case, are not comprised in or included in an Equity Contribution and are not required for any other purpose under any Finance Document or in connection with the Project;

(d)	the incorporation of a company in the Macau SAR, British Virgin Islands, Cayman Islands, Hong Kong or other jurisdiction acceptable to the Agent with limited liability which on incorporation becomes a member of the Group, but only if that company is or becomes an Additional Guarantor and the shares in, and assets of, which become subject to Security in form and substance substantially similar to any fixed first ranking share or, as the case may be, asset Transaction Security or otherwise in form and substance reasonably satisfactory to the Agent and the Security Agent, in each case, within 30 days of incorporation, provided that such company shall not be a direct subsidiary of any direct beneficial owner of Capital Stock in SCE, Propco or Hotelco; and

(e)	an acquisition for cash consideration by any member of the Group (other than a direct beneficial owner of Capital Stock in SCE, Propco or Hotelco) of (A) all of the issued Capital Stock of a limited liability company (other than SCE, Propco or Hotelco) or (B) (if the acquisition is made by a limited liability company whose sole purpose is to make the acquisition) a business or undertaking carried on as a going concern (save that no Restricted Asset may be acquired pursuant to this paragraph (e)), but only if:

(i)	no Default is continuing on the closing date for the acquisition or would occur as a result of the acquisition;

(ii)	the acquired company, business or undertaking is incorporated or established, and carries on its principal business in, the Macau SAR, the Hong Kong SAR, the British Virgin Islands or the Cayman Islands and is engaged in a Permitted Business; and

(iii)	the consideration (including associated costs and expenses) for the acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in the acquired company (or any such business) at the date of acquisition (when aggregated with the consideration (including associated costs and expenses) for any other Permitted Acquisition made pursuant to this paragraph (e) and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in any such acquired companies or businesses at the time of the acquisition is funded by Equity or moneys otherwise available for distribution as a Permitted Distribution (which, in respect of Equity, is not comprised in or included in any Equity Contribution and, in each case, is not required for any other purpose under any Finance Document or in connection with the Project), or if not funded by such Equity or such moneys, does not exceed:

(A)	prior to the Completion Support Release Date, US$1,000,000 (or its equivalent in other currencies) in aggregate for the Group, and

(B)	on or after the Completion Support Release Date, US$10,000,000 (or its equivalent in other currencies) in aggregate for the Group.

“Permitted Businesses” means:

(a)	the Project;

(b)	the Phase II Project;

(c)	any Joint Venture permitted by the terms of this Agreement; and

(d)	the provision of credit to gaming patrons; and

(e)	food and beverage, spa, entertainment, entertainment production, convention, advertising, marketing, retail, foreign exchange, transportation, travel, nightclubs, bars, restaurants, malls, amusements, attractions, recreations, pool, exercise or gym facilities, entertainment facilities or venues, retail shops, malls or venues or similar or related establishments or facilities and outsourcing of in-house facilities and other businesses and activities which are, in each case, necessary for, incidental to, arising out of, supportive of or connected to any Permitted Business.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal (each of the foregoing a “Disposal”):

(a)	comprised in the grant of any licence or right to use or occupy or equivalent interest made by Propco or any Obligor to customers or patrons (for the avoidance of doubt, other than, in each case, any licence or right to use or occupy or equivalent interest contemplated by paragraph (c) below in respect of the Project), in each case, in the ordinary course of trading of a developer, owner and/or operator of a Macau SAR situate “five-star” first class Las Vegas-style resort and casino carrying on the same or substantially similar business as that comprised in the Project (and in each case, on arm’s length terms and for fair market value (or better for the disposing entity) and whether made before or after the Opening Date) with respect to any part of any Real Property of the disposing entity including, without limitation, any such Real Property in or upon which any of the activities, business, establishments, facilities or undertakings specified in paragraph (e) of the definition of “Permitted Business” are conducted;

(b)	without prejudice to paragraph 3.29 or 3.39 of Schedule 6 (Covenants), comprised in the grant of any licence or right to use or occupy or equivalent interest made by Propco or any Obligor in connection with any construction, fit out or maintenance of the Project or the Phase II Project with respect to any part of any Real Property of the disposing entity or, to the extent necessary for or ancillary to such construction, fit out or maintenance, other assets of the disposing entity provided that such Disposal of necessary or ancillary assets would not adversely affect the interests of the Finance Parties;

(c)	comprised in the grant of any lease, licence, right to use or occupy or equivalent interest made by Propco or any other Obligor to a person who is not a member of the Group, in each case, with respect to any part of any Real Property of the disposing entity in or upon which any of the activities, business, establishments, facilities or undertakings specified in paragraph (e) of the definition of “Permitted Business” are conducted or, to the extent necessary for or ancillary to such grant of any lease, licence, right to use or occupy or equivalent interest, other assets of the disposing entity (provided that such Disposal of necessary or ancillary assets would not adversely affect the interests of the Finance Parties) and provided further that (and without prejudice to paragraph 3.39 of Schedule 6 (Covenants), neither the grant thereof, nor the transactions contemplated by, any Operational Agreement entered into in respect thereof, in connection therewith or otherwise related thereto, materially adversely affects any Obligor’s ownership rights over or the operation of any of the Real Property comprised in the Project which is or is proposed to be used for gaming or hotel operations or such gaming or hotel operations, and, to the extent that the counterparty to any Operational Agreement requires the entry into of a Non-Disturbance and Attornment Agreement in respect of such Operational Agreement with the Agent or the Security Agent, if such Non-Disturbance and Attornment Agreement is in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders (acting reasonably), the Agent and (if relevant) the Security Agent shall do so;

(d)	of trading stock, inventory or cash made by any member of the Group in the ordinary course of business of the disposing entity (on arm’s length terms and for fair market value (or better for the disposing entity));

(e)	of obsolete or redundant vehicles, plant, tools, equipment, fittings, furnishings, utensils or other assets for cash or in exchange for replacement assets comparable or superior as to type, value or quality (on arm’s length terms and for fair market value (or better for the disposing entity)) subject, in the case of exchange or replacement, to equivalent security to that being given over such assets being provided over such exchanged or replaced assets;

(f)	of Cash Equivalent Investments or Permitted Investments for cash or in exchange for other Cash Equivalent Investments or Permitted Investments (on arm’s length terms and for fair market value (or better for the disposing entity)) subject to equivalent security to that being given over such assets being provided in the case of exchange for Cash Equivalent Investments or Permitted Investments;

(g)	of cash or non-cash prizes and other complimentary items by the Borrower or Propco or any other member of the Group in the ordinary course of trading to customers or patrons customary in the Permitted Business activities of the type conducted by that person;

(h)	arising as a result of or in connection with any Permitted Security, Permitted Payment, Permitted Distribution, Permitted Transaction or (subject to the provisions of Schedule 9 (Events of Default and Review Events)) in connection with an Event of Eminent Domain;

(i)	to a Joint Venture, to the extent permitted by paragraph 3.9 (General Undertakings) of Schedule 6 (Covenants);

(j)	(subject to the terms of the Finance Documents) comprised in the waiver, variation, discharge, release or termination of any contract or other document which is made in the ordinary course of business;

(k)	(subject to the terms of the Finance Documents and provided that no Default is continuing or is likely to occur as a result of such entry into or grant of such licence or similar arrangement) comprised in any licence or similar arrangement for the use of Intellectual Property;

(l)	of any asset (other than any Capital Stock in SCE, Hotelco or Propco or a Restricted Asset) by a member of the Group (the “Disposing Company”) to another member of the Group (the “Acquiring Company”), but if the Disposing Company had given Security over the asset, the Acquiring Company must give equivalent Security over that asset;

(m)	of any asset acquired with Equity or moneys otherwise available for distribution (which, in respect of Equity, is not comprised in or included in any Equity Contribution and, in each case, is not required for any other purpose under any Finance Document or in connection with the Project) pursuant to the terms of this Agreement provided that the asset does not form part of and is not necessary to ensure the full benefit to the Obligors of the Project;

(n)	any Disposal (other than any Disposal of any Capital Stock in SCE, Hotelco or Propco or any Restricted Asset) made with the prior written consent of the Majority Lenders (such consent not to be unreasonably withheld or delayed);

(o)	of any Capital Stock in SCE, Hotelco or Propco (each a “Specified Company”) by a member of the Group which, as at the date of this Agreement, was a direct beneficial owner of Capital Stock in the relevant Specified Company (the “Disposing Owner”) to another member of the Group which, as at the date of this Agreement, was a direct beneficial owner of Capital Stock in such Specified Company (the “Acquiring Owner”), but if the Disposing Owner had given Security over such Capital Stock to be so disposed, the Acquiring Owner must give equivalent Security over such Capital Stock; and

(p)	in addition to other Disposals permitted above, of assets at a fair market value (or better) for valuable cash consideration not in excess of:

(i)	prior to the Completion Support Release Date, US$5,000,000 (or its equivalent in other currencies) in aggregate for the Group; or

(ii)	on or after the Completion Support Release Date, US$15,000,000 (or its equivalent in other currencies) in aggregate for the Group,

provided that any such Disposal is on arm’s length terms and for fair market value (or, in each case, better (for the relevant member of the Group)),

provided that, in each case, save as expressly permitted under any Finance Document, no Disposal may be made by (x) any direct beneficial owner of Capital Stock in SCE, Hotelco or Propco of any Capital Stock in any of the foregoing entities save as permitted by paragraph (o) above or by paragraph (j) of the definition of “Permitted Transaction” herein or (y) the owner of a Restricted Asset of that Restricted Asset (save: (1) in respect of any Right to Use Agreement in accordance with paragraph 3.13(e) (Project Documents) of Schedule 6 (Covenants) of this Agreement, (2) as a result of the entry into of any Right to Use Agreement or (3) in respect of the Services and Right to Use Agreement and the Reimbursement Agreement in accordance with paragraph 3.28(a)(iii)(B) of Schedule 6 (Covenants)), in each case, without the consent of all of the Lenders.

“Permitted Distribution” means:

(a)	the payment of a dividend to the Borrower or any member of the Group; and

(b)	the payment of a dividend by the Parent provided that:

(i)	the Completion Support Release Date has occurred;

(ii)	the provisions of paragraph 2 (Financial Covenants) of Schedule 6 (Covenants) are being (and, following such payment, would continue to be) complied with;

(iii)	the Debt Service Reserve Account, the Debt Service Accrual Account and the Note Debt Service Reserve Account have been funded to the required level under the terms of this Agreement;

(iv)	the first Repayment Instalment under the Term Loan Facility has been made;

(v)	no Event of Default or Default is continuing or is likely to occur as a result of making any such payment; and

(vi)	such payment is made from Excess Cashflow.

Where amounts which are available to make a Permitted Distribution have been used for other purposes permitted under this Agreement (including making Permitted Loans) the amount of such Permitted Distributions that may be made using such amounts shall, to the extent such amounts have not been repaid, be reduced pro tanto.

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)	to the extent covered by a Letter of Credit or arising in respect of any Trade Instrument;

(b)	arising under any Sponsor Group Loan (or other Subordinated Debt), subject always to the terms of this Agreement and the Subordination Deed;

(c)	arising under or pursuant to the Bondco Loan;

(d)	of any person acquired by a member of the Group after the date of this Agreement pursuant to, and in accordance with the terms of, paragraph (e) of the definition of “Permitted Acquisition” and which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding for a period of no more than six months following the date of acquisition;

(e)	arising under or pursuant to a Permitted Loan or a Permitted Guarantee or a Permitted Transaction or as otherwise permitted by paragraph 3.30 (Hedging and Treasury Transactions) of Schedule 6 (Covenants);

(f)	under finance or capital leases of vehicles, plant, equipment or computers, provided that the aggregate capital value of all such items so leased under outstanding leases by members of the Group does not exceed an amount of:

(i)	prior to the Completion Support Release Date, US$10,000,000 (or its equivalent in other currencies) in aggregate for the Group; or

(ii)	on or after the Completion Support Release Date, US$20,000,000 (or its equivalent in other currencies) in aggregate for the Group; and

(g)	not permitted by the preceding sub-paragraphs and the outstanding amount of which does not exceed an amount of:

(i)	prior to the Completion Support Release Date, US$20,000,000 (or its equivalent in other currencies) in aggregate for the Group; or

(ii)	on or after the Completion Support Release Date, US$50,000,000 (or its equivalent in other currencies) in aggregate for the Group.

“Permitted Guarantee” means:

(a)	any guarantee under or in respect of any performance or similar bond or any Trade Instrument guaranteeing performance or issued in respect of payment by a member of the Group under any contract entered into in the ordinary course of business (including any such guarantee given in connection with any Construction Contract) of a developer, owner and/or operator of a Macau SAR situate “five-star” first class Las Vegas-style resort and casino carrying on the same or substantially similar business as that comprised in the Project;

(b)	any guarantee permitted under paragraph 3.21 (Financial Indebtedness) of Schedule 6 (Covenants);

(c)	any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (a) of the definition of “Permitted Security”;

(d)	any guarantee of a Joint Venture to the extent permitted by paragraph 3.9 (General Undertakings) of Schedule 6 (Covenants);

(e)	the endorsement of negotiable instruments in the ordinary course of business of a developer, owner and/or operator of a Macau SAR situate “five-star” first class Las Vegas-style resort and casino carrying on the same or substantially similar business as that comprised in the Project;

(f)	the High Yield Note Guarantees;

(g)	any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (c) of the definition of “Permitted Security”;

(h)	any guarantee in connection with a Permitted Transaction;

(i)	any guarantee arising under or pursuant to the Services and Right to Use Agreement and/or the Reimbursement Agreement;

(j)	any guarantee not permitted by any of the preceding sub-paragraphs and the outstanding principal amount of which does not exceed:

(i)	prior to the Completion Support Release Date, US$5,000,000 (or its equivalent in other currencies) in aggregate for the Group; or

(ii)	on or after the Completion Support Release Date, US$20,000,000 (or its equivalent in other currencies) in aggregate for the Group.

“Permitted Investments” has the meaning given to it in paragraph 13 of Schedule 7 (Accounts).

“Permitted Joint Venture” means any investment in any Joint Venture where:

(a)	the Joint Venture is incorporated or established and carries on its principal business in a jurisdiction in which a member of the Group is incorporated;

(b)	the Joint Venture is only engaged in a Permitted Business; and

(c)	the aggregate (the “Joint Venture Investment”) of all amounts subscribed for shares in, lent to or invested in all such Joint Ventures by any member of the Group does not exceed US$10,000,000 (or its equivalent in other currencies).

“Permitted Loan” means:

(a)	any trade or other credit extended by any member of the Group to its customers and junket operators (including patrons of the Project and the Phase II Project) on normal commercial terms, in the ordinary course of trading of an owner and operator of a Macau SAR situate “five-star” first class Las Vegas-style resort and casino carrying on the same or substantially similar business as that comprised in the Project and provided always that such extensions of credit (i) comply with all applicable Legal Requirements and (ii) do not involve the payment of Cash to any such customer or junket operator by such member of the Group;

(b)	any other loan made by an Obligor to another Obligor;

(c)	a loan made by a member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not exceed an amount of US$1,000,000 (or its equivalent in other currencies) in aggregate for the Group at any time;

(d)	any loan made by an Obligor to a person who is not an Obligor using exclusively the proceeds of Equity (other than the Equity Contributions) or any amount that is available for the making of a Permitted Distribution under paragraph (b) of such definition (all requirements to such Permitted Distribution (as set out in such definition) being made being satisfied other than the requirement that such Permitted Distribution be made by the Parent) (provided that any such loan made using the proceeds of Equity may only be made if:

(i)	such proceeds of Equity are not required for any other purpose under any Finance Document or in connection with the Project; and

(ii)	no Event of Default is continuing or is likely to occur as a result of making any such loan);

(e)	a loan made to a Joint Venture to the extent permitted under paragraph 3.9 (General Covenants) of Schedule 6 (Covenants);

(f)	any loan made pursuant to the Services and Right to Use Agreement or the Reimbursement Agreement; or

(g)	any loan not permitted by any of the preceding paragraphs so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed US$5,000,000 (or its equivalent in other currencies) in aggregate for the Group.

“Permitted Payment” means:

(a)	a scheduled interest payment under any Sponsor Group Loan provided that:

(i)	the Completion Support Release Date has occurred;

(ii)	such payment is made from Excess Cashflow;

(iii)	the provisions of paragraph 2 (Financial Covenants) of Schedule 6 (Covenants) are being (and, following such payment, would continue to be) complied with;

(iv)	the Debt Service Reserve Account, the Debt Service Accrual Account and the High Yield Note Interest Reserve Account have been funded to the required level under the terms of this Agreement;

(v)	the first Repayment Instalment under the Term Loan Facility has been made; and

(vi)	no Event of Default or Default is continuing or is likely to occur as a result of making any such payment;

(b)	any payment made by a member of the Group (in respect of Subordinated Debt) to another member of the Group;

(c)	on or after the Construction Completion Date, any payment to refinance Additional Equity Contributions (to the extent the proceeds of which were used for the Additional Equity Purpose) out of monies standing to the credit of the Term Loan Facility Disbursement Account in excess of the amounts required to pay Project Costs listed in paragraph (b)(i) to (b)(v) of the definition of “Construction Completion”;

(d)	any payment or prepayment in respect of a Sponsor Group Loan or any payment of any amounts payable under or in respect of the Bondco Loan provided that such payment or prepayment is made from (i) amounts available for application towards payment of a Permitted Distribution which may otherwise be used for this purpose or (ii) Equity, and provided further that in respect of a payment or a prepayment made using Equity:

(i)	such Equity is not required for any other purpose under any Finance Document or in connection with the Project; and

(ii)	no Event of Default is continuing or is likely to occur as a result of making any such payment or prepayment;

(e)	any payment made by a member of the Group to refinance Additional Equity Contributions (to the extent that the proceeds of which were used for the Additional Equity Purpose) at First Utilisation; and

(f)	any scheduled interest payment made by a member of the Group under any Financial Indebtedness permitted pursuant to paragraph (g) of the definition of “Permitted Financial Indebtedness”.

Where amounts which are available to make a Permitted Payment have been used for other purposes permitted under this Agreement (including making Permitted Loans) the amount of such Permitted Payment that may be made using such amounts shall, to the extent such amounts have not been repaid, be reduced pro tanto.

“Permitted Security” means:

(a)	any (x) Transaction Security or (y) any Security or Quasi-Security permitted under the Finance Documents;

(b)	any lien arising or subsisting by operation of law and in the ordinary course of business and not as a result of any default or omission by any member of the Group;

(c)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of any member of the Group but only so long as:

(i)	such arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of persons which are not Obligors; and

(ii)	such arrangement does not give rise to other Security over the assets of Obligors in support of liabilities of persons which are not Obligors;

(d)	any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which constitutes Permitted Financial Indebtedness, excluding any Security or Quasi-Security under a credit support arrangement;

(e)	any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the Closing Date if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(iii)	the Security or Quasi-Security is removed or discharged within six months of the date of acquisition of such asset;

(f)	any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the Closing Date, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(ii)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(iii)	the Security or Quasi-Security is removed or discharged within six months of that company becoming a member of the Group;

(g)	any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to any member of the Group in the ordinary course of business for a developer, owner and/or operator of a Macau SAR situate “five-star” first class Las Vegas-style resort and casino carrying on the same or substantially similar business as that comprised in the Project and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(h)	any Quasi-Security arising as a result of a disposal which is a Permitted Disposal;

(i)	any Security or Quasi-Security arising as a consequence of any finance or capital lease permitted pursuant to paragraph (f) of the definition of “Permitted Financial Indebtedness”;

(j)	any Security securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under any other paragraph of this definition) does not exceed an amount of:

(i)	prior to the Completion Support Release Date, US$5,000,000 (or its equivalent in other currencies) in aggregate for the Group; or

(ii)	post Completion Support Release Date, US$20,000,000 (or its equivalent in other currencies) in aggregate for the Group;

(k)	any Security created in favour of a plaintiff or defendant in any proceedings as security for costs or expenses;

(l)	any Security securing unpaid Taxes and arising by law but only if such unpaid taxes are being contested in good faith by appropriate measures and sufficient reserves in cash or other liquid assets are available to pay the amount of those unpaid Taxes;

(m)	any Security over goods, documents of title to goods and related documents and insurances and their proceeds to secure liabilities of any member of the Group in respect of a letter of credit, trust receipts, import loans or shipping guarantees issued or granted for all or part of the purchase price and costs of shipment, insurance and storage of goods acquired by an Obligor in the ordinary course of business for a developer, owner and/or operator of a Macau SAR situate “five-star” first class Las Vegas-style resort and casino carrying on the same or substantially similar business as that comprised in the Project;

(n)	survey exceptions, easements, reservations, rights-of-way, restrictions, encroachments or rights of others for licences, sewers, electric lines, telegraphs and telephone lines or other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with any Financial Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use, and other similar Security or Quasi-Security and other minor defects and irregularities in title, incurred in the ordinary course of business for a developer, owner and/or operator of a Macau SAR situate “five-star” first class Las Vegas-style resort and casino carrying on the same or substantially similar business as that comprised in the Project;

(o)	carriers’, contractors’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Security arising in the ordinary course of business for amounts which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate measures;

(p)	Security in favour of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods in the ordinary course of trading;

(q)	any Security or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation of all applicable laws provided that such Security is contested in good faith by appropriate measures and sufficient reserves in cash or other liquid assets are available to discharge such Security;

(r)	any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of the Site and the Site Easements;

(s)	any Security granted over cash collateral required in respect of a guarantee for the Amended Land Concession or any Trade Instrument; and

(t)	any Security or Quasi-Security created or incurred under or pursuant to the operation of the Services and Right to Use Agreement or the Reimbursement Agreement.

“Permitted Share Issue” means an issue of shares or Capital Stock by a member of the Group which is a Subsidiary to its immediate Holding Company where (if the existing shares or Capital Stock of the Subsidiary are the subject of Transaction Security) the newly-issued shares also become subject to Transaction Security on the same terms.

“Permitted Transaction” means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents;

(b)	transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading for a developer, owner and/or operator of a Macau SAR situate “five-star” first class Las Vegas-style resort and casino carrying on the same or substantially similar business as that comprised in the Project on arm’s length terms (or, in each case better, for the relevant member of the Group);

(c)	the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group which are Obligors;

(d)	any payments for goods or services or other transactions under a Service Agreement or Affiliate Agreement provided that any such payment is in an amount not exceeding the actual, arm’s length cost (or better, for the relevant member of the Group) of such goods and services paid by the supplier plus a margin of not more than five per cent. or, where any applicable Legal Requirement requires that a margin higher than five per cent must be charged pursuant to such Service Agreement or Affiliate Agreement in such circumstances, the required margin;

(e)	any Permitted Share Issue;

(f)	any High Yield Note Guarantees;

(g)	any loan or other payment pursuant to the Bondco Loan;

(h)	any transaction made under or pursuant to the Services and Right to Use Agreement or the Reimbursement Agreement;

(i)	any investments or payments using proceeds of Sponsor Group Loans or Subordinated Debt or additional Equity (other than the Equity Contributions or additional Equity under or in connection with (or in respect of) the Completion Support Documents) or amounts otherwise available for distribution, in each case, to the extent not required to be applied for any other purpose under any Finance Document or in connection with the Project; and

(j)	transformation (in accordance with all applicable Legal Requirements) of Propco from a company limited by quotas into a company limited by shares with shares to be held by the bearer provided such shares continue to be held (and in the same proportion) by those persons who held the quotas that made up the share capital of Propco immediately prior to such transformation, such shares continue to be subject to the Transaction Security granted in respect of the said quotas immediately prior to such transformation (subject only to any amendments to any such Transaction Security Document that are required by the transformation (such amendments being in form and substance reasonably satisfactory to the Agent and the Security Agent)), the assets of Propco remain (at all times) subject to the Transaction Security, the rights and obligations of Propco under the Transaction Documents are not adversely affected, such transformation does not conflict with the Amended Land Concession or any other Transaction Document to which Propco is a party, no Event of Default is continuing (or would reasonably be expected to result therefrom) and the Agent has received such legal opinions (in form and substance reasonably satisfactory to it) in respect of such transformation, the efficacy thereof and such other matters as it may reasonably require in connection therewith.

“Phase II Fully Funded Plan” means the plan which may be submitted by an Obligor to the Agent and the Technical Advisor prior to the commencement of any construction or development work in connection with the Phase II Project setting out (i) the sources and uses of funds for construction, development, management, operation and maintenance of the Phase II Project, (ii) the Phase II Project construction schedule and budget and projections and (iii) reasonable details of the Phase II Project project work, plans and specifications.

“Phase II Major Construction Contracts” means:

(a)	any construction contract entered into or to be entered into between an Obligor and a contractor party thereto solely in connection with the Phase II Project and under which the total contract price payable by such Obligor (or expected aggregate amount in the case of “cost plus” contracts) or which may otherwise involve liabilities, actual or contingent, incurred by such Obligor, in an amount in excess of HK$100,000,000 (or its equivalent); or

(b)	any other construction contract solely in connection with the Phase II Project which the Technical Adviser, after consultation with the Parent, reasonably determines forms part of a critical works programme for the Phase II Project, whether by reference to the budget or construction schedule for the Phase II Project set out in the approved Phase II Fully Funded Plan or otherwise, and which has, prior to the execution thereof, been notified to the Parent.

“Phase II Project” means the design, development, construction, operation and maintenance in accordance with the Phase II Fully Funded Plan (as approved by the Majority Lenders) or the Qualifying Phase II Plan, Phase II Project Agreements and the Phase II Major Construction Contracts, of further gaming, hotel, retail, food, beverage, entertainment, resort and related facilities on the Site in addition to and other than the Project.

“Phase II Project Agreement” means any agreement entered into by an Obligor in respect of or relating to any casino, hotel, resort or gaming related business, development, project, undertaking or venture in the Phase II Project or any assets comprised therein.

“Plans and Specifications” means, in relation to the Project or part thereof, the plans, specifications, design documents, schematic drawings and related items for the design, architecture and construction of that Project provided to the Technical Adviser and the Agent on or prior to the date of this Agreement, each as may be amended in accordance with any variation permitted pursuant to paragraph 3.28 (Amendments) of Schedule 6 (Covenants).

“Power of Attorney” means the power of attorney to be granted by Propco in favour of the POA Agent in connection with the Mortgage referred to in sub-paragraph 1(b) of paragraph 2(h) of Part I of Schedule 2 (Conditions Precedent) and any replacement power of attorney entered into by any successor POA Agent.

“Practical Completion” means, in relation to the Project or part thereof, practical completion of the relevant Project Works comprised therein under the terms of the relevant Major Construction Contracts.

“Practical Completion Date” means, in relation to the Project or part thereof, the date upon which Practical Completion occurs.

“Pre-Acquisition Funding” means any amounts paid or advanced to the Group by the Sponsors prior to the date of the implementation agreement referred to in the definition of “Equity Contribution” herein.

“Project” means the design, development and construction in accordance with the Finance Documents and the Construction Contracts of a retail, hotel, gaming, entertainment, food and beverage and entertainment studio complex with an area of approximately 463,000 sq. meters on the Site, the ownership and maintenance thereof, the operation and management of the Gaming Area by Melco Crown Gaming (including the ownership, operation and maintenance of any associated gaming equipment and utensils) and the leasing, operation and maintenance of the remainder of the Project, in each case, in accordance with the relevant project documents (but excluding at all times the Phase II Project).

“Project Certificate(s) of Occupancy” means, in relation to the Project or part thereof, the relevant certificates of occupancy (Licenças de Ocupação) issued by the Macau SAR pursuant to applicable Legal Requirements for the Project.

“Project Costs” means, in respect of the Project, all costs incurred, or to be incurred in accordance with the Group Budget through until scheduled Final Completion of the construction therefor, which costs shall include, without double counting (and to the extent incurred, or to be incurred, in accordance with the Group Budget prior to scheduled Final Completion):

(a)	all construction costs incurred under the Construction Contracts for the Project and any construction costs payable by Propco or any other Obligor under the Services and Right to Use Agreement;

(b)	interest, commissions, fees and other finance payments (including all hedging payments and hedging termination payments) payable under the Finance Documents;

(c)	interest, fees and other finance payments payable under the Bondco Loan;

(d)	guarantee fees, legal fees and expenses, financial advisory fees and expenses, technical fees and expenses (including fees and expenses of the Advisers), commitment fees, management fees and corporate overhead agency fees (including fees and expenses of the Agent and the Security Agent), interest, Taxes (including value added tax) and other out-of-pocket expenses payable by Propco or any other Obligor under any documents related to the financing and administration of that Project and in accordance with the Group Budget prior to the scheduled Final Completion date;

(e)	the costs of acquiring Permits for the Project or the relevant part thereof;

(f)	costs incurred in settling insurance or other claims in connection with Events of Loss in respect of the Project or the relevant part thereof and collecting Loss Proceeds at any time prior to the scheduled Final Completion date;

(g)	working capital costs incurred in respect of the Project or the relevant part thereof comprised in the Pre-Opening Expenses Line Item in the Group Budget prior to the Opening Date;

(h)	cash to collateralise Permitted Guarantees of the kind comprised in paragraph (a) of the definition thereof in respect of the construction of the Project; and

(i)	cash cover in respect of Letters of Credit or Trade Instruments for the financing of Project Costs and/or making or securing payment obligations therefor.

“Project Operating Account” means each of the Accounts so designated in Schedule 7 (Accounts) and any other account:

(a)	held in the Macau SAR or the Hong Kong SAR by a member of the Group with an Acceptable Bank;

(b)	identified in a letter between the Parent and the Agent as a Project Operating Account; and

(c)	subject to Security in favour of the Security Agent (which Security shall be in form and substance substantially similar to any fixed first ranking account Transaction Security or otherwise in form and substance reasonably satisfactory to the Agent and the Security Agent), as the same may be redesignated, substituted or replaced from time to time.

“Project Punchlist Items” means, in relation to the Project, minor or insubstantial items of construction or mechanical adjustment, the non completion of which, when all such items are taken together, will not interfere in any material respect with the use or occupancy of the Site Facilities for their intended uses or the ability of the owner, lessee or licensee, as applicable, of any portion of the Site Facilities to perform work that is necessary or desirable to prepare such portion of the Site Facilities for such use or occupancy provided that, in all events, “Project Punchlist Items” shall include (to the extent not already completed), without limitation, the items set forth in any punch list to be delivered by Propco (or other Obligor) in connection with Practical Completion under the relevant Construction Contract.

“Project Schedule” means, in respect of the Project, the schedule for completion of the Project as updated from time to time in accordance with this Agreement.

“Project Utilisation” means:

(a)	a Term Loan Facility Loan (other than one made for the purposes of Clauses 3.1(a)(iii) or 3.1(a)(iv)); and/or

(b)	a Revolving Facility Utilisation by way of Letter of Credit for application in respect of Project Costs, in each case, arising prior to the Opening Date.

“Project Valuation Report” means the report by the Project Valuer dated 8 October 2012, addressed to and capable of being relied upon by the Finance Parties.

“Project Valuer” means:

(a)	Savills (Macau) Limited as the project valuer for the Finance Parties; or

(b)	any other project valuer appointed by the Agent and, unless an Event of Default has occurred and is continuing, approved by the Borrower (such approval not to be unreasonably withheld or delayed) to advise the Finance Parties as and when required in respect of the Project.

“Project Works” means the design, development and construction of the Project or relevant part thereof and any other works contemplated by any of the Construction Contracts.

“Projections” has the meaning given in paragraph 1.5 of Schedule 6 (Covenants).

“Propco” means Studio City Developments Limited (formerly known as MSC Desenvolvimentos, Limitada and East Asia Televisão por Satelite Limitada), a company incorporated under the laws of the Macau SAR (registered number 14311), whose registered office is at Av. Dr. Mário Soares, n.° 25, Edificio Montepio, 1.º andar, comp. 13, Macau.

“Properties” means the land described in the Amended Land Concession and any Real Property thereon, and any other Real Property acquired by an Obligor after the date of this Agreement for the purposes of the Project. A reference to a “Property” is a reference to any of the Properties.

“Proposed Cure Plan” has the meaning given to that term in Clause 24.3(a) (Effect of Review Event).

“Qualifying Phase II Plan” means the plan to be submitted by the Borrower to the Agent on or prior to 30 April 2017 outlining the manner in which the Borrower intends to develop the Phase II Project.

“Quarter Date” has the meaning given to that term in paragraph 2.1 of Schedule 6 (Covenants).

“Quasi-Security” has the meaning given to that term in paragraph 3.14 (Negative pledge) of Schedule 6 (Covenants).

“Quotation Date” means, in relation to any period for which an interest rate is to be determined, the first day of that Interest Period.

“Real Property” means:

(a)	any freehold, leasehold or immovable property, and

(b)	any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

“Receiver” means a receiver, receiver and manager, administrative receiver or analogous person in any Relevant Jurisdiction of the whole or any part of the Charged Property.

“Reference Banks” means the principal office in Hong Kong of Australia and New Zealand Banking Group Limited, Citibank, N.A. and Deutsche Bank AG or such other banks as may be appointed by the Agent in consultation with the Borrower.

“Reimbursement Agreement” means the reimbursement agreement dated 15 June 2012 and made between SCE and Melco Crown Gaming (as may be amended and supplemented from time to time).

“Reimbursement Agreement Direct Agreement” means the agreement referred to in paragraph (b) of the definition of “Direct Agreement”.

“Reinsurance” means any contract or policy of reinsurance from time to time to the extent required by paragraph 1.2 of Schedule 8 (Insurance) to be taken out or effected in respect of any Direct Insurance.

“Reinsurance Broker’s Letter of Undertaking” means a letter of undertaking in substantially the form set out in Appendix 6 to Schedule 8 (Insurance) or in such other form as may be approved by the Agent acting in consultation with the Insurance Adviser, such approval not to be unreasonably withheld.

“Reinsurer” means an international reinsurer of good standing and responsibility with whom a Reinsurance is placed from time to time to the extent required by and in accordance with Schedule 8 (Insurance).

“Related Fund”, in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Interbank Market” means the Hong Kong interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Major Project Participant” means each other person (other than an Obligor or the Macau SAR) who is party to a Major Project Document.

“Relevant Period” has the meaning given to that term in paragraph 2.1 (Financial definitions) of Schedule 6 (Covenants).

“Remaining Amount” has the meaning given to it in Clause 5.6 (Term Loan Facility Disbursement Account Utilisation).

“Remaining Project Costs” means, in respect of the Project or a relevant part thereof, at any given time for the Project or part thereof, the sum of all the “Balance to Complete” amounts set forth in respect of all Line Items in the Group Budget (as in effect from time to time) in respect of the Project or part of it to be incurred for Final Completion to occur.

“Renewal Request” means a written notice delivered to the Agent in accordance with Clause 6.6 (Renewal of a Letter of Credit).

“Repayment Date” means, in relation to the Term Loan Facility:

(a)	the First Repayment Date;

(b)	each subsequent Quarter Date thereafter falling prior to the Final Repayment Date; and

(c)	the Final Repayment Date.

“Repayment Instalment” means each instalment for repayment of the Loans under the Term Loan Facility referred to in Clause 8 (Repayment).

“Repeating Representations” means each of the representations set out in paragraphs 1 (Status) to 39 (Establishments) (excluding paragraphs 9 (No filing or stamp taxes), 10 (Deduction of Tax), 13(a) to (f) (No misleading information), 21 (Business) and 28 (Corporate Structure Chart)) of Schedule 5 (Representations and Warranties).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Reports” means the Insurance Report, the Project Valuation Report and the Technical Report.

“Reserve Release Date” means, if paragraph 13(e) of Part I of Schedule 2 (Conditions Precedent) has been satisfied by the end of the Availability Period applicable to the Term Loan Facility, the First Utilisation or otherwise, the First Disbursement.

“Reset Date” means the last day of the second full fiscal quarter after the Opening Date.

“Restricted Asset” means:

(a)	in respect of Hotelco, its rights under, title to and interest in the Right to Use Agreements to which it is a party;

(b)	in respect of Propco, its rights under, title to and interest in:

(i)	not less than all or substantially all of the Project, the Site, the Site Easements, the Site Facilities or the Real Property comprised in the Phase II Project; and

(ii)	the Right to Use Agreements to which it is a party;

(c)	in respect of SCE, its rights under, title to and interest in the Right to Use Agreements to which it is a party, the Services and Right to Use Agreement and the Reimbursement Agreement; and

(d)	in respect of each of Hotelco, Propco and SCE, not less than all or substantially all of the business and assets of each such person.

“Restricted Party” means any person listed:

(a)	in the annexure to the Executive Order;

(b)	on the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC; or

(c)	in any successor list to either of the foregoing.

“Retainage Amounts” means, at any given time, amounts which have accrued and are owing to a Contractor under the terms of a Construction Contract for work or services already provided but which at such time (and in accordance with the terms of such Construction Contract) are being withheld from payment to the Contractor, until certain subsequent events (such as, for example, completion benchmarks) have been achieved under the Construction Contract.

“Revenue Account” means an account:

(a)	held in the Macau SAR or the Hong Kong SAR by an Obligor with an Acceptable Bank;

(b)	identified in a letter between the Parent and the Agent as a Revenue Account; and

(c)	subject to Security in favour of the Security Agent (which Security shall be in form and substance substantially similar to any fixed first ranking account Transaction Security or otherwise in form and substance reasonably satisfactory to the Agent and the Security Agent), as the same may be redesignated, substituted or replaced from time to time.

“Revenues” means all Group income and receipts, including those derived from the ownership, operation or management of the Project or any other Permitted Businesses, including payments received by any Obligor under any contract (including, without limitation, the Services and Right to Use Agreement, any other Major Project Document and any Operational Agreement) to which such person is a party, net payments, if any, received under Hedging Agreements, Liquidated Damages, Insurance Proceeds, Eminent Domain Proceeds (to the extent the same are permitted to be retained by such Obligor pursuant to the terms of this Agreement), together with any receipts derived from the sale or disposal of rights or any other property pertaining to the Project or any Permitted Business or incidental to the operation or management of the Project or any Permitted Business, all as determined in conformity with cash accounting principles, and the proceeds of any condemnation awards relating to the Project or any Permitted Business.

“Review Event” means any event or circumstance specified as such in Part II of Schedule 9 (Events of Default and Review Events).

“Review Event of Default” has the meaning given to that term in Clause 24.3(c) (Effect of Review Event).

“Review Event Notice” has the meaning given to that term in Clause 24.3(a) (Effect of Review Event).

“Revolving Facility” means the revolving facility made available pursuant to this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities).

“Revolving Facility Commitment” means:

(a)	in relation to an Original Lender, the aggregate of the amounts set opposite its name under the heading “Revolving Facility Commitment” in Part I of Schedule 1 (Original Parties) and the amount of any other Revolving Facility Commitment transferred to it or assumed by it in accordance with Clause 2.4 (Increase) under this Agreement or assumed by it in accordance with Clause 2.4 (Increase); and

(b)	in relation to any other Lender, the amount of any Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.4 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Revolving Facility Lender” means:

(a)	a lender identified as such in Part I of Schedule 1 (Original Parties); or

(b)	any person, bank, financial institution, trust, fund or other entity which has become a Party as a Lender under the Revolving Facility in accordance with Clause 2.4 (Increase) or in accordance with Clause 25 (Changes to the Lenders), which, in each case, has not ceased to be a Party in accordance with the terms of this Agreement.

“Revolving Facility Loan” means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.

“Revolving Facility Utilisation” means a Revolving Facility Loan or a Letter of Credit.

“Right to Use Agreements” means each of the following:

(a)	the SCE/SC Hotels Right to Use Agreement; and

(b)	the SC Hotels/Propco Right to Use Agreement.

“Rollover Loan” means one or more Revolving Facility Loans:

(a)	made or to be made on the same day that:

(i)	a maturing Revolving Facility Loan is due to be repaid; or

(ii)	a demand by the Agent pursuant to a drawing in respect of a Letter of Credit is due to be met;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Revolving Facility Loan or the relevant claim in respect of that Letter of Credit;

(c)	in the same currency as the maturing Revolving Facility Loan or the relevant claim in respect of that Letter of Credit; and

(d)	made or to be made for the purpose of refinancing that maturing Revolving Facility Loan or satisfying the relevant claim in respect of that Letter of Credit.

“SC Hotels/Propco Right to Use Agreement” means the right to use agreement to be entered into between Hotelco and Propco pursuant to which Propco shall grant Hotelco the right to use certain areas of the Project.

“SCE” means Studio City Entertainment Limited (formerly named New Cotai Entertainment (Macau) Limited and MSC Diversões, Limitada), a company incorporated under the laws of the Macau SAR (registered number 27610), whose registered office is at Av. Dr. Mário Soares, n.° 25, Edificio Montepio, 1.º andar, comp. 13, Macau.

“SCE Project Operating Account” means an account:

(a)	held in the Macau SAR by SCE with an Acceptable Bank;

(b)	identified in a letter between the Parent and the Agent as an SCE Project Operating Account; and

(c)	subject to Security in favour of the Security Agent (which Security shall be in form and substance substantially similar to any fixed first ranking account Transaction Security or otherwise in form and substance reasonably satisfactory to the Agent and the Security Agent), as the same may be redesignated, substituted or replaced from time to time.

“SCE/SC Hotels Right to Use Agreement” means the right to use agreement to be entered into between New Cotai Entertainment (Macau) Limited and Hotelco pursuant to which Hotelco shall grant SCE the right to use the Gaming Area.

“SCIH” means Studio City International Holdings Limited, a company incorporated under the laws of The British Virgin Islands (registered number 399970), whose registered office is at Offshore Incorporation Centre, P.O. Box 957, Road Town, Tortola, British Virgin Islands.

“Screen Rate” means in relation to HIBOR, the rate designated as “FIXING@11:00” (or any other designation which may from time to time replace that designation or, if no such designation appears, the arithmetic average (rounded upwards, to four decimal places) of the displayed rates for the relevant period) appearing under the heading “HONG KONG INTERBANK OFFERED RATES (HK DOLLAR)” for the relevant period on the Reuters Screen HIBOR1=R Page.

If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

“Secured Obligations” means all the Liabilities and all other present and future liabilities and obligations at any time due, owing or incurred by each Obligor and each Grantor to any Secured Party under the Finance Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

“Secured Parties” means each Finance Party from time to time party to this Agreement, any Receiver and Delegate.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Selection Notice” means a notice substantially in the form set out in Part IV of Schedule 3 (Requests) given in accordance with Clause 13 (Interest Periods) in relation to a Facility.

“Service Agreement” means, other than the Services and Right to Use Agreement, the Reimbursement Agreement and the Shareholders’ Agreement, any agreement made between a member of the Group and an Affiliate outside the Group for the supply of goods or services to the Obligor (or by the Obligor to the Affiliate) at the actual, arm’s length cost or better of such goods or services plus a margin of not more than five per cent. or, where any applicable Legal Requirement requires that a margin higher than five per cent. must be charged pursuant to such Service Agreement or Affiliate Agreement in such circumstances, the required margin.

“Services and Right to Use Agreement” means the services and right to use agreement dated 11 May 2007 and originally made between SCE (formerly known as MSC Diversões, Limitada and New Cotai Entertainment (Macau) Limited), New Cotai Entertainment, LLC and Melco Crown Gaming (formerly known as Melco PBL Gaming (Macau) Limited) as amended, restated and supplemented from time to time, including pursuant to a supplemental agreement dated 15 June 2012 made between SCE, Melco Crown Gaming and New Cotai Entertainment, LLC.

“Services and Right to Use Agreement Confidential Information” means any Confidential Information which relates to, which contains or is derived or copied from the Services and Right to Use Agreement and/or the Reimbursement Agreement.

“Services and Right to Use Direct Agreement” means the agreement referred to in paragraph (a) of the definition of “Direct Agreement”.

“Shareholders’ Agreement” means the shareholders’ agreement dated 27 July 2011 and made between MCE Cotai, New Cotai, LLC and others (as amended from time to time).

“Silverpoint” means Silver Point Capital, L.P. and any successor to the investment management business thereof.

“Site” means the land described in the Amended Land Concession.

“Site Easements” means, in relation to the Site and the Project, the easements appurtenant, easements in gross, licence agreements and other rights running for the benefit of Propco and/or appurtenant to the Site.

“Site Facilities” means, in relation to the Site and the Project,

(a)	the Site; and

(b)	the Project Works (whether completed or uncompleted).

“Specified Direct Agreement” has the meaning given to it in paragraph 10(b) of Schedule 9 (Events of Default and Review Events).

“Specified Time” means a time determined in accordance with Schedule 14 (Timetables).

“Sponsor Affiliate” means:

(a)	in the case of MCE, MCE and its Subsidiaries (other than any member of the Group);

(b)	in the case of Silverpoint, Silverpoint, each of its Affiliates (other than any member of the Group), any trust of which Silverpoint or any of such Affiliates is a trustee, any partnership of which Silverpoint or any of such Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, Silverpoint or any of such Affiliates provided that any such trust, fund or other entity which has been established for at least 6 months solely for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, funds or other entities managed or controlled by Silverpoint or any of such Affiliates which have been established for the primary or main purpose of investing in the share capital of companies shall not constitute a Sponsor Affiliate;

(c)	in the case of Oaktree, Oaktree, each of its Affiliates (other than any member of the Group), any trust of which Oaktree or any of such Affiliates is a trustee, any partnership of which Oaktree or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, Oaktree or any of such Affiliates provided that any such trust, fund or other entity which has been established for at least 6 months solely for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, funds or other entities managed or controlled by Oaktree or any of such Affiliates which have been established for the primary or main purpose of investing in the share capital of companies shall not constitute a Sponsor Affiliate; and

(d)	in the case of a New Sponsor, the New Sponsor, each of its Affiliates (other than any member of the Group), any trust of which the New Sponsor or any of such Affiliates is a trustee, any partnership of which the New Sponsor or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, the New Sponsor or any of such Affiliates provided that any such trust, fund or other entity which has been established for at least 6 months solely for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, funds or other entities managed or controlled by the New Sponsor or any of such Affiliates which have been established for the primary or main purpose of investing in the share capital of companies shall not constitute a Sponsor Affiliate.

“Sponsor Group Loans” means Financial Indebtedness advanced by one or more of the Sponsor Group Shareholders to an Obligor and that is subordinated in accordance with the terms provided by the Subordination Deed.

“Sponsor Group Shareholder” means any direct or indirect shareholder of the Parent which is a Sponsor, a Subsidiary of a Sponsor or which would be a Subsidiary of a Sponsor were the rights and interests of each Sponsor in respect thereof combined.

“Sponsors” means MCE, Silverpoint, Oaktree and any New Sponsor and “Sponsor” means each of them.

“Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

“Subcontract” means any subcontract or purchase order entered into with any Subcontractor.

“Subcontractor” means any direct or indirect subcontractor of any tier under any Project Document.

“Subordinated Creditor” has the meaning given to it in the Subordination Deed;

“Subordinated Debt” means Financial Indebtedness owed by an Obligor to another Obligor or a Sponsor Group Shareholder that is subordinated in accordance with the terms provided in respect thereof by the Subordination Deed.

“Subordination Deed” means the subordination deed in the agreed form to be entered into between, amongst others, the Agent, Security Agent, each Subordinated Creditor and the Obligors.

“Subsidiary” means in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued Capital Stock of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Surplus Account” has the meaning given to it in paragraph 1 of Schedule 4 (Mandatory Prepayment).

“Surplus Amounts” has the meaning given to it in paragraph 1 of Schedule 4 (Mandatory Prepayment).

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Technical Adviser” means, as the case may be:

(a)	Franklin & Andrews (Hong Kong) Limited as the technical adviser for the Finance Parties; or

(b)	the technical adviser appointed by the Agent and, unless an Event of Default has occurred and is continuing, approved by the Borrower (such approval not to be unreasonably withheld or delayed) to advise the Finance Parties as and when required in respect of the Project.

“Technical Adviser’s Monthly Report” means, in relation to the Project, a monthly status report, in form and substance acceptable to the Agent, delivered to the Agent within 15 days of receipt by the Agent of the Monthly Construction Period Report in respect of each monthly period up to and including the calendar month immediately following the date on which Final Completion occurs and describing in reasonable detail the progress of the construction of the Project, including reviews and assessments of the relevant Group Budget, the relevant Project Schedule and the relevant Monthly Construction Period Report and each of its attachments delivered during the preceding calendar month.

“Technical Report” means the report by the Technical Adviser dated 25 October 2012 addressed to and capable of being relied upon by the Finance Parties.

“Term” means each period determined under this Agreement for which the Issuing Bank is under a liability under a Letter of Credit.

“Term Loan Availability Period” has the meaning given in paragraph (a) of the definition of “Availability Period”.

“Term Loan Facility” means the Term Loan Facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities).

“Term Loan Facility Commitment” means:

(a)	in relation to an Original Lender, the aggregate of the amounts set opposite its name under the heading “Term Loan Facility Commitment” in Part I of Schedule 1 (Original Parties) and the amount of any other Term Loan Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.4 (Increase); and

(b)	in relation to any other Lender, the amount of any Term Loan Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.4 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Term Loan Facility Disbursement Account” means the account of the Borrower that is identified as such in a letter between the Borrower and the Agent as a Term Loan Facility Disbursement Account.

“Term Loan Facility Disbursement Agreement” means a disbursement agreement in respect of funds from time to time standing to the credit of the Term Loan Facility Disbursement Account dated on or prior to the First Utilisation.

“Term Loan Facility Lender” means:

(a)	a lender identified as such in Part I of Schedule 1 (Original Parties); or

(b)	any person, bank, financial institution, trust, fund or other entity which has become a Party as a Lender under the Term Loan Facility in accordance with Clause 2.4 (Increase) or Clause 25 (Changes to the Lenders),

which, in each case, has not ceased to be a Party in accordance with the terms of this Agreement.

“Term Loan Facility Loan” means a loan made or to be made under the Term Loan Facility or the principal amount outstanding for the time being of that loan.

“Termination Date” means, in relation to a Facility, the Final Repayment Date therefor.

“Total Commitments” means the aggregate of the Total Term Loan Facility Commitments and the Total Revolving Facility Commitments at the date of this Agreement.

“Total Leverage Ratio” has the meaning given to it in paragraph 2.1 of Schedule 6 (Covenants).

“Total Revolving Facility Commitments” means the aggregate of the Revolving Facility Commitments, being an aggregate amount that is HK$775,420,000 at the date of this Agreement.

“Total Term Loan Facility Commitments” means the aggregate of the Term Loan Facility Commitments, being an aggregate amount that is HK$10,080,460,000 at the date of this Agreement.

“Trade Letter of Credit” means a documentary letter of credit (not being a standby letter of credit wherein the relevant issuing bank’s payment undertaking is not properly invoked unless a principal has defaulted) issued principally as a means of effecting payment for a transaction rather than remedying any default.

“Transaction Documents” means:

(a)	the Finance Documents;

(b)	the Major Project Documents; and

(c)	the Constitutional Documents of each Obligor.

“Transaction Security” means the Security or other collateral (including the rights and interests of any of the Secured Parties arising under or pursuant to any of the Completion Support Documents) created, evidenced or expressed to be created or evidenced pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each Direct Agreement and each of the other documents listed as being a Transaction Security Document in paragraph 2(h) of Part I of Schedule 2 (Conditions Precedent) together with any other document entered into by any Obligor or other person creating or expressed to create any Security or other collateral (including the rights and interests of any of the Secured Parties arising under or pursuant to any of the Completion Support Documents) over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

“Transfer Certificate and Finance Party Accession Undertaking” means an agreement substantially in the form set out in Schedule 10 (Form of Transfer Certificate and Finance Party Accession Undertaking) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement and Finance Party Accession Undertaking or Transfer Certificate and Finance Party Accession Undertaking; and

(b)	the date on which the Agent executes the relevant Assignment Agreement and Finance Party Accession Undertaking or Transfer Certificate and Finance Party Accession Undertaking.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” and “United States” means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

“US Obligor” means (if any):

(a)	a Borrower which is resident for tax purposes in the United States; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for US federal income tax purposes.

“US Person” means any person whose jurisdiction of organisation is a state of the United States.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“US$” or “US dollars” denotes the lawful currency of the United States of America.

“Utilisation” means a Loan or a Letter of Credit.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made or the relevant Letter of Credit is to be issued.

“Utilisation Request” means:

(a)	in relation to any Utilisation under the Term Loan Facility, a notice substantially in the form set out in Part I of Schedule 3 (Requests);

(b)	in relation to any Revolving Facility Loan, a notice substantially in the form set out in Part II of Schedule 3 (Requests); and

(c)	in relation to any Letter of Credit, a notice substantially in the form set out in Part III of Schedule 3 (Requests).

“Voting Entitlement” means, at any time:

(a)	in relation to a Lender, the sum of the amounts of its participation in any outstanding Utilisations and its aggregate undrawn Available Commitments under the Facilities; and

(b)	in relation to each Hedge Counterparty (after a Hedge Voting Right Event has occurred in relation to such Hedge Counterparty and is continuing), any amount due but unpaid (other than default interest) under the Hedging Agreement to which such Hedge Counterparty is party following its early termination in accordance with the Hedging Agreement.

“Withdrawal Request” has the meaning given to that term in the Term Loan Facility Disbursement Agreement.

“Working Capital” has the meaning given to that term in paragraph 2.1 of Schedule 6 (Covenants).

1.2	Construction

(a)	Unless a contrary indication appears a reference in this Agreement to:

(i)	the “Agent”, a “Bookrunner Mandated Lead Arranger”, the “Arranger”, the “Mandated Lead Arranger”, a “Lead Arranger”, a “Senior Manager”, a “Manager”, any “Finance Party”, any “Issuing Bank”, any “Lender”, any “Hedge Counterparty”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent”, the “POA Agent”, the “Disbursement Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in “agreed form” is a document which is in a form agreed in writing by or on behalf of the Borrower and the Agent;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)	a “Finance Document” or a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated (in each case, however fundamentally);

(v)	a group of “Lenders” includes all the Lenders;

(vi)	“guarantee” means (other than in Clause 21 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)	the “Interest Period” of a Letter of Credit shall be construed as a reference to the Term of that Letter of Credit;

(ix)	a “Lender’s participation” in relation to a Letter of Credit, shall be construed as a reference to the relevant amount that is or may be payable by a Lender in relation to that Letter of Credit;

(x)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality) of two or more of the foregoing;

(xi)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xii)	an “equivalent amount in other currencies”, “equivalent amount in HK Dollars”, “equivalent amount in US Dollars” or “its equivalent” means, in relation to an amount in one currency, that amount converted on any relevant date into the relevant currency, HK Dollars or US Dollars (as the case may be) at the Agent’s Spot Rate of Exchange on that date;

(xiii)	“Disposal” or “disposal” shall have the meaning given to it in paragraph 1 of Schedule 4 (Mandatory Prepayment);

(xiv)	a Utilisation made or to be made to the Borrower includes a Letter of Credit issued on its behalf;

(xv)	a provision of law is a reference to that provision as amended or re-enacted; and

(xvi)	a time of day is a reference to Hong Kong time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, (i) a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement and (ii) the word “including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly).

(d)	The Borrower providing “cash cover” for a Letter of Credit means the Borrower paying an amount in the currency of the Letter of Credit to an interest-bearing account in the name of the Borrower and the following conditions being met:

(i)	the account is with the Security Agent or with the Issuing Bank for which that cash cover is to be provided;

(ii)	subject to paragraph (b) of Clause 7.6 (Regulation and consequences of cash cover provided by Borrower), until no amount is or may be outstanding under that Letter of Credit, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Letter of Credit; and

(iii)	the Borrower has executed a security document over that account, in form and substance reasonably satisfactory to the Security Agent or the Issuing Bank with which that account is held, creating a first ranking security interest over that account.

(e)	The Borrower “repaying” or “prepaying” a Letter of Credit means:

(i)	that Borrower providing cash cover for that Letter of Credit;

(ii)	the maximum amount payable under the Letter of Credit being reduced or cancelled in accordance with its terms; or

(iii)	the Issuing Bank being satisfied that it has no further liability under that Letter of Credit,

and the amount by which a Letter of Credit is repaid or prepaid under paragraphs (e)(i) and (e)(ii) above is the amount of the relevant cash cover, reduction or cancellation.

(f)	An amount borrowed includes any amount utilised by way of Letter of Credit.

(g)	A Lender funding its participation in a Utilisation includes a Lender participating in a Letter of Credit.

(h)	Amounts outstanding under this Agreement include amounts outstanding under or in respect of any Letter of Credit.

(i)	An outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the relevant Borrower in respect of that Letter of Credit at that time.

(j)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived. A Review Event is “continuing” unless it has been waived.

1.3	Third Party Rights

(a)	Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of any Finance Document.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary any Finance Document at any time.

SECTION 2

THE FACILITIES

2.	THE FACILITIES

2.1	The Facilities

Subject to the terms of this Agreement, the Lenders make available to the Borrower:

(a)	a HK Dollar term loan facility in an aggregate amount equal to the Total Term Loan Facility Commitments; and

(b)	a HK Dollar revolving facility in an aggregate amount equal to the Total Revolving Facility Commitments.

2.2	Finance Parties’ rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3	Obligors’ Agent

(a)	Each Obligor (other than the Parent) by its execution of this Agreement or an Accession Letter irrevocably appoints the Parent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)	the Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of the Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent (except in the case of an Enforcement Notice),

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

2.4	Increase

(a)	The Borrower may, by giving prior notice to the Agent by no later than the date falling 10 Business Days after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with Clause 9.6 (Right of cancellation in relation to a Defaulting Lender); or

(ii)	the Commitments of a Lender in accordance with:

(A)	Clause 9.1 (Illegality); or

(B)	Clause 9.5 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank),

request that the Commitments relating to any Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount in Hong Kong dollars of up to the amount of the Available Commitments or Commitments relating to that Facility so cancelled as follows:

(iii)	the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an “Increase Lender”) selected by the Borrower (each of which shall not be a Sponsor Affiliate or a member of the Group) and each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(iv)	each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(v)	each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(vi)	the Commitments of the other Lenders shall continue in full force and effect; and

(vii)	any increase in the Commitments relating to a Facility shall take effect on the date specified by the Borrower in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)	An increase in the Commitments relating to a Facility will only be effective on:

(i)	the execution by the Agent of an Increase Confirmation from the relevant Increase Lender; and

(ii)	in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase:

(A)	the Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender. The Agent shall promptly notify the Borrower, the Increase Lender and the Issuing Bank upon being so satisfied; and

(B)	in the case of an increase in the Total Revolving Facility Commitments, the Issuing Bank consenting to that increase.

(c)	Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)	The Borrower shall, promptly on demand, pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.4.

(e)	The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 25.3 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 25.5 (Procedure for transfer) and if the Increase Lender was a New Lender.

(f)	The Borrower may pay to the Increase Lender a fee in the amount and at the times agreed between the Borrower and the Increase Lender in a letter between the Borrower and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph.

(g)	Clause 25.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.4 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

3.	PURPOSE

3.1	Purpose

The Borrower shall apply the Facilities in connection with the development of the Project as follows:

(a)	subject to Clause 5.5 (Limitations on Utilisations), the Borrower shall apply amounts borrowed by it under the Term Loan Facility towards any or all of the following:

(i)	the completion of each of the transactions contemplated under the Finance Documents (including the payment of all costs, fees and expenses incurred under or in connection with the entry by the Obligors into the Finance Documents);

(ii)	the financing or refinancing of the design, development, construction and pre-opening costs of the Project and all other Project Costs (including, but not limited to, interest incurred at all times prior to the Construction Completion Date);

(iii)	at First Utilisation, the refinancing of any Additional Equity Contributions where such payment or contribution has been made by a Sponsor Group Shareholder (or Sponsor Group Shareholders) for the Additional Equity Purpose (pending satisfaction (or waiver) of conditions precedent to funding the Term Loan Facility) which the Term Loan Facility could have otherwise been drawn down to finance had all the required conditions precedent to funding been satisfied (or waived) at that time or for the refinancing of any Additional Equity Contributions at any other time expressly permitted by this Agreement in accordance with the Term Loan Facility Disbursement Agreement; and

(iv)	deposit into the Term Loan Facility Disbursement Account in accordance with Clause 5.6 (Term Loan Facility Disbursement Account Utilisation).

(b)	subject to Clause 5.5 (Limitations on Utilisations), the Borrower shall apply amounts borrowed by it under the Revolving Facility towards any or all of the following:

(i)	by way of Letters of Credit up to an aggregate maximum amount of HK$387,710,000;

(ii)	subject to paragraph (iii) below, by way Loans and/or (subject to paragraph (i) above) by way of Letters of Credit on and after the Opening Date, for the financing of the general corporate purposes and/or working capital needs of the Group; and

(iii)	on and after the Opening Date, funding each of the Debt Service Reserve Account, the Debt Service Accrual Account and the High Yield Note Debt Service Accrual Account if the Debt Service Reserve Account, or, as the case may be, the Debt Service Accrual Account, or, as the case may be, the High Yield Note Debt Service Accrual Account, is not funded to the level required by the terms of Schedule 7 (Accounts) (and (after the Opening Date only) until each of the Debt Service Reserve Account, the Debt Service Accrual Account and the High Yield Note Debt Service Accrual Account are funded to the required level, the Revolving Facility shall not be available for any other purpose), and further provided that, other than amounts borrowed by way of Letter of Credit and amounts utilised for the purposes of providing cash collateral, no amounts borrowed under the Revolving Facility may be utilised for any purpose for which the Term Loan Facility may be utilised.

Amounts borrowed under the Term Loan Facility and the Revolving Facility shall not be applied towards funding any Equity Cure, any cure of any breach of the In-Balance Test, any amounts applied (or to be applied) by way of cash collateral in respect of the Completion Support Agreement, any changes in the scope of the Project (other than any such change (to the extent it concerns a change in the scope of the Project) expressly permitted by paragraph 3.28 (Amendments) of Schedule 6 (Covenants)), the Note Debt Service Reserve Account or towards any purpose connected with the operation of casino games of chance or other forms of gaming.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)	Subject to Clause 4.1(b), neither the Borrower nor the Parent on its behalf may deliver a Utilisation Request for any Facility unless the Agent has received all of the relevant documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent, acting on the instructions of the Majority Lenders, unless otherwise waived by the Agent (acting on the instructions of the Majority Lenders) in accordance with this Agreement.

(b)	For the purposes of a Utilisation pursuant to Clause 5.6 (Term Loan Facility Disbursement Account Utilisation), if the condition specified in paragraph 13(e) of Part I in Schedule 2 (Conditions Precedent) and/or the conditions specified in paragraph 5(e) of Part I in Schedule 2 (Conditions Precedent) has not been satisfied (or as the case may be, waived by the Agent (acting on the instructions of the Majority Lenders)) in accordance with this Agreement as at the last day of the Availability Period in respect of the Term Loan Facility, then provided all other conditions specified in Part I of Schedule 2 (Conditions Precedent) have been satisfied (unless otherwise waived by the Agent (acting on the instructions of the Majority Lenders)) in accordance with this Agreement, such condition(s) precedent shall be automatically deemed waived solely for the purpose of permitting the deposit of all or part of the Remaining Amount as elected by the Borrower in accordance with Clause 5.6 (Term Loan Facility Disbursement Account Utilisation) into the Term Loan Facility Disbursement Account in accordance with the terms of this Agreement.

(c)	The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied by issuing a conditions precedent satisfaction letter.

(d)	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (c) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

Subject to Clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Utilisation under a Facility if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	in the case of a Rollover Loan, the Agent has not given any notice to the Borrower pursuant to Clause 24.2 (Acceleration) and no Event of Default has occurred under paragraph 6 (Insolvency) or 7 (Insolvency proceedings) of Part I of Schedule 9 (Events of Default and Review Events) and in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation;

(b)	all the Repeating Representations in Schedule 5 (Representations and Warranties) are true in all material respects; and

(c)	in the case of each Project Utilisation, the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (unless otherwise waived by the Agent (acting on the instructions of the Majority Lenders)).

4.3	Maximum number of Utilisations

(a)	The Borrower (or the Parent) may not deliver a Utilisation Request if, as a result of the proposed Utilisation, 40 Term Loan Facility Loans would be outstanding.

(b)	The Borrower (or the Parent) may not deliver a Utilisation Request if, as a result of the proposed Utilisation, 50 Revolving Facility Loans would be outstanding.

(c)	The Borrower (or the Parent) may not request that a Letter of Credit be issued under the Revolving Facility if:

(i)	as a result of the proposed Utilisation, 50 or more Letters of Credit would be outstanding; or

(ii)	as a result of the proposed Utilisation, more than an aggregate amount of HK$387,710,000 in Letters of Credit would be outstanding.

SECTION 3

UTILISATION

5.	UTILISATION REQUESTS AND LENDER PARTICIPATION

5.1	Delivery of a Utilisation Request

The Borrower (or the Parent on its behalf) may utilise a Facility by delivery to the Agent of a Utilisation Request, including all information, attachments, certifications and other supporting documents required by the Finance Documents, in each case, duly completed and signed by an authorised signatory of the Borrower (or, as the case may be, the Parent), not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	it specifies the purpose for which the Utilisation shall be applied;

(iii)	it certifies:

(A)	that the Utilisation will be applied for the purpose specified provided that in the case of a Utilisation referred to at Clause 5.6 (Term Loan Facility Disbursement Account Utilisation) the purpose specified shall be the payment by the Agent directly into the Term Loan Facility Disbursement Account; and

(B)	compliance with each of the requirements set out in Clause 4.2 (Further conditions precedent);

(iv)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(v)	the currency and, other than in the case of a Utilisation referred to at Clause 5.6 (Term Loan Facility Disbursement Account Utilisation), amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(vi)	the proposed Interest Period complies with Clause 13 (Interest Periods);

(vii)	(save for any Utilisation of the Term Loan Facility made on the last day of the Availability Period for the Term Loan Facility and deposited in the Term Loan Facility Disbursement Account pursuant to Clause 5.6 (Term Loan Facility Disbursement Account Utilisation) and any Utilisation of the Revolving Facility), in respect of a proposed Utilisation of the Term Loan Facility, it is accompanied by originals or certified copies of all of the documents or evidence listed in Part II of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders) in accordance with this Agreement; and

(viii)	(save for any Utilisation of the Term Loan Facility made on the last day of the Availability Period for the Term Loan Facility and deposited in the Term Loan Facility Disbursement Account pursuant to Clause 5.6 (Term Loan Facility Disbursement Account Utilisation)), in respect of a proposed Utilisation of the Term Loan Facility, not more than two Utilisation Requests in respect of the Term Loan Facility, have been delivered in any one calendar month.

(b)	Only one Utilisation may be requested in a Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be HK Dollars.

(b)	The amount of the proposed Utilisation must be:

(i)	in relation to Term Loan Facility, a minimum amount equal to HK$40,000,000 or, if less, the Available Facility; or

(ii)	in relation to a Revolving Facility Loan, a minimum amount equal to HK$2,000,000 for the Revolving Facility or, if less, the Available Facility.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, and subject to Clause 8.2 (Revolving Facility) each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	The Agent shall notify each Lender of the amount and currency of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in cash by the Specified Time.

5.5	Limitations on Utilisations

(a)	The maximum aggregate amount of all Letters of Credit shall not exceed HK$387,710,000 at any time.

(b)	The proceeds of the Facilities shall not be applied:

(i)	towards any purpose other than a purpose specified in Clause 3 (Purpose);

(ii)	(directly or indirectly) for business activities (1) relating to or involving (A) Cuba, Sudan, Iran, Myanmar (Burma), Syria or North Korea or (B) any other countries that are subject to economic and/or trade sanctions as notified in writing by the Agent (acting on behalf of any Lender) to the Borrower from time to time or (C) any Restricted Party or (2) which would otherwise result in a breach of any Anti-Terrorism Law; or

(iii)	for the purpose of funding the construction, development, operation or maintenance of the Phase II Project.

(c)	The proceeds of the Term Loan Facility shall not be applied towards payment of:

(i)	principal, interest, fees, or other finance payments (or other amounts) payable under the Bondco Loan;

(ii)	any principal, fees, expenses, interest, Taxes or other amounts which relate to (or are incurred in respect of) any Financial Indebtedness incurred pursuant to paragraph (g) of the definition of “Permitted Financial Indebtedness”.

5.6	Term Loan Facility Disbursement Account Utilisation

(a)	Any Available Facility in respect of the Term Loan Facility as at the last day of the Term Loan Availability Period (the “Remaining Amount”) may, subject to the terms of this Agreement and at the option of the Borrower, be utilised on such day. If the Borrower so opts, the proceeds of such Utilisation representing all or part of the Remaining Amount shall be paid directly into the Term Loan Facility Disbursement Account pending application in accordance with the Term Loan Facility Disbursement Agreement.

(b)	Any Remaining Amount which the Borrower does not elect to utilise in accordance with Clause 5.6(a), shall be automatically cancelled.

6.	UTILISATION – LETTERS OF CREDIT

6.1	The Revolving Facility

(a)	The Revolving Facility may be utilised by way of Letters of Credit up to a maximum aggregate amount equal to HK$387,710,000.

(b)	Other than Clause 5.5 (Limitations on Utilisations), Clause 5 (Utilisation Requests and Lender Participation) does not apply to utilisations by way of Letters of Credit.

6.2	Delivery of a Utilisation Request for Letters of Credit

The Borrower (or the Parent on its behalf) may request a Letter of Credit to be issued by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

6.3	Completion of a Utilisation Request for Letters of Credit

(a)	Each Utilisation Request for a Letter of Credit is irrevocable and will not be regarded as having been duly completed unless:

(i)	it specifies that it is for a Letter of Credit;

(ii)	it specifies the purpose for which the Letter of Credit is required;

(iii)	it certifies compliance with each of the requirements set out in Clause 4.2 (Further conditions precedent);

(iv)	it identifies the Issuing Bank which has agreed to issue the Letter of Credit;

(v)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to the Revolving Facility;

(vi)	the currency and amount of the Letter of Credit comply with Clause 6.4 (Currency and amount);

(vii)	the form of Letter of Credit is attached;

(viii)	the delivery instructions for the Letter of Credit are specified; and

(ix)	if the requested Letter of Credit is a Trade Letter of Credit, the Utilisation Request attaches a copy of the application form (or equivalent, if any) required by the relevant Issuing Bank to be completed by the Borrower in order for such Trade Letter of Credit to be issued.

(b)	Only one Letter of Credit may be requested in a Utilisation Request.

6.4	Currency and amount

(a)	The currency specified in a Utilisation Request must be HK Dollars.

(b)	Subject to paragraph (a) of Clause 5.5 (Limitations on Utilisations), the amount of the proposed Letter of Credit must be an amount that is not more than the Available Facility and which is a minimum of HK$2,000,000 or, if less, the Available Facility.

6.5	Issue of Letters of Credit

(a)	If the conditions set out in this Agreement have been met, the Issuing Bank shall issue the Letter of Credit on the Utilisation Date.

(b)	Subject to Clause 4.1 (Initial conditions precedent), the Issuing Bank will only be obliged to comply with paragraph (a) above, if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date:

(i)	in the case of a Letter of Credit to be renewed in accordance with Clause 6.6 (Renewal of a Letter of Credit), the Agent has not given any notice to the Borrower pursuant to Clause 24.2 (Acceleration) and no Event of Default has occurred under paragraph 6 (Insolvency) or 7 (Insolvency proceedings) of Part I of Schedule 9 (Events of Default and Review Events) and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

(ii)	the Repeating Representations to be made by each Obligor are true in all material respects.

(c)	The amount of each Lender’s participation in each Letter of Credit will be equal to the proportion borne by its Available Commitment to the Available Facility (in each case in relation to the Revolving Facility) immediately prior to the issue of the Letter of Credit.

(d)	The Agent shall notify the Issuing Bank and each Lender of the details of the requested Letter of Credit and its participation in that Letter of Credit by the Specified Time.

(e)	The Issuing Bank has no duty to enquire of any person whether or not any of the conditions set out in paragraph (b) above have been met. The Issuing Bank may assume that those conditions have been met unless it is expressly notified to the contrary by the Agent. The Issuing Bank will have no liability to any person for issuing a Letter of Credit based on such assumption.

(f)	The Issuing Bank is solely responsible for the form of the Letter of Credit that it issues. The Agent has no duty to monitor the form of that document.

(g)	Subject to paragraph (g) of Clause 28.7 (Rights and discretions), each of the Issuing Bank and the Agent shall provide the other with any information reasonably requested by the other that relates to a Letter of Credit and its issue.

(h)	The Issuing Bank may issue a Letter of Credit in the form of a SWIFT message or other form of communication customary in the relevant market but has no obligation to do so.

6.6	Renewal of a Letter of Credit

(a)	The Borrower may request that any Letter of Credit issued on its behalf be renewed by delivery to the Agent of a Renewal Request in substantially similar form to a Utilisation Request for a Letter of Credit by the Specified Time.

(b)	The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the conditions set out in paragraph (a)(vii) of Clause 6.3 (Completion of a Utilisation Request for Letters of Credit) shall not apply.

(c)	The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:

(i)	its amount may (including in the circumstances referred to in Clause 6.7 (Reduction of a Letter of Credit) be less than the amount of the Letter of Credit immediately prior to its renewal; and

(ii)	its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

(d)	Subject to paragraph (e) below, if the conditions set out in this Agreement have been met, the Issuing Bank shall amend and re-issue any Letter of Credit pursuant to a Renewal Request.

(e)	Where a new Letter of Credit is to be issued to replace by way of renewal an existing Letter of Credit, the Issuing Bank is not required to issue that new Letter of Credit until the Letter of Credit being replaced has been returned to the Issuing Bank or the Issuing Bank is satisfied either that it will be returned to it or otherwise that no liability can arise under it.

6.7	Reduction of a Letter of Credit

(a)	If, on the proposed Utilisation Date of a Letter of Credit, any Lender under the Revolving Facility is a Non-Acceptable L/C Lender and:

(i)	that Lender has failed to provide cash collateral to the Issuing Bank in accordance with Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover); and

(ii)	the Borrower has not exercised its right to provide cash cover to the Issuing Bank in accordance with paragraph (g) of Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover), the Issuing Bank may reduce the amount of that Letter of Credit by an amount equal to the amount of the participation of that Non-Acceptable L/C Lender in respect of that Letter of Credit and that Non-Acceptable L/C Lender shall be deemed not to have any participation (or obligation to indemnify the Issuing Bank) in respect of that Letter of Credit for the purposes of the Finance Documents.

(b)	The Issuing Bank shall notify the Agent and the Borrower of each reduction made pursuant to this Clause 6.7.

(c)	This Clause 6.7 shall not affect the participation of each other Lender in that Letter of Credit.

6.8	Repayment of a Letter of Credit

Each Letter of Credit which has an Expiry Date falling after the Termination Date applicable to the Revolving Facility shall be repaid by the Borrower providing cash cover for each such Letter of Credit on the Termination Date applicable to the Revolving Facility.

7.	LETTERS OF CREDIT

7.1	Immediately payable

If a Letter of Credit or any amount outstanding under a Letter of Credit is expressed to be immediately payable, the Borrower shall repay or prepay that amount immediately.

7.2	Claims under a Letter of Credit

(a)	The Borrower irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it and which appears on its face to be in order (in this Clause 7, a “claim”).

(b)	The Borrower shall immediately on demand pay to the Agent for the Issuing Bank an amount equal to the amount of any claim.

(c)	The Borrower acknowledges that the Issuing Bank:

(i)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)	The obligations of the Borrower under this Clause 7 will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.

7.3	Indemnities

(a)	The Borrower shall immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit requested by it.

(b)	Each Lender shall (according to its L/C Proportion) immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit (unless the Issuing Bank has been reimbursed by an Obligor pursuant to a Finance Document).

(c)	If any Lender is not permitted (by its Constitutional Documents or any applicable law) to comply with paragraph (b) above, then that Lender will not be obliged to comply with paragraph (b) and shall instead be deemed to have taken, on the date the Letter of Credit is issued (or if later, on the date the Lender’s participation in the Letter of Credit is transferred or assigned to the Lender in accordance with the terms of this Agreement), an undivided interest and participation in the Letter of Credit in an amount equal to its L/C Proportion of that Letter of Credit. On receipt of demand from the Agent, that Lender shall pay to the Agent (for the account of the Issuing Bank) an amount equal to its L/C Proportion of the amount demanded.

(d)	The Borrower shall within 5 Business Days of demand reimburse any Lender for any payment it makes to the Issuing Bank under this Clause 7.3 in respect of that Letter of Credit.

(e)	If the Borrower has provided cash cover in respect of a Lender’s participation in a Letter of Credit, the Issuing Bank shall seek reimbursement from that cash cover before making a demand of that Lender under paragraph (b) above. Any recovery made by an Issuing Bank pursuant to that cash cover will reduce that Lender’s liability under paragraph (b) above.

(f)	The obligations of each Lender or Borrower under this Clause 7.3 are continuing obligations and will extend to the ultimate balance of sums payable by that Lender or Borrower in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(g)	The obligations of any Lender or Borrower under this Clause 7.3 will not be affected by any act, omission, matter or thing which, but for this Clause 7.3, would reduce, release or prejudice any of its obligations under this Clause 7.3 (without limitation and whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Letter of Credit or any other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Group;

(iii)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Letter of Credit or any other person;

(v)	any amendment (however fundamental) or replacement of a Finance Document, any Letter of Credit or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

(vii)	any insolvency or similar proceedings.

7.4	Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover

(a)	If, at any time, a Lender under the Revolving Facility is a Non-Acceptable L/C Lender, the Issuing Bank may, by notice to that Lender, request that Lender to pay and that Lender shall pay, on or prior to the date falling 3 Business Days after the request by the Issuing Bank, an amount equal to that Lender’s L/C Proportion of:

(i)	the outstanding amount of a Letter of Credit; or

(ii)	in the case of a proposed Letter of Credit, the amount of that proposed Letter of Credit,

and in the currency of that Letter of Credit to an interest-bearing account held in the name of that Lender with the Issuing Bank.

(b)	The Non-Acceptable L/C Lender to whom a request has been made in accordance with paragraph (a) above shall enter into a security document or other form of collateral arrangement over the account, in form and substance satisfactory to the Issuing Bank, as collateral for any amounts due and payable under this Agreement by that Lender to the Issuing Bank in respect of that Letter of Credit.

(c)	Subject to paragraph (f) below, withdrawals from such an account may only be made to pay to the Issuing Bank amounts due and payable to it under this Agreement by the Non-Acceptable L/C Lender in respect of that Letter of Credit until no amounts are or may be outstanding under that Letter of Credit.

(d)	Each Lender under the Revolving Facility shall notify the Agent and the Borrower:

(i)	on the date of this Agreement or on any later date on which it becomes such a Lender in accordance with Clause 2.4 (Increase) or Clause 25 (Changes to the Lenders) whether it is a Non-Acceptable L/C Lender; and

(ii)	as soon as practicable upon becoming aware of the same, that it has become a Non-Acceptable L/C Lender,

and an indication in Schedule 1 (Original Parties), in a Transfer Certificate and Finance Party Accession Undertaking or in an Assignment Agreement and Finance Party Accession Undertaking or in an Increase Confirmation to that effect will constitute a notice under paragraph (d)(i) above to the Agent and, upon delivery in accordance with Clause 25.7 (Copy of Assignments, Transfer and Accession Documents or Increase Confirmation to Borrower), to the Borrower.

(e)	Any notice received by the Agent pursuant to paragraph (d) above shall constitute notice to the Issuing Bank of that Lender’s status and the Agent shall, upon receiving each such notice, promptly notify the Issuing Bank of that Lender’s status as specified in that notice.

(f)	Notwithstanding paragraph (c) above, a Lender which has provided cash collateral in accordance with this Clause 7.4 may, by notice to the Issuing Bank, request that an amount equal to the amount provided by it as collateral in respect of the relevant Letter of Credit (together with any accrued interest) be returned to it:

(i)	to the extent that such cash collateral has not been applied in satisfaction of any amount due and payable under this Agreement by that Lender to the Issuing Bank in respect of the relevant Letter of Credit;

(ii)	if:

(A)	it ceases to be a Non-Acceptable L/C Lender;

(B)	its obligations in respect of the relevant Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement; or

(C)	an Increase Lender has agreed to undertake that Lender’s obligations in respect of the relevant Letter of Credit in accordance with the terms of this Agreement; and

(iii)	if no amount is due and payable by that Lender in respect of a Letter of Credit,

and the Issuing Bank shall pay that amount to the Lender within five Business Days of that Lender’s request (and shall cooperate with the Lender in order to procure that the relevant security or collateral arrangement is released and discharged).

(g)	To the extent that a Non-Acceptable L/C Lender fails to provide cash collateral (or notifies the Issuing Bank that it will not provide cash collateral) in accordance with this Clause 7.4 in respect of a proposed Letter of Credit, the Issuing Bank shall promptly notify the Borrower (with a copy to the Agent) and the Borrower may, at any time before the proposed Utilisation Date of that Letter of Credit, provide cash cover to an account with the Issuing Bank in an amount equal to that Lender’s L/C Proportion of the amount of that proposed Letter of Credit.

7.5	Requirement for cash cover by Borrower

If:

(a)	a Non-Acceptable L/C Lender fails to provide cash collateral (or notifies the Issuing Bank that it will not provide cash collateral) in accordance with Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover) in respect of a Letter of Credit that has been issued;

(b)	the Issuing Bank notifies the Obligors’ Agent (with a copy to the Agent) that it requires the Borrower to provide cash cover to an account with the Issuing Bank in an amount equal to that Lender’s L/C Proportion of the outstanding amount of that Letter of Credit; and

(c)	the Borrower has not already provided such cash cover which is continuing to stand as collateral,

then the Borrower shall provide such cash cover within three Business Days of the notice referred to in paragraph (b) above.

7.6	Regulation and consequences of cash cover provided by Borrower

(a)	Any cash cover provided by the Borrower pursuant to Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover) or Clause 7.5 (Requirement for cash cover by Borrower) may be funded out of a Revolving Facility Loan.

(b)	Notwithstanding paragraph (d) of Clause 1.2 (Construction) the Borrower may request that an amount equal to the cash cover (together with any accrued interest) provided by it pursuant to Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover) or Clause 7.5 (Requirement for cash cover by Borrower) be returned to it:

(i)	to the extent that such cash cover has not been applied in satisfaction of any amount due and payable under this Agreement by the Borrower to the Issuing Bank in respect of a Letter of Credit;

(ii)	if:

(A)	the relevant Lender ceases to be a Non-Acceptable L/C Lender; or

(B)	the relevant Lender’s obligations in respect of the relevant Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement; or

(C)	an Increase Lender has agreed to undertake the relevant Lender’s obligations in respect of the relevant Letter of Credit in accordance with the terms of this Agreement; and

(iii)	if no amount is due and payable by the relevant Lender in respect of the relevant Letter of Credit,

and the Issuing Bank shall pay that amount to the Borrower within five Business Days of the Borrower’s request.

(c)	To the extent that the Borrower has provided cash cover pursuant to Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover) or Clause 7.5 (Requirement for cash cover by Borrower), the relevant Lender’s L/C Proportion in respect of that Letter of Credit will remain (but that Lender’s obligations in relation to that Letter of Credit may be satisfied in accordance with paragraph (d)(ii) of Clause 1.2 (Construction)). The Borrower’s obligation to pay any Letter of Credit fee in relation to the relevant Letter of Credit to the Agent (for the account of that Lender) in accordance with paragraph (b) of Clause 15.5 (Fees payable in respect of Letters of Credit) will be reduced proportionately as from the date on which it provides that cash cover (and for so long as the relevant amount of cash cover continues to stand as collateral).

(d)	The relevant Issuing Bank shall promptly notify the Agent of the extent to which the Borrower provides cash cover pursuant to Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover) or Clause 7.5 (Requirement for cash cover by Borrower) and of any change in the amount of cash cover so provided.

7.7	Rights of contribution

No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

8.	REPAYMENT

8.1	Term Loan Facility

(a)	The Borrower shall repay the aggregate Term Loan Facility Loans in instalments by repaying on each Repayment Date an amount which reduces the amount of the outstanding aggregate Term Loan Facility Loans by an amount equal to 3 per cent. of all the Term Loan Facility Loans borrowed by the Borrower as at the close of business in Hong Kong on the last day of the Availability Period (or, if earlier, the day on which the Available Term Loan Facility is zero) in relation to the Term Loan Facility provided that the instalment due from the Borrower on the Final Repayment Date in relation to the Term Loan Facility shall be equal to the aggregate of all the then outstanding Term Loan Facility Loans.

(b)	On the Final Repayment Date, the Borrower shall pay and discharge all outstanding amounts under the Term Loan Facility Loans.

(c)	The Borrower may not reborrow any part of a Term Loan Facility which has been repaid.

8.2	Revolving Facility

(a)	Subject to paragraph (c) below, the Borrower shall repay each Revolving Facility Loan made to it in full on the last day of its Interest Period.

(b)	Without prejudice to the Borrower’s obligations under paragraph (a) above, if:

(i)	one or more Revolving Facility Loans are to be made available to the Borrower:

(A)	on the same day that a maturing Revolving Facility Loan is due to be repaid by the Borrower; and

(B)	in whole or in part for the purpose of refinancing the maturing Revolving Facility Loan, and

(ii)	the proportion borne by each Lender’s participation in the maturing Revolving Facility Loan to the amount of that maturing Revolving Facility Loan is the same as the proportion borne by that Lender’s participation in the new Revolving Facility Loans to the aggregate amount of those new Revolving Facility Loans, the aggregate amount of the new Revolving Facility Loans shall, unless the Borrower notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Revolving Facility Loan so that:

(1)	if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans:

(I)	the Borrower will only be required to make a payment under Clause 35.1 (Payments to the Agent) in an amount equal to that excess; and

(II)	each Lender’s participation (if any) in the new Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation (if any) in the maturing Revolving Facility Loan and that Lender will not be required to make a payment under Clause 35.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans; and

(2)	if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans:

(I)	the Borrower will not be required to make a payment under Clause 35.1 (Payments to the Agent); and

(II)	each Lender will be required to make a payment under Clause 35.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans only to the extent that its participation (if any) in the new Revolving Facility Loans exceeds that Lender’s participation (if any) in the maturing Revolving Facility Loan and the remainder of that Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan.

(c)	At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Revolving Facility Loans then outstanding will be automatically extended to the Termination Date applicable to the Revolving Facility and will be treated as separate Revolving Facility Loans (the “Separate Loans”) denominated in the currency in which the relevant participations are outstanding.

(d)	A Separate Loan may be prepaid by giving 5 Business Days’ prior notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)	Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by the Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Loan.

(f)	The terms of this Agreement relating to Revolving Facility Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraph (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

9.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

9.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Borrower, each Available Commitment of that Lender will be immediately cancelled; and

(c)	to the extent that the Lender’s participation has not been transferred pursuant to Clause 43.3 (Replacement of Lender), the Borrower shall repay that Lender’s participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

9.2	Illegality in relation to Issuing Bank

If it becomes unlawful for an Issuing Bank to issue or leave outstanding any Letter of Credit, then:

(a)	that Issuing Bank shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Borrower, the Issuing Bank shall not be obliged to issue any Letter of Credit;

(c)	the Borrower shall use its best endeavours to procure the release of each Letter of Credit issued by that Issuing Bank and outstanding at such time; and

(d)	unless any other Lender is or has become an Issuing Bank pursuant to the terms of this Agreement, the Revolving Facility shall cease to be available for the issue of Letters of Credit.

9.3	Voluntary cancellation

(a)	The Borrower may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of HK$100,000,000) of the Available Term Loan Facility provided that (prior to the Construction Completion Date only), such cancellation shall only take effect if the Agent is reasonably satisfied that, following such cancellation, the In-Balance Test is and will continue to be satisfied. Any cancellation under this Clause 9.3(a) shall reduce the Commitments of the Lenders rateably under the Term Loan Facility.

(b)	The Borrower may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of HK$100,000,000) of the Available Revolving Facility provided that (prior to the Construction Completion Date only), the Agent is reasonably satisfied that the Borrower will have sufficient Working Capital available to it following such cancellation. Any cancellation under this Clause 9.3(b) shall reduce the Commitments of the Lenders rateably under the Revolving Facility.

9.4	Voluntary prepayment

(a)	Subject to paragraph (b) below, the Borrower may, if it gives the Agent not less than 5 Business Days’ prior notice (or such shorter period as the Majority Lenders may agree), prepay the whole or any part of a Loan (but, if in part, being an amount that, reduces the aggregate amount of such Loans by a minimum amount of HK$100,000,000) provided that (prior to the Construction Completion Date only), the Agent is reasonably satisfied that, following such prepayment, the In-Balance Test is and will continue to be satisfied.

(b)	A prepayment under paragraph (a) above in relation to the Term Loan Facility shall be applied against subsequent Repayment Instalments in chronological order provided that any prepayment pursuant to sub-paragraph 2.4 (Equity Cure) of paragraph 2 (Financial Covenants) of Schedule 6 (Covenants) shall be applied against subsequent Repayment Instalments in inverse chronological order.

9.5	Right of cancellation and repayment in relation to a single Lender or Issuing Bank

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (a) of Clause 16.2 (Tax gross-up); or

(ii)	any Lender or Issuing Bank claims indemnification from the Borrower or an Obligor under Clause 16.3(a) (Tax indemnity) or Clause 17.1 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice:

(A)	(if such circumstances relate to a Lender) of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations; or

(B)	(if such circumstances relate to the Issuing Bank) of repayment of any outstanding Letter of Credit issued by it and cancellation of its appointment as an Issuing Bank under this Agreement in relation to any Letters of Credit to be issued in the future.

(b)	On receipt of a notice referred to in sub-paragraph (a)(A) above in relation to a Lender, the Commitment(s) of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the Borrower has given notice under sub-paragraph (a)(A) above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents.

9.6	Right of cancellation in relation to a Defaulting Lender

(a)	If any Lender becomes a Defaulting Lender, the Borrower may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 5 Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

10.	MANDATORY PREPAYMENT AND CANCELLATION

The Borrower shall prepay Utilisations and/or cancel Available Commitments under the Facilities on the dates and in accordance, and otherwise comply, with the provisions of Schedule 4 (Mandatory Prepayment).

11.	RESTRICTIONS

11.1	Notices of Cancellation or Prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 9 (Illegality, Voluntary Prepayment and Cancellation), Clause 11.8 (Prepayment elections) or paragraph 3(d) of Schedule 4 (Mandatory Prepayment) shall be irrevocable and, unless a contrary indication appears in this Agreement, any such notice shall specify the date or dates upon which the relevant cancellation or prepayment is to be made, the affected Facility / Facilities and Utilisations and the amount of that cancellation or prepayment.

11.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

11.3	No reborrowing of Facilities

(a)	The Borrower may not reborrow any part of a Term Loan Facility which is prepaid.

(b)	Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

11.4	Prepayment in accordance with Agreement

The Borrower shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

11.5	No reinstatement of Commitments

Subject to Clause 2.4 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

11.6	Agent’s receipt of Notices

If the Agent receives a notice under Clause 9 (Illegality, Voluntary Prepayment and Cancellation) or an election under Clause 11.8 (Prepayment elections) or paragraph 3(d) of Schedule 4 (Mandatory Prepayment), it shall promptly forward a copy of that notice or election to either the Borrower or the affected Lender, as appropriate.

11.7	Hedging

If, following any prepayment hereunder, the amount of the aggregate of the Notional Amounts of the Hedging Agreements is more than 100 per cent. of the aggregate Total Commitments under the Term Loan Facility following such prepayment, the Borrower may (but is not obliged to) reduce each such Notional Amount pro rata so that the aggregate amount thereof is not less than 50 per cent. of the aggregate Total Term Loan Facility Commitments at the relevant time.

11.8	Prepayment elections

The Agent shall notify the Lenders and the Hedge Counterparties as soon as possible of any proposed prepayment of a Utilisation under Clause 9.4 (Voluntary prepayment) or paragraph 2(a) of Schedule 4 (Mandatory Prepayment).

11.9	Effect of repayment and prepayment on Commitments

If all or part of any Lender’s participation in a Utilisation under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

11.10 Application of prepayments

Any prepayment of a Utilisation other than a prepayment pursuant to Clause 9.1 (Illegality) or Clause 9.5 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank)) shall be applied pro rata to each Lender’s participation in that Utilisation.

SECTION 5

COSTS OF UTILISATION

12.	INTEREST

12.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	HIBOR.

12.2	Payment of interest

(a)	The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period (and, if the Interest Period is longer than three Months, on the dates falling at three monthly intervals after the first day of that Interest Period).

(b)	If the Compliance Certificate received by the Agent which relates to the relevant Annual Financial Statements shows that a higher Margin should have applied during a certain period, then the Borrower shall promptly pay to the Agent any amounts necessary to put the Agent and the Lenders in the position they would have been in had the appropriate rate of the Margin applied during such period.

12.3	Default interest

(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2 per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 12.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the Unpaid Sum during that first Interest Period shall be 2 per cent. per annum higher than the rate which would have applied if the Unpaid Sum had not become due.

(c)	Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

12.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

13.	INTEREST PERIODS

13.1	Selection of Interest Periods and Terms

(a)	The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is a Term Loan Facility Loan and has already been borrowed) in a Selection Notice.

(b)	Each Selection Notice for a Term Loan Facility Loan is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time.

(c)	If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 13.2 (Changes to Interest Periods), be three Months.

(d)	Subject to this Clause 13, the Borrower may select an Interest Period for a Loan of one, two, three or six Months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders in relation to the relevant Loan). In addition, the Borrower may:

(i)	select an Interest Period of a period of less than one Month if necessary to ensure that there are sufficient Term Loan Facility Loans (with an aggregate amount equal to or greater than the relevant Repayment Instalment) which have an Interest Period ending on a Repayment Date for the Borrower to make the relevant Repayment Instalment due on that date; and

(ii)	select an Interest Period for a Term Loan Facility Loan of less than six Months if necessary to ensure that there is one or more Term Loan Facility Loans which have an Interest Period ending on the last day of the proposed Interest Period for such Term Loan Facility Loan.

(e)	An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(f)	Each Interest Period for a Term Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)	A Revolving Facility Loan has one Interest Period only.

13.2	Changes to Interest Periods

(a)	Prior to determining the interest rate for a Term Loan Facility Loan, the Agent may shorten an Interest Period for any Term Loan Facility Loan to ensure there are sufficient Term Loan Facility Loans (with an aggregate amount equal to or greater than the relevant Repayment Instalment) which have an Interest Period ending on a Repayment Date for the Borrower to make the relevant Repayment Instalment due on that date.

(b)	If the Agent makes any change to an Interest Period referred to in this Clause 13.2, it shall promptly notify the Borrower and the Lenders and the Hedge Counterparties.

13.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

13.4	Consolidation and division of Term Loan Facility Loans

(a)	Subject to paragraph (b) below, if two or more Interest Periods:

(i)	relate to Term Loan Facility Loans; and

(ii)	end on the same date,

those Term Loan Facility Loans will, unless the Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Term Loan Facility Loan on the last day of the Interest Period.

(b)	Subject to Clause 4.3 (Maximum number of Utilisations) and Clause 5.3 (Currency and amount) if the Borrower requests in a Selection Notice that a Term Loan Facility Loan be divided into two or more Term Loan Facility Loans, that Term Loan Facility Loan will, on the last day of its Interest Period, be so divided as specified in the relevant Selection Notice, having an aggregate amount equal to the amount of the Term Loan Facility Loan immediately before its division.

13.5	Hedging

The Borrower shall use reasonable efforts to select the duration of Interest Periods so as to ensure that, in respect of such Loans the aggregate amount outstanding of which is not less than the aggregate amount of the Notional Amounts specified in the Hedging Agreements, the Interest Payment Dates for such Loans falls on the same date as (and are no more frequent than) the selected dates for payment of amounts to the Borrower under the Hedging Agreements.

14.	CHANGES TO THE CALCULATION OF INTEREST

14.1	Absence of quotations

Subject to Clause 14.2 (Market disruption), if HIBOR is to be determined by reference to the relevant Reference Banks but a Reference Bank does not supply a quotation by 11:00 a.m. on the Quotation Date, the applicable HIBOR rate shall be determined on the basis of the quotations of the remaining Reference Banks.

14.2	Market disruption

(a)	If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the rate notified to the Agent by that Lender as soon as practicable and in any event by close of business on the date falling 2 Business Days after the Quotation Date (or, if earlier, on the date falling 2 Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)	In this Agreement “Market Disruption Event” means:

(i)	at or about noon on the Quotation Date for the relevant Interest Period for the relevant Loan the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine HIBOR, for the relevant currency and Interest Period; or

(ii)	before close of business in Hong Kong on the Quotation Date for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of HIBOR.

(c)	If a Market Disruption Event shall occur, the Agent shall promptly notify the Lenders and the Borrower thereof.

(d)	If:

(i)	the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above is less than HIBOR; or

(ii)	a Lender has not notified the Agent of a percentage rate per annum pursuant to paragraph (a)(ii) above,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be HIBOR.

14.3	Alternative basis of interest or funding

(a)	If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(c)	For the avoidance of doubt, in the event that no substitute basis is agreed at the end of the thirty day period, the rate of interest shall continue to be determined in accordance with the terms of this Agreement.

14.4	Break Costs

(a)	The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

15.	FEES

15.1	Commitment fee

(a)	The Borrower shall pay to the Agent (for the account of each Lender) a commitment fee computed at the following rates:

(i)	in the case of the Term Loan Facility, 40 per cent. of the applicable Margin (in respect of the period for which it is being calculated) on that Lender’s Available Commitment under the Term Loan Facility for the Availability Period applicable to the Term Loan Facility, such fee payable in HK Dollars; and

(ii)	in the case of the Revolving Facility, 40 per cent. of the applicable Margin (in respect of the period for which it is being calculated) on that Lender’s Available Commitment under the Revolving Facility for the Availability Period applicable to the Revolving Facility, such fee payable in HK Dollars.

(b)	The accrued commitment fee is payable on:

(i)	the last day of each successive period of three Months which ends during the relevant Availability Period;

(ii)	the last day of the relevant Availability Period; and

(iii)	if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time such cancellation is effective.

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

15.2	Arrangement fee

The Borrower shall pay to the Bookrunner Mandated Lead Arrangers an arrangement fee in the amount (in Hong Kong dollars) and at the times agreed in a Fee Letter.

15.3	Agency fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

15.4	Security Agent fee

The Borrower shall pay to the Security Agent (for its own account) the security agent fee in the amount and at the times agreed in a Fee Letter.

15.5	Fees payable in respect of Letters of Credit

(a)	The Borrower shall pay to the Issuing Bank a fronting fee agreed in a Fee Letter (or, as otherwise agreed between the Borrower and the Issuing Bank) on the outstanding amount which is counter-indemnified by the other Lenders of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date.

(b)	The Borrower shall pay to the Agent (for the account of each Lender) a Letter of Credit fee in Hong Kong dollars (computed at the rate equal to the Margin applicable to a Revolving Facility Loan) on the outstanding amount of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date. Subject to paragraph (c) of Clause 7.6 (Regulation and consequences of cash cover provided by Borrower) this fee shall be distributed according to each Lender’s L/C Proportion of that Letter of Credit.

(c)	The accrued fronting fee and Letter of Credit fee on a Letter of Credit shall be payable on the last day of each successive period of three Months (or such shorter period as shall end on the Expiry Date for that Letter of Credit) starting on the date of issue of that Letter of Credit. If the amount outstanding of a Letter of Credit is reduced, any fronting fee and Letter of Credit fee accrued in respect of the amount of that reduction shall be payable on the day that that reduction becomes effective.

(d)	If the Borrower provides cash cover in respect of any Letter of Credit:

(i)	the fronting fee payable to the Issuing Bank and (subject to paragraph (c) of Clause 7.6 (Regulation and consequences of cash cover provided by Borrower)) the Letter of Credit fee payable for the account of each Lender shall continue to be payable until the expiry of the Letter of Credit; and

(ii)	the Borrower shall be entitled to withdraw the interest accrued on the cash cover to pay the fees described in sub paragraph (i) above.

(e)	The Borrower shall pay to the Issuing Bank (for its own account) an issuance/administration fee in the amount and at the times specified in a Fee Letter.

15.6	POA Agent fee

The Borrower shall pay to the POA Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

15.7	Disbursement Agent fee

The Borrower shall pay to the Disbursement Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

16.	TAX GROSS-UP AND INDEMNITIES

16.1	Definitions

In this Agreement:

(a)	“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax;

(b)	“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document other than a FATCA Deduction; and

(c)	“Tax Payment” means an increased payment made by an Obligor to a Finance Party under Clause 16.2 (Tax gross-up) or a payment under Clause 16.3 (Tax indemnity).

Unless a contrary indication appears, in this Clause 16 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

16.2	Tax gross-up

(a)	All payments to be made by an Obligor to any Finance Party under the Finance Documents shall be made free and clear of and without any Tax Deduction unless such Obligor is required to make a Tax Deduction, in which case the sum payable by such Obligor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)	The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

16.3	Tax indemnity

(a)	Without prejudice to Clause 16.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within three Business Days of demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 16.3 shall not apply to:

(i)	any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated;

(ii)	any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located; or

(iii)	any such payment or liability relating to a FATCA Deduction required to be made by a Party.

(b)	A Finance Party intending to make a claim under paragraph (a) shall notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify the Borrower thereof.

(c)	A Finance Party shall, on receiving a payment from an Obligor under this Clause 16.3, notify the Agent.

16.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

16.5	Stamp taxes

The Borrower shall:

(a)	pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document; and

(b)	within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Finance Document.

16.6	Indirect tax

(a)	All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)	Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

16.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)	If a Party confirms to another Party pursuant to 16.7(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:

(i)	if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)	if that Party failed to confirm its applicable “passthru payment percentage” then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable “passthru payment percentage” is 100%, until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

16.8	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Parent, the Agent and the other Finance Parties.

17.	INCREASED COSTS

17.1	Increased costs

(a)	Subject to Clause 17.3 (Exceptions) the Borrower shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement;

(ii)	compliance with any law or regulation made after the date of this Agreement; or

(iii)	the implementation or application of, or compliance with, Basel III or the Dodd-Frank Wall Street Reform and Consumer Protection Act or any law or regulation that implements or applies Basel III or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

The terms “law” and “regulation” in this paragraph (a) shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement

(i)	“Increased Costs” means:

(A)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital including, without limitation, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document or Letter of Credit; and

(ii)	“Basel III” means:

(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated;

(B)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

(iii)	“Dodd-Frank Wall Street Reform and Consumer Protection Act” means the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173), as amended, supplemented or restated, along with all guidelines and directives issued or to be issued in connection therewith and any compliance by a Lender with any request or directive relating thereto.

17.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 17.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

17.3	Exceptions

(a)	Clause 17.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)	compensated for by Clause 16.3 (Tax indemnity) (or would have been compensated for under Clause 16.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (a) of Clause 16.3 (Tax indemnity) applied);

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)	In this Clause 17.3 a reference to a “Tax Deduction” has the same meaning given to the term in Clause 16.1 (Definitions).

18.	OTHER INDEMNITIES

18.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.2	Other indemnities

(a)	The Borrower shall (or shall procure that an Obligor will), within five Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)	the Information Memorandum or any other information produced or approved by any Obligor being or being alleged to be misleading and/or deceptive in any respect;

(iii)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transaction contemplated or financed under this Agreement.

(iv)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties);

(v)	funding, or making arrangements to fund, its participation in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(vi)	issuing or making arrangements to issue a Letter of Credit requested by the Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of gross negligence or wilful default by that Finance Party alone); or

(vii)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by the Borrower.

(b)	The Borrower shall (or shall procure that an Obligor will), within five Business Days of demand, indemnify each Finance Party, each Affiliate of a Secured Party, each officer, director, employee, agent, advisor, and representative of a Finance Party or its Affiliates and each controlling person or member of any of the foregoing (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, reasonable fees and disbursements and other charges of legal counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defence with respect thereto, arising out of or in connection with or relating to the Finance Documents or the transactions contemplated by the Finance Documents or any use made or proposed to be made of the proceeds of the Facilities, whether or not such investigation, litigation or proceeding is brought by a member of the Group, any shareholder or creditor of any member of the Group, an Indemnified Party or any other person, except to the extent that such claim, damage, loss, liability, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or wilful misconduct. Any third party referred to in this paragraph (b) may rely on this Clause 18.2 subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

18.3	Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against:

(a)	any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default;

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b)	any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 35.11 (Disruption to Payment Systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud)) in acting as Agent under the Finance Documents.

18.4	Indemnity to the Security Agent

(a)	Each Obligor, jointly and severally, shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	any failure by the Borrower to comply with its obligations under Clause 20 (Costs and Expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate and the POA Agent by the Finance Documents or by law;

(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(vi)	acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)	The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

18.5	Indemnity to the Disbursement Agent

The Borrower shall promptly indemnify the Disbursement Agent against:

(a)	any cost, loss or liability incurred by the Disbursement Agent (acting reasonably) as a result of:

(i)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(ii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b)	any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Disbursement Agent (otherwise than by reason of the Disbursement Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 35.11 (Disruption to Payment Systems etc.) notwithstanding the Disbursement Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud)) in acting as the Disbursement Agent under the Finance Documents.

19.	MITIGATION BY THE LENDERS

19.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality) (or, in respect of the Issuing Bank, Clause 9.2 (Illegality in relation to Issuing Bank)), Clause 16 (Tax Gross-Up and Indemnities) or Clause 17 (Increased Costs), including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

19.2	Limitation of liability

(a)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

20.	COSTS AND EXPENSES

20.1	Transaction expenses

(a)	The Borrower shall pay the Agent, the Bookrunner Mandated Lead Arrangers, the Disbursement Agent, the Issuing Bank, the Security Agent and the POA Agent in the manner set out at paragraph (b) below the amount of all reasonable costs and expenses (including, but not limited to, reasonable legal fees, advisers’ fees, syndication, travelling expenses and due diligence incurred by any of them (and, in the case of the Security Agent and the POA Agent, by any Receiver or Delegate)) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(i)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(ii)	any other Finance Documents executed after the date of this Agreement,

provided that no individual item of out-of-pocket expense or disbursement (save for the fees and expenses of any advisers (including, without limitation, any insurance consultant, project appraiser and legal counsel appointed by the Bookrunner Mandated Lead Arrangers and/or the Agent and approved by the Borrower) in accordance with the terms of their respective appointment letters as approved by the Borrower) in excess of US$20,000 (or its equivalent in other currencies) shall be incurred without the prior consent of the Borrower. If the aggregate amount of the costs and expenses incurred by the Bookrunner Mandated Lead Arrangers and/or the Agent (other than the fees and expenses of the advisers mentioned above in accordance with the terms of their respective appointment letters) exceeds US$250,000 (or its equivalent in other currencies), the Bookrunner Mandated Lead Arrangers or the Agent (as the case may be) shall provide the Borrower with regular updates of the incurrence of such costs and expenses (but not more frequently than once every two (2) weeks).

(b)	The Borrower agrees to reimburse all such reasonable costs and expenses (or, in the case of the fees and expenses of the advisers referred to above, to pay such fees and expenses direct to such advisers) within thirty (30) days of presentation by the Bookrunner Mandated Lead Arrangers or the Agent (as the case may be) of a detailed statement of account. The Bookrunner Mandated Lead Arrangers and/or the Agent (as the case may be) shall arrange for invoices in relation to their costs and expenses (including invoices for the fees and expenses of the advisers referred to above) to be rendered monthly, save in relation to any adviser or consultant to the extent of any other payment arrangements specified in its appointment letter which has been approved by the Borrower.

20.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent, or (b) an amendment is required pursuant to Clause 35.10 (Change of currency), the Borrower shall, within five Business Days of demand, reimburse each of the Agent, the Disbursement Agent, the Security Agent and the POA Agent for the amount of all costs and expenses (including legal fees, disbursements and other out of pocket expenses) reasonably incurred or made by the Agent, the Disbursement Agent, the Bookrunner Mandated Lead Arrangers, the Security Agent and the POA Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

20.3	Enforcement and preservation costs

The Borrower shall, within five Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees, disbursements and other out of pocket expenses) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent or the POA Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

SECTION 7

GUARANTEE

21.	GUARANTEE AND INDEMNITY

21.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b)	undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 21 if the amount claimed had been recoverable on the basis of a guarantee.

21.2	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

21.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 21 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

21.4	Waiver of defences

The obligations of each Guarantor under this Clause 21 will not be affected by any act, omission, matter or thing which, but for this Clause 21, would reduce, release or prejudice any of its obligations under this Clause 21 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Finance Document or any other document or security, including, without limitation, any amendments or waiver contemplated under a Fee Letter;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)	any insolvency or similar proceedings; or

(h)	this Agreement or any other Finance Document not being executed by or binding against any other Guarantor or any other party.

21.5	Guarantor Intent

Without prejudice to the generality of Clause 21.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for or in connection with any purpose whatsoever, including without limitation, any of the following: any amendment or waiver contemplated under a Fee Letter, any Project expansion; acquisitions of any nature; increasing working capital; enabling dividends or distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and expenses associated with any of the foregoing.

21.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 21. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

21.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 21.

21.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 21:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 21.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If any Obligor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all the Secured Obligations to be repaid or discharged in full, on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 35 (Payment Mechanics).

21.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

21.10 Release	of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

22.	REPRESENTATIONS

22.1	General

Each Obligor makes the representations and warranties set out in Schedule 5 (Representations and Warranties) at the times set out herein.

22.2	Times when representations made

(a)	All the representations and warranties in Schedule 5 (Representations and Warranties) are made by each Obligor on the date of this Agreement except for the representations and warranties set out in paragraph 13 (No misleading information) thereof which are deemed to be made by each Obligor (i) with respect to the Information Memorandum or supplement thereto, on the date the Information Memorandum or supplement is (or was) approved by the Borrower and, (ii) with respect to the information provided by or on behalf of an Obligor for the preparation of the Information Package, on the date of this Agreement and on any later date on which the Information Package (or any part of it) is (or was) released to the Bookrunner Mandated Lead Arrangers for distribution in connection with syndication of the Facilities.

(b)	The Repeating Representations (save for those set out in paragraphs 14(a) to (g) (Financial Statements) of Schedule 5 (Representations and Warranties)) are deemed to be made by each Obligor on:

(i)	the date of each Utilisation Request;

(ii)	each Utilisation Date; and

(iii)	the first day of each Interest Period.

(c)	The Repeating Representations set out in paragraphs 14(a) to (g) (Financial Statements) of Schedule 5 (Representations and Warranties) are deemed to be made by each Obligor as follows:

(i)	the representations and warranties set out in paragraphs 14(a), 14(b) and 14(c) of Schedule 5 (Representations and Warranties) are deemed to be made by each Obligor on the date of delivery to the Agent (in accordance with paragraph 1.2(b) of Schedule 6 (Covenants)) of the financial statements referred to in paragraph (b) of the definition of “Original Financial Statements” set out in Clause 1.1 (Definitions) (being the “Parent Financials”), in respect of the Parent Financials;

(ii)	the representations and warranties set out in paragraph 14(d) of Schedule 5 (Representations and Warranties) are deemed to be made by each Obligor on the date of delivery to the Agent of each set of financial statements in accordance with paragraph 1.2(d) of Schedule 6 (Covenants); and

(iii)	the representations and warranties set out in paragraphs 14(e), (f) and (g) are deemed to be made by each Obligor on the date of delivery to the Agent of (in respect of paragraph 14(e)) each Group Budget, (in respect of paragraph (f)) each of the Projections and (in respect of paragraph (g)) each of the Project Schedules.

(d)	All the representations and warranties in Schedule 5 (Representations and Warranties) except paragraph 13 (No misleading information) are deemed to be made by each Additional Guarantor on the day on which it becomes (or it is proposed that it becomes) an Additional Guarantor.

(e)	Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

23.	COVENANTS

23.1	Content

The Obligors undertake to each Finance Party that they shall comply with the covenants set out in Schedule 6 (Covenants).

23.2	Duration

The covenants in Schedule 6 (Covenants) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

24.	EVENTS OF DEFAULT AND REVIEW EVENTS

24.1	Events of Default and Review Events

Each of the events or circumstances set out in Part I of Schedule 9 (Events of Default and Review Events) is an Event of Default and each of the events or circumstances set out in Part II of Schedule 9 (Events of Default and Review Events) is a Review Event.

24.2	Acceleration

On and at any time after the occurrence of an Event of Default (other than the occurrence of any Curable Event of Default) which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)	cancel the Total Commitments, whereupon they shall immediately be cancelled;

(b)	declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(c)	declare that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

(d)	declare that cash cover in respect of each Letter of Credit is immediately due and payable at which time it shall become immediately due and payable;

(e)	declare that cash cover in respect of each Letter of Credit is payable on demand at which time it shall immediately become due and payable on demand by the Agent on the instructions of the Majority Lenders;

(f)	notify the Security Agent that an Event of Default has occurred and continuing and instruct the Security Agent to issue one or more Enforcement Notices; and/or

(g)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under any of the Finance Documents and/or the High Yield Note Documents and/or (if the High Yield Note Refinancing has occurred) any document or instrument in respect of the high yield notes issued pursuant to the High Yield Note Refinancing (including, following the issue of an Enforcement Notice, any such rights, remedies, powers or discretions which first require the issue of such a notice).

24.3	Effect of Review Event

(a)	On and at any time after the occurrence of a Review Event which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower (“Review Event Notice”):

(i)	require that the Borrower delivers to the Agent within 10 Business Days of the Review Event Notice being provided, an assessment of the impact of the Review Event together with a proposed plan which is intended to deal with the consequences of the Review Event (“Proposed Cure Plan”); and

(ii)	request a meeting with representatives of the Borrower to discuss the Proposed Cure Plan within 15 Business Days (or such longer period as agreed to by the Agent) of the Review Event Notice being provided.

(b)	The Borrower and the Agent must enter into negotiations in good faith with a view to agreeing how the circumstances giving rise to the Review Event (and the consequences of such Review Event) are to be dealt with.

(c)	If, after 60 days (or such longer period as agreed to by the Agent acting on the instructions of the Majority Lenders) of the occurrence of the Review Event, the Agent notifies the Borrower in writing that it does not agree (acting reasonably) on the actions to be taken by the Obligors in accordance with the Proposed Cure Plan to deal with the consequences of the Review Event, the Agent must promptly seek a vote of the Lenders on whether the Review Event shall constitute an Event of Default (“Review Event of Default”). A Review Event of Default shall only occur upon the Majority Lenders so voting that a Review Event of Default has occurred. If a Review Event of Default occurs as a result of a vote of the Majority Lenders, the Agent shall promptly notify the Borrower in writing.

(d)	If the Borrower and the Agent have agreed the terms of the Proposed Cure Plan (“Agreed Cure Plan”), the Agent shall promptly notify the Borrower in writing. Upon such notification by the Agent, the Review Event will be automatically deemed to have been waived and provided that the Obligors diligently pursue implementation and satisfaction of the Agreed Cure Plan, the Lenders will have no further rights in respect of that Review Event upon completion of the Agreed Cure Plan in accordance with its terms and within the required timeframe (the date by which the Agreed Cure Plan must be completed being the “Completion Cure Date”).

(e)	If the Agreed Cure Plan is not completed in accordance with its terms and by the Completion Cure Date, an immediate Review Event of Default shall occur upon the Agent notifying the Borrower in writing that the Agreed Cure Plan has not been so completed by the Completion Cure Date.

SECTION 9

CHANGES TO PARTIES

25.	CHANGES TO THE LENDERS

25.1	Assignments and transfers by the Lenders

Subject to this Clause 25 and to Clause 26 (Restriction on Debt Purchase Transactions), a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (in each case, the “New Lender”).

25.2	Conditions of assignment or transfer or sub-participation

(a)	Any assignment or transfer by an Existing Lender of all or any part of its Commitment must be in a minimum aggregate amount of HK$40,000,000 (or if less, the entire amount of the Existing Lender’s Commitment in the relevant Facility).

(b)	An Existing Lender must consult with the Borrower for a period of at least 3 Business Days (“Consultation Period”) before it makes an assignment or transfer in accordance with Clause 25.1 (Assignments and transfers by the Lenders), or it enters into any sub-participation in respect of any Commitment or amount outstanding under this Agreement, unless:

(i)	the assignment or transfer is to, or the sub-participation is with, another Lender or an Affiliate of a Lender;

(ii)	if the Existing Lender is a fund, the assignment or transfer is to, or the sub-participation is with, a fund which is a Related Fund of that Existing Lender; or

(iii)	made at a time when an Event of Default is continuing, in which case, prior consultation with the Borrower shall not be required.

(c)	An Existing Lender must not transfer, assign or enter into any sub-participation arrangement in respect of any Commitment or amount outstanding under this Agreement if, in any Consultation Period, the Borrower is or has been able to demonstrate, to the satisfaction of the relevant Lender (acting reasonably and in good faith) that the proposed transferee, assignee or sub-participant is a Competitor.

(d)	If the Borrower is unable to demonstrate during any Consultation Period, to the reasonable satisfaction of the relevant Lender (acting in good faith), that the proposed transferee, assignee or sub-participant is a Competitor but reasonably objects to the proposed transfer, assignment or sub-participation on the basis it needs to undertake further due diligence on such person to conclusively determine if such person is a Competitor, the Lender shall extend the original Consultation Period by an additional 3 Business Days (“Extended Consultation Period”). If, by the expiry of the Extended Consultation Period, the Borrower is able to demonstrate or provide further evidence to the satisfaction of the relevant Lender that the proposed transferee, assignee or sub-participant is a Competitor, then the Lender shall not make the proposed transfer, assignment or sub-participation to such person. Otherwise, following the expiry of the Extended Consultation Period the Lender may make the proposed transfer, assignment or sub-participation to such person.

(e)	An assignment permitted by the terms of this Agreement will only be effective on:

(i)	receipt by the Agent (whether in the Assignment Agreement and Finance Party Accession Undertaking or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender; and

(ii)	performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(f)	A transfer permitted by the terms of this Agreement will only be effective if the procedure set out in Clause 25.5 (Procedure for transfer) is complied with.

(g)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 16 (Tax Gross-Up and Indemnities) or Clause 17 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(h)	Each New Lender, by executing the relevant Transfer Certificate and Finance Party Accession Undertaking or Assignment Agreement and Finance Party Accession Undertaking, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(i)	The consent of the Issuing Bank is required for any assignment or transfer by an Existing Lender of any of its rights and/or obligations under the Revolving Facility.

25.3	Assignment or transfer fee

Unless the Agent otherwise agrees and excluding an assignment or transfer (i) to an Affiliate of a Lender, (ii) to a Related Fund or (iii) made in connection with primary syndication of the Facilities, the New Lender shall, on the date upon which an assignment, transfer or accession takes effect, pay to the Agent (for its own account) a fee of US$3,500.

25.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition or other circumstances of the Project, any Obligor or any other person;

(iii)	the performance and observance by any Obligor or any other person of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial and other condition, circumstances and affairs of the Project, each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

25.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer or sub-participation) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate and Finance Party Accession Undertaking delivered to it by the Existing Lender and the New Lender and the Agent makes a corresponding entry in the Register pursuant to Clause 25.11 (The Register). The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate and Finance Party Accession Undertaking appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and Finance Party Accession Undertaking and make such corresponding entry in the Register.

(b)	The Agent shall only be obliged to execute a Transfer Certificate and Finance Party Accession Undertaking delivered to it by the Existing Lender and the New Lender and make such corresponding entry in the Register once it is satisfied it has complied with all necessary “know your customer” or other similar other checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	On the Transfer Date:

(i)	to the extent that in the Transfer Certificate and Finance Party Accession Undertaking the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Agent, the Arranging Banks, the Issuing Bank, the Security Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranging Banks, the Issuing Bank, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

25.6	Procedure for assignment

(a)	Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer or sub-participation) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement and Finance Party Accession Undertaking delivered to it by the Existing Lender and the New Lender and the Agent makes a corresponding entry in the Register pursuant to Clause 25.11 (The Register). The Agent shall, subject to paragraph (d) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement and Finance Party Accession Undertaking appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement and Finance Party Accession Undertaking and make such corresponding entry in the Register.

(b)	The Agent shall only be obliged to execute an Assignment Agreement and Finance Party Accession Undertaking delivered to it by the Existing Lender and make a corresponding entry in the Register and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other checks relating to any person that it is required to carry out in relation to the assignment to such New Lender.

(c)	On the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement and Finance Party Accession Undertaking;

(ii)	the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement and Finance Party Accession Undertaking (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)	Lenders may utilise procedures other than those set out in this Clause 25.6 to assign their rights under the Finance Documents provided that they comply with the conditions set out in Clause 25.2 (Conditions of assignment or transfer or sub-participation).

(e)	The procedure set out in this Clause 25.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of such obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the relevant assignment, release or assumption or each condition of any applicable restriction shall have been satisfied.

25.7	Copy of Assignments, Transfer and Accession Documents or Increase Confirmation to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate and Finance Party Accession Undertaking, an Assignment Agreement and Finance Party Accession Undertaking, a Hedge Counterparty Accession Undertaking or Increase Confirmation, send to the Borrower a copy of that Transfer Certificate and Finance Party Accession Undertaking, Assignment Agreement and Finance Party Accession Undertaking, Hedge Counterparty Accession Undertaking or Increase Confirmation.

25.8	Accession of Hedge Counterparties

(a)	A counterparty to a Hedging Agreement may become a Party to this Agreement by executing and delivering to the Agent a Hedge Counterparty Accession Undertaking.

(b)	A Hedge Counterparty may at any time (in accordance with the terms of this Agreement) assign all or any of its rights and benefits or transfer all or any of its rights, benefits and obligations under and in accordance with the Finance Documents subject to delivery to the Agent of a duly completed Hedge Counterparty’s Accession Undertaking executed by the assignee or transferee.

(c)	With effect from the date of acceptance by the Agent and the Security Agent of a Hedge Counterparty Accession Undertaking or, if later, the date specified in that Hedge Counterparty Accession Undertaking:

(i)	any Party ceasing entirely to be a Hedge Counterparty shall be discharged from further obligations towards the other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date); and

(ii)	as from that date, the replacement or new Hedge Counterparty shall assume the same obligations, and become entitled to the same rights, as if it had been an original Party to this Agreement.

(d)	Nothing in this Clause 25.8 nor any other provisions of any Finance Document shall be deemed to entitle any Hedge Counterparty in its capacity as such under any Hedging Agreement to exercise any voting, consent, approval or similar right under the Finance Documents (other than the Hedging Agreements) provided that:

(i)	each Hedge Counterparty shall have the right to participate in all decisions after the occurrence of a Hedge Voting Right Event in relation to such Hedge Counterparty that is continuing; and

(ii)	the consent of all Hedge Counterparties shall be required for any amendment to this Clause 25.8.

25.9	Security Interests over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 25, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	Any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

25.10 Exclusion	of Agent’s liability

In relation to any assignment or transfer pursuant to this Clause 25, each Party acknowledges and agrees that the Agent shall not be obliged to enquire as to the accuracy of any representation or warranty made by a New Lender in respect of its eligibility as a Lender.

25.11 The	Register

The Agent, acting solely for this purpose as an agent of the Obligors, shall maintain at one of its offices a copy of each Transfer Certificate and Finance Party Accession Undertaking delivered to it and a register (the “Register”) in which the names and addresses of each Lender and the Commitments of and obligations owing to each Lender shall be recorded. Without limitation of any other provision of this Clause 25 (Changes to the Lenders), no transfer shall be effective until recorded in the Register. The entries in the Register shall be conclusive absent manifest error and each Obligor, the Agent and each Lender may treat each person whose name is recorded in the Register as a Lender notwithstanding any notice to the contrary. The Register shall be available for inspection by each Obligor at any reasonable time and from time to time upon reasonable prior notice.

26.	RESTRICTION ON DEBT PURCHASE TRANSACTIONS

26.1	Prohibition on Debt Purchase Transactions by the Group

Save as provided for in Clause 38 (SCIH Purchase Option), the Parent shall not, and shall procure that each other member of the Group shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of “Debt Purchase Transaction”.

26.2	Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates

(a)	Save as provided for in Clause 38 (SCIH Purchase Option), for so long as a Sponsor Affiliate:

(i)	beneficially owns a Commitment; or

(ii)	has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, in ascertaining:

(A)	the Majority Lenders; or

(B)	whether:

(1)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

(2)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero and such Sponsor Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender for the purposes of paragraphs (A) and (B) above (unless in the case of a person not being a Sponsor Affiliate it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

(b)	Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Sponsor Affiliate (a “Notifiable Debt Purchase Transaction”), such notification to be substantially in the form set out in Part I of Schedule 22 (Forms of Notifiable Debt Purchase Transaction Notice).

(c)	A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(i)	is terminated; or

(ii)	ceases to be with a Sponsor Affiliate,

such notification to be substantially in the form set out in Part II of Schedule 22 (Forms of Notifiable Debt Purchase Transaction Notice).

(d)	Each Sponsor Affiliate that is a Lender agrees that:

(i)	in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)	in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders.

27.	CHANGES TO THE OBLIGORS

27.1	Assignment and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

27.2	Additional Guarantors

(a)	Subject to compliance with the provisions of sub-paragraphs (c) and (d) of paragraph 1.9 (“Know your customer” checks) of Schedule 6 (Covenants) and without prejudice to paragraph (b) below, the Parent may request that any of its wholly owned Subsidiaries become an Additional Guarantor.

(b)	The Borrower shall procure that any member of the Group shall, as soon as possible after becoming a member of the Group and in any event within 10 Business Days of the same, become an Additional Guarantor and grant such Security for the benefit of the Lenders as the Agent may require.

(c)	A member of the Group shall become an Additional Guarantor if:

(i)	the Borrower and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Letter;

(ii)	the Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent; and

(iii)	in the case where the Additional Guarantor is incorporated in a state of the United States or its jurisdiction of organisation is a state of the United States or is otherwise a US Obligor or a FATCA FFI, changes to this Agreement reflecting provisions that would be required for such accession, in each case, in form and substance satisfactory to the Agent (acting reasonably) have been duly executed.

(d)	The Agent shall notify the Borrower, the Lenders and the Hedge Counterparties promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part III of Schedule 2 (Conditions Precedent).

(e)	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (d) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

27.3	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (d) of Clause 22.2 (Times when representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

SECTION 10

THE FINANCE PARTIES

28.	ROLE OF THE AGENT, THE ARRANGING BANKS, THE ISSUING BANK AND OTHERS

28.1	Appointment of the Agent

(a)	Each of the Arranging Banks, the Issuing Bank, the Lenders and the Hedge Counterparties appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each of the Arranging Banks, the Issuing Bank, the Lenders and the Hedge Counterparties authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

28.2	Instructions

(a)	The Agent shall:

(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)	The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if applicable, the Lenders and the Hedge Counterparties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)	Unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

(d)	The Agent may refrain from acting in accordance with any instructions of any Lender or, if applicable, any Hedge Counterparty until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)	The Agent is not authorised to act on behalf of a Lender or Hedge Counterparty (without first obtaining that Lender’s or Hedge Counterparty’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

28.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)	Without prejudice to Clause 25.7 (Copy of Assignments, Transfer and Accession Documents or Increase Confirmation to Borrower) and paragraph (e) of Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover), paragraph (b) above shall not apply to any Transfer Certificate and Finance Party Accession Undertaking, any Assignment Agreement and Finance Party Accession Undertaking or any Increase Confirmation.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, an Arranging Bank or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

(h)	The Agent shall provide to the Borrower promptly upon request by the Borrower (but no more frequently than once in any three month period), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

28.4	Role of the Arranging Banks

Except as specifically provided in the Finance Documents, the Arranging Banks have no obligations of any kind to any other Party under or in connection with any Finance Document.

28.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent, the Disbursement Agent, the POA Agent, the Issuing Bank or any Arranging Bank as a trustee or fiduciary of any other person.

(b)	None of the Agent, the Security Agent, the Disbursement Agent, the POA Agent, the Issuing Bank or the Arranging Banks shall be bound to account to any Lender or Hedge Counterparty for any sum or the profit element of any sum received by it for its own account.

28.6	Business with the Group

The Agent, the Security Agent, the Disbursement Agent, the POA Agent, the Issuing Bank and the Arranging Banks may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

28.7	Rights and discretions

(a)	The Agent and the Issuing Bank may:

(i)	rely on any representation, communication, notice or document (including, without limitation, any notice given by a Lender pursuant to paragraphs (b) or (c) of Clause 26.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates)) believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders and Hedge Counterparties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under paragraph 1 (Non-payment) of Part I of Schedule 9 (Events of Default and Review Events);

(ii)	any right, power, authority or discretion vested in any Party, the Majority Lenders or any group of Lenders has not been exercised;

(iii)	any notice or request made by the Borrower (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors; and

(iv)	no Notifiable Debt Purchase Transaction:

(A)	has been entered into;

(B)	has been terminated; or

(C)	has ceased to be with a Sponsor Affiliate.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)	Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.

(e)	The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(i)	be liable for any error of judgement made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)	Without prejudice to the generality of paragraph (g) above, the Agent:

(i)	may disclose; and

(ii)	on the written request of the Borrower or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Borrower and the other Finance Parties.

(i)	Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Issuing Bank or any Arranging Bank is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)	The Agent may not disclose to any Finance Party any details of the rate notified to the Agent by any Lender or the identity of any such Lender for the purpose of paragraph (a)(ii) of Clause 14.2 (Market disruption).

(k)	Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

28.8	Responsibility for documentation

None of the Agent, the Issuing Bank or any Arranging Bank is responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Issuing Bank, any Arranging Bank, an Obligor or any other person in or in connection with any Finance Document or the Information Memorandum or the Reports or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)	any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

28.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

28.10 Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent or the Issuing Bank), none of the Agent or the Issuing Bank will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)	No Party (other than the Agent or the Issuing Bank (as applicable)) may take any proceedings against any officer, employee or agent of the Agent or the Issuing Bank in respect of any claim it might have against the Agent or the Issuing Bank in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent or the Issuing Bank may rely on this Clause subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

(c)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or any Arranging Bank to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender or Hedge Counterparty and each Lender and Hedge Counterparty confirms to the Agent and the Arranging Banks that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranging Banks.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

28.11	Lenders’ and Hedge Counterparties’ indemnity to the Agent

(a)	Each Lender and each Hedge Counterparty shall (in the proportion that the Liabilities due to it bear to the aggregate of the Liabilities due to all the Lenders and Hedge Counterparties for the time being (or, if the Liabilities due to the Lenders and Hedge Counterparties are zero, immediately prior to their being reduced to zero)), indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 35.11 (Disruption to Payment Systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	For the purposes only of paragraph (a) above, to the extent that any hedging transaction under a Hedging Agreement has not been terminated or closed-out, the Liabilities due to any Hedge Counterparty in respect of that hedging transaction will be deemed to be:

(i)	if the relevant Hedging Agreement is based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of those hedging transactions, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(ii)	if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case as calculated in accordance with the relevant Hedging Agreement.

(c)	If the Borrower is required to reimburse or indemnify any Lender or Hedge Counterparty for any payment that Lender or Hedge Counterparty makes to the Agent pursuant to paragraph (a) above in accordance with the Finance Documents, the Borrower shall, within ten Business Days of demand in writing by the relevant Lender or Hedge Counterparty, indemnify such Lender or Hedge Counterparty for the amount of such payment actually made pursuant to paragraph (a) above.

(d)	Paragraph (c) above shall not apply to the extent that the indemnity payment in respect of which the Lender or Hedge Counterparty claims reimbursement relates to a liability of the Agent to an Obligor.

28.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in Hong Kong as successor by giving notice to the Lenders, the Hedge Counterparties and the Borrower.

(b)	Alternatively the Agent may resign by giving notice to the Lenders, the Hedge Counterparties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c)	If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in Hong Kong).

(d)	If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 28 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees.

(e)	The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 18.3 (Indemnity to the Agent) and this Clause 28 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)	After consultation with the Borrower, the Majority Lenders may, by notice to the Agent (copied to the Borrower), require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(i)	The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)	the Agent fails to respond to a request under Clause 16.7 (FATCA Information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Agent pursuant to Clause 16.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign.

28.13	Replacement of the Agent

(a)	After consultation with the Borrower, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in Hong Kong).

(b)	The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)	The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 18.3 (Indemnity to the Agent) and this Clause 28 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

28.14	Confidentiality

(a)	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent or the Arranging Banks are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty.

(d)	The Agent shall not be obliged to disclose to any Finance Party any information supplied to it by the Borrower or any Affiliates of the Borrower on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

28.15	Relationship with the Lenders and the Hedge Counterparties

The Agent may treat the person shown in its records as Lender and Hedge Counterparty at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office, or, as the case may be, Hedge Counterparty:

(a)	entitled to or liable for any payment due under any Finance Document on that day; and

(b)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender or Hedge Counterparty to the contrary in accordance with the terms of this Agreement.

(c)	Each Lender and Hedge Counterparty shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender and Hedge Counterparty shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

(d)	Any Lender or Hedge Counterparty may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender or Hedge Counterparty under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 39.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender or Hedge Counterparty for the purposes of Clause 39.2 (Addresses) and paragraph (a)(ii) of Clause 39.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender or Hedge Counterparty.

28.16	Credit appraisal by the Lenders, the Issuing Bank and Hedge Counterparties

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender, Issuing Bank and Hedge Counterparty confirms to the Agent, the Issuing Bank and the Arranging Banks that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)	whether that Lender, Issuing Bank or Hedge Counterparty has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security or the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)	the adequacy, accuracy or completeness of the Information Memorandum, the Reports and any other information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

28.17	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

28.18	Agent’s management time

(a)	Any amount payable to the Agent under Clause 18.3 (Indemnity to the Agent), Clause 20 (Costs and Expenses) and Clause 28.11 (Lenders’ and Hedge Counterparties’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 15 (Fees).

(b)	Any cost of utilising the Agent’s management time or other resources shall include, without limitation, any such costs in connection with Clause 26.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates).

28.19	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28.20	Reliance and engagement letters

Each Finance Party and Secured Party confirms that each of the Arranging Banks and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranging Banks or Agent), the terms of any reliance letter or engagement letters relating to the Reports or any reports or letters provided by any advisers in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

28.21	No Objection

(a)	The Agent shall, upon receipt of any term sheet or memorandum of understanding in respect of a proposed Excluded Major Project Document or final unexecuted final draft of an Excluded Major Project Document or any term sheet or memorandum of understanding in respect of any such other act or thing contemplated pursuant to paragraph 3.39 (Excluded Major Project Document) of Schedule 6 (Covenants) to this Agreement, promptly forward a copy of such document to the Lenders.

(b)	Unless the Agent has received instructions from the Majority Lenders to issue a notice in writing to the relevant Obligor prohibiting the entry into by the relevant Obligor of (or such other act or thing contemplated by paragraph 3.39 (Excluded Major Project Document) of Schedule 6 (Covenants) of this Agreement in respect of) the relevant Excluded Major Project Document within 15 days of the date on which the Agent received a copy of the final draft of such Excluded Major Project Document delivered by the Parent to the Agent pursuant to paragraph 3.39(a)(iv) of Schedule 6 (Covenants) or (as the case may be) the final draft of the document or other instrument effecting the proposed act or thing in respect of such Excluded Major Project Document pursuant to paragraph 3.39(d)(ii) of Schedule 6 (Covenants), the Agent shall issue a No Objection Notice to the relevant Obligor on the Business Day immediately following the last day of the 15 day period referred to above.

(c)	Each such No Objection Notice shall be binding on all Finance Parties.

29.	THE SECURITY AGENT

29.1	Security Agent as trustee

(a)	Each of the Secured Parties (other than the Security Agent) appoints the Security Agent to act as its agent and, if specified in the relevant Transaction Security Document or otherwise permitted by applicable law, security trustee under and in connection with the Transaction Security Documents and all other documents (including notices and acknowledgements in respect of the granting of Transaction Security) in connection with the Transaction Security Documents.

(b)	The Security Agent declares that it holds, to the extent permitted by applicable law, the Transaction Security on trust for the Secured Parties on the terms contained in this Agreement.

(c)	Each of the Secured Parties authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2	Parallel Debt (Covenant to pay the Security Agent)

(a)	Notwithstanding any other provision of this Agreement, the Borrower and each of the other Obligors irrevocably and unconditionally undertakes to pay to the Security Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by each of them to each of the Secured Parties under each of the Finance Documents as and when that amount falls due for payment under the relevant Finance Document or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting the Borrower or any other Obligor, to preserve its entitlement to be paid that amount.

(b)	The Security Agent shall have its own independent right to demand payment of the amounts payable by the Borrower or any other Obligor under Clause (a), irrespective of any discharge of its obligation(s) to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting the Borrower or any other Obligor, to preserve their entitlement to be paid those amounts.

(c)	Any amount due and payable by the Borrower or any other Obligor to the Security Agent under this Clause 29.2 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Finance Documents.

(d)	For the avoidance of doubt, any amount paid by the Borrower or any other Obligor to the Security Agent under this Clause 29.2 shall reduce the corresponding amount due and payable by the Borrower or that other Obligor to the other Finance Parties to the extent that those Finance Parties have received (and are able to retain) payment in full of such amount under the other provisions of the Finance Documents.

29.3	Instructions

(a)	The Security Agent shall:

(i)	subject to paragraph (d) below, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Agent (acting on the instructions of the Majority Lenders); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)	The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Agent as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)	Unless a contrary intention appears in this Agreement, any instructions given to the Security Agent by the Agent shall override any conflicting instructions given by any other Parties and will be binding on all Secured Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where this Agreement requires the Security Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, Clauses 28.5 (No fiduciary duties) and Clause 29.5 (No fiduciary duties to Obligors) to Clause 29.9 (Exclusion of liability), Clause 29.12 (Confidentiality) to Clause 29.19 (Custodians and nominees) and Clause 29.22 (Acceptance of title) to Clause 29.25 (Disapplication of Trustee Acts);

(iv)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)	Clause 37.1 (Order of application); or

(B)	Clause 37.4 (Permitted Deductions).

(e)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to paragraph (d)(iv) above,

the Security Agent shall do so having regard to the interests of all the Secured Parties.

(f)	The Security Agent may refrain from acting in accordance with any instructions of the Agent until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable Indirect Tax) which it may incur in complying with those instructions.

(g)	Without prejudice to the remainder of this Clause 29.3, in the absence of instructions, the Security Agent may act (or refrain from acting) as it considers in its discretion to be appropriate.

(h)	The Security Agent shall be entitled to carry out all dealings with the Finance Parties through the Agent and may give to the Agent any notice or other communication required to be given by the Security Agent to the Finance Parties.

29.4	Duties of the Security Agent

(a)	The Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly:

(i)	forward to the Agent a copy of any document received by the Security Agent from any Obligor under any Finance Document; and

(ii)	forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)	Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Agent.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

(f)	At the same time as the Security Agent delivers an Enforcement Notice to any Obligor or Grantor it shall deliver a copy of such notice to the Disbursement Agent.

29.5	No fiduciary duties to Obligors

Nothing in this Agreement constitutes the Security Agent as an agent, trustee or fiduciary of any Obligor.

29.6	Rights and discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Agent are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security trustee for the Secured Parties) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice made by the Borrower is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)	Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by any Finance Party) if the Security Agent in its reasonable opinion deems this to be desirable.

(e)	The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Security Agent, any Receiver and any Delegate may act in relation to the Finance Documents and the Transaction Security through its officers, employees and agents and shall not:

(i)	be liable for any error of judgement made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct.

(g)	Unless this Agreement expressly specifies otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received as security trustee under this Agreement.

(h)	Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)	Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

29.7	Responsibility for documentation

None of the Security Agent, any Receiver nor any Delegate is responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)	any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.8	No duty to monitor

The Security Agent shall not be bound to enquire:

(a) whether or not any Default has occurred;

(b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c) whether any other event specified in any Finance Document has occurred.

29.9	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate), none of the Security Agent, any Receiver nor any Delegate will be liable for:

(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security unless directly caused by its gross negligence or wilful misconduct;

(ii)	exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security;

(iii)	any shortfall which arises on the enforcement or realisation of the Transaction Security; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)	No Party (other than the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

(c)	Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any other Finance Party,

on behalf of any such Finance Party and each such Finance Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(d)	Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate or the POA Agent, any liability of the Security Agent, any Receiver or Delegate or the POA Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate or the POA Agent (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, Receiver or Delegate or the POA Agent (as the case may be) at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate or the POA Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, Receiver or Delegate or the POA Agent (as the case may be) has been advised of the possibility of such loss or damages.

29.10	Lenders’ and Hedge Counterparties’ indemnity to the Security Agent

(a)	Each Lender and each Hedge Counterparty shall (in the proportion that the Liabilities due to it bear to the aggregate of the Liabilities due to all the Lenders and Hedge Counterparties for the time being (or, if the Liabilities due to the Lenders and Hedge Counterparties are zero, immediately prior to their being reduced to zero)), indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under, or exercising any authority conferred under, the Finance Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	For the purposes only of paragraph (a) above, to the extent that any hedging transaction under a Hedging Agreement has not been terminated or closed-out, the Liabilities due to any Hedge Counterparty in respect of that hedging transaction will be deemed to be:

(i)	if the relevant Hedging Agreement is based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of those hedging transactions, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(ii)	if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case as calculated in accordance with the relevant Hedging Agreement.

(c)	If the Borrower is required to reimburse or indemnify any Lender or Hedge Counterparty for any payment that Lender or Hedge Counterparty makes to the Security Agent pursuant to paragraph (a) above in accordance with the Finance Documents, the Borrower shall, within ten Business Days of demand in writing by the relevant Lender or Hedge Counterparty, indemnify such Lender or Hedge Counterparty for the amount of such payment actually made pursuant to paragraph (a) above.

(d)	Paragraph (c) above shall not apply to the extent that the indemnity payment in respect of which the Lender or Hedge Counterparty claims reimbursement relates to a liability of the Security Agent to an Obligor.

29.11	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Agent and the Borrower.

(b)	Alternatively the Security Agent may resign by giving notice to the Agent and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Security Agent.

(c)	If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Security Agent (after consultation with the Agent and the Borrower) may appoint a successor Security Agent (acting through an office in the Macau SAR).

(d)	The retiring Security Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(e)	The Security Agent’s resignation notice shall only take effect upon:

(i)	the appointment of a successor;

(ii)	the transfer of all the Transaction Security to that successor; and

(iii)	the transfer of all its rights, benefits and obligations in its capacity as Security Agent (if any) under the Finance Documents.

(f)	Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 29.23 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of this Clause 29 and Clause 18.4 (Indemnity to the Security Agent) (and any Security Agent fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)	The Majority Lenders may (after consultation with the Borrower), by notice to the Security Agent (copied to the Borrower), require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrower.

29.12	Confidentiality

(a)	In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

29.13	Information from Finance Parties

Each Finance Party (other than the Security Agent) shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

29.14	Credit appraisal by the Secured Parties

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)	whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)	the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

29.15	Security Agent’s management time and additional remuneration

(a)	Any amount payable to the Security Agent under Clause 29.10 (Lenders’ and Hedge Counterparties’ indemnity to the Security Agent), Clause 20 (Costs and Expenses) or Clause 18.4 (Indemnity to the Security Agent) shall include the cost of utilising the Security Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Borrower and the Lenders and Hedge Counterparties, and is in addition to any other fee paid or payable to the Security Agent.

(b)	Without prejudice to paragraph (a) above, in the event of:

(i)	a Default; or

(ii)	the Security Agent being requested by an Obligor or the Agent to undertake duties which the Security Agent and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iii)	the Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances,

the Borrower shall pay to the Security Agent any additional remuneration (together with any applicable Indirect Tax) that may be agreed between them or determined pursuant to paragraph (c) below.

(c)	If the Security Agent and the Borrower fail to agree upon the nature of the duties or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of Hong Kong (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties.

29.16	Reliance and engagement letters

The Security Agent may obtain and rely on any certificate or report from any Obligor’s auditor and may enter into any reliance letter or engagement letter relating to that certificate or report on such terms as it may consider appropriate (including, without limitation, restrictions on the auditor’s liability and the extent to which that certificate or report may be relied on or disclosed).

29.17	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)	take, or to require any Obligor to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Security Document.

29.18	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Charged Property;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)	Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Agent requests it to do so in writing and the Security Agent fails to do so within fourteen days after receipt of that request.

29.19	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

29.20	Delegation by the Security Agent

(a)	Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such except that any delegation may not be made in respect of the Assignment of Services and Right to Use Agreement, the Assignment of Reimbursement Agreement, the Services and Right to Use Direct Agreement and the Reimbursement Agreement Direct Agreement.

(b)	Any delegation permitted by Clause 29.20(a) may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)	No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate unless caused by the gross negligence or wilful misconduct of the Security Agent or such Receiver or Delegate.

29.21	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties;

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrower and the other Finance Parties of that appointment.

(b)	Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)	The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable Indirect Tax) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

29.22	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Charged Property and shall not be liable for, or bound to require any Obligor to remedy, any defect in its right or title.

29.23	Winding up of trust

If the Security Agent, with the approval of the Agent (acting reasonably), determines that:

(a)	all of the Secured Obligations and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents,

then:

(i)	the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents and, at the reasonable cost of the Borrower, execute all such further documents and instruments and do such further acts as the Borrower may, in each case, reasonably request for the purpose of effecting such release; and

(ii)	any Security Agent which has resigned pursuant to Clause 29.11 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

29.24	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

29.25	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

30.	ROLE OF THE DISBURSEMENT AGENT

30.1	Appointment of the Disbursement Agent

(a)	The Agent appoints the Disbursement Agent to act as its agent under and in connection with the Term Loan Facility Disbursement Agreement.

(b)	The Agent authorises the Disbursement Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Disbursement Agent under or in connection with the Term Loan Facility Disbursement Agreement together with any other incidental rights, powers, authorities and discretions.

30.2	Instructions

(a)	The Disbursement Agent shall:

(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Disbursement Agent in accordance with any instructions given to it by the Agent (acting on the instructions of the Majority Lenders); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)	The Disbursement Agent shall be entitled to request instructions, or clarification of any instruction, from the Agent as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Disbursement Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)	Unless a contrary indication appears in a Finance Document, any instructions given to the Disbursement Agent by the Agent shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	The Disbursement Agent may refrain from acting in accordance with any instructions of the Agent until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Disbursement Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)	The Disbursement Agent is not authorised to act on behalf of any Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document.

30.3	Duties of the Disbursement Agent

(a)	The Disbursement Agent’s duties under the Term Loan Facility Disbursement Agreement are solely mechanical and administrative in nature.

(b)	The Disbursement Agent shall promptly forward to a party to the Term Loan Facility Disbursement Agreement the original or a copy of any document which is delivered to the Disbursement Agent for that party by any other party to such agreement.

(c)	The Disbursement Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another party to the Term Loan Facility Disbursement Agreement.

(d)	If the Disbursement Agent receives notice from a party to the Term Loan Facility Disbursement Agreement referring to the Term Loan Facility Disbursement Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Agent.

(e)	The Disbursement Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

30.4	Rights and discretions

(a)	The Disbursement Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document;

(ii)	assume that:

(A)	any instructions received by it from the Agent are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Disbursement Agent may assume (unless it has received notice to the contrary in its capacity as disbursement agent for the Agent) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party, the Majority Lenders or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Borrower (other than a Withdrawal Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Disbursement Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)	Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Disbursement Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Disbursement Agent (and so separate from any lawyers instructed by the Lenders) if the Disbursement Agent in its reasonable opinion deems this to be desirable.

(e)	The Disbursement Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Disbursement Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Disbursement Agent may act in relation to the Finance Documents through its officers, employees and agents and the Disbursement Agent shall not:

(i)	be liable for any error of judgement made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Disbursement Agent’s gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise, the Disbursement Agent may disclose to any other party to the Term Loan Facility Disbursement Agreement any information it reasonably believes it has received as agent under the Term Loan Facility Disbursement Agreement.

(h)	Notwithstanding any other provision of any Finance Document to the contrary, the Disbursement Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)	Notwithstanding any provision of any Finance Document to the contrary, the Disbursement Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

30.5	Responsibility for documentation

The Disbursement Agent is not responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Issuing Bank, any Arranging Bank, an Obligor or any other person in or in connection with any Finance Document or the Information Memorandum or the Reports or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)	any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

30.6	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Disbursement Agent), the Disbursement Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)	No Party (other than the Disbursement Agent) may take any proceedings against any officer, employee or agent of the Disbursement Agent in respect of any claim it might have against the Disbursement Agent in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Disbursement Agent may rely on this Clause subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

(c)	The Disbursement Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Disbursement Agent if the Disbursement Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Disbursement Agent for that purpose.

(d)	Without prejudice to any provision of any Finance Document excluding or limiting the Disbursement Agent’s liability, any liability of the Disbursement Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Disbursement Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Disbursement Agent at any time which increase the amount of that loss. In no event shall the Disbursement Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Disbursement Agent has been advised of the possibility of such loss or damages.

30.7	Lenders’ and Hedge Counterparties’ indemnity to the Disbursement Agent

(a)	Each Lender and each Hedge Counterparty shall (in the proportion that the Liabilities due to it bear to the aggregate of the Liabilities due to all the Lenders and Hedge Counterparties for the time being (or, if the Liabilities due to the Lenders and Hedge Counterparties are zero, immediately prior to their being reduced to zero)), indemnify the Disbursement Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Disbursement Agent (otherwise than by reason of the Disbursement Agent’s gross negligence or wilful misconduct) (or in the case of any cost, loss or liability pursuant to paragraph (b) of Clause 35.11 (Disruption to Payment Systems etc.), notwithstanding the Disbursement Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Disbursement Agent in acting as Disbursement Agent under the Finance Documents (unless the Disbursement Agent has been reimbursed by an Obligor pursuant to a Finance Document)).

(b)	For the purposes only of paragraph (a) above, to the extent that any hedging transaction under a Hedging Agreement has not been terminated or closed-out, the Liabilities due to any Hedge Counterparty in respect of that hedging transaction will be deemed to be:

(i)	if the relevant Hedging Agreement is based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of those hedging transactions, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(ii)	if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case as calculated in accordance with the relevant Hedging Agreement.

(c)	Subject to paragraph (d) below, the Borrower shall immediately on demand reimburse any Lender and Hedge Counterparty for any payment that Lender or Hedge Counterparty makes to the Disbursement Agent pursuant to paragraph (a) above.

(d)	Paragraph (c) above shall not apply to the extent that the indemnity payment in respect of which the Lender or Hedge Counterparty claims reimbursement relates to a liability of the Disbursement Agent to an Obligor.

30.8	Resignation of the Disbursement Agent

(a)	The Disbursement Agent may resign and appoint one of its Affiliates acting through an office in the Macau SAR as successor by giving notice to the Agent and the Borrower.

(b)	Alternatively the Disbursement Agent may resign by giving notice to the Agent and the Borrower, in which case the Agent (after consultation with the Borrower) may appoint a successor Disbursement Agent.

(c)	If the Agent has not appointed a successor Disbursement Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Disbursement Agent (after consultation with the Borrower) may appoint a successor Disbursement Agent (acting through an office in the Macau SAR).

(d)	If the Disbursement Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as disbursement agent and the Disbursement Agent is entitled to appoint a successor Disbursement Agent under paragraph (c) above, the Disbursement Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Disbursement Agent to become a party to this Agreement as Disbursement Agent) agree with the proposed successor Disbursement Agent amendments to this Clause 30 and any other term of this Agreement dealing with the rights or obligations of the Disbursement Agent consistent with then current market practice for the appointment and protection of corporate trustees.

(e)	The retiring Disbursement Agent shall, at its own cost, make available to the successor Disbursement Agent such documents and records and provide such assistance as the successor Disbursement Agent may reasonably request for the purposes of performing its functions as Disbursement Agent under the Finance Documents.

(f)	The Disbursement Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)	Upon the appointment of a successor, the retiring Disbursement Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 18.5 (Indemnity to the Disbursement Agent) and this Clause 30 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)	After consultation with the Borrower, the Agent may, by notice to the Disbursement Agent, require it to resign in accordance with paragraph (b) above. In this event, the Disbursement Agent shall resign in accordance with paragraph (b) above.

30.9	Replacement of the Disbursement Agent

(a)	After consultation with the Borrower, the Agent may, by giving 30 days’ notice to the Disbursement Agent (or, at any time the Disbursement Agent is an Impaired Disbursement Agent, by giving any shorter notice determined by the Agent) replace the Disbursement Agent by appointing a successor Disbursement Agent (acting through an office in the Macau SAR).

(b)	The retiring Disbursement Agent shall (at its own cost if it is an Impaired Disbursement Agent and otherwise at the expense of the Borrower) make available to the successor Disbursement Agent such documents and records and provide such assistance as the successor Disbursement Agent may reasonably request for the purposes of performing its functions as Disbursement Agent under the Finance Documents.

(c)	The appointment of the successor Disbursement Agent shall take effect on the date specified in the notice from the Agent to the retiring Disbursement Agent. As from this date, the retiring Disbursement Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 18.5 (Indemnity to the Disbursement Agent) and this Clause 30 (and any agency fees for the account of the retiring Disbursement Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Disbursement Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

30.10	Confidentiality

(a)	In acting as disbursement agent for the Agent, the Disbursement Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Disbursement Agent, it may be treated as confidential to that division or department and the Disbursement Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, the Disbursement Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty.

30.11	Disbursement Agent’s management time

Any amount payable to the Agent under Clause 18.5 (Indemnity to the Disbursement Agent), Clause 20 (Costs and Expenses) and Clause 30.7 (Lenders’ and Hedge Counterparties’ indemnity to the Disbursement Agent) shall include the cost of utilising the Disbursement Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Disbursement Agent may notify to the Borrower and the Agent, and is in addition to any fee paid or payable to the Disbursement Agent under Clause 15 (Fees).

30.12	Deduction from amounts payable by the Disbursement Agent

If any Party owes an amount to the Disbursement Agent under the Finance Documents the Disbursement Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Disbursement Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

31.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim;

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax; or

(d)	oblige any Finance Party to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any applicable anti-money laundering, economic or trade sanctions laws or regulations.

32.	SHARING AMONG THE FINANCE PARTIES

32.1	Payments to Finance Parties

(a)	Subject to paragraph (b) below, if a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 35 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then:

(i)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(ii)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 35 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 35.6 (Partial payments).

(b)	Paragraph (a) above shall not apply to any amount received or recovered by an Issuing Bank in respect of any cash cover provided for the benefit of that Issuing Bank.

32.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 35.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

32.3	Recovering Finance Party’s rights

(a)	On a distribution by the Agent under Clause 32.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)	If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

32.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 32.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

32.5	Exceptions

(a)	This Clause 32 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)	the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

32.6	No independent power

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Security Agent.

33.	THE POA AGENT

(a)	The Security Agent appoints the POA Agent to act as agent of the Security Agent under the Power of Attorney.

(b)	The POA Agent may not exercise any of its rights under the Power of Attorney without the instructions of the Security Agent, and the POA Agent shall act and exercise rights under the Power of Attorney only in accordance with the instructions given to it by the Security Agent.

(c)	The Power of Attorney shall be held and kept by the Security Agent and the Security Agent shall deliver the Power of Attorney to the POA Agent if and when required for the exercising of rights by the POA Agent under the Power of Attorney.

(d)	The POA Agent shall promptly inform the Security Agent of the contents of any notice or document received by it in its capacity as the POA Agent under or in connection with the Power of Attorney.

(e)	All references to the Security Agent in Clause 28.6 (Business with the Group), Clauses 29.4 (other than paragraph (f)) (Duties of the Security Agent), 29.5 (No fiduciary duties to Obligors) to 29.10 (Lenders’ and Hedge Counterparties’ indemnity to the Security Agent), Clauses 29.12 (Confidentiality) to 29.18 (Insurance by Security Agent) and Clause 29.22 (Acceptance of title) shall include references to the POA Agent acting as agent under the Power of Attorney.

(f)	The POA Agent may resign by giving notice to the Security Agent and the Borrower, in which case the Security Agent may (after consultation with the Borrower) appoint a successor POA Agent which is a financial institution operating in the Macau SAR.

(g)	Subject to paragraph (i) below, if the Security Agent has not appointed a successor POA Agent in accordance with paragraph (f) above within 30 days after notice of resignation was given, the POA Agent may (after consultation with the Borrower) appoint, by a further power of attorney, a successor POA Agent which is (i) a financial institution operating in the Macau SAR and (ii) is acceptable to the Security Agent.

(h)	Subject to paragraph (i) below, at any time, the Security Agent may (after consultation with the Borrower), by not less than 7 days notice to the POA Agent, copied to the Borrower, replace the POA Agent with a successor POA Agent appointed by it which is a financial institution operating in the Macau SAR.

(i)	The POA Agent’s resignation and replacement shall only take effect upon satisfaction of each of the following conditions:

(i)	the appointment of a successor POA Agent; and

(ii)	the Security Agent either:

(A)	procured the revocation of the Power of Attorney granted in favour of the POA Agent and procured a new Power of Attorney granted in favour of the successor POA Agent; or

(B)	is satisfied that the POA Agent has executed a power of attorney without reservation (in form and substance satisfactory to the Security Agent) in favour of the successor POA Agent in respect of all of its powers and other rights and authority under the relevant Power of Attorney and has irrevocably and unconditionally divested itself in full of its powers, rights and authority thereunder.

(j)	Upon the appointment of a successor POA Agent and replacement of the existing POA Agent, the existing POA Agent shall be discharged from any further obligation in respect of the Power of Attorney. Its successor and each of the other Parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party hereto.

(k)	The Borrower agrees that it will pay the fees of any successor POA Agent which shall be on reasonable market terms applicable to a financial institution operating in the Macau SAR undertaking obligations and responsibilities of the type contemplated herein and under the relevant Power of Attorney.

34.	ENFORCEMENT OF SECURITY

34.1	Directions

The Security Agent may enforce the Transaction Security but only on the instruction of the Agent (acting in accordance with the Finance Documents), provided that the notice setting out such instruction states that an Event of Default has occurred and (as at the date of such notice) is continuing. The Security Agent shall (subject to Clause 29.3(f)), promptly after receipt of such instruction to enforce any Transaction Security, deliver an Enforcement Notice to the relevant Obligor or Grantor. At all times after any instruction to commence enforcement has been issued by the Agent to the Security Agent pursuant to Clause 24.2 (Acceleration) and subject to the terms of this Agreement, the Security Agent shall (subject to Clause 29.3(f)) act on the directions of the Agent (acting in accordance with the Finance Documents) which shall be entitled to give directions and do any other things in relation to the enforcement of the Transaction Security Documents and the Transaction Security (including in connection with, but not limited to, the disposal, collection or realisation of assets subject to the Transaction Security) that it considers appropriate (subject to the terms of the Finance Documents) including (without limitation) determining the timing and manner of enforcement against any particular person or asset.

34.2	Obligors’ waiver

To the extent permitted under applicable law and subject to Clause 37 (Application of Proceeds), the Borrower and each other Obligor waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

34.3	Disposals by Security Agent

If any assets are sold or otherwise disposed of by (or on behalf of) the Security Agent, or by a Grantor at the request of the Security Agent either as a result of the enforcement of any of the Transaction Security or if that disposal is permitted under the Finance Documents and applicable law:

(a)	the Security Agent shall be authorised (at the cost of the Borrower) to:

(i)	release and/or reassign those assets from the Transaction Security and is authorised to execute, on behalf of and without the need for any further authority from, any person, any release and reassignment of the Transaction Security or any other claim over those assets and to issue any certificates of non-crystallisation or non-consolidation of any floating charge that may, in the absolute discretion of the Security Agent, be considered necessary or desirable; and

(ii)	where that asset consists of Capital Stock in a member of the Group, release the Transaction Security or any other claim (relating to a Finance Document) over that member of the Group’s property; and

(b)	the Obligors shall (and the Borrower shall procure that the Grantor(s) will) and the Secured Parties shall execute any releases or other documents that the Security Agent may consider to be necessary to give effect to those releases and reassignments, provided that the proceeds of that disposal are applied in accordance with this Agreement.

34.4	Disposals by Obligors

If any asset is sold or otherwise disposed of by a Grantor and such sale or disposal is permitted under the Finance Documents:

(a)	the Security Agent shall be authorised (at the cost of the Borrower) to:

(i)	release and/or reassign those assets from the Transaction Security and is authorised to execute, on behalf of and without the need for any further authority from, any person, any release and reassignment of the Transaction Security or any other claim over those assets and to issue any certificates of non-crystallisation or non-consolidation of any floating charge that may, in the absolute discretion of the Security Agent, be considered necessary or desirable; and

(ii)	where that asset consists of Capital Stock in a member of the Group, release the Transaction Security or any other claim (relating to a Finance Document) over that member of the Group’s property; and

(b)	the Obligors shall (and the Borrower shall procure that the Grantor(s) will) and the Secured Parties shall execute any releases or other documents that the Security Agent may consider to be necessary to give effect to those releases and reassignments, provided that the proceeds of that disposal are applied in accordance with this Agreement and such release shall only become effective on the making of such sale or disposal.

34.5	Power of Attorney

The POA Agent shall not exercise any right under a Power of Attorney until after the delivery of an Enforcement Notice to the Borrower and Propco (and only if instructed by the Security Agent to do so).

34.6	Livranças

The Security Agent shall not present any of the Livranças for payment until after the delivery of an Enforcement Notice to each of the Borrower and Guarantors. Notwithstanding the terms of the Livrança Covering Letter, the aggregate amount to be inserted by the Security Agent into the Livranças may not exceed the aggregate amount of the Secured Obligations as at the date of such insertion by the Security Agent.

SECTION 11

ADMINISTRATION

35.	PAYMENT MECHANICS

35.1	Payments to the Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent, in each case, specifies.

35.2	Distributions by the Agent

(a)	Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 35.3 (Distributions to an Obligor) and Clause 35.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account (subject to, in the case of the Obligors, the provisions of Schedule 7 (Accounts)) as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

(b)	The Agent shall distribute payments received by it in relation to all or any part of a Loan to the Lender indicated in the records of the Agent as being so entitled on that date provided that the Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to Clause 25 (Changes to the Lenders) to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

35.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 36 (Set--Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

35.4	Clawback and pre-funding

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)	If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Agent shall notify the Borrower of that Lender’s identity and the Borrower shall on demand refund it to the Agent; and

(ii)	the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

35.5	Impaired Agent

(a)	If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 35.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)	if, in its absolute discretion, it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or Recipient Parties pro rata to their respective entitlements.

(c)	A Party which has made a payment in accordance with this Clause 35.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)	Promptly upon the appointment of a successor Agent in accordance with Clause 28.13 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 35.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

35.6	Partial payments

(a)	If the Agent receives a payment for application against amounts due in respect of any Finance Document that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)	firstly, following the delivery of an Enforcement Notice, in payment of all costs and expenses incurred by or on behalf of the Agent, the Security Agent or the POA Agent in connection with such enforcement or recovery and which have been certified, in writing, as having been incurred by the Agent, the Security Agent or the POA Agent;

(ii)	secondly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Issuing Bank, the Arranging Banks, the Security Agent, the POA Agent and the Disbursement Agent under those Finance Documents;

(iii)	thirdly, in payment pro rata of all amounts paid by any Secured Party under Clause 28.11 (Lenders’ and Hedge Counterparties’ indemnity to the Agent) but which have not been reimbursed by the Borrower;

(iv)	fourthly, in or towards payment pro rata of:

(A)	all accrued interest, costs, fees and expenses due and payable to the Lenders under the Finance Documents; and

(B)	all amounts (not being any amount payable as a result of termination or closing out of all or any part of any Hedging Agreement) due and payable to the Hedge Counterparties under the Finance Documents;

(v)	fifthly, payment pro rata of:

(A)	any principal due and payable under the Term Loan Facility to the extent due and payable to the Lenders;

(B)	any principal due but unpaid under the Revolving Facility and any amount due but unpaid under Clause 7.2 (Claims under a Letter of Credit) and Clause 7.3 (Indemnities); and

(C)	all amounts payable to the Hedge Counterparties as a result of the termination or closing out of all or any part of any Hedging Agreement; and

(vi)	sixthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(iii) to (vi) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

35.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

35.8	Business Days

(a)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

35.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, HK dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated, pursuant to the terms of the Finance Documents, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to the terms of the Finance Documents, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than Hong Kong dollars shall be paid in that other currency.

35.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

35.11	Disruption to Payment Systems etc.

(a)	If the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(i)	the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(ii)	the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (i) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(iii)	the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (i) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(iv)	any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 43 (Amendments and Waivers);

(v)	the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this paragraph (a); and

(vi)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (iv) above.

(b)	If the Disbursement Agent determines (in its discretion) that a Disruption Event has occurred or the Disbursement Agent is notified by the Borrower that a Disruption Event has occurred:

(i)	the Disbursement Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Term Loan Facility Disbursement Account as the Disbursement Agent may deem necessary in the circumstances;

(ii)	the Disbursement Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (i) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(iii)	the Disbursement Agent may consult with the Agent in relation to any changes mentioned in paragraph (i) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(iv)	any such changes agreed upon by the Disbursement Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the parties to the Term Loan Facility Disbursement Agreement as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 43 (Amendments and Waivers);

(v)	the Disbursement Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Disbursement Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this paragraph (b); and

(vi)	the Disbursement Agent shall notify the Agent of all changes agreed pursuant to paragraph (iv) above.

36.	SET--OFF

Without prejudice to the provisions of Schedule 7 (Accounts) and subject to the terms of Clause 32 (Sharing among the Finance Parties), a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

37.	APPLICATION OF PROCEEDS

37.1	Order of application

All moneys from time to time received or recovered by the Security Agent in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Agent on trust to apply them at such times as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law, in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (in its capacity as trustee), any Receiver or any Delegate;

(b)	in payment (or reimbursement):

(i)	where a Finance Party (or Finance Parties) has (or have) paid or funded any amount referred to in clauses 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement) to 5.5 (Termination rights in the Final Grace Period) of the Services and Right to Use Direct Agreement (and Melco Crown Gaming has not paid or funded any such amounts), to that Finance Party (or, as the case may be, on a pro rata basis between such Finance Parties) on account of all such amounts; or

(ii)	where a Finance Party (or Finance Parties) has (or have) paid or funded any amount referred to in clauses 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement) to 5.5 (Termination rights in the Final Grace Period) of the Services and Right to Use Direct Agreement (and Melco Crown Gaming has also, together with their Finance Party or Finance Parties, funded such amounts), on a pro rata basis to the Finance Party (or, as the case may be, Finance Parties) and Melco Crown Gaming on account of all such amounts, save where a Sale is or has been made pursuant to the Purchase Right (both “Sale” and “Purchase Right” bearing the meaning, for the purposes of this Clause 37.1(b), given to such term in the Services and Right to Use Direct Agreement) in which circumstances payment (or reimbursement) should be made to the Finance Party (or, as the case may be, Finance Parties) only; or

(iii)	where Melco Crown Gaming has paid or funded any amount referred to in clauses 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement) to 5.5 (Termination rights in the Final Grace Period) of the Services and Right to Use Direct Agreement (and no Finance Party has paid or funded any such amounts) and provided that no Sale is or has been made pursuant to the Purchase Right, to Melco Crown Gaming on account of all such amounts;

(c)	in payment to the Agent, on behalf of the Secured Parties, for application towards the discharge of all sums due and payable by any Obligor under any of the Finance Documents in accordance with Clause 35.6 (Partial payments);

(d)	if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security Agent is obliged to pay in priority to any Obligor; and

(e)	the balance, if any, in payment to the relevant Obligor or Grantor (as the case may be).

37.2	Investment of Proceeds

Prior to the application of the proceeds of the Transaction Security in accordance with Clause 37.1 (Order of application) the Security Agent may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent or Agent with any financial institution (including itself) and for so long as the Security Agent thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent’s discretion in accordance with the provisions of this Clause 37. If the Secured Obligations have been fully discharged or would be fully discharged (in each case to the satisfaction of the Security Agent) if the moneys in such suspense or impersonal account were applied towards satisfaction of the Secured Obligations, the Security Agent shall promptly and without undue delay apply the moneys in such suspense or impersonal account towards satisfaction of the Secured Obligations and if there are any moneys remaining in such suspense or impersonal account after the Secured Obligations have been fully discharged, the Security Agent shall promptly pay such remaining moneys to any person as directed by the relevant Grantor.

37.3	Currency Conversion

(a)	For the purpose of or pending the discharge of any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the spot rate at which the Security Agent is able to purchase the currency in which the Secured Obligations are due with the amount received.

(b)	Subject to the requirements of any applicable law, the obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

37.4	Permitted Deductions

The Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Tax or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Tax which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (except in connection with its remuneration for performing its duties under this Agreement).

37.5	Discharge of Secured Obligations

(a)	Any payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Agent on behalf of the Lenders and that payment shall be a good discharge to the extent of that payment, to the Security Agent.

(b)	The Security Agent is under no obligation to make payment to the Agent in the same currency as that in which any Unpaid Sum is denominated.

37.6	Consideration

In consideration of the covenants given to the Security Agent by the Borrower and the other Obligors in Clause 29.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent agrees with the Borrower and the other Obligors to apply all moneys from time to time paid by the Borrower or any other Obligor to the Security Agent in accordance with the provisions of Clause 37 (Application of Proceeds).

38.	SCIH PURCHASE OPTION

38.1	Option to purchase: SCIH

(a)	Subject to paragraph (b) below, SCIH may at any time after the delivery of an Enforcement Notice by the Security Agent in accordance with the terms of the Finance Documents by giving not less than ten days’ notice to the Agent, require the transfer to it (or to a nominee or nominees), in accordance with Clause 25 (Changes to the Lenders), of all, but not part, of the rights and obligations in respect of the Lender Liabilities if:

(i)	that transfer is lawful and subject to paragraph (ii) below, otherwise permitted by the terms of this Agreement;

(ii)	any conditions relating to such a transfer contained in this Agreement are complied with, other than:

(A)	any requirement to obtain the consent of, or consult with, any Obligor or other member of the Group relating to such transfer, which consent or consultation shall not be required; and

(B)	to the extent to which SCIH provides cash cover for any Letter of Credit, the consent of the relevant Issuing Bank relating to such transfer;

(iii)	the Agent, on behalf of the Lenders, is paid an amount equal to the aggregate of:

(A)	any amounts provided as cash cover by SCIH for any Letter of Credit (as envisaged in paragraph (ii)(B) above);

(B)	all of the Lender Liabilities at that time (whether or not due) and all other amounts that would have been payable under this Agreement if the Facilities were being prepaid by the relevant Obligors on the date of that payment; and

(C)	all costs and expenses (including legal fees) incurred by the Agent and/or the Lenders as a consequence of giving effect to that transfer;

(iv)	as a result of that transfer the Lenders have no further actual or contingent liability to any Obligor under the relevant Finance Documents;

(v)	an indemnity is provided from SCIH (or from another third party acceptable to all the Lenders) in a form satisfactory to each Lender in respect of all losses which may be sustained or incurred by any Lender in consequence of any sum received or recovered by any Lender from any person being required (or it being alleged that it is required) to be paid back by or clawed back from any Lender for any reason; and

(vi)	the transfer is made without recourse to, or representation or warranty from, the Lenders, except that each Lender shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(b)	Subject to paragraph (b) of Clause 38.2 (Hedge Transfer: SCIH), SCIH may only require a Lender Liabilities Transfer if, at the same time, it requires a Hedge Transfer in accordance with Clause 38.2 (Hedge Transfer: SCIH) and if, for any reason, a Hedge Transfer cannot be made in accordance with Clause 38.2 (Hedge Transfer: SCIH), no Lender Liabilities Transfer may be required to be made.

(c)	The Agent shall, at the request of SCIH notify SCIH of:

(i)	the sum of the amounts described in paragraphs (a)(iii)(B) and (C) above; and

(ii)	the amount of each Letter of Credit for which cash cover is to be provided by SCIH.

38.2	Hedge Transfer: SCIH

(a)	SCIH may, by giving not less than ten days’ notice to the Agent, require a Hedge Transfer:

(i)	if SCIH requires, at the same time, a Lender Liabilities Transfer; and

(ii)	if:

(A)	that transfer is lawful and otherwise permitted by the terms of the Hedging Agreements in which case no Obligor or other member of the Group shall be entitled to withhold its consent to that transfer;

(B)	any conditions (other than the consent of, or any consultation with, any Obligor or other member of the Group) relating to that transfer contained in the Hedging Agreements are complied with;

(C)	each Hedge Counterparty is paid (in the case of a positive number) or pays (in the case of a negative number) an amount equal to the aggregate of (i) the Hedging Purchase Amount in respect of the hedging transactions under the relevant Hedging Agreement at that time and (ii) all costs and expenses (including legal fees) incurred as a consequence of giving effect to that transfer;

(D)	as a result of that transfer, the Hedge Counterparties have no further actual or contingent liability to any Obligor under the Hedging Agreements;

(E)	an indemnity is provided from SCIH (or from another third party acceptable to the relevant Hedge Counterparty) in a form satisfactory to the relevant Hedge Counterparty in respect of all losses which may be sustained or incurred by that Hedge Counterparty in consequence of any sum received or recovered by that Hedge Counterparty being required (or it being alleged that it is required) to be paid back by or clawed back from the Hedge Counterparty for any reason; and

(F)	that transfer is made without recourse to, or representation or warranty from, the relevant Hedge Counterparty, except that the relevant Hedge Counterparty shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(b)	SCIH and any Hedge Counterparty may agree (in respect of the Hedging Agreements (or one or more of them) to which that Hedge Counterparty is a party)) that a Hedge Transfer required by SCIH pursuant to paragraph (a) above shall not apply to that Hedging Agreement(s) or to the Hedging Liabilities and Hedge Counterparty Obligations under that Hedging Agreement(s).

38.3	SCIH – Third Party Benefit

SCIH shall have the right to enforce this Clause 38 (SCIH Purchase Option) pursuant to The Contract (Rights of Third Parties) Act 1999 notwithstanding that it is not a party to this Agreement.

39.	NOTICES

39.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

39.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower and each other Obligor:

Address:	Studio City Investments Limited

Appleby Corporate Services (BVI) Limited

Jayla Place

Wickhams Cay I

Road Town

Tortola

British Virgin Islands

Attention:	Company Secretary

Fax:	+1 284 494 7279

With a copy to:

Address:	Melco Crown Entertainment Limited

36/F, The Centrium

60 Wyndham Street

Central

Hong Kong SAR

Attention:	Ms. Stephanie Cheung, Executive Vice President and Chief Legal Officer

Fax:	+852 2537 3618

Telephone:	+852 2598 3600

(b)	in the case of each Arranging Bank, Lender, the Issuing Bank, Hedge Counterparty or any other Obligor, that identified with its name in the signing pages below or otherwised notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent or the Security Agent, that identified with its name in the signing pages below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than ten Business Days’ notice.

39.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 39.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or Security Agent’s signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause 39.3 will be deemed to have been made or delivered to each of the Obligors.

(e)	All notices to a Lender from the Security Agent shall be sent through the Agent.

(f)	Any communication or document which becomes effective, in accordance with paragraphs (a) to (e) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

39.4	Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 39.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

39.5	Electronic communication

(a)	Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)	Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

(c)	Notwithstanding the foregoing, each Party hereto agrees that the Agent may make information, documents and other materials that any Obligor is obligated to furnish to the Agent pursuant to the Finance Documents (together, “Communications”) available to any Finance Party by posting the Communications on IntraLinks or another relevant website, if any, to which such Finance Party has access (whether a commercial, third-party website or whether sponsored by the Agent) (the “Platform”). Nothing in this Clause 39.5 shall prejudice the right of the Agent to make the Communications available to any Finance Party in any other manner specified in this Agreement or any other Finance Documents.

(d)	Each Finance Party agrees that e-mail notice to it (at the address provided pursuant to this paragraph (d) and deemed delivered as provided in paragraph (e) below) specifying that Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Finance Party for purposes of this Agreement and the other Finance Documents. Each Finance Party agrees:

(i)	to notify the Agent in writing (including by electronic communication) from time to time to ensure that the Agent has on record an effective e-mail address for such Finance Party to which the foregoing notice may be sent by electronic transmission; and

(ii)	that the foregoing notice may be sent to such e-mail address.

(e)	Notwithstanding paragraph (f) below, each Party hereto agrees that any electronic communication referred to in this Clause 39.5 shall be deemed delivered upon the posting of a record of such communication (properly addressed to such party at the e-mail address provided to the Agent) as “sent” in the e-mail system of the sending party or, in the case of any such communication to the Agent, upon the posting of a record of such communication as “received” in the e-mail system of the Agent.

(f)	Each Party hereto acknowledges that:

(i)	the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution;

(ii)	the Communications and the Platform are provided “as is” and “as available”;

(iii)	none of the Agent, its affiliates nor any of their respective officers, directors, employees, agents, advisors or representatives (collectively, the “Agency Parties”) warrants the adequacy, accuracy or completeness of the Communications or the Platform, and each Agency Party expressly disclaims liability for errors or omissions in any Communications or the Platform; and

(iv)	no representation or warranty of any kind, express, implied or statutory, including any representation or warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agency Party in connection with any Communications or the Platform.

(g)	Any communication or document which becomes effective, in accordance with paragraphs (b) or (e) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

39.6	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

39.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document or as is required by law to be in one of the Macau SAR official languages or (in the case of a Chinese or Portuguese version) is to be filed with any Macau SAR Governmental Authority in which case a Portuguese and/or Chinese version shall prevail.

39.8	Hedging Agreement

Clauses 39.1 (Communications in writing) to 39.5 (Electronic communication) shall not apply to any Hedging Agreement.

40.	CALCULATIONS AND CERTIFICATES

40.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

40.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

40.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days provided that in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

41.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

42.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

43.	AMENDMENTS AND WAIVERS

43.1	Required consents

(a)	Subject to the terms of Clause 25.8 (Accession of Hedge Counterparties), Clause 43.2 (Exceptions) and paragraphs (b), (c) and (d) below, any term of the Finance Documents (other than the Mandate Letter and the Mandate Fee Letter) may be amended or waived only with the consent of the Majority Lenders and the Parent and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party:

(i)	any amendment or waiver or enter into any document or do any other act or thing permitted by this Clause 43 and any other provision of the Finance Documents; and

(ii)	pursuant to paragraph (a) of Clause 28.2 (Instructions), any amendment or waiver of, or in respect of, such matters as it determines to be of a minor technical or administrative nature or of a non-credit related nature.

Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 28.7 (Rights and discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(c)	The Agent, on the instructions of the Bookrunner Mandated Lead Arrangers, may effect on behalf of any Finance Party, any amendment or waiver contemplated by the Mandate Letter or the Mandate Fee Letter and the Obligors agree (and authorise the Parent to execute on their behalf as Obligors’ Agent) any such amendment or waiver.

(d)	The Agent acting on the instructions of the Majority Lenders shall (if so instructed by the Majority Lenders) enter into (and/or, as the case may be, instruct the Security Agent, Disbursement Agent and/or POA Agent to enter into) any Completion Support Document, the Subordination Deed, the Term Loan Facility Disbursement Agreement, any Transaction Security Document, any Finance Document referred to in paragraph (q) of the definition of “Finance Document” in Clause 1.1 (Definitions) and any Direct Agreement.

(e)	Each Obligor agrees to any such amendment or waiver permitted by this Clause 43 which is agreed to by the Parent, including any amendment or waiver which would, but for this paragraph (e), require the consent of all of the Guarantors.

43.2	Exceptions

(a)	Save as otherwise expressly provided herein (or therein), an amendment, waiver or (in the case of a Transaction Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders”;

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin (other than in accordance with the terms of this Agreement) or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	a change in currency of payment of any amount under the Finance Documents;

(v)	an increase in or an extension of any Commitment or the Total Commitments;

(vi)	a change to the Obligors other than in accordance with Clause 27 (Changes to the Obligors);

(vii)	any provision which expressly requires the consent of all the Lenders or all the Hedge Counterparties;

(viii)	Clause 2.2 (Finance Parties’ rights and obligations), Clause 10 (Mandatory Prepayment and Cancellation) and Schedule 4 (Mandatory Prepayment) (save for an amendment, waiver or other exercise of any right, power or discretion (1) in respect of the time periods specified in paragraph (e) of the definition of “Excluded Claim Proceeds”, paragraph (a) of the definition of “Excluded Disposal Proceeds”, paragraph (b) of the definition of “Excluded Eminent Domain Proceeds”, (c) of the definition of “Excluded Insurance Proceeds” and paragraph (a) or (c) of the definition of “Excluded Termination Proceeds”), (2) expressed to be exercisable by the Agent, the Majority Lenders or the Finance Parties in respect of paragraph 4(b)(ii) (Mandatory Prepayment Accounts and Holding Accounts) of Schedule 4 (Mandatory Prepayment) or (3) in respect of paragraph 7 (Restrictions) of Schedule 4 (Mandatory Prepayment) or in respect of any other provision of Clause 10 (Mandatory Prepayment and Cancellation) or Schedule 4 (Mandatory Prepayment) consequential on any such act or thing in respect of any of the foregoing), Clause 25 (Changes to the Lenders) (other than Clause 25.8 (Accession of Hedge Counterparties)) or this Clause 43;

(ix)	the nature or scope of the guarantee and indemnity granted under Clause 21 (Guarantee and Indemnity);

(x)	the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed (except in each case insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(xi)	the release of any guarantee and indemnity granted under Clause 21 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document;

(xii)	any amendment to the requirement that the following conditions precedent be satisfied on or prior to First Utilisation:

(A)	the condition precedent specified in paragraph 13(a) of Part I of Schedule 2 (Conditions Precedent); or

(B)	the condition precedent specified in paragraph 13(e) of Part I of Schedule 2 (Conditions Precedent) of this Agreement,

except that if the proceeds of the High Yield Notes have not been fully disbursed as at the date falling 18 months from the date of this Agreement, then the condition precedent specified in paragraph 13(e) of Part I of Schedule 2 (Conditions Precedent) of this Agreement shall be deemed automatically waived by all of the Lenders for the purposes of the First Utilisation and the amount elected by the Borrower to be borrowed by it in accordance with the terms of this Agreement shall be deposited into the Term Loan Facility Disbursement Account (but, for the avoidance of doubt, the condition precedent specified in paragraph 13(e) of Part I of Schedule 2 (Conditions Precedent) of this Agreement must thereafter be satisfied prior to any release of funds from the Term Loan Facility Disbursement Account);

(xiii)	any amendment to the order of priority or subordination under the Subordination Deed; or

(xiv)	any amendment to:

(A)	paragraph 3.34 (High Yield Note Documents) of Schedule 6 (Covenants);

(B)	paragraph (l), (n), (o) or (p) in the definition of “Permitted Disposal” (in respect of each of the foregoing, to the extent relating to any Capital Stock in SCE, Hotelco or Propco or any Restricted Asset) and the proviso in the definition of “Permitted Disposal” and paragraph 3.15 (Disposals) of Schedule 6 (Covenants) to the extent that it relates to any of the foregoing paragraphs or the foregoing proviso; and

(C)	paragraphs (d) and (e) (in respect of each of the foregoing, to the extent relating to any Capital Stock in SCE, Hotelco or Propco or any Restricted Asset) and the proviso in the definition of “Permitted Acquisition and paragraph 3.8 (Acquisitions) of Schedule 6 (Covenants) to the extent that it relates to any of the foregoing paragraphs or the foregoing proviso, shall not be made without the prior consent of all the Lenders and, where required under Clause 25.8 (Accession of Hedge Counterparties), all of the Hedge Counterparties.

(b)	An amendment or waiver which relates to the rights or obligations of the Agent, the Issuing Bank, the Bookrunner Mandated Lead Arrangers, the Mandated Lead Arranger, the Lead Arrangers, the Arranger, the Senior Managers, the Managers, the Security Agent, the POA Agent, the Disbursement Agent or a Hedge Counterparty (each in their capacity as such) may not be effected without the consent of the Agent, the Issuing Bank, the Hedge Counterparties, the Bookrunner Mandated Lead Arrangers, the Mandated Lead Arranger, the Lead Arrangers, the Arranger, the Senior Managers, the Managers, the Security Agent, the POA Agent or, as the case may be, the Disbursement Agent.

(c)	If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Document (other than a request for a consent, waiver or amendment of or in relation to those matters referred to in paragraph (a) above or any consent or approval required under paragraph 3.29 of Schedule 6 (Covenants) or Clause 28.21 (No Objection) or referred to in paragraph (d) below) or other vote of Lenders under the terms of this Agreement within 10 Business Days or such other period as is provided for by this Agreement (unless the Borrower agrees to a longer time period in relation to any request) of that request being made, its Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request provided that the Borrower has noted in its request for a consent, waiver, amendment or vote that such action is subject to the provisions of this paragraph (c) and sets out the date that is 10 Business Days after the date of such request.

(d)	If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any consent or approval required in connection with the entry into of any Major Project Document under paragraphs 3.29 or (if applicable) any Excluded Major Project Document under paragraph 3.39 of Schedule 6 (Covenants) or the approval of Major Construction Contracts (and amendments and supplements thereto) entered into prior to First Utilisation under paragraph 5(e) of Part I of Schedule 2 (Conditions Precedent) within 20 Business Days (unless the Borrower agrees to a longer time period in relation to any request) of that request being made, its Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request provided that the Borrower has noted in its request for a consent, waiver, amendment or vote that such action is subject to the provisions of this paragraph (d) and sets out the date that is 20 Business Days after the date of such request.

43.3	Replacement of Lender

(a)	If:

(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below); or

(ii)	an Obligor becomes obliged to repay any amount in accordance with Clause 9.1 (Illegality) or to pay additional amounts pursuant to Clause 17.1 (Increased costs), Clause 16.2 (Tax gross-up) or Clause 16.3 (Tax indemnity) to any Lender, then the Borrower may, on 10 Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Borrower, which is acceptable (in the case of any transfer of a Revolving Facility Commitment) to the Issuing Bank and which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 25 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or Letter of Credit fees, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause 43.3 shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to the Borrower to find a Replacement Lender;

(iii)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 10 Business Days after the date on which that Lender is deemed a Non-Consenting Lender;

(iv)	in no event shall the Lender replaced under Clause 43.3 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)	the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)	A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

(d)	In the event that:

(i)	the Borrower or the Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)	Lenders whose Commitments aggregate in the case of a consent, waiver or amendment requiring the approval of all the Lenders, more than 80 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 80 per cent. of the Total Commitments immediately prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

43.4	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments, the Total Term Loan Facility Commitments or Total Revolving Facility Commitments under the relevant Facility/ies; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments under the relevant Facility/ies will be reduced by the amount of its Available Commitments under the relevant Facility/ies and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of this paragraph (a).

(b)	For the purposes of this Clause 43.4, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b), (c) or (d) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

43.5	Replacement of a Defaulting Lender

(a)	The Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 5 Business Days’ prior written notice to the Agent and such Lender:

(i)	replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)	require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of the undrawn Revolving Facility Commitment of the Lender; or

(iii)	require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Revolving Facility, to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Borrower, and (in the case of any transfer of a Revolving Facility Commitment) which is acceptable to the Issuing Bank and which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 25 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or Letter of Credit fees, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender;

(iii)	the transfer must take place no later than 10 Business Days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)	the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)	The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

44.	CONFIDENTIALITY

44.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 44.2 (Disclosure of Confidential Information) and Clause 44.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

44.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates, head office and any other branch and Related Funds and any of its or their officers, directors, employees, professional advisers, Representatives and (unless it relates to any Services and Right to Use Agreement Confidential Information) auditors such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of (x) its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information and (y) in the case of any Services and Right to Use Agreement Confidential Information, that the Borrower Group is subject to a duty of confidentiality to the government and/or the relevant public regulatory authorities of the Macau SAR;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or succeeds (or which may potentially succeed) it as Agent or Security Agent, and in each case, to any of that person’s Affiliates, head office and any other branch, Related Funds, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)	appointed by any Finance Party or by a person to whom sub paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (d) of Clause 28.15 (Relationship with the Lenders and the Hedge Counterparties));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (ii) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 25.9 (Security Interests over Lenders’ rights);

(viii)	who is a Party; or

(ix)	with the prior written consent of the Borrower,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)	in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)	to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party;

(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of (x) its confidential nature and that some or all of such Confidential Information may be price-sensitive information and (y) in the case of any Services and Right to Use Agreement Confidential Information, that the Borrower Group is subject to a duty of confidentiality to the government and/or the relevant public regulatory authorities of the Macau SAR; and

(e)	to the International Swaps and Derivatives Association, Inc. (“ISDA”) or any Credit Derivatives Determination Committee or sub-committee of ISDA where such disclosure is required by them in order to determine whether the obligations under the Finance Documents will be, or in order for the obligations under the Finance Documents to become, deliverable under a credit derivative transaction or other credit linked transaction which incorporates the 2009 ISDA Credit Derivatives Determinations Committees and Auction Settlement Supplement or other provisions substantially equivalent thereto if ISDA is informed of (x) its confidential nature and that some or all of such Confidential Information may be price-sensitive information and (y) in the case of any Services and Right to Use Agreement Confidential Information, that the Borrower Group is subject to a duty of confidentiality to the government and/or the relevant public regulatory authorities of the Macau SAR.

44.3	Disclosure to numbering service providers

(a)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	Clause 47 (Governing Law):

(vi)	the names of the Agent and the Arranging Banks;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facilities (and any tranches):

(ix)	amount of Total Commitments;

(x)	currencies of the Facilities;

(xi)	type of Facilities;

(xii)	ranking of Facilities;

(xiii)	Termination Date for Facilities;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Borrower represents that none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Borrower and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

44.4	Entire agreement

This Clause 44 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

44.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

44.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 44.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 44.

44.7	Continuing obligations

The obligations in this Clause 44 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

44.8	Tax Disclosure

Notwithstanding any of the provisions of the Finance Documents, the Obligors and the Finance Parties hereby agree that each Party and each employee, representative or other agent of each Party may disclose to any and all persons, without limitation of any kind, the “tax structure” and “tax treatment” (in each case within the meaning of the U.S. Treasury Regulation Section 1.6011-4) of the Facility and any materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing relating to such tax structure and tax treatment to the extent, but only to the extent, necessary for the transaction to avoid being considered a confidential transaction for purposes of U.S. Treasury Regulation section 1.6011-4(b)(3).

45.	COUNTERPARTS

Except for any Finance Document that is governed by Macau SAR law and is to be executed by the parties thereto in the presence of a notary, each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

46.	USA PATRIOT ACT

Each Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA Patriot Act.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

47.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

48.	ENFORCEMENT

48.1	Jurisdiction of English courts

(a)	The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 48.1 is for the benefit of the Finance Parties and Secured Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

48.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

(i)	irrevocably appoints Law Debenture Corporate Service Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document governed by English law; and

(ii)	agrees that failure by an agent for service of process to notify the Obligor of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Parent (on behalf of all the Obligors) must immediately (and in any event within three Business Days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

48.3	Waiver of Jury Trial

EACH OF THE PARTIES TO THIS AGREEMENT AGREES TO WAIVE IRREVOCABLY ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN THIS AGREEMENT. This waiver is intended to apply to all Disputes. Each Party acknowledges that (a) this waiver is a material inducement to enter into this Agreement, (b) it has already relied on this waiver in entering into this Agreement and (c) it will continue to rely on this waiver in future dealings. Each Party represents that it has reviewed this waiver with its legal advisers and that it knowingly and voluntarily waives its jury trial rights after consultation with its legal advisers. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

ORIGINAL PARTIES

PART I

ORIGINAL LENDERS

Name of Original Lender	Term Loan Facility Commitment (HK Dollars)	Revolving Facility Commitment (HK Dollars)
Australia and New Zealand Banking Group Limited	$540,024,642.86	$41,540,357.14
Banco Espírito Santo do Oriente, S.A.	$288,013,142.86	$22,154,857.14
Banco Nacional Ultramarino, S.A.	$468,021,357.14	$36,001,642.86
Banco Weng Hang, S.A.	$57,602,628.57	$4,430,971.43
Bank of America, N.A.	$540,024,642.86	$41,540,357.14
Bank of China Limited, Macau Branch	$2,160,098,571.43	$166,161,428.57
Bank of Communications Co., Ltd. Macau Branch	$720,032,857.14	$55,387,142.86
Cathay United Bank Company, Limited, Hong Kong Branch	$72,003,285.71	$5,538,714.29
Chang Hwa Commercial Bank Ltd., Offshore Banking Branch	$36,001,642.86	$2,769,357.14
China CITIC Bank International Limited	$144,006,571.43	$11,077,428.57
Chong Hing Bank Limited, Macau Branch	$36,001,642.86	$2,769,357.14
Citibank, N.A., Hong Kong Branch	$540,024,642.86	$41,540,357.14
Crédit Agricole Corporate and Investment Bank, Hong Kong Branch	$468,021,357.14	$36,001,642.86
Crédit Industriel et Commercial, Singapore Branch	$72,003,285.71	$5,538,714.29
Dah Sing Bank, Limited	$36,001,642.86	$2,769,357.14
Deutsche Bank AG, Hong Kong Branch	$540,024,642.86	$41,540,357.14
First Commercial Bank Macau Branch	$36,001,642.86	$2,769,357.14
Industrial and Commercial Bank of China (Macau) Limited	$1,800,082,142.86	$138,467,857.14

Name of Original Lender	Term Loan Facility Commitment (HK Dollars)	Revolving Facility Commitment (HK Dollars)
National Australia Bank Limited, Hong Kong Branch	$288,013,142.86	$22,154,857.14
Tai Fung Bank Limited	$151,206,900.00	$11,631,300.00
The Bank of East Asia, Limited, Macau Branch	$288,013,142.86	$22,154,857.14
The Bank of Nova Scotia	$216,009,857.14	$16,616,142.86
UBS AG, Singapore Branch	$432,019,714.29	$33,232,285.71
Wing Lung Bank Limited, Macau Branch	$151,206,900.00	$11,631,300.00

Total	10,080,460,000.00	775,420,000.00

PART II

ORIGINAL GUARANTORS

Guarantor	Jurisdiction of Incorporation	Registration Number (or equivalent)
Studio City Investments Limited	The British Virgin Islands	1673083
Studio City Holdings Two Limited	The British Virgin Islands	402572
Studio City Holdings Three Limited	The British Virgin Islands	1746781
Studio City Holdings Four Limited	The British Virgin Islands	1746782
Studio City Entertainment Limited	Macau SAR	27610
Studio City Services Limited	Macau SAR	40053
Studio City Hotels Limited	Macau SAR	41334
SCP Holdings Limited	The British Virgin Islands	1697577
Studio City Hospitality and Services Limited	Macau SAR	40168
SCP One Limited	The British Virgin Islands	1697795
SCP Two Limited	The British Virgin Islands	1697797
Studio City Developments Limited	Macau SAR	14311
Studio City Retail Services Limited	Macau SAR	45208

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO FIRST UTILISATION

1.	Corporate Documents

(a)	A copy of the Constitutional Documents of each Grantor and Obligor.

(b)	A copy of a resolution of the board of directors of each Grantor and Obligor:

(i)	save if such resolution is not required under the law of incorporation or the articles of association of that Obligor or Grantor, approving the terms of, and the transactions contemplated by, the relevant Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)	in respect of each Obligor, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, in relation to the Parent and the Borrower, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party (each, for the purposes of this Schedule 2 and for so long as such authorisation remains effective, an “authorised signatory” of such Obligor).

(c)	A copy of the shareholder approval signed by the shareholders of SCIH and dated 21 January 2013.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to and, who will be executing, the Finance Documents and related documents.

(e)	A declaration of a director or other authorised signatory of each Obligor that the borrowing, guaranteeing or securing, as appropriate, the Total Commitments or the entry into or performance under any of the relevant Transaction Documents to which it is a party would not cause any guarantee, security or similar limit or any other Legal Requirement binding on it, to be exceeded.

(f)	A declaration of a director or other authorised signatory of each Obligor and Grantor confirming that each document, copy document and other evidence relating to it specified in this Part I (other than those referred to in paragraph 2 below) is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the initial Utilisation Request.

2.	Finance Documents

(a)	This Agreement duly executed by each party thereto.

(b)	The Subordination Deed duly executed by each party thereto.

(c)	The Hedging Letter duly executed by each party thereto.

(d)	The Fee Letters duly executed by each party thereto.

(e)	The Completion Support Agreement duly executed by each party thereto.

(f)	Each Completion Support Letter of Credit duly executed by each party thereto (or, if the aggregate liability cap of all Completion Support Letters of Credit is less than US$225,000,000, evidence that the obligations under the Completion Support Agreement have been cash collateralised in an amount equal to the amount of the difference between the sum of such liability caps and US$225,000,000 and such sum shall be deposited in a blocked account held with the Security Agent or otherwise subject to Security in favour of the Security Agent in accordance with the requirements of the Completion Support Agreement).

(g)	The Term Loan Facility Disbursement Agreement duly executed by each party thereto.

(h)	At least four originals of the following Transaction Security Documents (other than any Mortgage, Power of Attorney, Livrança or the Livrança Covering Letter, which shall be executed in one original each) in agreed form executed by the persons specified below opposite (or otherwise specified in the description of) the relevant Transaction Security Document:

Transaction Security Document
1. Propco:

(a)    Mortgage;

(b)    Power of Attorney;

(c)    Assignment of leases and right to use agreements entered or to be entered into between Propco and the Security Agent;

(d)    Account charge granted or to be granted by Propco in favour of the Security Agent;

(e)    Pledge agreement over the shares in Propco granted or to be granted by SCP One Limited, SCP Two Limited, SCP Holdings Limited and Propco in favour of the Security Agent;

(f)     Pledge of enterprises granted or to be granted by Propco in favour of the Security Agent;

(g)    Assignment of onshore contracts entered or to be entered into between Propco and the Security Agent;

Transaction Security Document
(h) Pledge over onshore accounts granted or to be granted by Propco in favour of the Security Agent; and (i) Floating charge granted or to be granted by Propco in favour of the Security Agent.
2. SCE:

(a)    Assignment of the Services and Right to Use Agreement entered or to be entered into between SCE and the Security Agent;

(b)    Assignment of the Reimbursement Agreement entered or to be entered into between SCE and the Security Agent;

(c)    Assignment of leases and right to use agreements entered or to be entered into between SCE and the Security Agent;

(d)    Pledge of enterprises granted or to be granted by SCE in favour of the Security Agent (excluding the Services and Right to Use Agreement and Reimbursement Agreement related enterprises);

(e)    Pledge agreement over shares in SCE entered or to be entered into between Studio City Holdings Three Limited, Studio City Holdings Four Limited, SCE and the Security Agent;

(f)     Floating charge granted or to be granted by SCE in favour of the Security Agent (excluding the Services and Right to Use Agreement and Reimbursement Agreement related assets);

(g)    Account charge granted or to be granted by SCE in favour of the Security Agent;

(h)    Pledge over onshore accounts granted or to be granted by SCE in favour of the Security Agent; and

Transaction Security Document
(i) Assignment of onshore contracts (excluding the Services and Right to Use Agreement and Reimbursement Agreement) entered or to be entered into between SCE and the Security Agent.

3. Parent:

(a)    Pledge agreement over the shares in the Borrower granted or to be granted by the Parent in favour of the Security Agent; and

(b)    Account charge granted or to be granted by the Parent in favour of the Security Agent.

4. Borrower:

(a)    Pledge agreement over the shares in Studio City Holdings Two Limited granted or to be granted by the Borrower in favour of the Security Agent;

(b)    Pledge agreement over the shares in Studio City Services Limited entered or to be entered into between Studio City Holdings Two Limited, the Borrower, Studio City Services Limited and the Security Agent;

(c)    Account charge granted or to be granted by the Borrower in favour of the Security Agent; and

(d)    Pledge over onshore accounts granted or to be granted by the Borrower in favour of the Security Agent.

5. Studio City Holdings Two Limited:

(a)    Pledge agreement over the shares in SCP Holdings Limited granted or to be granted by Studio City Holdings Two Limited in favour of the Security Agent;

(b)    Pledge agreement over the shares in Studio City Holdings Three Limited granted or to be granted by Studio City Holdings Two Limited in favour of the Security Agent;

(c)    Pledge agreement over the shares in Studio City Holdings Four Limited granted or to be granted by Studio City Holdings Two Limited in favour of the Security Agent; and

(d)    Pledge agreement over the shares in Studio City Services Limited entered or to be entered into between Studio City Holdings Two Limited, the Borrower, Studio City Services Limited and the Security Agent (as mentioned in paragraph 2(h)4(b), Part I of this Schedule).

Transaction Security Document
6. Studio City Services Limited:

(a)    Pledge agreement over the shares in Studio City Services Limited entered or to be entered into between Studio City Holding Two Limited, the Borrower, Studio City Services Limited and the Security Agent (as mentioned in paragraph 2(h)4(b), Part I of this Schedule);

(b)    Pledge agreement over the shares in Studio City Hospitality and Services Limited entered or to be entered into between Studio City Services Limited, Studio City Hospitality and Services Limited and the Security Agent;

(c)    Pledge agreement over the shares in Studio City Retail Services Limited entered or to be entered into between Studio City Services Limited, Studio City Hospitality and Services Limited, Studio City Retail Services Limited and the Security Agent;

(d)    Pledge of enterprises granted or to be granted by Studio City Services Limited in favour of the Security Agent;

(e)    Account charge granted or to be granted by Studio City Services Limited in favour of the Security Agent;

(f)     Pledge over onshore accounts granted or to be granted by Studio City Services Limited in favour of the Security Agent;

(g)    Floating charge granted or to be granted by Studio City Services Limited in favour of the Security Agent;

(h)    Assignment of onshore contracts entered or to be entered into between Studio City Services Limited and the Security Agent; and

(i)     Assignments of leases and right to use agreement entered or to be entered into between Studio City Services Limited and the Security Agent.

Transaction Security Document
7. Studio City Hospitality and Services Limited:

(a)    Pledge agreement over the shares in Studio City Hospitality and Services Limited to be entered or to be entered into between Studio City Services Limited, Studio City Hospitality and Services Limited and the Security Agent (as mentioned in paragraph 2(h)6(b), Part I of this Schedule);

(b)    Pledge agreement over the shares in Studio City Retail Services Limited entered or to be entered into between Studio City Services Limited, Studio City Hospitality and Services Limited, Studio City Retail Services Limited and the Security Agent (as mentioned in paragraph 2(h)6(c), Part I of this Schedule);

(c)    Pledge of enterprises granted or to be granted by Studio City Hospitality and Services Limited in favour of the Security Agent;

(d)    Account charge granted or to be granted by Studio City Hospitality and Services Limited in favour of the Security Agent;

(e)    Pledge over onshore accounts granted or to be granted by Studio City Hospitality and Services Limited in favour of the Security Agent;

(f)     Floating charge granted or to be granted by Studio City Hospitality and Services Limited in favour of the Security Agent;

(g)    Assignment of onshore contracts entered or to be entered into between Studio City Hospitality and Services Limited and the Security Agent; and

(h)    Assignments of leases and right to use agreement entered or to be entered into between Studio City Hospitality and Services Limited and the Security Agent.

Transaction Security Document
8. Hotelco:

(a)    Pledge agreement over the shares in Hotelco entered or to be entered into between Hotelco, Studio City Holdings Three Limited, Studio City Holdings Four Limited and the Security Agent;

(b)    Pledge of enterprises granted or to be granted by Hotelco in favour of the Security Agent;

(c)    Account charge granted or to be granted by Hotelco in favour of the Security Agent;

(d)    Pledge over onshore accounts granted or to be granted by Hotelco in favour of the Security Agent;

(e)    Floating charge granted or to be granted by Hotelco in favour of the Security Agent;

(f)     Assignment of onshore contracts entered or to be entered into between Hotelco and the Security Agent; and

(g)    Assignments of leases and right to use agreement entered or to be entered into between Hotelco and the Security Agent.

9. SCP Holdings Limited:

(a)    Pledge agreement over the shares in SCP One Limited granted or to be granted by SCP Holdings Limited in favour of the Security Agent;

(b)    Pledge agreement over the shares in SCP Two Limited granted or to be granted by SCP Holdings Limited in favour of the Security Agent; and

(c)    Pledge agreement over the shares in Propco granted or to be granted by SCP One Limited, SCP Two Limited, SCP Holdings Limited and Propco in favour of the Security Agent (as mentioned in paragraph 2(h)1(e), Part I of this Schedule).

10. SCP One Limited:

Pledge agreement over the shares in Propco granted or to be granted by SCP One Limited, SCP Two Limited, SCP Holdings Limited and Propco in favour of the Security Agent (as mentioned in paragraph 2(h)1(e), Part I of this Schedule).

Transaction Security Document
11. SCP Two Limited:	Pledge agreement over the shares in Propco granted or to be granted by SCP One Limited, SCP Two Limited, SCP Holdings Limited and Propco in favour of the Security Agent (as mentioned in paragraph 2(h)1(e), Part I of this Schedule).

12. Studio City Holdings Three Limited:

(a)    Pledge agreement over shares in SCE entered or to be entered into between Studio City Holdings Three Limited, Studio City Holdings Four Limited, SCE and the Security Agent (as mentioned in paragraph 2(h)2(e), Part I of this Schedule); and

(b)    Pledge agreement over the shares in Hotelco entered or to be entered into between Hotelco, Studio City Holdings Three Limited, Studio City Holdings Four Limited and the Security Agent (as mentioned in paragraph 2(h)8(a), Part I of this Schedule).

13. Studio City Holdings Four Limited:

(a)    Pledge agreement over shares in SCE entered or to be entered into between Studio City Holdings Three Limited, Studio City Holdings Four Limited, SCE and the Security Agent (as mentioned in paragraph 2(h)2(e), Part I of this Schedule); and

(b)    Pledge agreement over the shares in Hotelco entered or to be entered into between Hotelco, Studio City Holdings Three Limited, Studio City Holdings Four Limited and the Security Agent (as mentioned in paragraph 2(h)8(a), Part I of this Schedule).

14. Studio City Retail Services Limited:

(a)    Pledge agreement over the shares in Studio City Retail Services Limited entered or to be entered into between Studio City Services Limited, Studio City Hospitality and Services Limited, Studio City Retail Services Limited and the Security Agent (as mentioned in paragraph 2(h)6(c), Part I of this Schedule);

Transaction Security Document

(b)    Pledge of enterprises granted or to be granted by Studio City Retail Services Limited in favour of the Security Agent;

(c)    Account charge granted or to be granted by Studio City Retail Limited in favour of the Security Agent;

(d)    Pledge over onshore accounts granted or to be granted by Studio City Retail Services Limited in favour of the Security Agent;

(e)    Floating charge granted or to be granted by Studio City Retail Services Limited in favour of the Security Agent;

(f)     Assignment of onshore contracts entered or to be entered into between Studio City Retail Services Limited and the Security Agent; and

(g)    Assignments of leases and right to use agreements entered or to be entered into between Studio City Retail Services Limited and the Security Agent.

15. Melco Crown Gaming:	Pledge over accounts in respect of the Services and Right to Use Agreement granted or to be granted by Melco Crown Gaming in favour of the Security Agent.

16. Subordinated Creditors:	Assignment of Subordinated Debt entered or to be entered into between the Security Agent and the Subordinated Creditors.

17. Direct Agreements:

(a)    Services and Right to Use Direct Agreement entered or to be entered into between SCE, Melco Crown Gaming and the Security Agent;

(b)    Reimbursement Agreement Direct Agreement entered or to be entered into between SCE, Melco Crown Gaming and the Security Agent; and

(d)    Any direct agreement over any Major Construction Contract entered or to be entered into between, among others, the parties to the Major Construction Contracts and the Security Agent.

Transaction Security Document
18. Other documents:

(a)    Livrança signed by the Borrower and endorsed by the Original Guarantors;

(b)    Livrança Covering Letter signed by the Borrower and the Original Guarantors;

(c)    Debenture granted or to be granted by, among others, the Parent, the Borrower, Studio City Holdings Two Limited, SCP Holdings Limited, SCP One Limited, SCP Two Limited, Propco, Studio City Holdings Three Limited, Studio City Holdings Four Limited, SCE, Studio City Services Limited, Studio City Hospitality and Services Limited, Studio City Retail Services Limited and Hotelco in favour of the Security Agent; and

(d)    An assignment and pledge over Material Intellectual Property entered or to be entered into between each Obligor and the Security Agent.

(i)	All notices, requests for undertakings and direct agreements required to be sent or executed and delivered under the Transaction Security Documents executed by the appropriate Obligor and Grantors and duly acknowledged, agreed, executed and delivered by each addressee or counterparty thereto in each case, as expressly required under the Transaction Security Documents.

(j)	All share certificates and documents of title, transfers and stock transfer forms or equivalent duly executed by the appropriate Obligor in blank in relation to the assets subject to or expressed to be subject to the Transaction Security (except in relation to quotas in any Obligor incorporated in the Macau SAR which are not represented by any such certificates or documents of title, and in relation to shares in any Obligor incorporated in the Macau SAR, where the certificates representing such shares shall have been endorsed to the Security Agent as security under the relevant Transaction Security Document and delivered to the Security Agent) and all other documents to be provided under the Transaction Security Documents.

(k)	Evidence that each relevant Finance Document has been duly authorised, executed and delivered by the parties to those documents and (where required) duly filed, recorded, stamped and registered.

(l)	Evidence that promptly after the execution of any Transaction Security Document by a company incorporated in the British Virgin Islands (a “BVI Company”), such BVI Company has instructed (i) its registered agent in the British Virgin Islands to create and maintain a Register of Charges that complies with the provisions of Section 162 of the BVI Business Companies Act 2004 (as amended) (the “BBCA”), (ii) its registered agent to enter particulars of the security created pursuant to such Transaction Security Document in such Register of Charges, and (iii) its registered agent to effect registration of such Transaction Security Document at the Registry of Corporate Affairs of the British Virgin Islands (the “Registry”) pursuant to Section 163 of the BBCA.

(m)	Evidence that within 10 Business Days after the date of execution of any relevant Transaction Security Documents relating to shares in a BVI Company, (i) a notation of the security created by such Transaction Security Document has been made in the relevant Register of Members of such BVI Company pursuant to section 66(8) of the BBCA and (ii) a copy of such annotated Register of Members has been filed with the Registry.

(n)	A certified copy of each of the Registers of Members referred to and as annotated as set out in paragraph (m) above.

3.	Transaction Documents

(a)	A copy of each of the Transaction Documents (other than the Finance Documents and Constitutional Documents of any Obligor required to be provided under paragraph 1 or 2 above (or any Major Project Document not already delivered)) executed by the parties to those documents.

(b)	Evidence that each Major Project Document has been duly authorised, executed and delivered by the Obligors and (where required) duly filed, recorded, stamped and registered.

(c)	A copy of each Right to Use Agreement (to the extent not already provided pursuant to this Agreement).

4.	Amended Land Concession

A certified copy of Macau Official Gazette no. 42, II Series of 17 October 2001 and Macau Official Gazette No. 30, II Series of 25 July 2012 (together with an English translation of Dispatch no. 100/2001 of the Secretary for Transport and Public Works and its annexure and Dispatch no. 31/2012 of the Secretary for Transport and Public Works and its annexures respectively).

5.	Construction

(a)	Evidence that the Construction Contracts constituting a minimum 80% of hard construction costs (in aggregate) of the Project have been executed.

(b)	The Group Budget.

(c)	The Project Schedule.

(d)	The Projections.

(e)	A copy of each Major Construction Contract (including any supplements or amendments thereto) and the Plans and Specifications, in each case in effect as of the date of First Utilisation, all of which (together with any supplements and amendments thereto) shall be in form and substance satisfactory to the Majority Lenders (in consultation with the Technical Adviser).

6.	DICJ Letter

A letter granted by the Gaming Inspection and Coordination Bureau of the Macau SAR (the “DICJ”) dated 9 February 2012 explaining its proposed application of any table cap to the casino and other gaming areas comprised in the Project to the effect that such application would enable no less than 400 gaming tables to be in operation in the Project by the Opening Date.

7.	Permits

(a)	A copy of each of the Permits described in Part I of Schedule 16 (Permits).

(b)	Evidence, comprising a director’s or authorised signatory’s certificate or declaration, that all relevant Permits described in Part I of Schedule 16 (Permits) have been issued, are in full force and effect and are not subject to any proceedings or any unsatisfied conditions that might reasonably be expected to adversely modify any relevant Permit described in Part I of Schedule 16 (Permits) in any material way, revoke any relevant Permit described in Part I of Schedule 16 (Permits), restrain or prevent the operation of the Project or any of the transactions contemplated by the relevant Transaction Documents.

(c)	Evidence, comprising a director’s or authorised signatory’s certificate or declaration, in respect of each relevant Permit described in Part II of Schedule 16 (Permits) that:

(i)	each such relevant Permit described in Part II of Schedule 16 (Permits) is of a type that is routinely granted on application and compliance with the conditions for issuance; and

(ii)	there are no facts or circumstances which indicate that any such Permit described in Part II of Schedule 16 (Permits) will not be obtainable without undue expense or delay prior to the time it is required.

(d)	Evidence, comprising a director’s or authorised signatory’s certificate or declaration, that all other Permits relating to the Project which are required at the time to be in place have been obtained or effected as required and, in respect of those Permits relating to the Project which are not yet required:

(i)	each such Permit is of a type that is routinely granted on application and compliance with the conditions for issuance; and

(ii)	there are no facts or circumstances which indicate that any such Permit will not be obtainable without undue expense or delay prior to the time it is required.

8.	Insurance

(a)	Certified true copies of all Insurance policies in relation to the Project required to be in place pursuant to Schedule 8 (Insurance) (to the extent they are in place).

(b)	Evidence that all Insurances in relation to the Project (and any Reinsurances in respect thereof to the extent required under paragraph 2.1 (Policies) of Schedule 8 (Insurance)) are in full force and effect, all premium then due and payable have been paid and each policy has been endorsed, in each case as required by Schedule 8 (Insurance) and the Finance Parties named as a co-insureds.

(c)	Insurance Brokers’ Letters of Undertaking and Reinsurance Brokers’ Letters of Undertaking in respect of such Insurances.

9.	Accounts

Evidence that each of the Accounts has been established.

10.	Reports

(a)	The Insurance Report.

(b)	The Technical Report.

(c)	The Environmental Report.

(d)	The Project Valuation Report.

(e)	The Financial Model.

11.	Legal opinions

The following legal opinions (in each case, in substantially the form circulated to the Lenders prior to the First Utilisation):

(a)	a legal opinion of Manuela António Advogados & Notários, legal advisers to the Obligors, as to Macanese law (including addressing issues relating to the reversion of the Amended Land Concession to the Macau SAR government in the event that there is no reduction of the land grant to the Project and Propco fails to complete its entire development obligation within the development period set out in the Amended Land Concession);

(b)	a legal opinion of Henrique Saldanha Advogados & Notários, legal advisers to the Agent, the Security Agent and the Arranging Banks, as to Macanese law (including addressing issues relating to the reversion of the Amended Land Concession to the Macau SAR government in the event that there is no reduction of the land grant to the Project and Propco fails to complete its entire development obligation within the development period set out in the Amended Land Concession);

(c)	a legal opinion of Maples and Calder, legal advisers to the Agent, the Security Agent and the Arranging Banks, as to British Virgin Islands law;

(d)	a legal opinion of Clifford Chance, legal advisers to the Agent, the Security Agent and the Arranging Banks, as to Hong Kong law; and

(e)	a legal opinion of Clifford Chance, legal advisers to the Agent, the Security Agent and the Arranging Banks, as to English law.

12.	Other documents and evidence

(a)	Evidence that the fees, costs and expenses then due and payable with respect to the Facilities, have been (or will be at First Utilisation) paid.

(b)	Evidence that the agent for service of process specified in Clause 48.2 (Service of process) has accepted its appointment.

(c)	Copies of the Original Financial Statements.

(d)	A copy of any other Authorisation, Permit or document, opinion or assurance which the Agent has notified the Borrower in writing prior to the date of this Agreement is necessary in connection with the entry into and performance of the transactions contemplated by the Transaction Documents.

(e)	If First Utilisation occurs after 31 December 2013, confirmation no Construction Cost Drawstop has occurred and is continuing.

(f)	Compliance by the Obligors with all relevant ‘know-your-customer’ requirements, as notified to the Obligors by the Agent prior to the date of this Agreement.

13.	Equity Contributions and High Yield Notes

(a)	Evidence that the Equity Contributions have been:

(i)	received by the Borrower in full; and

(ii)	disbursed and spent on the Project in accordance with the requirements of the Finance Documents.

(b)	Evidence that the net proceeds of the issuance of the High Yield Notes were deposited into the High Yield Note Proceeds Account (save for the amounts required to be deposited into the High Yield Note Interest Reserve Account) in accordance with the requirements of the High Yield Note Disbursement Agreement.

(c)	Evidence that as at the first date of disbursement of the proceeds of the issuance of the High Yield Notes from the High Yield Note Disbursement Account, the In-Balance Test is satisfied (provided that, for this test only, amounts available under the Completion Support Agreement shall not be included and the High Yield Note Documents will be deemed to be ‘Finance Documents’).

(d)	Evidence that all the land premium in respect of the Amended Land Concession has been paid or provided for (by way of an amount equal to all remaining outstanding land premium being held in the High Yield Note Proceeds Account).

(e)	Evidence that all the proceeds of the High Yield Notes in the High Yield Note Proceeds Account have been disbursed (and spent on the Project) (other than land premium payments which have been allocated to be made from the proceeds of the High Yield Notes and which are being held in the High Yield Note Proceeds Account).

(f)	Evidence that the Note Debt Service Reserve Account has been funded with an amount not less than the aggregate amount of interest due in the next six months under the High Yield Notes.

(g)	A certificate from the Parent confirming that the placement of High Yield Notes closed and the terms of the High Yield Notes issued before the date of this Agreement are substantially as described in the offering memorandum dated 16 November 2012.

(h)	A copy of the executed Bondco Loan Agreement.

(i)	A copy of the offering memorandum of the High Yield Notes dated 16 November 2012.

PART II

CONDITIONS PRECEDENT TO ALL PROJECT UTILISATIONS

1.	Utilisation Request

All information, attachments, certifications and other supporting documents required by the Utilisation Request, all appropriately completed and duly executed by an authorised signatory of the Borrower.

2.	Technical Adviser’s Certificate

A certificate from the Technical Adviser substantially in the form set out in Schedule 23 (Form of Technical Advisor’s Certificate).

3.	Reports, Financial Statements and Other Information

(a)	Each of the reports, financial statements and other information for the Project which are required to be delivered on or before the date of the relevant Utilisation Request, pursuant to paragraph 1 of Schedule 6 (Covenants).

(b)	Receipt of the most recent Technical Adviser’s Monthly Report for the Project due on or before the date of the Utilisation Request.

4.	Construction Contracts and Subcontracts

(a)	A copy of any other Construction Contract or any named sub-contract (referred to in a Major Construction Contract) requested by the Technical Adviser pursuant to paragraph 3.13 (Project Documents) of Schedule 6 (Covenants) (and which has not already been provided).

(b)	A certificate of an authorised signatory of the Borrower certifying that each Construction Contract is consistent in all material respects with the Group Budget, Projections, the Project Schedule and Plans and Specifications.

(c)	A certificate of the Technical Adviser that each such Construction Contract is consistent in all material respects with the Group Budget, the Projections, the Project Schedule and Plans and Specifications.

5.	Other documents and evidence

(a)	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 15 (Fees) or Section 6 (Additional Payment Obligations) have been paid or will be paid by the Utilisation Date.

(b)	A certificate of an authorised signatory of each Obligor certifying that each document, copy document and any other evidence relating to it (and, in the case of the Borrower, each other document, copy document or other evidence) specified in this Part II is correct, complete and in full force and effect, and has not been amended or superseded, as at a date no earlier than the date of the Utilisation Request.

(c)	A copy of any other Permit or other document, opinion or assurance which the Agent notifies the Borrower is necessary in connection with the entry into and performance of the transactions contemplated by any Transaction Document, for the Project or for the validity and enforceability of any Transaction Document in accordance with its terms.

PART III

CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN

ADDITIONAL GUARANTOR

1.	An Accession Letter executed by the Additional Guarantor and the Borrower.

2.	A copy of the Constitutional Documents of the Additional Guarantor.

3.	In the case of any Additional Guarantor who is a US Person, a copy of a good standing certificate (including verification of tax status) or equivalent with respect to the Additional Guarantor, issued as of a recent date by the Secretary of State or other relevant State or other Governmental Authority.

4.	A copy of a resolution of the board of directors of the Additional Guarantor:

(a)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Accession Letter and any other Transaction Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf;

(c)	authorising the Parent to act as its agent in connection with the Finance Documents.

5.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 4 above.

6.	If required by law, a copy of a resolution signed by all the holders of the Capital Stock in each Additional Guarantor, approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party.

7.	A certificate of the Additional Guarantor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments or the entry into or performance under any of the Transaction documents to which it is a party would not cause any borrowing, guarantee, security or similar limit or any other Legal Requirement binding on it to be exceeded.

8.	A certificate of an authorised signatory of the Additional Guarantor certifying that each document, copy document and other evidence listed in this Part III is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

9.	The following legal opinions:

(a)	A legal opinion of the legal advisers to the Agent and the Security Agent, as to English law.

(b)	If the Additional Guarantor is incorporated in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Agent and the Security Agent in each of those jurisdictions.

10.	Evidence that the agent for service of process specified in Clause 48.2 (Service of process) has accepted its appointment in relation to the proposed Additional Guarantor.

11.	Any Transaction Security Documents which are required by the Agent to be executed by the proposed Additional Guarantor (and which are in form and substance identical to those entered into by the existing Obligors).

12.	Any notices, requests for undertakings or other documents required to be given or executed under the terms of those Transaction Security Documents, together with, where relevant, their due acknowledgement and agreement by the addressee or any other person expressed to be a party thereto.

13.	Evidence that promptly after the execution of any Transaction Security Document by a BVI Company, such BVI Company has instructed (i) its registered agent in the British Virgin Islands to create and maintain a Register of Charges that complies with the BBCA, (ii) to enter particulars of the security created pursuant to such Transaction Security Document in such Register of Charges, and (iii) its registered agent to effect registration of such Transaction Security Document at the Registry pursuant to Section 163 of the BBCA.

14.	Evidence that within 10 Business Days after the date of execution of any relevant Transaction Security Documents relating to shares in a BVI Company, (i) a notation of the security created by such Transaction Security Document has been made in the relevant Register of Members of such BVI Company pursuant to section 66(8) of the BBCA and (ii) a copy of such annotated Register of Members has been filed with the Registry.

15.	A certified copy of each of the Registers of Members referred to and as annotated as set out in paragraph 14 above.

SCHEDULE 3

REQUESTS

PART I

UTILISATION REQUEST1

TERM LOAN FACILITY

From: [The Borrower] [The Parent]

To: [Agent]

Date:

Dear Sirs

Studio City Company Limited and others – HK$10,855,880,000 (or equivalent) Senior Facilities Agreement dated [•] (the “Senior Facilities Agreement”)

Term Loan Facility Utilisation Request No [•]

1.	We refer to the Senior Facilities Agreement. This is a Utilisation Request. Terms defined in the Senior Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	[We wish][The Borrower wishes] to borrow a Loan under the Term Loan Facility on the following terms:

(a) Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

(b) Currency of Loan:	HK$

(c) Amount:	[•] or, if less, the Available Facility

(d) Interest Period:	[•]

(e) Purpose:	[•][2]

3.	We confirm, in relation to the proposed Utilisation above, that:

(a)	[prior to the date of this Utilisation Request, the following payments (if any) have been made in respect of Project Costs[3]:][4]

[1]	Do not include paragraphs 3(a), 3(c)-(e) (inclusive), 3(g)-(i) (inclusive), 3(l), 4 and 5 in a Utilisation Request for a Utilisation which is not a Project Utilisation.
[2]	Specify purpose and break down application according to Line Items of Project Costs proposed to be financed, and where for refinancing of payment, the original source of funds for such payment.
[3]	Such payments to be broken down by Line Item.
[4]	To be included in the First Utilisation Request.

(b)	the purpose specified above in respect of that Utilisation complies with the permitted use under the Senior Facilities Agreement of the Facility under which it is proposed to be made and no part of the Loan will be applied otherwise than in accordance with such purpose;

(c)	the Project Costs to be paid (or reimbursed or refinanced) have been incurred and are due and payable, or will be incurred and be due and payable, on or prior to the date falling 35 days after the proposed Utilisation Date and there are no amounts standing to the credit of (or required to be deposited to) any of the Accounts or any amount of Revenue otherwise expected to be available, in each case to meet such Project Costs;

(d)	where proceeds of the above Loan specified are to be applied in the amounts specified towards the reimbursement of or refinancing of Project Costs, such proceeds shall be applied to so reimburse or refinance such Project Costs;

(e)	the amount of the above Loans requested, when aggregated with the amounts of all other Loans, is no greater than the aggregate amount of all Project Costs incurred and paid or which will be incurred and be due and payable on or before the date falling 35 days after the proposed Utilisation Date;

(f)	each condition relevant to the above Utilisation specified or referred to in Clause 4 (Conditions of Utilisation) or Section 3 (Utilisation) of the Senior Facilities Agreement is satisfied on the date of this Utilisation Request (other than the following conditions):

(i)	[•]; and

(ii)	[•].

(g)	the In-Balance Test will be satisfied as at the date of Utilisation and could not reasonably be expected to be breached as a result of the making of the above Loan;

(h)	we have no reason to believe that the current Group Budget is not accurate in all material respects or that the current Project Schedule is not accurate in all material respects;

(i)	neither the Group Budget, current Projections nor the current Project Schedule indicate:

(i)	the In-Balance Test is not satisfied;

(ii)	the Opening Date will not be achieved on or before the Opening Long Stop Date; or

(iii)	the Construction Completion Date will not be achieved on or before the Construction Completion Long Stop Date;

(j)	no Default has occurred which is continuing or will result from the above Utilisation;

(k)	all the representations and warranties in the Repeating Representations are true in all material respects; and

(l)	since the last Utilisation Request, the following amounts have been paid in respect of payments for which a Utilisation has previously been requested but which were not yet payable at the time of its Utilisation Date:

Utilisation Request No.	Payment Description	Amount

4.	[We attach invoices, receipts and other documents substantiating the Project Costs and payments referred to in paragraphs 2 and 3(a) above, including for the avoidance of doubt, all disbursement requests (together with all attachments thereto) made under the High Yield Note Disbursement Agreement.][5]

5.	[We attach an updated [Group Budget] [and] [Project Schedule].] [We confirm that the [Group Budget] [Project Schedule] delivered to the Agent on [•] has not been updated since such date.][6]

6.	We attach signed but undated receipts for the Utilisation requested above and authorise the Agent to date such receipts on the date such Utilisation is made.

7.	The [proceeds/specified amounts] of the above Utilisation should be credited to, respectively, the following Accounts:

[specify relevant account and amount]

Yours faithfully

Name: authorised signatory for and on behalf of [Borrower] [Parent]

[5]	To be included in the First Utilisation Request.
[6]	Delete as appropriate.

PART II

UTILISATION REQUEST

REVOLVING FACILITY

From: [Borrower] [Parent]

To: [Agent]

Date:

Dear Sirs

Studio City Company Limited and others – HK$10,855,880,000 (or equivalent) Senior Facilities Agreement dated [•] January 2013 (the “Senior Facilities Agreement”)

Revolving Facility Utilisation Request

1.	We refer to the Senior Facilities Agreement. This is a Utilisation Request. Terms defined in the Senior Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	The Borrower wishes to borrow a Loan under the Revolving Facility on the following terms:

(a) Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

(b) Currency of Loan:	HK$

(c) Amount:	[•] or, if less, the Available Facility

(d) Interest Period:	[•]

(e) Purpose:	[•][7]

3.	We confirm that:

(a)	the purpose specified above complies with the permitted use of the Revolving Facility under the Senior Facilities Agreement and no part of the Loan will be applied otherwise than in accordance with such purpose;

(b)	each condition relevant to the Utilisation specified or referred to in Clause 4 (Conditions of Utilisation) or Section 3 (Utilisation) of the Senior Facilities Agreement is satisfied on the date of this Utilisation Request other than the following conditions:

(i)	[•]; and

(ii)	[•];

[7]	Insert relevant purpose for the Revolving Facility (general working capital purposes)

(c)	[the Agent has not given any notice to the Borrower pursuant to Clause 24.2 (Acceleration) and no Event of Default has occurred under paragraph 6 (Insolvency) or 7 (Insolvency proceedings) of Part I of Schedule 9 (Events of Default and Review Events)]8/[no Default is continuing or will result from the proposed Utilisation][9]; and

(d)	all of the Repeating Representations in Schedule 5 (Representations and Warranties) of the Senior Facilities Agreement are true in all material respects.

4.	We attach a signed but undated receipt for the Loan and authorise the Agent to date the receipt on the date the Loan is made.

5.	The proceeds of this Loan should be credited to [account].

6.	This Utilisation Request is irrevocable.

Yours faithfully

Name: authorised signatory for and on behalf of [Borrower] [Parent]

[8]	To be included in a Utilisation Request relating to a Rollover Loan.
[9]	To be included in all Utilisation Requests other than any Utilisation Request relating to a Rollover Loan.

PART III

UTILISATION REQUEST – LETTERS OF CREDIT

From: [Borrower] [Parent]

To: [Agent]

Dated:

Dear Sirs

Studio City Company Limited and others – HK$10,855,880,000 (or equivalent) Senior Facilities Agreement dated [•] January 2013 (the “Senior Facilities Agreement”)

Letter of Credit Utilisation Request No [•]

1.	We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Senior Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	The Borrower wishes to arrange for a Letter of Credit to be [issued]/[renewed] by the Issuing Bank specified below (which has agreed to do so) on the following terms:

(a) Borrower:	[•]

(b) Issuing Bank:	[•]

(c) Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

(d) Facility to be utilised:	Revolving Facility

(e) Currency of Letter of Credit:	HK$

(f) Amount:	[•] or, if less, the Available Facility in relation to the Revolving Facility:

(g) Term:	[•]

3.	[The purpose of this proposed Letter of Credit is[•][10].][11]

4.	We confirm that:

(a)	the purpose specified above complies with the permitted use of Revolving Facility under the Senior Facilities Agreement and no part of the Letter of Credit will be applied otherwise than in accordance with such purpose;

[10]	In case of a Project Utilisation, specify purpose and break down application according to Line Items of Project Costs proposed to be financed.
[11]	Not required for a renewal.

(b)	there are no amounts standing to the credit of (or required to be deposited to) any of the Accounts or any amount of Revenue received or derived from the Project which is otherwise expected to be available to meet such Project Costs;

(c)	the Letter of Credit is required for the purpose specified and there are no amounts standing to the credit of (or required to be deposited to) any of the Accounts or any amount of Revenue received or derived from the Project which is otherwise expected to be available to meet such Project Costs;

(d)	each condition relevant to the Utilisation specified or referred to in Clause 4 (Conditions of Utilisation) or Section 3 (Utilisation) of the Senior Facilities Agreement is satisfied on the date of this Utilisation Request;

(e)	[no Default is continuing or will result from the proposed Utilisation][12][, the Agent has not given any notice to the Borrower pursuant to Clause 24.2 (Acceleration) and no Event of Default has occurred under paragraph 6 (Insolvency) or 7 (Insolvency proceedings) of Part I of Schedule 9 (Events of Default and Review Events)][13]; and

(f)	all of the Repeating Representations of the Senior Facilities Agreement are true in all material respects.

5.	[We attach, as required by paragraph 2 of Part II of Schedule 2 (Conditions Precedent) of the Senior Facilities Agreement, documents substantiating the Project Costs and payments referred to in paragraph 2 above][14];

6.	We attach a copy of the proposed Letter of Credit.

7.	This Utilisation Request is irrevocable.

8.	Delivery instructions:

[Specify delivery instructions.]

[12]	Delete in the case of a renewal request.
[13]	Delete in the case of any Utilisation Request that is not a renewal request.
[14]	Include for Project Utilisation only.

9.	[The proposed Letter of Credit is a Trade Letter of Credit]*. [We attach a copy of the application form (or equivalent) required by the Issuing Bank to be completed by the Borrower in order for such Letter of Credit to be issued].**

Yours faithfully,

Name: authorised signatory for and on behalf of [Borrower] [Parent] Attachments: [list]

*	Include if the proposed Letter of Credit is a Trade Letter of Credit.
**	Include if the proposed Letter of Credit is a Trade Letter of Credit and the Issuing Bank requires an application form (or equivalent) to be completed.

PART IV

SELECTION NOTICE

From: [Borrower]

To:     [Agent]

Date:

Dear Sirs

Studio City Company Limited and others – HK$10,855,880,000 (or equivalent) Senior

Facilities Agreement

dated [•] January 2013 (the “Senior Facilities Agreement”)

Section Notice No [•]

1.	We refer to the Senior Facilities Agreement. This is a Selection Notice. Terms defined in the Senior Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following Term Loan Facility Loan[s] with an Interest Period ending on [•].[15]

3.	We request that the above Term Loan Facility Loan(s) be divided into [•] Term Loan Facility Loans with the following Interest Periods:

[•].16

4.	We request that the next Interest Period for the above Term Loan Facility Loan[s] is [•].[17]

5.	This Selection Notice is irrevocable.

Yours faithfully

Name:

authorised signatory

for and on behalf of

[The Borrower]

[15]	Repeat and insert details of all Loans for the relevant Facility which have an Interest Period ending on the same date.
[16]	Use this option if division of Loans is requested.
[17]	Delete as required and repeat sub-paragraph for Loans under other Facilities.

SCHEDULE 4

MANDATORY PREPAYMENT

1.	Definitions

For the purposes of this Schedule 4:

“Claim Proceeds” means the proceeds of a claim under a Major Project Document or the settlement thereof (including Liquidated Damages under a Major Project Document and, if not in cash, the monetary value thereof but excluding any delay or performance liquidated damages or the proceeds of any other claim relating to delay in completion, commissioning, start-up or delivery, to performance or operation or to loss of income, revenue or profits of any kind) (a “Recovery Claim”) against a counterparty to that Major Project Document receivable by any Obligor, except for Excluded Claim Proceeds and after deducting:

(a)	any reasonable expenses which are incurred by any Obligor to persons who are not Obligors; and

(b)	any Tax incurred and required to be paid by an Obligor in connection therewith (as reasonably determined by the Obligor on the basis of existing rates and taking into account any available credit, deduction or allowance), in each case in relation to that Recovery Claim (“Recovery Costs”).

“Debt Issuance” means any, or any agreement for or grant of any right (whether actual or contingent) to require, the allotment, grant, incurrence or issuance of bonds, debentures, loan stock or any similar instrument by any Obligor.

“Debt Issuance Proceeds” means the amount of the proceeds of any Debt Issuance received by any Obligor (other than Permitted Financial Indebtedness) from a person who is not an Obligor and after deducting:

(a)	any reasonable expenses which are incurred by any Obligor with respect to that Debt Issuance to persons who are not Obligors; and

(b)	any Tax incurred and required to be paid by an Obligor in connection with that Debt Issuance (as reasonably determined by the Obligor on the basis of existing rates and taking into account any available credit, deduction or allowance).

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means the consideration received by any Obligor (including, if not in cash, the monetary value thereof) other than from another Obligor for any Disposal made by any Obligor pursuant to paragraph (e), (k) or (p) of the definition of “Permitted Disposal” except for Excluded Disposal Proceeds and after deducting:

(a)	any reasonable expenses which are incurred by any Obligor to persons who are not Obligors; and

(b)	any Tax incurred and required to be paid by any Obligor in connection therewith (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance), in each case, in respect of that Disposal (“Disposal Costs”).

For the avoidance of doubt, no Obligor shall dispose of any assets comprised in (or forming part of) the Phase II Project unless such Disposal is a Permitted Disposal.

“Eminent Domain Proceeds” means any amounts or proceeds (including monetary instruments) received in respect of any Event of Eminent Domain relating to any member of the Group or any of its assets (except for Excluded Eminent Domain Proceeds), less:

(a)	any costs or expenses incurred by any member of the Group or its agents in collecting such amounts and proceeds; and

(b)	any Tax related to the receipt of such amounts or proceeds (“Eminent Domain Costs”).

“Equity Issuance” means any, or any agreement for or grant of any right (whether actual or contingent) to require, the allotment, grant, incurrence or issuance of any Capital Stock by any member of the Group or any other person or (to the extent not covered by the definition of “Debt Issuance” above) any interest therein of any kind or any instrument or other right and interest convertible into any such Capital Stock or interest.

“Equity Issuance Proceeds” means the amount of the proceeds of any Equity Issuance by any member of the Group received by the Parent or any other member of the Group (including, if not in cash, the monetary value thereof) except for Excluded Equity Issuance Proceeds and after deducting:

(a)	any reasonable expenses which are incurred by the Parent or any member of the Group with respect to that Equity Issuance to persons who are not Obligors; and

(b)	any Tax incurred and required to be paid by the Parent or any other member of the Group (as reasonably determined by the Parent or other member of the Group, as the case may be, on the basis of existing rates and taking account of any available credit, deduction or allowance).

“Event of Eminent Domain” means, with respect to any asset:

(a)	any compulsory transfer or taking by condemnation, seizure, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking or confiscation of such asset or the requisition of the use of such asset, by any agency, department, authority, commission, board, instrumentality or political subdivision of any Governmental Authority having jurisdiction; or

(b)	any settlement in lieu of paragraph (a) above.

“Excluded Claim Proceeds” means:

(a)	any Insurance Proceeds, Eminent Domain Proceeds or Termination Proceeds;

(b)	the proceeds of any claim under any Phase II Project Agreement or any construction contract entered into solely in respect of the Phase II Project;

(c)	(to the extent not applied in accordance with paragraph (e) below), any proceeds of a Recovery Claim where such proceeds are in an individual amount of US$500,000 or less (after deducting Recovery Costs) (or its equivalent in other currencies) provided that where the events or circumstances giving rise to that Recovery Claim involve (i) any loss, liability, charge or claim relating to or made against a member of the Group by a person who is not a member of the Group or (ii) the loss or destruction of or damage to assets of members of the Group (in each case, in respect of the Project), such proceeds of such Recovery Claims shall first be applied as contemplated by paragraph (e)(i) below;

(d)	(to the extent not applied in accordance with paragraph (e) below), any proceeds of a Recovery Claim which when aggregated with all other proceeds of Recovery Claims (including all amounts of the type referred to in paragraph (c)) do not exceed an aggregate amount of HK$100,000,000 (after deducting Recovery Costs) (or its equivalent in other currencies) for the Group;

(e)

(i)	prior to the Completion Support Release Date, any proceeds of a Recovery Claim which the Parent notifies the Agent within 30 days of receipt are to be applied:

(A)	to satisfy fully (or reimburse a member of the Group which has discharged) any loss, liability, charge or claim relating to or made against a member of the Group by a person which is not a member of the Group (in each case, solely in respect of the Project); or

(B)	in the full replacement, reinstatement and/or repair of assets of members of the Group (in each case, solely in respect of the Project) which have been lost, destroyed or damaged,

in each case as a result of the events or circumstances giving rise to that Recovery Claim, if those proceeds are committed to be so applied as soon as possible (but in any event within 3 Months of receipt, and such proceeds are actually applied within 9 Months of receipt (or such longer period as the Majority Lenders may agree);

(ii)	on or after the Completion Support Release Date, any proceeds of a Recovery Claim which the Parent notifies the Agent within 30 days of receipt are to be applied:

(A)	to satisfy fully (or reimburse a member of the Group which has discharged) any loss, liability, charge or claim upon a member of the Group by a person which is not a member of the Group (in each case, solely in respect of the Project);

(B)	in the full replacement, reinstatement and/or repair of assets of members of the Group which have been lost, destroyed or damaged,

in each case as a result of the events or circumstances giving rise to that Recovery Claim, if those proceeds are committed to be so applied as soon as possible (but in any event within 3 Months of receipt and such proceeds are actually applied within 9 Months of receipt or such longer period as the Majority Lenders may agree) after receipt;

(f)	following the Completion Support Release Date, all Claim Proceeds receivable by an Obligor in connection with any Major Construction Contract.

“Excluded Disposal Proceeds” means any Disposal Proceeds:

(a)

(i)	which, in respect of any Disposal made prior to the Completion Support Release Date, the Borrower notifies the Agent within 30 days of receipt of such proceeds that such proceeds are to be used for reinvestment in the Project (but, save in the case of the Disposal of any asset comprised in the Phase II Project, excluding the Phase II Project and any asset comprised in the Phase II Project), provided those proceeds are committed to be so applied within 3 Months of receipt and, other than the amount of any such proceeds that the relevant member of the Group undertaking such reinvestment is entitled to retain pursuant to any agreements or other arrangements (howsoever described) entered into in relation to that reinvestment and such proceeds are actually applied within 9 Months of receipt (or such longer period as the Majority Lenders may agree); or

(ii)	which, in respect of any Disposal made on or after the Completion Support Release Date, the Parent notifies the Agent within 30 days of receipt of such proceeds that such proceeds are to be applied to the replacement, reinvestment and/or repair of assets in the Group, in the Project and/or the Phase II Project and/or any asset comprised in the Phase II Project, provided those proceeds are committed to be so applied within 3 Months of receipt and, other than the amount of any such proceeds that the relevant member of the Group undertaking such reinvestment is entitled to retain pursuant to any agreements or other arrangements (howsoever described) entered into in relation to that reinvestment, and such proceeds are actually applied within 9 Months of receipt (or such longer period as the Majority Lenders may agree);

(b)	(to the extent not applied in accordance with paragraph (a) above), where such proceeds are in an individual amount of US$500,000 or less (after deducting (to the extent not previously deducted) Disposal Costs)) (or its equivalent in other currencies) (including all amounts of the type referred to in this paragraph (b); and

(c)	(to the extent not applied in accordance with paragraph (a) above, which, when aggregated with all other Disposals Proceeds (including all amounts of the type referred to in paragraph (b)) do not exceed an aggregate amount of US$5,000,000 (after deducting (to the extent not previously deducted) Disposal Costs) (or its equivalent in other currencies) for the Group.

“Excluded Eminent Domain Proceeds” means:

(a)	(to the extent not applied in accordance with paragraph (b) below), any amounts or proceeds (including monetary instruments) received in respect of any Event of Eminent Domain relating to any member of the Group or any of its assets where such amounts or proceeds are in an individual amount of US$500,000 or less (after deducting Eminent Domain Costs) (or its equivalent in other currencies);

(b)

(i)	any amounts or proceeds (including monetary instruments) received in respect of any Event of Eminent Domain relating to any member of the Group or any of its assets which occurs prior to the Completion Support Release Date, in respect of which the Parent notifies the Agent within 30 days of receipt of such amounts or proceeds that such amounts or proceeds are to be used for reinvestment in the Project (but, save in the case of any asset comprised in the Phase II Project, excluding the Phase II Project and any asset comprised in the Phase II Project), provided those amounts or proceeds are committed to be so applied within 3 Months of receipt and, other than the amount of any such amounts or proceeds that the relevant member of the Group undertaking such reinvestment is entitled to retain pursuant to any agreements or other arrangements (howsoever described) entered into in relation to that reinvestment, such amounts or proceeds are actually applied within 9 Months of receipt (or such longer period as the Majority Lenders may agree); or

(ii)	any amounts or proceeds (including monetary instruments) received in respect of any Event of Eminent Domain relating to any member of the Group or any of its assets which occurs on or after the Completion Support Release Date, in respect of which the Parent notifies the Agent within 30 days of receipt of such amounts or proceeds that such amounts or proceeds are to be applied to the replacement, reinvestment and/or repair of assets in the Group, in the Project, the Phase II Project and/or any asset comprised in the Phase II Project, provided those amounts or proceeds are committed to be so applied within 3 Months of receipt and, other than the amount of any such amounts or proceeds that the relevant member of the Group undertaking such reinvestment is entitled to retain pursuant to any agreements or other arrangements (howsoever described) entered into in relation to that reinvestment, and such amounts or proceeds are actually applied within 9 Months of receipt (or such longer period as the Majority Lenders may agree).

“Excluded Equity Issuance Proceeds” means the proceeds of:

(a)	Equity Contributions, Additional Equity Contributions or any other Equity paid up or advanced to fund any Project Costs or for funding of investment in or costs of the Group, the Project or the Phase II Project; or

(b)	any Permitted Share Issue.

“Excluded Insurance Proceeds” means any Insurance Proceeds of an insurance claim or settlement thereof receivable by any Obligor (including, if not in cash, the monetary value thereof) which:

(a)	in the case of any claim or settlement under any third party, product liability or other insurance (in each case, the proceeds of which are payable to a third party), the Parent notifies the Agent are, or are to be, applied to meet a third party claim in respect of which the claim or settlement was made and which are so applied, including all proceeds of any third party liability, employees compensation, or employees liability, directors and officers liability, and any other legal liability insurances or other insurances the proceeds of which are payable to or for the benefit of employees or officers of any member of the Group;

(b)	in the case of any claim or settlement under any business interruption insurance against delay in completion, commissioning, start-up or delay, or loss of income, revenue or profits of any kind or any similar insurance, the Parent notifies the Agent are, or are to be, applied to cover operating losses in respect of which the relevant claim was made;

(c)	in the case of any claim or settlement under any other Direct Insurance (including, to the extent not included under (a) or (b) above, in respect of the construction all risks policy or the property all risks insurance policy) together with the proceeds of any claim or settlement receivable in respect of any related loss or liability, whether or not suffered by the same person, the Parent notifies the Agent are, or are to be, applied to (i) the replacement, reinstatement and/or repair of the assets in accordance with an Approved Repair Plan (as defined below) (or reimbursement of payments made by the Borrower or other Obligor in respect thereof in accordance with such Approved Repair Plan) or (ii) otherwise in amelioration of the loss, in respect of which the relevant insurance claim was made provided that:

(i)	the damage or destruction does not constitute the destruction of all or substantially all of the Project;

(ii)	a Default has not occurred and is continuing (other than a Default resulting solely from such damage, destruction, loss, liability, charge or claim) and, after giving effect to any proposed repair and restoration, no Default will result from such damage or destruction or proposed repair and restoration in accordance with the Approved Repair Plan (as defined below) (or any proposed reimbursement of payments made by the Borrower or other Obligor in respect thereof);

(iii)	the Parent has delivered to the Agent a plan within 3 months of such event or events describing in reasonable detail the nature of the repairs or restoration to be effected and the anticipated costs and schedule associated therewith, in form and substance satisfactory to the Agent acting on the instructions of the Majority Lenders (acting reasonably) (the “Approved Repair Plan”) which includes, without limitation, certification by the Parent that the repair or restoration of the Project or the affected assets in accordance with the Approved Repair Plan is technically and economically feasible within the period specified in the Approved Repair Plan and that a sufficient amount of funds is or will be available to Propco or other relevant Obligor to make such repairs and restoration (subject at all times to paragraph 2.2 (Financial condition) of Schedule 6 (Covenants));

(iv)	the Parent has certified within 3 months of the event or events to which the relevant insurance claim relates, and the Agent determines in its reasonable judgement, that a sufficient amount of funds is or will be available to the Group to make all payments on Financial Indebtedness which will become due during and following the period prior to the completion of the repairs or restoration (the “repair period”) and, in any event, to maintain compliance with the covenants set forth in paragraph 2 (Financial Covenants) of Schedule 6 (Covenants) during such repair period and, in respect to the period prior to the date on which Final Completion occurs, no Forecast Funding Shortfall has occurred and is continuing which is not proposed to be remedied under the Approved Repair Plan or could reasonably be expected to occur during or following the repair period;

(v)	no Permit is necessary to proceed with the repair and restoration of the Project or the affected assets in accordance with the Approved Repair Plan and no material amendment to the Project Documents, or, except with the consent of the Finance Parties, any of the Finance Documents, and no other instrument is necessary for the purpose of effecting the repairs or restoration of the Project or the affected assets in accordance with the Approved Repair Plan or subjecting the repairs or restoration to the Security of the applicable Transaction Security Documents and maintaining the priority of such Security or, if any of the aforementioned matters referred to in this sub-paragraph (v) is necessary, Propco or another Obligor will or is reasonably likely to be able to obtain the same as and when required; and

(vi)	the Agent shall promptly receive such certificates, opinions or other matters as it may reasonably request as necessary or appropriate in connection with such repairs or restoration of the Project or the affected assets or to preserve or protect the Finance Parties’ interests under the Finance Documents and in the Charged Property; or

(d)	(to the extent the Insurance proceeds of any claim or settlement under any Direct Insurance are not applied in accordance with paragraph (c) above), where such proceeds are in an individual amount of US$500,000 or less (or its equivalent in other currencies); and

(e)	(to the extent the Insurance proceeds of any claim or settlement under any Direct Insurance are not applied in accordance with paragraph (c) above), where such proceeds which, when aggregated with other Insurance Proceeds (including all amounts referred to in paragraph (d) above) do not exceed an aggregate amount of US$10,000,000 (or its equivalent in other currencies) for the Group.

“Excluded Termination Proceeds” means compensation or other proceeds received by any Obligor (including, if not in cash, the monetary value thereof) in relation to the termination, redemption or rescission of any of the contracts or documents referred to at paragraphs (b) or (d) of the definition of “Termination Proceeds”:

(a)	prior to the Completion Support Release Date, which the Borrower notifies the Agent within 30 days of receipt are to be applied:

(i)	to satisfy fully (or reimburse a member of the Group which has discharged) any loss, liability, charge or claim in relation to or against a member of the Group by a person which is not a member of the Group (in each case, solely in respect of the Project); or

(ii)	in the full replacement, reinstatement and/or repair of assets of members of the Group (in each case, solely in respect of the Project) which have been lost, destroyed or damaged,

in each case as a result of the events or circumstances giving rise to the termination, redemption or rescission of the relevant Major Project Document, if those proceeds are committed to be so applied as soon as possible (but in any event within 3 Months of receipt and such proceeds are actually applied within 9 Months of receipt, or such longer period as the Majority Lenders may agree) after receipt;

(b)	to the extent not applied in accordance with paragraph (a) above and provided that the Completion Support Release Date has occurred, all Termination Proceeds which arise in relation to a termination, redemption or rescission of any Major Construction Contracts; or

(c)	on or after the Completion Support Release Date, which the Borrower notifies the Agent within 30 days of receipt are to be applied:

(i)	to satisfy fully (or reimburse a member of the Group which has discharged) any loss, liability, charge or claim in relation to or against a member of the Group by a person which is not a member of the Group (in each case, solely in respect of the Project); or

(ii)	in the full replacement, reinstatement and/or repair of assets of members of the Group (in each case, solely in respect of the Project) which have been lost, destroyed or damaged,

in each case as a result of the events or circumstances giving rise to the termination, redemption or rescission of the relevant Major Project Document, if those proceeds are committed to be so applied as soon as possible (but in any event within 3 Months of receipt, and such proceeds are actually applied within 9 Months of receipt (or such longer period as the Majority Lenders may agree).

“Insurance Proceeds” means the proceeds of any insurance claim or settlement thereof receivable by any Obligor (including, if not in cash, the monetary value thereof), except for:

(a)	Excluded Insurance Proceeds; and

(b)	after deducting any reasonable expenses, Taxes and costs in relation to that claim which are incurred by any Group member to persons who are not Obligors.

“Phase II Conditions” means satisfaction of all of the following conditions:

(a)	no Event of Default has occurred and is continuing or is reasonably likely to result from any investment in the Phase II Project (or assets comprised therein);

(b)	all assets comprised in the Phase II Project are or will be (to the satisfaction of the Agent) subject to Transaction Security; and

(c)	the Phase II Fully Funded Plan has been approved by the Majority Lenders.

“Surplus Account” means an account:

(a)	held in the Macau SAR or the Hong Kong SAR by a member of the Group with the Agent or Security Agent;

(b)	identified in a letter between the Borrower and the Agent as a Surplus Account to be used solely for the purposes of depositing and holding, from time to time, Surplus Amounts; and

(c)	subject to Security in favour of the Security Agent in form and substance substantially similar to any existing fixed first ranking account Transaction Security and otherwise in form and substance reasonably satisfactory to the Agent and the Security Agent), as the same may be redesignated, substituted or replaced from time to time.

“Surplus Amounts” means:

(a)	all amounts (including, for the avoidance of doubt, any individual amount of less than US$500,000 (or its equivalent in other currencies)) which fall within:

(i)	paragraphs (c) or (d) of the definition of “Excluded Claim Proceeds”;

(ii)	paragraphs (b) or (c) of the definition of “Excluded Disposal Proceeds”;

(iii)	paragraph (a) of the definition of “Excluded Eminent Domain Proceeds”; or

(iv)	paragraph (d) or (e) of the definition of “Excluded Insurance Proceeds”; and

(b)	all other Claim Proceeds (not comprised in paragraph (a) or required for paragraph (e) of the definition of “Excluded Claim Proceeds”), Disposal Proceeds (not required for paragraph (a) of the definition of “Excluded Disposal Proceeds”), Eminent Domain Proceeds (not required for paragraph (b) of the definition of “Excluded Eminent Domain Proceeds”), Insurance Proceeds (not required for paragraphs (a), (b) or (c) of the definition of “Excluded Insurance Proceeds”) or Termination Proceeds (not required for paragraphs (a), (b) or (c) of the definition of “Excluded Termination Proceeds”).

“Termination Proceeds” means compensation or other proceeds receivable by any Obligor (including, if not in cash, the monetary value thereof) in relation to the termination, redemption or rescission of:

(a)	the Amended Land Concession from the Macau SAR;

(b)	any Hotel Management Agreement;

(c)	the Services and Right to Use Agreement and/or the Reimbursement Agreement; or

(d)	any other Major Project Document,

except for Excluded Termination Proceeds, and after deducting any reasonable expenses, Taxes and costs which are incurred by any Group Member with respect to the collection of such proceeds to persons who are not Obligors.

2.	Mandatory Prepayment

(a)	The Borrower shall prepay Utilisations in the following amounts (to the extent they do not comprise Surplus Amounts) at the times and (where relevant) in the order of application contemplated by paragraph 3 (Application of mandatory prepayments) of this Schedule:

(i)	the amount of Claim Proceeds;

(ii)	the amount of Disposal Proceeds;

(iii)	the amount of Eminent Domain Proceeds;

(iv)	the amount equal to 50% of Equity Issuance Proceeds;

(v)	the amount of Debt Issuance Proceeds;

(vi)	the amount of Termination Proceeds;

(vii)	the amount of Insurance Proceeds;

(viii)	the amount of any monies standing to the credit of the Term Loan Facility Disbursement Account as at the Construction Completion Date net of:

(A)	amounts required for Project Punchlist Items or other Remaining Project Costs; and

(B)	amounts which are to be applied to refinance Additional Equity Contributions which were applied for the Additional Equity Purpose; and

(ix)	the amount equal to the percentage of Excess Cashflow for each quarter set out opposite the applicable Total Leverage Ratio as at the Repayment Date that is the last day of such quarter:

Total Leverage Ratio	Excess Cashflow Percentage
Greater than or equal to 4.00:1	75%
Less than 4.00:1 but greater than or equal to 2.00:1	50%
Less than 2.00:1	25%

(b)	If all or substantially all of the Project is lost, damaged or destroyed or determined by any relevant Insurer to be a constructive total loss, the Facilities will be cancelled and all outstanding Utilisations, together with accrued interest and all other amounts accrued under the Finance Documents, shall become immediately due and payable upon the earlier of:

(i)	receipt of Insurance Proceeds in respect of such loss, damage or destruction; and

(ii)	the date falling 10 Business Days after the date on which such loss, damage or destruction occurs.

(c)	If all or substantially all of the business and assets of the Group or all the Obligors and/or comprised in the Project is sold or otherwise disposed of, the Facilities will be cancelled and all outstanding Utilisations, together with accrued interest and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

(d)	Save for any prepayment contemplated by paragraph (e) below, if SCIH (or any of its Subsidiaries, other than a member of the Group), undertakes any Equity Issuance where all or part of the proceeds of such Equity Issuance (the aggregate amount of proceeds of such Equity Issuance being the “Relevant Proceeds”) (whether or not in cash) are to be used to repay or prepay the High Yield Notes (and/or, if the High Yield Note Refinancing has occurred, the High Yield Note Refinancing Indebtedness), the Parent shall procure that the Relevant Proceeds (including, if not in cash the monetary value thereof) are applied in prepayment, redemption, purchase, repurchase, discharge or defeasance of the Facilities and the High Yield Notes (and/or, if the High Yield Note Refinancing has occurred, the High Yield Note Refinancing Indebtedness) on a pro rata basis, provided that where any portion of the proceeds of such Equity Issuance is not applied in (or in respect of) prepayment, redemption, purchase, repurchase, discharge or defeasance of the High Yield Notes (and/or, if the High Yield Note Refinancing has occurred, the High Yield Note Refinancing Indebtedness), such portion shall be applied in prepayment of the Facilities only, in each case within 10 Business Days of any such Equity Issuance.

(e)	Subject to sub-clause (f) below, the Parent shall procure that, if SCIH (or any of its Subsidiaries, other than a member of the Group), undertakes any Equity Issuance, the proceeds of such Equity Issuance (whether or not in cash) are only used to fund a distribution to the Sponsors (or any of them) if the Total Leverage Ratio (tested as at the Test Date immediately prior to the making of such distribution) is less than or equal to 3.5:1 and the proceeds of such Equity Issuance are applied as set out below to fund:

(i)	in an amount equal to no more than the Sponsors’ Allocated Pro Rata Share of the proceeds of any such Equity Issuance, that distribution to the relevant Sponsors;

(ii)	in an amount equal to no less than the High Yield Noteholders’ Allocated Pro Rata Share (and/or, if the High Yield Note Refinancing has occurred, no less than the Allocated Pro Rata Share of the holders of the High Yield Note Refinancing Indebtedness) of the proceeds of any such Equity Issuance, a mandatory prepayment, redemption, purchase, repurchase, discharge or defeasance of the High Yield Notes (and/or, if the High Yield Note Refinancing has occurred, the High Yield Note Refinancing Indebtedness); and

(iii)	in an amount equal to no less than the Lenders’ Allocated Pro Rata Share of the proceeds of any such Equity Issuance, a mandatory prepayment of the Facilities provided that where any portion of the proceeds of such Equity Issuance is not applied in (or in respect of) prepayment, redemption, purchase, repurchase, discharge or defeasance of the High Yield Notes (or, if the High Yield Note Refinancing has occurred, the high yield notes issued pursuant to such High Yield Note Refinancing), such portion shall be applied in mandatory prepayment of the Facilities, within 10 Business Days of any such Equity Issuance.

(f)	If SCIH (or any of its Subsidiaries, other than a member of the Group), undertakes any Equity Issuance where the proceeds of such Equity Issuance (whether or not in cash) are to be used solely for the purpose of a buy-back or redemption in full of any shareholders (direct or indirect) of the Group, the Parent shall procure that the proceeds of such Equity Issuance shall be applied solely for such purposes (it being acknowledged that this provision is without prejudice to the occurrence of any Change of Control and any consequences thereof under the Finance Documents).

3.	Application of mandatory prepayments

(a)	Unless the Borrower makes an election under paragraph (d) below, the Borrower shall make prepayments under paragraph 2(a) at the following times:

(i)	in the case of any prepayment relating to an amount of Excess Cashflow, within 14 days of delivery pursuant to paragraph 1.2 (Financial statements) of Schedule 6 (Covenants) of the quarterly consolidated financial statements of the Borrower for the relevant quarter;

(ii)	in the case of any prepayment in respect of the amount of any monies standing to the credit of the Term Loan Facility Disbursement Account as at the Construction Completion Date (other than amounts referred to in paragraphs 2(a)(viii)(A) and 2(a)(viii)(B), promptly following the Construction Completion Date (and in any event no later than the date falling 10 Business Days after the Construction Completion Date); and

(iii)	in the case of any other prepayment under paragraph 2(a), promptly upon receipt of the relevant proceeds.

(b)	A prepayment under paragraph 2 shall be applied in the following order:

(i)	firstly, in prepayment pro rata of the Utilisations outstanding under the Term Loan Facility and the amount of the Repayment Instalment for each Repayment Date in relation to the Term Loan Facility falling after that prepayment will reduce pro rata by the amount of the Term Loan Facility Loans prepaid);

(ii)	secondly, in cancellation pro rata of the Available Commitments under the Term Loan Facility (and the Available Commitments of the Lenders under the Term Loan Facility will be cancelled rateably); and

(iii)	thirdly, in cancellation pro rata of the Available Commitments under the Revolving Facility;

(iv)	fourthly, in prepayment pro rata of Utilisations outstanding under the Revolving Facility, such that outstanding Revolving Facility Loans shall be prepaid before outstanding Letters of Credit (which shall then be prepaid on a pro rata basis) and cancellation in each case of the corresponding Revolving Facility Commitments.

(c)	Any amount to be applied in cancellation of Available Commitments under the Term Loan Facility shall be:

(i)	applied pro rata in respect of the Available Commitments under the Term Loan Facility; and

(ii)	deposited into the Term Loan Facility Disbursement Account for the Term Loan Facility from which such amounts may be disbursed as if such amounts formed part of the Term Loan Facility upon satisfaction of applicable conditions precedent and notice requirements.

(d)	Subject to paragraph (e) below, the Borrower may, by giving the Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior written notice, elect that any prepayment under paragraph 2(a) (other than any such prepayment in respect of Eminent Domain Proceeds or Termination Proceeds) be applied in prepayment of a Loan on the last day of the Interest Period relating to that Loan. If the Borrower makes such an election, then a proportion of the Loan equal to the amount of the relevant prepayment will be due and payable on the last day of its Interest Period.

(e)	If the Borrower has made an election under paragraph (d) above but a Default has occurred and is continuing, that election shall no longer apply and a proportion of the Loan in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Majority Lenders otherwise agree).

4.	Mandatory Prepayment Accounts and Holding Accounts

(a)	The Borrower shall ensure that:

(i)	an amount equal to any Excess Cashflow and any monies in respect of which the Borrower has made an election under paragraph 3(d) is paid into a Mandatory Prepayment Account promptly after such election;

(ii)	any other amounts in respect of which the Borrower has made an election under paragraph 3(d) are paid into a Mandatory Prepayment Account as soon as reasonably practicable after receipt by an Obligor; and

(iii)	any Excluded Claim Proceeds, Excluded Disposal Proceeds, Excluded Insurance Proceeds or Excluded Termination Proceeds (in each case, to the extent such amounts do not constitute Surplus Amounts) to be applied, in accordance with the definition thereof, in replacement, reinstatement or repair of assets (or reimbursement of payments made by the Borrower or other Obligor in respect thereof) or to satisfy (or make reimbursement in respect of) liabilities, charges or claims, or are otherwise to be held pending application for any other purpose, are promptly paid into a Holding Account after receipt by an Obligor.

(b)	The Obligors irrevocably authorise the Agent to apply:

(i)	amounts credited to the Mandatory Prepayment Account; and

(ii)	amounts credited to the Holding Account which have not been applied as contemplated by sub-paragraph (a)(iii) within the time periods contemplated by this Schedule 4 (or such longer time period as the Agent may otherwise agree (acting on the instructions of the Majority Lenders)) or transferred by the Borrower or any other Obligor to the Surplus Account, to pay amounts due and payable under paragraph 3 and otherwise under the Finance Documents. The Obligors further irrevocably authorise the Agent to so apply amounts credited to the Holding Account whether or not such time period has elapsed since receipt of those proceeds if a Default has occurred and is continuing. The Obligors also irrevocably authorise the Agent to transfer any amounts credited to the Holding Account to the Mandatory Prepayment Account pending payment of amounts due and payable under the Finance Documents (but if all such amounts have been paid any such amounts remaining credited to the Mandatory Prepayment Account may (unless a Default has occurred) be transferred back to the Holding Account).

(c)	The Security Agent or Agent with which a Mandatory Prepayment Account or Holding Account is held acknowledges and agrees that (i) interest shall accrue at normal commercial rates on amounts credited to those accounts and that the account holder shall be entitled to receive such interest (which shall be paid in accordance with the mandate relating to such account) unless a Default is continuing and (ii) each such account is subject to the Transaction Security.

5.	Excluded proceeds

Where Excluded Claim Proceeds, Excluded Disposal Proceeds, Excluded Insurance Proceeds and Excluded Termination Proceeds include amounts which are intended to be used for a specific purpose and/or within a specified period (as set out in the relevant definitions thereof) and/or in a specific order, the Borrower shall ensure that those amounts are so used and, if requested to do so by the Agent, shall promptly deliver a certificate to the Agent at the time of such application and at the end of such period confirming the amount (if any) which has been so applied within the requisite time periods and/or in a specific order, provided for in the relevant definition.

6.	Surplus Amounts

(a)	Prior to the Completion Support Release Date, the Borrower shall ensure that all Surplus Amounts are paid into the Surplus Account promptly upon receipt by an Obligor or are otherwise applied for mandatory prepayment (as if those Surplus Amounts represented Claim Proceeds, Disposal Proceeds, Eminent Domain Proceeds, Insurance Proceeds or, as the case may be, Termination Proceeds required to be applied in mandatory prepayment pursuant to paragraph 2 above) in accordance with paragraphs 2 and 3 above. Subject to the terms of the Finance Documents, the Borrower shall be entitled to withdraw from the Surplus Account at any time such amounts as are standing to the credit of such account:

(i)	to pay Project Costs solely for any purpose (and in the order) specified in paragraphs 6.2(a) to 6.2(f) (inclusive) of Schedule 7 (Accounts) (save that no such amounts may be applied for the purposes specified in paragraphs 6.2(c)(i) to (iii) (inclusive) or paragraph 6.2(d) of Schedule 7 (Accounts));

(ii)	to make prepayments and/or payments in respect of the Facilities;

(iii)	for reinvestment in the Project;

(iv)	for payment of preliminary project development, construction, design and similar costs in relation to the Phase II Project provided that the aggregate amount of all such costs permitted to be withdrawn pursuant to this paragraph (iv) shall not, without the prior written consent of the Agent (acting on the instructions of the Majority Lenders), exceed US$75,000,000 (or its equivalent); and

(v)	where such amounts are derived from or relate to the Phase II Project or any asset comprised therein, for payment of costs in respect of or other reinvestment in the Phase II Project.

(b)	Any Surplus Amounts received on or after the Completion Support Release Date and any amounts standing to the credit of the Surplus Account as at the Completion Support Release Date may, at the Borrower’s election, be applied towards the Phase II Project (in accordance with the Phase II Fully Funded Plan approved by the Majority Lenders) provided that the Phase II Conditions are satisfied or otherwise towards investment in the Project or the other purposes set out in paragraph (a) above.

(c)	Any Surplus Amount received after the Completion Support Release Date and any amounts standing to the credit of the Surplus Account at any time after the Completion Support Release Date (following any application contemplated by paragraph (b) above) shall be transferred and paid into the Revenue Account.

7.	Restrictions

(a)	Any authorisation or other election given or notified by any Party under paragraph 3(d) or paragraph 4 shall (subject to the terms of those provisions) be irrevocable.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	The Borrower may not re-borrow any part of a Term Loan Facility which is prepaid.

(d)	Unless a contrary indication appears herein, any part of the Revolving Facility which is repaid or prepaid may be re-borrowed in accordance with the terms of this Agreement.

(e)	The Borrower shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f)	If the Agent receives an election under paragraph 3(d), it shall promptly forward a copy to the affected Lenders.

(g)	If the Agent receives a notice under Clause 9 (Illegality, Voluntary Prepayment and Cancellation) or an election under paragraph 3(d), it shall promptly forward a copy of that notice or election to either the Borrower or the affected Lender, as appropriate.

(h)	The Agent shall notify the Lenders as soon as possible of any proposed prepayment under paragraph 2(a).

(i)	If all or any part of any Lender’s participation in a Utilisation under a Facility is repaid or prepaid and is not available for redrawing, an amount of that Lender’s Commitment in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

(j)	Where the events or circumstances giving rise to any Claim Proceeds, Eminent Domain Proceeds, Insurance Proceeds or Termination Proceeds involve any loss, liability, charge or claim relating to or made against a member of the Group or the loss or destruction of or damage to assets of a member of the Group (in each case, in respect of the Project), such proceeds shall first be applied to satisfy fully (or reimburse a member of the Group which has discharged) any loss, liability, charge or claim relating to or made against a member of the Group or, as the case may be, in the full replacement, reinstatement and/or repair of assets of members of the Group (in each case, solely in respect of the Project) which have been lost, destroyed or damaged, in each case, as a result of the events or circumstances giving rise to those proceeds.

SCHEDULE 5

REPRESENTATIONS AND WARRANTIES

Status, authorisations and governing law

1.	Status

(a)	Each Obligor is a limited liability corporation or company duly incorporated or organised, as the case may be, and validly existing under the law of its jurisdiction of incorporation or organisation, as the case may be.

(b)	Each Obligor has the power to own its assets and carry on its business as it is or is contemplated to be conducted.

2.	Binding obligations

Subject to the Legal Reservations:

(a)	the obligations expressed to be assumed by each Obligor in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)	(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

3.	Pari Passu

The payment obligations under the Finance Documents of each of the Obligors rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for obligations mandatorily preferred by law applying to companies generally.

4.	Non-conflict with other obligations

The entry into and performance by each Obligor of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security by it do not and will not conflict with:

(a)	any law or regulation applicable to such Obligor;

(b)	its Constitutional Documents; or

(c)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument (which would have, or is reasonably likely to have, a Material Adverse Effect).

5.	Power and authority

(a)	Each Obligor has the power to enter into, perform and deliver, and has taken all necessary corporate action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

(b)	No limit on any Obligor’s powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities or the entry into or performance of the transactions contemplated by the Transaction Documents to which such Obligor is a party.

6.	Validity and admissibility in evidence

(a)	All Permits required or desirable:

(i)	to enable each Obligor lawfully to enter into, exercise its rights and comply with its obligations under the Transaction Documents to which it is a party; and

(ii)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained (or will be obtained when required) or effected and are (or will, when obtained, be) in full force and effect.

(b)	All Permits and material Authorisations necessary for the conduct of the business, trade and ordinary activities of each Obligor (including any activities conducted in connection with or as a result of its participation in the Project) are, to the extent they are material, listed in Schedule 16 (Permits), have been obtained (or will be obtained when required) or effected and are (or will when obtained be) in full force and effect except any Permits and Authorisations specified in Part I (which Permits and Authorisations will have been obtained and effected by, and be in full force and effect prior to, the date of the first Utilisation Request) or Part II of Schedule 16 (Permits), which Permits and Authorisations are not, at the time of making this representation and warranty, required by any Legal Requirement to be obtained or effected at or by such time and which no Obligor has any reason to believe will not be obtained or effected when required.

7.	Governing law and enforcement

Subject to the Legal Reservations:

(a)	the choice of governing law of the Finance Documents will be recognised and enforced in each Obligor’s Relevant Jurisdictions; and

(b)	any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

No insolvency, default or tax liability

8.	Insolvency

(a)	No:

(i)	corporate action, legal proceeding or other procedure or step described in paragraph 7 (Insolvency proceedings) of Part I of Schedule 9 (Events of Default and Review Events); or

(ii)	creditors’ process described in paragraph 8 (Creditors’ process) of Part I of Schedule 9 (Events of Default and Review Events),

has been taken or to the best of its knowledge and belief (having made due and careful enquiry) threatened in relation to any Obligor (or, to its knowledge, any other Relevant Major Project Participant counterparty to a Major Project Document) and none of the circumstances described in paragraph 6 (Insolvency) of Part I of Schedule 9 (Events of Default and Review Events) applies to any Obligor (or, to its knowledge, any other Relevant Major Project Participant counterparty to a Major Project Document) provided that in the case of a Relevant Major Project Participant the representation made in this paragraph in relation to action having been taken or circumstances applying in relation to a Relevant Major Project Participant shall not be incorrect if such action has been taken or such circumstances exist and the Borrower has notified the Agent of the same promptly and in any event within 5 Business Days of the Borrower or any other Obligor becoming aware of such action or circumstances.

9.	No filing or stamp taxes

Subject to the Legal Reservations, under the laws of each Obligor’s Relevant Jurisdictions it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents (save for any stamp, registration, notarial or similar Tax which is referred to in any legal opinion of legal counsel in the Macau SAR delivered to the Agent, which will be made and paid promptly after the date of the relevant Finance Document).

10.	Deduction of Tax

No Obligor is required under the laws of its Relevant Jurisdiction or at its address specified in this Agreement to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

11.	No default

(a)	No Event of Default (or Default in the case of representations made on the date of this Agreement and on the date of the first Utilisation Request and the first Utilisation Date hereunder) is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)	No other event or circumstance is outstanding which constitutes a default or termination event (however described) under:

(i)	any Transaction Document; or

(ii)	any other agreement or instrument which is binding on any Obligor or to which its assets are subject,

which has or is reasonably likely to have a Material Adverse Effect provided that in the case of any default by a Relevant Major Project Participant the representation made in this paragraph (b) shall not be incorrect if the Borrower has notified the Agent of such default promptly and in any event within 5 Business Days of the Borrower or any other Obligor becoming aware of such default.

12.	Taxation

(a)	No Obligor is materially overdue in the filing of any Tax returns nor overdue in the payment of any amount in respect of Tax of an amount of US$10,000,000 (or its equivalent in other currencies) or more, other than where such payment is being contested in good faith by appropriate measures and sufficient reserves in cash or other liquid assets have been retained in accordance with GAAP in respect of such payment.

(b)	No claims or investigations are being, or to the best of its knowledge and belief (having made due and careful enquiry) are reasonably likely to be, made or conducted against any Obligor with respect to Taxes in respect of which payment can lawfully be withheld and which will not result in the imposition of any material penalty, other than any such claims or investigations that are being contested in good faith by appropriate measures and sufficient reserves in cash or other liquid assets have been retained in accordance with GAAP in respect of such claims or investigations.

(c)	Each Obligor is resident for Tax purposes only in the jurisdiction of its incorporation.

Provision of information - general

13.	No misleading information

Save as disclosed in writing to the Agent and the Arranging Banks prior to the date of this Agreement (or, in relation to the Information Memorandum, prior to the date of the Information Memorandum):

(a)	any factual information contained in the Information Memorandum or provided by or on behalf of an Obligor for the preparation of the Information Package or the Information Memorandum was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given.

(b)	the financial projections contained in the Financial Model were prepared in good faith on the basis of recent historical information at the time and were based on reasonable assumptions.

(c)	any financial projection or forecast contained in the Information Memorandum was prepared in good faith on the basis of recent historical information and on the basis of reasonable assumptions (as at the date of the relevant report or document containing the projection or forecast or any specified date stated therein) and arrived at after careful consideration.

(d)	the expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the Information Memorandum or Financial Model were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) based on reasonable grounds.

(e)	to the best of its knowledge and belief (having made due and careful enquiry) no event or circumstance has occurred or arisen and no information has been omitted from the Information Memorandum and no information has been given or withheld that results in the factual information contained in the Information Memorandum being untrue or misleading in any material respect.

(f)	all material factual information provided to a Finance Party by or on behalf of the Sponsors, NCI or any Obligor in connection with the Project and/or the Finance Documents (and the transactions contemplated thereby) on or before the date of this Agreement and not superseded before that date (whether or not contained in the Information Package) was accurate and not misleading in any material respect as at such date.

(g)	all other written factual information provided by any such person referred to in paragraph (f) above (including its advisers) to a Finance Party or the provider of any Report was true, complete and accurate in all material respects as at the date it was provided and did not contain any untrue statement of fact or omit to state a fact necessary to make such information in light of the circumstances it was provided, not misleading in any material respect.

(h)	the Plans and Specifications relating to the Project:

(i)	have been prepared in good faith and with due care and on the basis of assumptions which were reasonable as at the date they were prepared and supplied;

(ii)	are consistent in all material respects with the Transaction Documents relating to the Project; and

(iii)	are otherwise accurate in all material respects.

14.	Financial Statements

(a)	The Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)	There has been no material adverse change in the assets, business or financial condition of any member of the Group since the date of the Original Financial Statements.

(c)	The Original Financial Statements fairly represent its consolidated financial condition and results of operations and give a true and fair view of its consolidated financial condition and results of operations.

(d)	The most recent consolidated financial statements delivered pursuant to paragraph 1.2 (Financial Statements) of Schedule 6 (Covenants):

(i)	have been prepared in accordance with GAAP; and

(ii)	give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(e)	The current Group Budget supplied under this Agreement:

(i)	was arrived at after careful consideration and was prepared in good faith and with due care on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied;

(ii)	is consistent in all material respects with the provisions of the Transaction Documents (including paragraph 1.7 (Information: miscellaneous) and paragraph 2 (Financial Covenants) of Schedule 6 (Covenants)) and the financial statements, Projections and Project Schedules supplied under this Agreement;

(iii)	sets forth for each Line Item, the total costs anticipated to be incurred to achieve Final Completion and the Available Funding therefor.

(f)	The current Projections supplied under this Agreement:

(i)	were arrived at after careful consideration and have been prepared in good faith and with due care on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied; and

(ii)	are consistent in all material respects with the provisions of the Transaction Documents (including paragraph 1.7 (Information: miscellaneous) and paragraph 2 (Financial Covenants) of Schedule 6 (Covenants)) and the financial statements.

(g)	The current Project Schedules supplied under this Agreement:

(i)	accurately specifies in summary form the work proposed to be completed in each relevant period in respect of the Project through to Final Completion, all of which the Obligors expect to be achieved;

(ii)	were arrived at after careful consideration and have been prepared in good faith and with due care on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied; and

(iii)	are consistent in all material respects with the provisions of the Transaction Documents and the current Group Budgets supplied under this Agreement; and

(iv)	do not indicate that the Opening Date will not be achieved on or before the Opening Long Stop Date.

(h)	Since the date of the most recent financial statements delivered pursuant to paragraph 1.2 (Financial Statements) of Schedule 6 (Covenants) there has been no material adverse change in the business, assets or financial condition of the Group.

(i)	None of the financial statements referred to in paragraphs (a), (c) or (d) above fails to disclose therein or in any separate confirmation any material Guarantee Obligations, contingent liabilities or liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, required by GAAP to be reflected therein.

15.	Financial Year

The Financial Year of each Obligor ends on 31 December.

No proceedings or breach of laws

16.	No proceedings pending or threatened

Save for any frivolous or vexatious claims which have been vacated, discharged, stayed or bonded pending appeal within 30 days of commencement or save as otherwise disclosed to and accepted by the Agent, to the best of its knowledge and belief and having made due and careful enquiry, no litigation, arbitration, administrative proceedings or investigations of, or before, any court, arbitral body or other Governmental Authority which, if adversely determined, would reasonably be expected to have a Material Adverse Effect have been started or threatened against any Obligor.

17.	No breach of laws

No Obligor has breached any Legal Requirement nor been notified (which notification has not been withdrawn) that it has done so which breach or notification has or is reasonably likely to have a Material Adverse Effect.

18.	Environmental laws

(a)	Each Obligor is in compliance with paragraph 3.3 (Environmental compliance) of Schedule 6 (Covenants) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or would reasonably be expected to have a Material Adverse Effect.

(b)	Other than as disclosed pursuant to paragraph 3.4 of Schedule 6 (Covenants), no Environmental Claim has been commenced or (to the best of its knowledge and belief, having made due and careful enquiry) is threatened against any Obligor where that claim has or would reasonably be expected, if determined against that Obligor, to have a Material Adverse Effect.

(c)	The cost to the Obligors of compliance with Environmental Laws applicable to the Project and/or the Phase II Project (including Environmental Permits) is (to the best of its knowledge and belief, having made due and careful enquiry) adequately provided for (in respect of the Project) in the Financial Model, the Group Budgets and the Projections and (in respect of the Phase II Project) the financial model (if any), the group budget (if any), projections (if any) or other plans (if any) in respect of the Phase II Project.

(d)	To the best of its knowledge and belief (having made due and careful enquiry), the Site does not contain any hazardous substances or antiquities or other obstructions whose presence would reasonably be expected to affect any Obligor, the carrying out of the Project or have a Material Adverse Effect.

Security and ownership of assets

19.	Security and Financial Indebtedness

(a)	No Security or Quasi-Security exists over all or any of the present or future assets of any Obligor other than as permitted by this Agreement.

(b)	No Obligor has any Financial Indebtedness outstanding other than as permitted by this Agreement.

20.	Ranking

Subject to the Legal Reservations, the Transaction Security has or (when granted) will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

21.	Business

On and from 27 July 2011, no Obligor has conducted any business other than the Project and/or any Permitted Business.

22.	Good title to assets

Each Obligor has good, valid and marketable title to, or valid leases or licences of or is otherwise permitted to use the assets necessary for the Project.

23.	Legal and beneficial ownership

(a)	Each of the Obligors is or will be (as the case may be) the sole legal and beneficial owner of the respective assets over which it purports to grant Transaction Security in each case free from any claims, third party rights or competing interests other than as expressly permitted under the Finance Documents.

(b)	Propco is the sole legal and beneficial holder of, and has good title to, or has a valid leasehold right in, the land described in the Amended Land Concession.

24.	Site

(a)	The Site, all material site easements and the current use thereof comply in all material respects with all applicable Legal Requirements and Insurance Requirements.

(b)	No taking or other conveyance, or any proceedings therefor, have been commenced or, to the best of its knowledge and belief (having made due and careful enquiry) is contemplated with respect to any portion of the Site, any Site Easement or any interest therein or for the relocation of roadways providing access thereto except as would not reasonably be expected to have a Material Adverse Effect.

(c)	There are no current, pending or, to the best of its knowledge and belief (having made due and careful enquiry), proposed special or other assessments for public improvements or otherwise affecting the Site or the Site Easements, nor are there any contemplated improvements thereto that might result in such special or other assessments, in any case that would reasonably be expected to have a Material Adverse Effect.

(d)	There are no outstanding options to purchase or rights of first refusal or restrictions on transferability affecting the Site or the Site Easements (other than those arising under the Amended Land Concession, the Finance Documents or arising by mandatory operation of law).

(e)	Except as would not reasonably be expected to have a Material Adverse Effect, no Project building or structure or any appurtenance thereto or equipment thereon, or the use, operation or maintenance thereof, violates any restrictive covenant or other Legal Requirement or encroaches on any easement or on any property owned by others.

25.	Capital Stock

The Capital Stock of any Obligor which are or will be subject to Transaction Security are fully paid and not subject to any option to purchase or similar rights. Neither the Constitutional Documents of companies whose Capital Stock are subject to the Transaction Security nor any other Legal Requirement can or do restrict or inhibit any transfer or other disposal of those shares or the creation or enforcement of the Transaction Security except that the Constitutional Documents of the Macau Obligors contain certain preferential rights in case of a voluntary or judicial transfer of Capital Stock. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any Capital Stock or loan capital of any Obligor (including any option or right of pre-emption or conversion) (other than as provided for in, or otherwise expressly permitted by, the Finance Documents).

26.	Intellectual Property

(a)	Each Obligor:

(i)	is (or will, when required to, be) the sole legal and beneficial owner of or have licensed to it or otherwise be permitted to use all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted and as it is contemplated it will be conducted in connection with or as a result of its participation in the Project, in each case;

(ii)	does nor will not, in carrying on such businesses, infringe any Intellectual Property of any third party in any respect which has or would reasonably be expected to have a Material Adverse Effect; and

(iii)	has taken or will take all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it and which is necessary for the Project.

(b)	To the best of its knowledge and belief (having made due and careful enquiry), there are no adverse circumstances relating to the validity, subsistence or use of any Obligor’s Intellectual Property which is necessary for the Project and which would reasonably be expected to have a Material Adverse Effect.

27.	Insurance

(a)	Each Obligor is insured by reputable insurers against such losses and risks and in such amounts as are prudent and customary in the businesses, and in the jurisdiction in which it is or proposed to be engaged and in any event in accordance with the requirements of Schedule 8 (Insurance) and the Insurance Report.

(b)	Other than for any changes to the insurance coverage permitted by Schedule 8 (Insurance) of this Agreement, no Obligor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers (in each case, to the extent required to comply with paragraph (a)) at a cost that would not reasonably be expected to have a Material Adverse Effect (other than as a result of general market conditions).

Provision of information - Group

28.	Corporate Structure Chart

The Corporate Structure Chart attached hereto as Schedule 21 is, as at the date of this Agreement, true, complete and accurate and shows each person that is a Subsidiary of an Obligor.

29.	Obligors

(a)	Each of the Parent and its Subsidiaries is an Obligor.

(b)	No Obligor is or shall become a US Obligor or a FATCA FFI.

Miscellaneous

30.	Major Project Documents

(a)	To the extent such Major Project Documents are required to be delivered to the Agent pursuant to this Agreement on or prior to the date this representation is made, the Agent has received a true, complete and correct copy of each such Major Project Document in effect as of the date this representation is made (including all exhibits, supplements, variations, schedules, disclosure letters, modifications and amendments referred to therein or delivered or made pursuant thereto, if any).

(b)	Each Major Project Document which is in effect as of the date this representation is made is in full force and effect and enforceable against the persons party thereto in accordance with its terms, subject only to Legal Reservations.

(c)	To the extent material, all conditions precedent to the obligations of the Obligors under the Major Project Documents which, as at the date this representation is made are required to be satisfied, have been satisfied or waived, except for such conditions precedent which by their terms cannot be (or are not required to be) met until a later stage in the construction or operation of the Project, and it has no reason to believe that any such condition precedent cannot be satisfied on or prior to the appropriate stage in the development, construction or operation of the Project.

(d)	No representation or warranty given by any Obligor party to a Major Project Document in effect on the date this representation is made or, to the best of its knowledge and belief, any other person party thereto, is untrue or misleading in any material respect.

(e)	Each Obligor has been and is in compliance with all its material obligations under the Major Project Documents in effect as at the date this representation is made.

(f)	Other than any such act or thing which has been effected prior to the date of this Agreement, no Obligor has agreed to or made any amendment, supplement, variation, cancellation, suspension of, to or under, and has not granted any waiver of the performance of or compliance with any term of any Major Project Document other than as permitted hereunder.

31.	No adverse consequences

(a)	It is not necessary under the laws of any Obligor’s Relevant Jurisdictions:

(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

(b)	No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

32.	Labour Disputes

There are no strikes, lockouts, stoppages, slowdowns or other labour disputes relating to the Project against any Obligor pending or, to the best of the knowledge and belief (having made all due and proper enquiry) of each Obligor, threatened that (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of each Obligor have not been in violation of any applicable Legal Requirement dealing with such matters that (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect. All payments due from each Obligor on account of employee health and welfare insurance that (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of such Obligor.

33.	Affiliate Agreements

Each Affiliate Agreement (other than the Services and Right to Use Agreement and the Reimbursement Agreement and the Shareholders Agreement) in effect as of the date this representation is made or deemed to be made has been entered into in accordance with all applicable Legal Requirements and otherwise in compliance with the terms hereof.

34.	Anti-Terrorism Laws

(a)	No Obligor nor (to its knowledge) any Affiliate thereof or any director, officer or employee of the Obligor or any of their Affiliates: (i) is, or is controlled by, a Restricted Party; (ii) has received funds or other property from a Restricted Party; or (iii) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law.

(b)	Each Obligor and (to its knowledge) each Affiliate thereof has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws.

35.	Location of Accounts and Records

Each Obligor’s books of accounts and records are located at either its principal place of business or its registered address.

36.	Utilities

All utility services (including, without limitation, gas, water and electrical interconnection) necessary for the Project are or will be available at the Site as and when required (where such unavailability would otherwise have a Material Adverse Effect).

37.	Acting as Principal

Save for the Parent when acting in its capacity as Obligors’ Agent, each Obligor is acting as principal for its own account and not as agent or trustee in any capacity on behalf of any person in relation to the Finance Documents.

38.	Group Bank Accounts

No Obligor has (or will have) any bank account other than the accounts referred to in (or otherwise contemplated by) Schedule 7 (Accounts) of this Agreement.

39.	Establishments

No Obligor has registered one or more “establishments” (as that term is defined in Part 1 of the Overseas Companies Regulations 2009) with the Registrar of Companies in the United Kingdom or, if it has so registered, it has provided to the Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry in the United Kingdom.

SCHEDULE 6

COVENANTS

1.	INFORMATION UNDERTAKINGS

1.1	DEFINITIONS

In this Agreement:

“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to paragraph 1.2(c) (Financial statements) of this Schedule 6.

“Parent Financials” has the meaning given to that term in Clause 22.2 (Times when representations made) of this Agreement.

“Quarterly Financial Statements” means the financial statements delivered pursuant to paragraph 1.2(d) (Financial statements) of this Schedule 6.

1.2	Financial statements

The Parent shall supply to the Agent in sufficient copies for all the Lenders:

(a)	at the same time as the same are dispatched, a copy of each set of annual reports and each set of quarterly reports required to be delivered to the High Yield Note Trustee and the High Yield Noteholders pursuant to the High Yield Note Indenture (or, following the High Yield Note Refinancing, the trustee and holders of the high yield notes issued pursuant to the High Yield Note Refinancing) for each fiscal year and each fiscal quarter (or, in the case of the high yield notes issued pursuant to the High Yield Note Refinancing, each fiscal period for which financial statements are required to be delivered by the indenture and each other document or instrument relating to such high yield notes) ending in each case, prior to the periods for which financial statements are first required to be delivered under the other sub-paragraphs of this paragraph 1.2;

(b)	as soon as they are available, but in any event prior to the First Utilisation, the audited consolidated financial statements for the full Financial Year of the Parent immediately prior to the Financial Year in which the First Utilisation occurs reported on without any “going concern” or like qualification or exception, or any other qualification arising out of the scope of each audit, by the Auditors;

(c)	(save where such financial statements have been delivered pursuant to paragraph (b) above) as soon as they are available, but in any event within 120 days after the end of each Financial Year of the Parent ending on or after First Utilisation, the audited consolidated financial statements for that Financial Year of the Parent reported on without any “going concern” or like qualification or exception, or any other qualification arising out of the scope of each audit, by the Auditors; and

(d)	as soon as they are available, but in any event within 60 days after the end of each of the first three Financial Quarters of each Financial Year of the Parent ending (and which Financial Quarters each end) on or after First Utilisation, the unaudited consolidated financial statements for that Financial Quarter of the Parent.

1.3	Provision and contents of Compliance Certificate

(a)	As from the First Test Date, the Parent shall supply a Compliance Certificate to the Agent with each set of Annual Financial Statements and Quarterly Financial Statements of the Parent.

(b)	Each Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations of the Total Leverage Ratio and when the financial covenants in paragraphs 2.2(a) and 2.2(b) (Financial condition) apply, Cash Cover and Interest Cover for each Relevant Period, and as soon as the financial covenants therein become applicable computations as to compliance with paragraph 2.2 (Financial condition) and, from the First Repayment Date, Excess Cashflow and prepayments (if any) to be made from Excess Cashflow under paragraph 2 of Schedule 4 (Mandatory Prepayment) and the Margin computations set out in the definition of “Margin” as at the date as at which those financial statements were drawn up.

(c)	Each Compliance Certificate shall be signed by the chief financial officer or a director of the Parent.

1.4	Requirements as to financial statements

(a)	The Parent shall procure that each set of Annual Financial Statements and Quarterly Financial Statements and the Parent Financials includes a balance sheet, profit and loss account and cashflow statement. In addition the Parent shall procure that:

(i)	each set of its Annual Financial Statements and the Parent Financials shall be audited by the Auditors;

(ii)	each set of Quarterly Financial Statements includes equivalent figures for the Financial Year to date and each set of Annual Financial Statements and Quarterly Financial Statements also sets forth comparative form figures for the previous year (if any and to the extent only such periods, in each case, are covered by financial statements required to be delivered under paragraph 1.2(c) or (d) above); and

(iii)	each set of Quarterly Financial Statements is accompanied by a statement, in form and substance reasonably acceptable to the Agent, by the chief financial officer or a director of the Parent commenting on the performance of the Group for the period to which the financial statements relate and the Financial Year to date, comparing such performance with that forecast by the Group Budgets and the Projections and any material developments or proposals affecting the Group or its business.

(b)	Each set of financial statements delivered pursuant to paragraph 1.2(b), (c) or (d) (Financial statements):

(i)	subject, in each case, to the adjustments referred to herein and in paragraph 1.2 above, shall be certified by the chief financial officer or a director of the Parent as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year and the Parent Financials), or fairly representing (in other cases), its financial condition and operations as at the date as at which those financial statements were drawn up, and:

(A)	in the case of its audited Annual Financial Statements and the Parent Financials, fairly representing (as at the time such financial statements are delivered) its consolidated financial condition and results of operations and give a true and fair view of its consolidated financial condition and results of operations; and

(B)	shall be accompanied by any letter addressed to its management by the Auditors and accompanying those Annual Financial Statements or the Parent Financials (as the case may be); and

(ii)	shall be prepared using GAAP, accounting practices and financial reference periods substantially consistent with those applied in the preparation of the Financial Model, the Parent Financials, the Group Budgets and the Projections unless the Borrower notifies the Agent that there has been a change in GAAP or the accounting practices in relation to any such set of financial statements (other than the Parent Financials), in which case, it shall deliver to the Agent:

(A)	a description of any change necessary for those financial statements to reflect GAAP, or accounting practices upon which the Financial Model, the Group Budgets, the Projections or, as the case may be, the Parent Financials or subsequent financial statements were prepared;

(B)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine:

(1)	whether comparable computations to those referred to in paragraph 1.3 above have been made;

(2)	whether paragraph 2 (Financial Covenants) of this Schedule 6 has been complied with;

(3)	the Margin as set out in the definition of “Margin”;

(4)	the amount of Excess Cashflow and any prepayments to be made from excess cashflow under paragraph 2 of Schedule 4 (Mandatory Prepayment); and

(5)	to make an accurate comparison between the financial position indicated in those financial statements and the Financial Model, the Group Budgets, the Projections or the Parent Financials;

(c)	If the Parent notifies the Agent of any change in accordance with paragraph (b)(ii) above, the Parent and Agent shall enter into negotiations in good faith with a view to agreeing:

(i)	whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

(ii)	if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms,

and, if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms. If no such agreement is reached within 30 days of that notification of change, the Agent shall (if so requested by the Majority Lenders) instruct the Auditors or independent accountants (approved by the Parent or, in the absence of such approval within 5 days of request by the Agent of such approval, a firm with recognised expertise) to determine any amendments to paragraph 2 (Financial Covenants), the Margin computations set out in the definition of “Margin”, the amount of any Excess Cashflow and prepayments to be made from Excess Cashflow under paragraph 2 of Schedule 4 (Mandatory Prepayment) and any other terms of this Agreement which the Auditors or, as the case may be, accountants (acting as experts and not arbitrators) consider appropriate to ensure the change does not result in any material alteration in the commercial effect of the terms of this Agreement. Those amendments shall take effect when so determined by the Auditors, or as the case may be, accountants. The cost and expense of the Auditors or accountants shall be for the account of the Borrower.

(d)	If the Agent wishes to discuss the financial position of any Obligor with the Auditors, the Agent may notify the Parent, stating the questions or issues which the Agent wishes to discuss with the Auditors. Subject to such request being deemed to be reasonable by the Parent, the Parent must ensure that the Auditors are authorised (at the expense of the Borrower):

(i)	to discuss the financial position of that Obligor with the Agent on request from the Agent; and

(ii)	to disclose to the Agent for the Finance Parties any information which the Agent may reasonably request.

1.5	Group Budgets and Projections

(a)	The Parent shall supply to the Agent in sufficient copies for all the Lenders, as soon as available but in any event not less than 30 days before the start of each of its Financial Years, the projections of the Parent (the “Projections”) for that Financial Year together with any update thereof.

(b)	The Parent shall ensure that each set of Projections:

(i)	includes a projected consolidated profit and loss account, balance sheet and cashflow statement for the Group, projected disposals and projected capital expenditure for the Group, projected financial covenant calculations, hold levels, operational cash and operating expenses broken down into separate operating expenses and descriptions of the proposed activities of the Group for the Financial Year to which the Projections relate. The Projections shall relate to the 12 month period comprising, and each month in, that Financial Year;

(ii)	is prepared in accordance with GAAP and the relevant accounting practices and financial reference periods applied to financial statements under paragraph 1.2 (Financial statements) and 1.4 (Requirements as to financial statements);

(iii)	has been approved by a director or chief financial officer of the Parent; and

(iv)	is accompanied by a statement by a director or chief financial officer of the Parent comparing the information and projections in the Projections with the information and projections for the same period in the Financial Model.

(c)	If the Parent updates or changes the Projections, it shall promptly and, in any event, within not more than 20 days of the update or change being made, deliver to the Agent, in sufficient copies for each of the Lenders, such updated or changed Projections together with a written explanation of the main changes in those Projections.

(d)	The Parent shall supply to the Agent in sufficient copies for all the Lenders and the Technical Adviser, as soon as available and in any event within 21 days before the start of each Financial Quarter up to and including the Financial Quarter within which Final Completion occurs, the Group Budget, for the Project.

(e)	If the Parent updates or changes the Group Budget, it shall promptly and, in any event, within not more than 20 days of the update or change being made, deliver to the Agent, in sufficient copies for each of the Lenders and the Technical Adviser, such updated or changed Group Budget together with a written explanation of the main changes in that Group Budget.

(f)	The Group Budget shall be in substantially the form of Schedule 17 and:

(i)	set out projections of all Remaining Project Costs broken down by Line Items;

(ii)	set out projections of all Available Funding broken down by sources;

(iii)	set out computation (in reasonable detail) of compliance with the In-Balance Test;

(iv)	in each case to the extent relevant, be prepared in accordance with GAAP and the relevant accounting practices and financial reference periods applied to financial statements under paragraph 1.2 (Financial statements) and 1.4 (Requirements as to financial statements);

(v)	be approved by a director or chief financial officer of the Parent; and

(vi)	(in respect of a Group Budget to be delivered quarterly under paragraph 1.5(d) only) be accompanied by a statement by a director or chief financial officer of the Parent comparing the information and projections in the Group Budget with the information and projections for the same period in the Financial Model.

1.6	Year-end

The Parent shall not change its Financial Year-end or Financial Quarter-end and shall procure that each Financial Year-end of each member of the Group and each other Obligor falls on 31 December and each Financial Quarter-end of each member of the Group and each other Obligor falls on the relevant Quarter Date.

1.7	Information: miscellaneous

The Parent shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	concurrently with the delivery of the financial statements referred to in paragraph 1.4 (Requirements as to financial statements) and to the extent such amounts are not specified (in reasonable detail) as separate line items in the financial statements, a certificate of an authorised signatory of the Parent setting out the amount(s) and details of any Equity or other Subordinated Debt made available to the Group during that preceding Financial Quarter;

(b)	for each calendar month during the period from the date hereof up to and including the month in which Final Completion occurs, deliver to the Agent and the Technical Adviser, within 20 days following the end of the relevant calendar month, a status report (the “Monthly Construction Period Report”) including information on each of the items set out in Schedule 19 (Monthly Construction Period Report) and such other information which the Agent may reasonably request, including information and reports reasonably requested by the Technical Adviser, and attaching:

(i)	an updated Group Budget (if any);

(ii)	an updated Project Schedule (if any); and

(iii)	all Construction Progress Reports provided by the Construction Contractor pursuant to the relevant Major Construction Contract since (in the case of the second and subsequent Monthly Construction Period Reports) the last Monthly Construction Period Report, in respect of the Project;

(c)	promptly, and in any event within 10 Business Days after:

(i)	any Major Project Document is terminated (save upon expiration in accordance with its terms) or amended (or any Excluded Major Project Document is terminated (save upon expiration in accordance with its terms) or amended);

(ii)	any new Major Project Document is entered into;

(iii)	receiving any notice or otherwise becoming aware of any material default by any person or the occurrence of any event under a Major Project Document (or any default in the case of the Amended Land Concession which would reasonably be expected to adversely affect the interests of the Finance Parties) or Excluded Major Project Document which would or, with the expiry of any grace period, the giving of notice or the making of any determination provided thereunder, or any combination of the foregoing, could give rise to a right to terminate,

(if notice thereof has not previously been provided to the Agent) provide a written statement to the Agent describing such event with copies of such amendments or new Major Project Document or Excluded Major Project Document and, with respect to any such terminations or material defaults, an explanation of any subsequent actions being taken by the Borrower or other Obligor with respect thereto;

(d)	promptly, details of any material changes in the insurance cover under any insurance policies required to be maintained by the terms of this Agreement in respect of any member of the Group or the Project and, upon request by the Agent, copies of insurance policies or certificates of insurance in respect of any member of the Group or the Project under any insurance policies required to be maintained by the terms of this Agreement or such other evidence of the existence of those policies as may be reasonably acceptable to the Agent and, within 30 days of the end of each Financial Year, deliver to the Agent a certificate from an authorised signatory of the Parent certifying that the insurance requirements of Schedule 8 (Insurance) have been implemented and are being complied with or, if there is any non-compliance with Schedule 8 (Insurance) which has not been remedied prior to the date of such certificate, explaining, in reasonable detail, the non-compliance, whether the Parent reasonably believes it can be remedied and, if so, how and by when;

(e)	a copy of each written notice which is given or received by any Obligor under or in connection with the Amended Land Concession to or from the Macau SAR Government or any Governmental Authority (if material to the interests of the Finance Parties) promptly upon despatch or receipt of such notice;

(f)	at the same time as they are dispatched, copies of all documents dispatched by the Parent to its shareholders generally (or any class of them) or dispatched by the Parent to its creditors generally (or any class of them);

(g)	(x) promptly upon becoming aware of them, the details of any litigation, arbitration or investigation by a Governmental Authority or other administrative proceedings which are current, threatened or pending against any Obligor, and (y) promptly upon becoming aware of their details of any Environmental Claim which is current, pending or threatened against any Obligor which is referred to in paragraph 3.4 (Environmental Claims) in each case which would reasonably be expected to have a Material Adverse Effect or which would, in any event, involve a liability exceeding an amount of US$5,000,000 (or its equivalent in other currencies) in aggregate for the Group or which would reasonably be expected to enjoin or otherwise prevent the consummation of the transactions contemplated by the Finance Documents or contemplated by the Project, or any material development in any such proceedings, in each case together with such other information concerning such proceedings as the Agent may reasonably require;

(h)	promptly, notice of any proposed material change in (i) the nature or scope of the Project or (ii) the business or operations of any Obligor;

(i)	promptly, notice of any material schedule delay delivered under any Major Construction Contract or any Phase II Major Construction Contract and any suspension of Project Works exceeding a period of 10 Business Days and all remedial plans by the relevant Contractor and updates thereof;

(j)	promptly, any “Notice to Proceed” or “Practical Completion” or “Final Completion” certificates or equivalent notices thereof delivered under any Major Construction Contract or any Phase II Major Construction Contract (including any Certificate of Practical Completion or Certificate of Final Completion delivered thereunder) (each as defined or otherwise referred to in the relevant Major Construction Contract or any Phase II Major Construction Contract);

(k)	promptly, notice of any event, occurrence or circumstance which would reasonably be expected to give rise to a breach of the In-Balance Test or render:

(i)	the Project incapable of, or prevent it from achieving Opening Date on or before the Opening Long Stop Date or Construction Completion on or before the Construction Completion Long Stop Date;

(ii)	any Obligor incapable of meeting any material obligation under any Major Project Document as and when required thereunder.

(l)	promptly upon becoming aware of them, the details of any claim, disposal or other facts and circumstances which will require a prepayment under paragraph 2(a) (other than under sub-paragraph 2(a)(viii)) of Schedule 4 (Mandatory Prepayment);

(m)	promptly notify the Agent if any Direct Insurer, and, where to the extent required under paragraph 2.1 of Schedule 8 (Insurance), reinsurance is placed by its insurance brokers, the Reinsurer cancels or gives notice of cancellation of any of the Insurances promptly on receipt of such notice;

(n)	promptly notify the Agent on becoming aware of any act or omission or of any event which would reasonably be foreseen as invalidating or rendering unenforceable in whole or (to the extent material) in part any of the Insurances;

(o)	promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents;

(p)	promptly a copy of any filing made by MCE with any stock exchange or regulatory authority in respect of circumstances that would give rise to a change in control of any share of any Obligor at the same time as that filing is made;

(q)	promptly upon any new Permit referred to in Schedule 16 (Permits) being obtained, copies of any such new Permit;

(r)	promptly on request, such further information regarding the financial condition, assets and operations of any Obligor as any Finance Party through the Agent may reasonably request; and

(s)	promptly, and in any event within 10 Business Days after any Right to Use Agreement is entered into, a copy of such Right to Use Agreement.

1.8	Notification of default

(a)	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

(c)	Each Obligor shall notify the Agent of the occurrence promptly upon becoming aware thereof of an event of default (however described) under or in respect of the High Yield Notes or, following the High Yield Note Refinancing, the high yield notes issued pursuant to the High Yield Note Refinancing (unless that Obligor is aware that a notification has already been provided by another Obligor).

1.9	“Know your customer” checks

(a)	If:

(i)	any existing law or regulation or the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)	The Parent shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor pursuant to Clause 27 (Changes to the Obligors).

(d)	Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Guarantor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor.

2.	FINANCIAL COVENANTS

2.1	Financial definitions

In this Agreement:

“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount and any outstanding fixed or minimum premium payable on prepayment or redemption of any indebtedness for or in respect of:

(a)	moneys borrowed (other than the Bondco Loan save to the extent that the aggregate amount of the Bondco Loan exceeds the aggregate amount of the High Yield Note Guarantees);

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds (but not Trade Instruments) notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease (and for the avoidance of doubt, any deposit paid to and retained by a member of the Group in connection with any lease of real property shall not fall within this paragraph (d));

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument (but not, in any case, Trade Instruments) issued by a bank or financial institution in respect of an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition (excluding any such obligation in respect of any such instrument, given in respect of (i) any trade credit or performance obligation arising in the ordinary course of business and otherwise comprising Permitted Guarantees under paragraphs (a) or (b) of the definition thereof; (ii) any documentary credit which is or is to the extent of being, cash collateralised; and (iii) any contingent liability of any member of the Group in relation to any guarantee issued in connection with the Amended Land Concession);

(g)	any amount raised by the issue of redeemable shares which are redeemable before the Final Repayment Date;

(h)	any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind the entry into the agreement is to raise finance or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;

(i)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

(j)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above (including, for the avoidance of doubt and without double counting, in respect of the High Yield Note Guarantees in relation to any such item in paragraph (c)).

“Capital Expenditure” means any expenditure or obligation in respect of expenditure which in accordance with GAAP is treated as capital expenditure and including the capital element of any expenditure or obligation incurred in connection with a finance or capital lease.

“Cash” means, at any time, cash on hand or cash at bank credited to an account in the name of an Obligor with an Acceptable Bank and in each case to which an Obligor is alone (or with one or more other Obligors) beneficially entitled and for so long as:

(a)	that cash is repayable on demand;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any Group member or of any other person whatsoever or on the satisfaction of any other condition;

(c)	there is no Security over that cash except Transaction Security or Permitted Security referred to at paragraph (c) of the definition of “Permitted Security”; and

(d)	subject to (a) above, such cash is freely and immediately available to be applied in repayment or prepayment of the Facilities.

“Cash Cover” means, in respect of any Relevant Period, the ratio of Cashflow to Debt Service for that Relevant Period.

“Cashflow” means, in respect of any Relevant Period, Consolidated EBITDA for that Relevant Period after:

adding back:

(a)	any decrease in the amount of Working Capital for that Relevant Period;

(b)	any cash receipt in respect of any Exceptional Item or extraordinary item not already taken account of in calculating Consolidated EBITDA for any Relevant Period;

(c)	any cash receipt in respect of any tax rebate or credit during that Relevant Period;

(d)	adding the amount of any cash paid to a member of the Group in the Relevant Period that represents repayment of any loan made to a Joint Venture;

(e)	any increase in provisions, other non-cash debits and other non-cash charges (which are not Current Assets or Current Liabilities) taken into account in establishing Consolidated EBITDA; and

(f)	any decrease in long term assets (excluding fixed assets and land use rights) and any increase in other non-interest bearing long term liabilities,

and deducting:

(i)	any amount of Capital Expenditure actually made in cash by any member of the Group and the aggregate amount of any Joint Venture Investments during that Relevant Period, except, in each case, to the extent funded from:

(A)	Borrowings permitted to be so incurred and so applied in accordance with the terms of this Agreement or New Shareholder Injections;

(B)	Relevant Proceeds, Surplus Amounts or Operational Agreement Upfront Receipts, in each case, in accordance with the terms of this Agreement; and

(C)	retained Excess Cashflow;

(ii)	any increase in the amount of Working Capital for that Relevant Period;

(iii)	any cash payment in respect of any Exceptional Item or extraordinary item not already taken account of in calculating Consolidated EBITDA for any Relevant Period;

(iv)	any amount actually paid or due and payable in respect of taxes on the profits of any member of the Group during that Relevant Period;

(v)	any decrease in provisions and other non-cash credits (which are not Current Assets or Current Liabilities) taken into account in establishing Consolidated EBITDA; and

(vi)	any increase in the long term assets (excluding fixed assets and land use rights) and any decrease in other non-interest bearing long term liabilities,

and so that no amount shall be included (or deducted) more than once.

“Consolidated EBITDA” means, in respect of any Relevant Period, the consolidated profits of the Group from ordinary activities before taxation:

(a)	before deducting any income Tax expense (whether or not paid during that period) other than Tax on gross gaming revenue;

(b)	before deducting any interest, commission, fees, discounts, prepayment penalties or premiums and other finance payments in respect of Borrowings (including the Bondco Loan) paid, payable or capitalised by any member of the Group in respect of that Relevant Period;

(c)	before taking into account any accrued interest owing to any member of the Group;

(d)	before deducting any amount attributable to the amortisation, depreciation or impairment of assets (including, without limitation, the amortisation of goodwill or of other intangible assets);

(e)	before taking into account any items treated as Exceptional Items or extraordinary items;

(f)	after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests;

(g)	after deducting the amount of any profit of any investment or entity (which is not itself a member of the Group) in which any member of the Group has an ownership interest to the extent that the amount of such profit included in the financial statements of the Group exceeds the amount received in cash by members of the Group through distributions by such investment or entity;

(h)	before taking into account any unrealised gains or losses on any derivative instrument, financial instrument or currency exchange, including those arising on translation of currency debt;

(i)	before taking into account any gain or loss arising from an upward or downward revaluation of any asset; and

(j)	before taking into account the amount of any Operational Agreement Upfront Receipts received during that Relevant Period,

in each case, without double counting and to the extent added, deducted or taken into account, as the case may be, for the purposes of determining profits of the Group from ordinary activities before taxation.

“Consolidated Finance Charges” means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment penalties or premiums and other finance payments in respect of Borrowings and (without double counting) the Bondco Loan whether paid in cash or payable or capitalised by any member of the Group in respect of that Relevant Period:

(a)	excluding any such obligations owed to any other member of the Group;

(b)	including the interest element of leasing and hire purchase payments in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(c)	including any accrued commission, fees, discounts and other finance payments payable by any member of the Group to counterparties under any interest rate hedging arrangement;

(d)	deducting any accrued commission, fees, discounts and other finance payments owing to any member of the Group under any interest rate hedging instrument;

(e)	if a Joint Venture is accounted for on a proportionate consolidation basis, after adding the Group’s share of the finance costs or interest receivable of the Joint Venture; and

(f)	excluding any interest, commission, fees, discounts, prepayment penalties or premiums and other finance payments (capitalised or otherwise) in respect of any Sponsor Group Loans or Subordinated Debt, and so that no amount shall be included (or deducted) more than once.

“Consolidated Senior Debt” means, at any time, the aggregate amount of all obligations of the Group for or in respect of Borrowings under the Finance Documents (other than any such obligations in respect of the Bondco Loan or the High Yield Note Guarantees).

“Consolidated Total Debt” means, at any time, the aggregate amount of all obligations of the Group for or in respect of Borrowings but:

(a)	excluding any such obligations to any other member of the Group and any Sponsor Group Loans or Subordinated Debt or any such obligations in respect of the Bondco Loan (save to the extent the aggregate amount of the Bondco Loan exceeds the aggregate amount of the High Yield Note Guarantees);

(b)	including any such obligations in respect of the High Yield Note Guarantees;

(c)	including, in the case of finance or capital leases, only the capitalised value therefor,

and so that no amount shall be included or excluded more than once, and further provided that in relation to the First Test Date only, and solely for the purposes of assessing compliance with paragraph 2.2(d) of this Schedule 6 and not for any other purpose, “Consolidated Total Debt” shall instead be computed as net debt by deducting the aggregate amount of Cash, Cash Equivalent Investments, Permitted Investments and restricted and unrestricted Cash and Cash Equivalent Investments held by any member of the Group, Bondco or any Restricted Subsidiary (as defined in the Indenture), including the balances standing to the credit of each of the Accounts and High Yield Note Debt Service Accrual Account, but excluding (in each case) the balances standing to the credit of each Distribution Account, each Holding Account, each Surplus Account and each Operational Agreement Upfront Receipts Account and, only if and to the extent that the remaining land premium payment(s) payable in respect of the Amended Land Concession has (or have) not been paid by the First Test Date, an amount equal to the amount of such payment(s).

“Current Assets” means the aggregate (on a consolidated basis) of inventory, work in progress, trade and other receivables of each member of the Group including prepayments in relation to operating items and sundry debtors (but excluding (without double counting) Cash and Cash Equivalent Investments, the balances standing to the credit of each of the Accounts and Permitted Investments)) expected to be realised within twelve months from the date of computation and any other assets of each member of the Group which would, in accordance with GAAP be considered as current assets but excluding amounts in respect of:

(a)	receivables in relation to Tax;

(b)	Exceptional Items and other non-operating items;

(c)	insurance claims; and

(d)	any interest, commission, fees, discounts or other finance payments owing to any member of the Group.

“Current Liabilities” means the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals and provisions) of each member of the Group expected to be settled within twelve months from the date of computation and any other liabilities of each member of the Group which would, in accordance with GAAP be considered as current liabilities but excluding amounts in respect of:

(a)	liabilities for Borrowings (including in respect of the Bondco Loan) and Consolidated Finance Charges;

(b)	liabilities for Tax;

(c)	exceptional Items and other non-operating items;

(d)	insurance claims; and

(e)	liabilities in relation to dividends declared but not paid by the Parent or by a member of the Group in favour of a person which is not a member of the Group.

“Debt Service” means, in respect of any Relevant Period, the aggregate of:

(a)	Consolidated Finance Charges; and

(b)	the aggregate of all scheduled repayments of Consolidated Total Debt falling due during that Relevant Period but excluding:

(i)	any amounts falling due under any revolving facility or the Revolving Facility and which were available for simultaneous redrawing according to the terms of that facility;

(ii)	any mandatory, voluntary or other prepayment made pursuant to this Agreement; and

(iii)	any such obligations owed to any member of the Group,

and so that no amount shall be included more than once.

“Exceptional Items” means any material items of an unusual or non-recurring nature which represent gains or losses including those arising on:

(a)	the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(b)	disposals, revaluations or impairment of non-current assets;

(c)	disposals of assets associated with discontinued operations.

“Excess Cashflow” means, for any period for which it is being calculated, Cashflow for that period less (except to the extent already deducted in calculating Cashflow):

(a)	Debt Service;

(b)	Cashflow from that period which, in accordance with the Projections and the Group Budget, is to be applied towards Remaining Project Costs after that period;

(c)	the amount of any voluntary prepayments made under the Finance Documents or (to the extent permitted pursuant to the Finance Documents) in respect of any Borrowings (including in respect of the Bondco Loan) during that period (excluding, in each case, any voluntary prepayment of any amount under any revolving facility or the Revolving Facility and which is available for redrawing); and

(d)	the net change (if any) in the balance maintained in the Debt Service Accrual Account and the Debt Service Reserve Account (which net change shall be subtracted if positive and added if negative).

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Group ending on or about 31 December in each year.

“First Test Date” means the earlier of: (a) 30 June 2016 and (b) the end of the second full Financial Quarter after the Opening Date.

“Interest Cover” means the ratio of Consolidated EBITDA to Consolidated Finance Charges in respect of any Relevant Period;

“New Shareholder Injections” means the aggregate amount subscribed for by any person (other than a member of the Group) for ordinary shares in the Parent or any other Obligor or for Sponsor Group Loans or Subordinated Debt in the Parent or any other Obligor.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Relevant Period” means each period of twelve months ending on the last day of each Financial Quarter of the Borrower’s financial year (or, for the purpose of calculating Excess Cashflow (and any of the constituent parts thereof) only, each Financial Quarter.

“Relevant Proceeds” means Claims Proceeds, Disposal Proceeds, Eminent Domain Proceeds, Insurance Proceeds and Termination Proceeds (each as defined in paragraph 1 of Schedule 4 (Mandatory Prepayment)) and Operating Agreement Upfront Receipts.

“Senior Secured Leverage” means the ratio of Consolidated Senior Debt on the last day of a Relevant Period to Consolidated EBITDA in respect of that Relevant Period.

“Test Date” means the First Test Date and each Quarter Date thereafter.

“Total Leverage Ratio” means the ratio of Consolidated Total Debt on the last day of a Relevant Period to Consolidated EBITDA in respect of that Relevant Period.

“Trade Instruments” means any performance bonds, advance payment bonds or documentary letters of credit issued in the respect of the obligations of any of the Obligors arising in the ordinary course of trading of that Obligor or their equivalent arising in the ordinary course of business of a developer, owner and/or operator of a Macau SAR situate “five-star” first class Las Vegas style resort and casino carrying on the same or substantially similar business as that comprised in the Project.

“Working Capital” means on any date Current Assets less Current Liabilities.

2.2	Financial condition

The Borrower shall ensure that:

(a)	Cash Cover: Cash Cover in respect of any Relevant Period expiring on the Test Date specified in column 1 below shall be or shall exceed the ratio set out in column 2 below opposite that Test Date.

Column 1 Relevant Period	Column 2 Ratio
The First Test Date and each subsequent Test Date	1.05:1

(b)	Interest Cover: Interest Cover in respect of any Relevant Period expiring on the Test Date specified in column 1 below shall be or shall exceed the ratio set out in column 2 below opposite that Test Date.

Column 1 Relevant Period	Column 2 Ratio
The First Test Date	2.25:1
The second Test Date and each subsequent Test Date prior to the sixth Test Date	2.5:1
The sixth Test Date and each subsequent Test Date	3.0:1

(c)	Senior Secured Leverage: Senior Secured Leverage in respect of any Relevant Period expiring on the Test Date specified in column 1 below shall not exceed the ratio set out in column 2 below opposite that Test Date.

Column 1 Relevant Period	Column 2 Ratio
The First Test Date	3.5:1
The second Test Date and each subsequent Test Date prior to the fourth Test Date	3.25:1
The fourth Test Date and each subsequent Test Date prior to the sixth Test Date	3.0:1
The sixth Test Date and each subsequent Test Date	2.5:1

(d)	Total Leverage Ratio: Total Leverage Ratio in respect of any Relevant Period expiring on the Test Date specified in column 1 below shall not exceed the ratio set out in column 2 below opposite that Test Date.

Column 1 Relevant Period	Column 2 Ratio
The First Test Date and each subsequent Test Date prior to the fourth Test Date	5.0:1
The fourth Test Date and each subsequent Test Date prior to the sixth Test Date	4.5:1
The sixth Test Date and each subsequent Test Date	4.0:1

(e)	Capital Expenditure:

(i)	Prior to the Opening Date, no Obligor shall make, commit to make or incur Capital Expenditure except for (in each case, without double counting):

(A)	the purposes of the Project and in each case as contemplated by the Group Budget provided that any such amounts applied pursuant to this paragraph (A) shall not be used in connection with or for the purpose of the Phase II Project;

(B)	Capital Expenditure utilising Claim Proceeds, Disposal Proceeds, Eminent Domain Proceeds, Insurance Proceeds, Termination Proceeds and other such proceeds as are permitted to be retained (and so applied) by an Obligor in accordance with (and to the extent expressly contemplated by) this Agreement;

(C)	Capital Expenditure made using Additional Equity Contributions (provided that (and only to the extent that) such Additional Equity Contributions are not required for any other purpose under any Finance Document or in connection with the Project);

(D)	Capital Expenditure made for the purposes of the Phase II Project;

(E)	Capital Expenditure made using the proceeds of any loan that is permitted pursuant to paragraph (g) of the definition of “Permitted Loan” or Financial Indebtedness that is permitted pursuant to paragraph (g) of the definition of “Permitted Financial Indebtedness” in Clause 1.1 (Definitions); and

(F)	Capital Expenditure permitted pursuant to paragraph (f) of the definition of “Permitted Financial Indebtedness” in Clause 1.1 (Definitions); or

(G)	(to the extent such expenditure constitutes Capital Expenditure) Capital Expenditure permitted pursuant to paragraph (c) of the definition of “Permitted Joint Venture” in Clause 1.1 (Definitions).

(ii)	The aggregate Capital Expenditure of the Obligors in respect of:

(A)	the period starting on the Opening Date and ending on the date following 12 Months thereafter; and

(B)	the immediately subsequent period of 12 Months,

shall not exceed the aggregate of US$50,000,000 (or its equivalent in other currencies) and any amounts specified in sub-paragraph (i) above and any amounts available for the payment of a dividend pursuant to paragraph (b) of the definition of “Permitted Distribution” in Clause 1.1 (Definitions) in each such period.

(iii)	Notwithstanding the foregoing, no Obligor shall, in any event, make, commit to make or incur any Capital Expenditure where the In-Balance Test would not be satisfied and would continue not to be satisfied as a result thereof.

2.3	Financial testing

(a)	The financial covenants set out in paragraph 2.2 (Financial condition) shall be calculated and tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to paragraph 1.3 (Provision and contents of Compliance Certificate).

(b)	For the purpose of the financial covenants in sub-paragraphs (a) (Cash Cover), (b) (Interest Cover), (c) (Senior Secured Leverage) and (d) (Total Leverage Ratio) set out in paragraph 2.2 (Financial condition) for each of the Relevant Periods ending on a date which is less than 12 months after the Opening Date for the Project, Cashflow, Debt Service and Consolidated EBITDA shall be calculated by reference to the amount of Cashflow, Debt Service or Consolidated EBITDA, as the case may be, as disclosed in the financial statements and/or Compliance Certificates for the Financial Quarters commencing after the Opening Date, annualised on a straight line basis using actual results from the start of the first fiscal quarter commencing after the Opening Date through to the relevant Test Date.

2.4	Equity Cure

(a)	If the requirements in respect of the financial covenants in sub-paragraphs (a) (Cash Cover), (b) (Interest Cover), (c) (Senior Secured Leverage) or (d) (Total Leverage Ratio) set out in paragraph 2.2 (Financial condition) on a Test Date (a “Relevant Test Date”) are not satisfied (such covenant, an “At Risk Financial Covenant”), and if the Borrower receives cash proceeds of a New Shareholder Injection and in an amount no greater than the minimum amount necessary to remedy non-compliance of each At Risk Financial Covenant in respect of such Relevant Test Date (and the words “by an amount up to the Cure Amount” when used below shall be read accordingly (the amount thereof the “Cure Amount”) prior to the delivery to the Agent of the Compliance Certificate in respect of such Relevant Test Date, and if the Borrower either immediately applies the Cure Amount in prepaying the Term Loan Facility in accordance with Clause 9.4 (Voluntary prepayment) or deposits the Cure Amount in the Mandatory Prepayment Account (and irrevocably directs that the same be applied towards the voluntary prepayment of the Term Loan Facility in accordance with Clause 9.4 (Voluntary prepayment) on the last day of the then current Interest Period), then each At Risk Financial Covenant shall be recalculated in respect of such Relevant Test Date after giving effect to the following pro forma adjustments:

(i)	Cashflow shall be increased (solely for the purpose of re-calculating Cash Cover as at such Relevant Test Date and not for any other purpose) by an amount up to the Cure Amount; and

(ii)	Consolidated EBITDA shall be increased (solely for the purpose of re-calculating Interest Cover, the Total Leverage Ratio and Senior Secured Leverage as at such Relevant Test Date and not for any other purpose) by an amount up to the Cure Amount, provided that the Cure Amount included in any such pro forma adjustments may not exceed 30 per cent. of the target Consolidated EBITDA or Cashflow for the relevant Financial Quarter (being the Consolidated EBITDA or, as the case may be, Cashflow, required for the relevant At Risk Financial Covenants to have been satisfied, as calculated on an annualised basis (such recalculation, pro forma adjustments and prepayments being together, the “Equity Cure”)).

(b)	If after giving effect to the foregoing recalculations and having delivered a duly completed Compliance Certificate (detailing the relevant calculations) the Borrower shall be in compliance with the requirements of each of the At Risk Financial Covenants as of the Relevant Test Date, then the Borrower shall be deemed to have satisfied the requirements of such At Risk Financial Covenant as of such Relevant Test Date.

(c)	No more than two such cures and recalculations are permitted during the term of the Facilities, and only in relation to the first three full Financial Quarters occurring after the Opening Date.

(d)	Following any cure as contemplated by paragraph (a) above:

(i)	Consolidated Senior Debt and Consolidated Total Debt shall be calculated on the basis of the Term Loan Facility having been prepaid by an amount equal to the amount of the Cure Amount;

(ii)	Cashflow shall be deemed increased for the relevant Financial Quarter (solely for the purpose of re-calculating Cash Cover and not for any other purpose) by an amount equal to the amount of the Cure Amount utilised in curing the relevant At Risk Financial Covenant in respect of the Relevant Test Date;

(iii)	Consolidated EBITDA shall be deemed increased for the relevant Financial Quarter (solely for the purpose of recalculating Interest Cover, Total Leverage Ratio and Senior Secured Leverage and not for any other purpose) by an amount equal to the amount of the Cure Amount utilised in curing the relevant At Risk Financial Covenant in respect of the Relevant Test Date; and

(iv)	Debt Service and Consolidated Finance Charges for the then-Relevant Period shall be recalculated on the basis of the Term Loan Facility having been prepaid by an amount equal to the amount of the Cure Amount with effect from the first day of the then-Relevant Period.

3.	GENERAL UNDERTAKINGS

Authorisations and compliance with laws

3.1	Permits

Each Obligor shall promptly:

(a)	when necessary obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	upon request by the Agent supply certified copies to the Agent of,

any Permit (including any amendments, supplements or other modifications thereto) and any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)	enable it to perform its obligations under the Transaction Documents;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document; and

(iii)	enable it to own its assets and to carry on its business (including any assets owned and business conducted or proposed to be owned or conducted in connection with or as a result of its participation in the Project), where failure to obtain or comply with those Permits or Authorisations would reasonably be expected to have a Material Adverse Effect and shall promptly deliver to the Agent:

(A)	any notice that any Governmental Authority may condition approval of, or any application for, any of those Permits or Authorisations held by it on terms and conditions that are materially burdensome to the Obligor, or to the operation of any of its businesses or any assets owned by it to the extent comprised in the Project, in each case in a manner not previously contemplated; and

(B)	such other documents and information as from time to time may reasonably be requested by the Agent in relation to any of the matters referred to in this paragraph 3.1.

3.2	Compliance with laws

Each Obligor shall comply in all respects with all Legal Requirements (where failure to do so would reasonably be expected to have a Material Adverse Effect) and its Constitutional Documents and will comply with (and conduct its business in compliance with) all applicable anti-money laundering, non-corruption, counter-terrorism financing, economic or trade sanctions laws and regulations in each case applicable to an Obligor (including, without limitation, each Anti-Terrorism Law), will not directly or indirectly use the proceeds of the Facilities in a manner which would breach any such laws and regulations and will maintain policies and procedures designed to promote and achieve compliance with such laws and regulations.

3.3	Environmental compliance

Each Obligor shall:

(a)	comply in all material respects with all Environmental Laws applicable to it;

(b)	obtain, maintain and ensure compliance in all material respects with all requisite Environmental Permits;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or would reasonably be expected to have a Material Adverse Effect.

3.4	Environmental claims

Each Obligor shall (through the Parent), promptly upon becoming aware of the same, inform the Agent in writing of:

(a)	any Environmental Claim against any member of the Group which is current, pending or threatened (including copies of any notices from any Governmental Authority of non-compliance with any material Environmental Law or Environmental Permit to which the Project is subject and any other notices of Environmental Claims); and

(b)	any facts or circumstances which would reasonably be expected to result in any Environmental Claim being commenced or threatened against any member of the Group,

where such claim, has or would reasonably be expected to have a Material Adverse Effect and shall promptly deliver to the Agent such other documents and information as from time to time may reasonably be requested by the Agent in relation to any of the matters referred to in this paragraph 3.4.

3.5	Taxation

(a)	Each Obligor shall duly and punctually pay and discharge all Taxes required to be paid by it when due within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes or other obligations and the costs required to contest them; and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes or other obligations does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No Obligor may change its residence for Tax purposes.

Restrictions on business focus

3.6	Merger

No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Transaction or where the surviving entity following any such amalgamation, demerger, merger, consolidation or corporate reconstruction is an Obligor.

3.7	Conduct of business and maintenance of status

Each Obligor shall:

(a)	preserve, renew and keep in full force and effect its corporate or limited liability company status and remain a Subsidiary of the Parent;

(b)	take all reasonable action to obtain and maintain all rights, privileges, franchises, and Permits necessary for the intended use of the Site and the Site Easements, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(c)	engage only in businesses which are a Permitted Business and ensure that the Borrower’s ownership of shares in its Subsidiaries and the lease, management and operation of the gaming areas comprised in the Project and other Permitted Businesses are conducted (as applicable) in accordance with the Services and Right to Use Agreement and, to the extent applicable, the Right to Use Agreements and relevant Permits where failure to do so would have or is reasonably likely to have a Material Adverse Effect; and

(d)	not establish any representative office or other place of business in a jurisdiction outside its jurisdiction of incorporation.

3.8	Acquisitions

(a)	Except as permitted under paragraph (b) below, no Obligor shall:

(i)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)	incorporate a company.

(b)	Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:

(i)	a Permitted Acquisition; or

(ii)	a Permitted Transaction.

3.9	Joint ventures

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will):

(i)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(ii)	transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

(b)	Paragraph (a) above does not apply to any acquisition of (or agreement to acquire) any interest in a Joint Venture or transfer of assets (or agreement to transfer assets) to a Joint Venture or loan made to or guarantee given in respect of the obligations of a Joint Venture or any other transaction referred to in paragraph (a) if such transaction is a Permitted Acquisition, a Permitted Disposal, a Permitted Loan, a Permitted Guarantee, Permitted Financial Indebtedness, Permitted Security or funded by additional Equity or monies available for distribution (which additional Equity is not required for any other purpose under any Finance Document or in connection with the Project) or a Permitted Joint Venture.

3.10	Holding Companies

None of the Parent, the Borrower, Studio City Holdings Two Limited, Studio City Holdings Three Limited, Studio City Holdings Four Limited, SCP Holdings Limited, SCP One Limited and SCP Two Limited shall trade, carry on any business or own any assets or incur any liabilities except for:

(a)	ownership of shares of another Obligor, intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, Cash and Cash Equivalent Investments and Permitted Investments but only if those shares, credit balances, Cash and Cash Equivalent Investments and Permitted Investments are subject to the Transaction Security,

(b)	making of intra-Group loans permitted by paragraph 3.17 (Loans or credit);

(c)	the incurrence of intra-Group financial indebtedness permitted by paragraph 3.21 (Financial Indebtedness);

(d)	provisions of administrative and treasury services to the other Obligors; or

(e)	any liabilities under the Transaction Documents (other than those referenced in paragraph (b) of the definition thereof) or the High Yield Note Documents, and, following the High Yield Note Refinancing, the documents or instruments relating thereto, in each case, to which it is a party and the performance of any obligation thereunder and professional fees and administration costs in the ordinary course of business as a holding company.

Restrictions on dealing with assets and Security

3.11	Preservation of assets and Security

Each Obligor shall:

(a)	maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business and the Project;

(b)	maintain all rights of way, easements, grants, privileges, licenses, certificates, and Permits necessary for the intended use of the Site, the Site Easements and any other Properties, except any such item the loss of which, individually or in the aggregate, would not reasonably be expected to materially and adversely affect or interfere with the Project;

(c)	comply with the terms of each lease or other grant of rights in respect of the property in respect of the Project, including easement grants, so as to not permit any material uncured default on its part to exist thereunder, except, in each case, where non-compliance therewith would not reasonably be expected to materially and adversely affect or interfere with the Project;

(d)	preserve and protect the Security expressed to be created pursuant to the Transaction Security Documents and, if any Security (other than Permitted Security) is asserted against any of the Charged Property, promptly give the Agent written notice with reasonable detail of such Security and pay the underlying claim in full or take such other action so as to cause it to be released or bonded over in a manner reasonably satisfactory to the Agent;

(e)	undertake all actions which are necessary or appropriate in the reasonable judgement of the Agent to:

(i)	maintain the Finance Parties’ respective security interests under the Transaction Security Documents in the Charged Property in full force and effect at all times (including the priority thereof); and

(ii)	preserve and protect the Charged Property and protect and enforce the Obligor’s rights and title and the respective rights of the Finance Parties to the Charged Property,

including the making and delivery of all filings and registrations, the payments of fees and other charges imposed by any Governmental Authority, the issuance of supplemental documentation, the discharge of all claims or other Security other than Permitted Security adversely affecting the respective rights of the Finance Parties to and under the Transaction Security and the publication or other delivery of notice to, and procuring the receipt of agreements or acknowledgements from, third parties.

3.12	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

3.13	Project Documents

Each Obligor shall:

(a)	comply, duly and promptly, in all material respects with its obligations and preserve and (if failure to do so would reasonably be expected to have a Material Adverse Effect) enforce all of its material rights under all Major Project Documents and pursue any claims and remedies arising thereunder;

(b)	take or cause to be taken all action, make or cause to be made all contracts and do or cause to be done all things necessary to construct the Project diligently in accordance with the Construction Contract, the Plans and Specifications, the Project Schedule, the Group Budget and all the other Transaction Documents relating to the Project;

(c)	withhold from each Contractor party to, or other contract counterparty to a Major Project Document such retainage from any payment to be made to such Contractor as is permitted by such Major Project Document;

(d)	ensure that Propco:

(i)	provides to the Technical Adviser copies of and maintain at the Project Site a complete set of the Plans and Specifications for the Project;

(ii)	cooperates and uses reasonable efforts to cause each Major Construction Contractor to cooperate with the Technical Adviser in the performance of the Technical Adviser’s duties. Without limiting the generality of the foregoing, Propco shall use reasonable efforts to:

(1)	cause Major Construction Contractors to communicate with and promptly provide all invoices, documents, plans and other information reasonably requested by the Technical Adviser relating to the Project Works;

(2)	following the end of each Financial Quarter, upon the reasonable request of the Agent, consult with any person regarding any adverse event or condition identified in any report prepared by the Technical Adviser that the Agent (acting reasonably) considers to be material;

(3)	provide the Technical Adviser with access to the Site (upon the Technical Adviser’s prior reasonable request and notice) and, subject to required safety precautions and reasonable site management restrictions, the construction areas; and

(4)	(upon the Technical Adviser’s prior reasonable request and notice) provide the Technical Adviser with reasonable working space and access to telephone, copying and telecopying equipment at the Site (or such other location in reasonable proximity to the Site as the Project nears completion), and take all reasonable measures to otherwise facilitate the Technical Adviser’s review of the construction of the Project and preparation of the certificates and reports required hereunder;

(iii)	maintain in the Hong Kong SAR or the Macau SAR a complete set and, promptly upon written request, provide the Technical Adviser with reasonable access to and copies of, each Construction Contract and each named sub-contract referred to in a Major Construction Contract; and

(iv)	deliver to the Agent and the Technical Adviser copies of all material reports required to be filed with any Governmental Authority in connection with the construction of the Project; and

(e)	ensure that no Right to Use Agreement is directly or indirectly amended, modified, novated, assigned, supplemented or terminated or any right thereunder is waived or claim thereunder is settled or any amendment, modification, novation, assignment, supplement, termination (except expiration in accordance with its terms) or waiver is permitted or consented to or any consent is given (or any other discretion or remedy is exercised) or any election or compromise is made thereunder save for any such action or thing which is not materially adverse to the interests of the Finance Parties and which does not adversely affect the continued operation (in accordance with their respective terms) of the Services and Right to Use Agreement or the Reimbursement Agreement.

3.14	Negative pledge

In this paragraph 3.14, “Quasi-Security” means a transaction described in paragraph (b) below.

Except as permitted under paragraph (c) below:

(a)	No Obligor shall create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer, factor or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is:

(i)	Permitted Security; or

(ii)	a Permitted Transaction.

3.15	Disposals

(a)	Except as permitted under paragraph (b) below, no Obligor shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is:

(i)	a Permitted Disposal; or

(ii)	a Permitted Transaction.

3.16	Arm’s length basis

(a)	Except as permitted by paragraph (b) below, no Obligor shall enter into any transaction with any person (other than an Obligor) except on arm’s length terms and for fair market value (or better for the relevant member of the Group).

(b)	The following transactions shall not be a breach of paragraph (a):

(i)	Sponsor Group Loans (and other Subordinated Debt);

(ii)	intra-Group loans;

(iii)	fees, costs and expenses and any other payments payable under the Finance Documents in the amounts set out in the Finance Documents delivered to the Agent under Clause 4 (Conditions of Utilisation) or agreed by the Agent; and

(iv)	any Permitted Transactions (unless required by their terms to be an arm’s length terms and/or for fair market value).

Restrictions on movement of cash - cash out

3.17	Loans or credit

(a)	Except as permitted under paragraph (b) below, no Obligor shall be a creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Loan; or

(ii)	a Permitted Transaction.

3.18	No Guarantees or indemnities

(a)	Except as permitted under paragraph (b) below, no Obligor shall incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) does not apply to a guarantee which is:

(i)	a Permitted Guarantee; or

(ii)	a Permitted Transaction.

3.19	Dividends and share redemption

(a)	Except as permitted under paragraph (b) below, no Obligor shall:

(i)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its Capital Stock (or any class of its Capital Stock);

(ii)	repay or distribute any share premium reserve;

(iii)	pay any management, advisory or other fee to or to the order of any Sponsor, NCI or any Affiliate thereof which is not a member of the Group; or

(iv)	redeem, repurchase, defease, retire or repay any of its Capital Stock or resolve to do so.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Distribution; or

(ii)	a Permitted Transaction.

3.20	Subordinated Debt

(a)	Except as permitted under paragraph (b) below, no Obligor shall:

(i)	repay or prepay any principal amount (or capitalised interest) outstanding under any Sponsor Group Loans or any other Subordinated Debt;

(ii)	pay any interest, fees or other amounts payable in connection with any Sponsor Group Loans or any other Subordinated Debt; or

(iii)	purchase, redeem, defease or discharge, exchange or enter into any sub-participation arrangements in respect of any amount outstanding with respect to any Sponsor Group Loans or any other Subordinated Debt.

(b)	Paragraph (a) does not apply to a payment, repayment, prepayment, purchase, redemption, defeasance or discharge which is:

(i)	a Permitted Payment; or

(ii)	a Permitted Transaction.

Restrictions on movement of cash - cash in

3.21	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below, no Obligor shall incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to Financial Indebtedness which is:

(i)	Permitted Financial Indebtedness; or

(ii)	a Permitted Transaction.

3.22	Share capital

No Obligor shall issue any shares except pursuant to:

(a)	a Permitted Share Issue; or

(b)	a Permitted Transaction.

Miscellaneous

3.23	Insurance

(a)	Each Obligor shall at all times ensure that the insurances and reinsurances required to be maintained pursuant to Schedule 8 (Insurance); are maintained in full force and effect and that it otherwise complies with Schedule 8 (Insurance).

(b)	All insurances and reinsurances must be with reputable insurance companies or underwriters.

3.24	Access

Each Obligor shall:

(a)	keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Legal Requirements are made;

(b)	subject to prior reasonable request and notice (but notice only where a Default is continuing), procure that the Agent, the Security Agent and/or the Technical Adviser, accountants or other professional advisers or contractors of the Agent or the Security Agent be allowed reasonable rights of inspection and access during normal business hours to Site Facilities, the Project and any other premises or assets of any member of the Group, to the Auditors and other senior officers of any member of the Group and to the books, accounts and records, and any other documents relating to the Project or any Obligor as they may reasonably require, and so as not unreasonably to interfere with their operations or those of any Major Project Participant, and to take copies of any documents inspected; and

(c)	for all expenditures with respect to which Utilisations under the Term Loan Facility are made, retain, for at least 7 years all records and other documents evidencing such expenditures as are required hereunder to be attached to a Utilisation Request.

3.25	Management

Each Obligor shall ensure that (as necessary) there is in place in respect of the Project qualified management with appropriate skills.

3.26	Intellectual Property

(a)	Each Obligor shall:

(i)	preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the Obligor or Group member for or in connection with the Project;

(ii)	prevent any infringement of the Intellectual Property in connection with the Project;

(iii)	make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property necessary for its business in full force and effect and record its interest in that Intellectual Property;

(iv)	not use or permit the Intellectual Property necessary for or in connection with the Project to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may affect the existence or value of the Intellectual Property or imperil the right of any Obligor or member of the Group to use such property; and

(v)	not discontinue the use of the Intellectual Property necessary for or in connection with the Project,

where failure to do so, in the case of paragraphs (i) and (ii) and (iii) above, or, in the case of paragraphs (iv) and (v) above, such use, permission to use, omission or discontinuation, would reasonably be expected to have a Material Adverse Effect.

(b)	Upon the registration by the relevant Obligor of or acquisition by an Obligor of (or, in the case of any Material Intellectual Property comprised in paragraph (a) of the definition thereof, any right to or in respect of) any Material Intellectual Property:

(i)	such Obligor shall grant Security in respect of such Material Intellectual Property in favour of the Security Agent in form and substance substantially similar to any fixed first ranking intellectual property Transaction Security or otherwise in form and substance reasonably satisfactory to the Security Agent (acting reasonably); and

(ii)	if such Material Intellectual Property is the subject of a licence or other right to use granted by a person who is not a member of the Group to an Obligor, such Obligor shall procure that the relevant grantor of such rights enters into such direct agreement with the relevant Obligor and the Security Agent or provides such other acknowledgment as may, in each case, be required under the Transaction Security Document referred to in sub-paragraph (i) above.

3.27	Use of proceeds and Revenues

Each Obligor shall:

(a)	use the proceeds of each of the Facilities only for the purposes specified or allowed in this Agreement and ensure that all of its funds, Revenues and all other amounts received by or derived by it are utilised, and all of its accounts are established and funded, in accordance with the provisions of Schedule 7 (Accounts), the Term Loan Facility Disbursement Agreement, the Services and Right to Use Agreement and the Reimbursement Agreement (as applicable) and as otherwise provided by this Agreement and that it otherwise complies with Schedule 7 (Accounts) and the Term Loan Facility Disbursement Agreement (as applicable); and

(b)	each Obligor shall comply with the requirements set forth in Schedule 7 (Accounts).

3.28	Amendments

(a)	No Obligor shall:

(i)	amend or modify, or permit the amendment or modification of its Constitutional Documents in any manner materially adverse to the interest of any of the Finance Parties under the Finance Documents;

(ii)	agree to any amendment, modification or supplement to or any novation or termination of, or assign, transfer, cancel or waive any of its rights under the Amended Land Concession without obtaining the prior written consent of the Agent (acting on the instructions of the Majority Lenders (acting reasonably)):

(A)	except for any such actions or things which result in:

(1)	an increase of the gross floor construction area at the Site as permitted under Macau SAR legal requirements; or

(2)	any extension of the term; or

(3)	the removal of development or other obligations; or

(4)	the imposition of less onerous development or other obligations or terms; or

(5)	the imposition of less onerous development or other obligations or terms in place of those comprised in the Amended Land Concession; or

(6)	any extension of the date required for completion of development of the Site; or

(7)	amendments to enable definitive registration of the Amended Land Concession (or part thereof) in line with the works actually executed provided that such amendments do not adversely affect the interests of the Finance Parties; or

(B)	except for any amendments to the Amended Land Concession:

(1)	required to permit development of the Site under formal phasing (where the Project will be comprised in one of such formal phases);

(2)	required to permit separation of the Site into more than one land plot or lot (where the Project will be comprised in one of such land plots or lots);

(3)	required to permit registration of strata title (pursuant to which the Project shall be comprised in one or more of the units to be created under strata title);

(4)	required to permit separate and/or definitive registration of the part of the Amended Land Concession comprising the Project separately from the remaining development of the Site;

(5)	required to permit independent termination of the part of the Amended Land Concession relative to the Project from the termination of the remaining part;

(6)	required to permit independent registration of the part of the Amended Land Concession comprising the Project from the remaining part;

(7)	required to permit the separate disposal of the rights resulting from the Amended Land Concession relative to the Project from the remaining rights; and

(8)	to the purpose of the Amended Land Concession only in respect of the part of the Site not comprising the Project,

provided that any such amendment would not reasonably be expected to be adverse to the interests of the Finance Parties;

(C)	except for any amendments which are of a mechanical or administrative nature (x) which are required to be made in connection with the amendments permitted under paragraphs 3.28(a)(ii)(A) and (B) above or (y) any amendment required by any Macau SAR Governmental Authority for which reasonable notice has been given (which do not, in the case of (x) or (y), adversely affect the interests of the Finance Parties);

(iii)	without obtaining the prior written consent of the Agent (acting on the instructions of the Majority Lenders (acting reasonably)), directly or indirectly amend, modify, novate, assign, terminate, cancel, supplement or waive any right under, permit or consent to the amendment, modification, novation, assignment, termination (except expiration in accordance with its terms), cancellation, supplement or waiver of any of the provisions of:

(A)	any Permit, the effect of which has or is reasonably expected to have a Material Adverse Effect or if an Event of Default is reasonably likely to result from such action; or

(B)	the Services and Right to Use Agreement or Reimbursement Agreement, save for any amendment thereto which is of a minor operational, technical, administrative or mechanical nature which would not reasonably be expected to be materially adverse to the interests of the Finance Parties or which results from the entry into the Services and Right to Use Direct Agreement or the Reimbursement Agreement Direct Agreement;

(iv)	without obtaining the prior written consent of the Agent (acting on the instructions of the Majority Lenders (acting reasonably)), directly or indirectly amend, modify, novate, assign, terminate, cancel, supplement or waive any right under, permit or consent to the amendment, modification, novation, assignment, termination (except expiration in accordance with its terms), cancellation, supplement or waiver of any of the provisions of any Major Project Document (other than the Services and Right to Use Agreement, Reimbursement Agreement or the Amended Land Concession), the Plans and Specifications and Project Works (excluding, solely for the period prior to the First Utilisation, any Major Construction Contract, the Plans and Specifications and Project Works (and, for the avoidance of doubt, on and following the First Utilisation, the Major Construction Contracts and the Plans and Specifications and Project Works will be subject to the terms set out in this sub-paragraph)), unless:

(A)	where such action or thing involves additional Project Costs or, as the case may be, additional project costs relating to the Phase II Project or otherwise involves an additional contract price payable (or expected to be paid) by any member of the Group to a person who is not a member of the Group or which may otherwise involve liabilities, actual or contingent, incurred by any member of the Group to a person who is not a member of the Group or a grant or disposal of a property interest by any member of the Group to a person who is not a member of the Group, including any right to use or management agreement, in each case the amount or value thereof does not exceed HK$100,000,000;

(B)	such action or thing would not reasonably be expected to materially adversely affect the interests of the Finance Parties;

(C)	no Event of Default has occurred and is continuing or would reasonably be expected to result therefrom;

(D)	prior to the date on which Final Completion occurs:

(1)	subject to paragraphs (2) and (3) below, no Forecast Funding Shortfall has occurred and is continuing or would reasonably be expected to result therefrom;

(2)	in respect of any action or thing that involves a change in the scope of the Project from the Plans and Specifications and involves additional Project Costs, Forecast Funding Shortfall for the purposes of sub-paragraph (1) shall be calculated without taking into account the use of Completion Support in meeting such additional costs (unless, and to the extent, it is permitted to be so used for this purpose under the Completion Support Agreement) in computing whether a Forecast Funding Shortfall has occurred or not; and

(3)	in the circumstances contemplated by sub-paragraph (2) above, to the extent there is or would reasonably be expected to be such a Forecast Funding Shortfall caused by such additional costs, such increased Project Costs shall, to the extent thereof, be funded (after taking into account any then realised cost savings and unallocated contingency amounts permitted to be then applied thereto) by Additional Equity Contributions;

(E)	such action or thing:

(1)	is of a minor operational, technical, administrative or mechanical nature; or

(2)	is otherwise in the ordinary course of business, and consistent with customary commercial practices, of a developer, owner and/or operator of a Macau SAR situate “five-star” first class Las Vegas-style resort and casino carrying on the same or substantially similar business as that comprised in the Project; or

(3)	in respect of any Major Construction Contract, any Phase II Major Construction Contract, Project Works or Plans and Specifications, does not involve (in respect of any Major Construction Contract, any Phase II Major Construction Contract, Project Works or Plans and Specifications) a material change in the scope of the Project from the Plans and Specifications or in the scope of the Phase II Project from that contemplated by the Phase II Fully Funded Plan approved by the Majority Lenders or (as the case may be) the Qualifying Phase II Plan; and

(F)	prior to the taking of any such action or the undertaking of such thing which involves such additional Project Costs or, as the case may be, such additional project costs relating to the Phase II Project in an amount equal to or in excess of HK$20,000,000 (being, “Cost Increase”):

(1)	the Parent has provided a certificate to the Agent (signed by a director or the chief financial officer of the Parent) certifying the amount of Cost Increase involved, the matters referred to in paragraph (D) above, and that such action or thing would not reasonably be expected to cause:

(x)	the Opening Date to be delayed beyond the Opening Long Stop Date or (as the case may be) the opening date specified in the Completion Plan to be delayed beyond the opening long stop date specified in the Completion Plan; or

(y)	the Construction Completion Date to be delayed beyond the Construction Completion Long Stop Date or (as the case may be) the construction completion date specified in the Completion Plan to be delayed beyond the construction completion long stop date specified in the Completion Plan; and

(2)	where (in respect of any Major Construction Contract, any Phase II Major Construction Contract, Project Works or Plans and Specifications or any construction or development related matter in connection with any other Major Project Document) the Costs Increase involved is in excess of HK$50,000,000 (but less than HK$100,000,000), the Technical Adviser has provided a certificate to the Agent confirming the accuracy of each of the certifications made in such certificate of the Parent referred to in paragraph (F)(1) above (assuming, in the case of the certifications as to Forecast Funding Shortfall, that the Available Funding as shown in the current Group Budget is accurate);

(v)	fail to withhold at Practical Completion under the relevant Construction Contracts in respect of the Project a sum not less than 100% of the costs reasonably estimated by the Borrower (and confirmed by the Technical Adviser) as necessary to complete Project Punchlist Items;

(vi)	accept any non-conforming Project Works of a material nature unless the requirements of sub-paragraph (iv) above have been complied with;

(vii)	enter into any agreement (other than the Finance Documents) restricting its ability to amend any of the Finance Documents; or

(viii)	enter into any agreement (other than the Finance Documents) restricting its ability to amend any of the Transaction Documents that are not Finance Documents, where such restriction is more onerous than the equivalent or substantially similar restriction set out in the Finance Documents.

(b)	The Obligors shall ensure that all Major Construction Contracts in respect of the Project are entered into by an Obligor.

3.29	Major Project Documents

(a)	Other than any Major Construction Contracts entered into prior to the First Utilisation (for the avoidance of doubt, on and following the First Utilisation, the Major Construction Contracts will be subject to the terms set out in this paragraph (a)), no Obligor shall enter into a Major Project Document unless:

(i)	the Parent has provided a written request for consent to enter into such document to the Agent;

(ii)	the Borrower has provided a certificate to the Agent confirming whether:

(A)	(other than a Phase II Major Construction Contract) the entry into such document is consistent with the Plans and Specifications, Project Schedule and the Group Budget;

(B)	(other than a Phase II Major Construction Contract) no Forecast Funding Shortfall has occurred and is continuing or would reasonably be expected to occur as a result of such entry;

(C)	in the case of a Phase II Major Construction Contract, such entry is consistent with the Phase II Fully Funded Plan (as approved by the Majority Lenders) or, as the case may be, the Qualifying Phase II Plan (including that, in each case, funds are available to the member or members of the Group party thereto to fully discharge their liabilities thereunder);

(iii)	in the case of a Major Construction Contract or a Phase II Major Construction Contract, the Technical Adviser has provided a certificate to the Agent confirming that each of the certifications made by the Borrower pursuant to paragraph (b) above are accurate (assuming in the case of paragraphs (i) and (ii) above, that the Available Funding shown in the then current Group Budget is accurate); and

(iv)	the Agent (acting on the instructions of the Majority Lenders (acting reasonably)) has provided its prior written consent to the entry into of such document.

(b)	No Obligor shall enter into any Major Construction Contract prior to the First Utilisation (other than any Major Construction Contract in respect of which a letter of award was executed with a Contractor prior to the date of this Agreement and that Major Construction Contract, when executed does not involve, when compared to that contemplated by the letter of award, an additional contract price payable (or expected to be paid) by any member of the Group to a person who is not a member of the Group or which may otherwise involve liabilities, actual or contingent, incurred by any member of the Group to a person who is not a member of the Group or a grant or disposal of a property interest by any member of the Group to a person who is not a member of the Group, including any right to use or management agreement, in each case in an amount or of a value exceeding HK$100,000,000), unless the Technical Adviser has provided a certificate to the Agent confirming that such entry is consistent with the Plans and Specifications, Project Schedule and Group Budget and no Forecast Funding Shortfall has occurred and is continuing or would reasonably be expected to occur as a result thereof (assuming that the Available Funding as shown in the current Group Budget is accurate).

3.30	Hedging and Treasury Transactions

(a)	The Obligors shall ensure that all currency and interest rate hedging arrangements contemplated by the Hedging Letter and Schedule 15 (Hedging Arrangements) are implemented in accordance with the terms thereof and that such arrangements are not terminated, varied or cancelled without the consent of the Agent (acting on the instructions of the Majority Lenders), save as permitted hereunder or thereunder.

(b)	No Obligor shall enter into any Treasury Transaction, other than:

(i)	the hedging transactions contemplated by the Hedging Letter and Schedule 15 (Hedging Arrangements) and documented by the Hedging Agreements;

(ii)	other interest rate hedging arrangements entered into in the ordinary course of business and not for speculative purposes (including hedging in respect of actual or projected exposures in relation to the Facilities);

(iii)	spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and

(iv)	any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group for a period of not more than 12 months and not for speculative purposes, provided that, in the case of sub-paragraphs (ii), (iii) and (iv), the counterparties thereto have no Security (other than the Transaction Security) nor any right to share in any Security over any of the Charged Property.

3.31	Further assurance

(a)	Each Obligor shall promptly do all such acts and execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)	to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security, including any assets acquired by any of the Obligors after the date of this Agreement) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)	to confer on the Security Agent and the Finance Parties Security over any property and assets of that Obligor or other person located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security after the Transaction Security has become enforceable under the terms hereof.

(b)	Each Obligor shall from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such other actions, as any of the Agent or the Security Agent may reasonably request, for the purposes of implementing or effectuating the provisions of the Finance Documents, or of more fully perfecting or renewing the rights of the Finance Parties with respect to the Transaction Security (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other assets acquired after the date of this Agreement by any Obligor, Group member or other person which may be deemed to be part of the Transaction Security) pursuant to the Finance Documents. Upon the exercise by the Agent, the Security Agent or any other Finance Party of any power, right, privilege or remedy pursuant to any of the Finance Documents which requires any consent, approval, notification, registration or Authorisation of any Governmental Authority, the Borrower shall execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Agent, the Security Agent or such Finance Party may reasonably be required to obtain from any Obligor for such consent, approval, notification, registration or Authorisation.

3.32	Completion Support

The Borrower shall ensure that SCIH maintains, in favour of the Security Agent and in accordance with the terms of the Completion Support Agreement, until the Completion Support Release Date:

(a)	Completion Support Letters of Credit; and/or

(b)	cash collateral in a blocked account held with the Security Agent; and

(c)	any combination of the foregoing,

in an aggregate amount of US$225,000,000 less any amount paid, advanced or subscribed to under the Completion Support Agreement or from or under any of the foregoing.

3.33	Technical Advisor

The Obligors shall:

(a)	appoint the Technical Advisor and ensure such appointment shall not expire or otherwise terminate until after the Practical Completion of the Project;

(b)	promptly provide the Technical Advisor with all information that may be required for it to issue any report required to be delivered by the Technical Adviser pursuant to the requirements of this Agreement;

(c)	notify the Agent of any event of which they are aware that would adversely affect the ability of the Project to:

(i)	be completed within the Group Budget; and

(ii)	to achieve Opening Date by the Opening Long Stop Date or, as the case may be, Construction Completion Date, by the Construction Completion Long Stop Date;

(d)	from the date that the Phase II Fully Funded Plan has been approved by the Majority Lenders, provide any information reasonably requested by each of the Technical Adviser or the Agent to (i) facilitate its ongoing monitoring of such Phase II Fully Funded Plan or (ii) enable the Technical Adviser to provide a quarterly certificate confirming that it has no reason to believe that the then current construction schedule relating to the Phase II Project is not accurate or that the in-balance test (agreed for the Phase II Project cannot be met (assuming that the available funding set out in the relevant Phase II budget is accurate));

(e)	procure that the relevant member(s) of the Group provides Security in connection with any Major Project Document or Excluded Major Project Document within 10 Business Days (or such longer period as may be permitted under any relevant Transaction Security Document) of entry into the same in form and substance substantially similar to any fixed and first ranking existing contract or, as the case may be, lease Transaction Security or otherwise in form and substance reasonably satisfactory to the Security Agent.

3.34	High Yield Note Documents

The Parent shall procure that none of the High Yield Note Documents and (following the High Yield Note Refinancing) none of the documents or instruments relating to (or in respect of) any high yield notes issued pursuant to the High Yield Note Refinancing are amended, varied, novated, assigned, supplemented, superseded, waived or (other than in accordance with their terms) terminated in any respect without the prior written consent of the Agent (acting on, in the case of any amendment, variation, novation, assignment, supplement, supersession or waiver which relates to the manner of or mechanism for the release of the High Yield Note Guarantees (or the circumstances in which such release is permitted) (each, a “HY Guarantee Matter”), the instructions of all the Lenders and otherwise on the instructions of the Majority Lenders (acting reasonably)), save for any amendment, variation, novation, assignment, supplement, supersession or waiver which does not adversely affect the interests of the Finance Parties.

3.35	Phase II Project Agreements

(a)	Each Obligor shall comply in all material respects with each Phase II Project Agreement to which it is party.

(b)	Each Obligor shall take all reasonable and practical steps to preserve and (in each case, if failure to do so would reasonably be expected to have a Material Adverse Effect) enforce its rights (or the rights of any other member of the Group) and pursue any claims and remedies arising under each Phase II Project Agreement.

3.36	Order of Funding

The Borrower shall ensure that funds available to finance the payment of Project Costs are used in the following order:

(a)	firstly, proceeds of the Equity Contribution;

(b)	secondly, proceeds of the High Yield Notes;

(c)	thirdly:

(i)	proceeds of the Term Loan Facility and

(ii)	utilisations by way of Letter of Credit under the Revolving Facility prior to the Opening Date (subject to the limits referred to herein);

(d)	fourthly, utilisations other than by way of Letter of Credit of the Revolving Facility to the extent available to pay Project Costs; and

(e)	fifthly, proceeds sourced under the Completion Support Agreement.

3.37	Construction Completion

Following the occurrence of the Construction Completion Date, each Obligor shall diligently pursue Final Completion of the Project (including, without limitation, the completion and settlement of all matters outstanding as at the Construction Completion Date).

3.38	Phase II Commencement

No Obligor shall (and the Parent shall ensure that no member of the Group will) commence any construction or development work (save for any preliminary construction, preliminary development or initial design work) in connection with or in respect of the Phase II Project other than in accordance with a Phase II Fully Funded Plan or a Qualifying Phase II Plan and, in the case of the former (A) the Phase II Fully Funded Plan (x) demonstrates that (i) the budgeted sources and uses of funds for the construction and development of the Phase II Project, (ii) the construction schedule for the Phase II Project and (iii) the project work, plans and specifications for the construction of the Phase II Project are, in each case, reasonable and are capable of (and can be completed) prior to the expiry of the development period set out in the Amended Land Concession (or any extension thereof obtained by an Obligor) and (y) has been approved by the Majority Lenders (acting reasonably) in consultation with the Technical Advisor; (B) the Phase II Project is or will be insured to an extent satisfactory to the Agent (acting reasonably); (C) no Event of Default has occurred and is continuing at the time of such commencement or would result therefrom; (D) such commencement and subsequent construction contemplated by the Phase II Fully Funded Plan does not and will not materially and adversely affect or interfere with or materially obstruct or otherwise have a material adverse effect on the development, operation and maintenance of the Project; (E) such commencement and subsequent construction contemplated by the Phase II Fully Funded Plan does not and will not have an adverse effect on the validity, enforceability, effectiveness or ranking of the Transaction Security for the Project; (F) the Phase II Project is or will comply with all applicable Legal Requirements in all material respects; and (G) the Phase II Project is subject to ongoing monitoring (in a manner substantially similar to that provided for by the terms of this Agreement in respect of the Project) by the Agent and the Technical Adviser.

3.39	Excluded Major Project Document

(a)	No Obligor shall (and the Parent shall ensure that no member of the Group will) enter into an Excluded Major Project Document without obtaining the prior written consent of the Agent (acting on the instructions of the Majority Lenders (acting reasonably)) unless:

(i)	the entry into of such Excluded Major Project Document is on arm’s length terms and for fair market value (or, in each case, better) and the transaction contemplated thereby is a genuine commercial transaction;

(ii)	the Parent has delivered a certificate signed by a director or the chief financial officer of the Parent confirming that:

(A)	the aggregate amount of revenue (other than any Operational Agreement Upfront Receipts) from such Excluded Major Project Document (for all parties to such Excluded Major Project Document), when taken together with the aggregate amount of revenue received by members of the Group from each other Operational Agreement, does not exceed 5% of total projected Revenues from the Project (as shown in the original Projections delivered pursuant to paragraph 5 of Part I of Schedule 2 (Conditions Precedent) and, following the Opening Date, in the most recent annual Projections delivered pursuant to this Agreement (which shall, in each case and solely for these purposes, exclude from such projected Revenues all Operational Agreement Upfront Receipts);

(B)	no Forecast Funding Shortfall has occurred or would result therefrom;

(C)	no Event of Default has occurred and is continuing or would reasonably be expected to result therefrom;

(D)	the entry into such contract is consistent with the Plans and Specifications, the Project Schedule and the Group Budget;

(iii)	the Parent has provided a copy of a term sheet or memorandum of understanding which contains all of the material commercial terms of the proposed Excluded Major Project Document;

(iv)	at least 15 days after the date on which the Parent delivered the signed term sheet or memorandum of understanding pursuant to paragraph (iii) above, the Parent has delivered a certificate to the Agent (attaching a copy of the final draft of the proposed Excluded Major Project Document) confirming that such final draft conforms fully to the term sheet or memorandum of understanding delivered in respect of that proposed Excluded Major Project Document pursuant to paragraph (iii) above (or, if there are any deviations, explaining (in reasonable detail) all deviations therefrom and the reasons therefor); and

(v)	a No Objection Notice has been delivered by the Agent pursuant to Clause 28.21 (No Objection).

(b)	The Parent shall provide the Agent with a copy of the fully executed Excluded Major Project Document as soon as practicable and within 10 Business Days of the date of such agreement.

(c)	No Obligor shall (without prior receipt of a No Objection Notice (pursuant to Clause 28.21 (No Objection) of this Agreement) in respect of such action or thing), directly or indirectly amend, modify, novate, assign, terminate, cancel, supplement or waive any right under, permit or consent to the amendment, modification, novation, assignment, termination (except expiration in accordance with its terms), cancellation, supplement or waiver of any of the provisions of any Excluded Major Project Document unless:

(i)	where such action or thing involves additional Project Costs or, as the case may be, additional project costs relating to the Phase II Project or otherwise involves an additional contract price payable (or expected to be paid) by any member of the Group to a person who is not a member of the Group or which may otherwise involve liabilities, actual or contingent, incurred by any member of the Group to a person who is not a member of the Group or a grant or disposal of a property interest by any member of the Group to a person who is not a member of the Group, including any right to use or management agreement, in each case the amount or value thereof does not exceed HK$100,000,000;

(ii)	such action or thing would not reasonably be expected to materially adversely affect the interests of the Finance Parties;

(iii)	no Event of Default has occurred and is continuing or would reasonably be expected to result therefrom;

(iv)	prior to the date of Final Completion:

(A)	subject to paragraphs (B) and (C) below, no Forecast Funding Shortfall has occurred and is continuing or would reasonably be expected to result therefrom;

(B)	in respect of any action or thing that involves a change in the scope of the Project from the Plans and Specifications and involves additional Project Costs, Forecast Funding Shortfall for the purposes of sub-paragraph (A) shall be calculated without taking into account the use of Completion Support in meeting such additional costs (unless, and to the extent, it is permitted to be so used for this purpose under the Completion Support Agreement) in computing whether a Forecast Funding Shortfall has occurred or not; and

(C)	in the circumstances contemplated by sub-paragraph (B) above, to the extent there is or would reasonably be expected to be such a Forecast Funding Shortfall caused by such additional costs, such increased Project Costs shall, to the extent thereof, be funded (after taking into account any then realised cost savings and unallocated contingency amounts permitted to be then applied thereto) by Additional Equity Contributions;

(v)	such action or thing:

(A)	is of a minor operational, technical, administrative or mechanical nature;

(B)	is otherwise in the ordinary course of business, and consistent with customary commercial practices, of a developer, owner and/or operator of a Macau SAR situate “five-star” first class Las Vegas-style resort and casino carrying on the same or substantially similar business as that comprised in the Project; or

(C)	does not involve a material change in the scope of the Project from the Plans and Specifications; and

(vi)	prior to the taking of any such action or the undertaking of such thing which involves such additional Project Costs or, as the case may be, such additional project costs relating to the Phase II Project in an amount equal to or in excess of HK$20,000,000 (being, “Cost Increase”), the Parent has provided a certificate to the Agent (signed by a director or the chief financial officer of the Parent) certifying the amount of Cost Increase involved, the matters referred to in sub-paragraph (iv) above, and that such action or thing would not reasonably be expected to cause:

(A)	the Opening Date to be delayed beyond the Opening Long Stop Date or (as the case may be) the opening date specified in the Completion Plan to be delayed beyond the opening long stop date specified in the Completion Plan; or

(B)	the Construction Completion Date to be delayed beyond the Construction Completion Long Stop Date or (as the case may be) the construction completion date specified in the Completion Plan to be delayed beyond the construction completion long stop date specified in the Completion Plan.

(d)	Where any such act or thing referred to in paragraph (c) above necessitates the prior receipt of a No Objection Notice in respect of such action or thing:

(i)	the Parent shall provide to the Agent a copy of a term sheet or memorandum of understanding which contains all of the material commercial terms of the proposed act or thing; and

(ii)	at least 15 days after the date on which the Parent delivered the signed term sheet or memorandum of understanding pursuant to sub-paragraph (i) above, the Parent shall deliver a certificate to the Agent (attaching a copy of the final draft of the document or other instrument effecting the proposed act or thing) confirming that such final draft conforms fully to the term sheet or memorandum of understanding delivered pursuant to sub-paragraph (i) above (or, if there are any deviations, explaining (in reasonable detail) all deviations therefrom and the reasons therefor).

SCHEDULE 7

ACCOUNTS

1.	Accounts

1.1	Establishment of Accounts

The Borrower shall, as a condition precedent to the First Utilisation and in each case on the terms and conditions set out in this Schedule 7 and the other Finance Documents, ensure the establishment and, thereafter, subject to the proviso to paragraph 1.7, ensure the maintenance, by the Obligors:

(a)	of at least one of each of the following types of bank accounts:

(i)	Term Loan Facility Disbursement Account;

(ii)	Capital Contributions Account;

(iii)	Revenue Account;

(iv)	Debt Service Reserve Account;

(v)	Debt Service Accrual Account;

(vi)	Distribution Account;

(vii)	Mandatory Prepayment Account;

(viii)	Holding Account;

(ix)	Surplus Account;

(x)	Note Debt Service Reserve Account;

(xi)	Operational Agreement Upfront Receipts Account; and

(xii)	Project Operating Account (one of which shall be the SCE Project Operating Account).

(b)	of the following bank accounts with the banks and in the jurisdictions specified below:

Account Name	Obligor	Bank and Jurisdiction	Currency & Type	Account Number
Project Operating Account	Propco	Bank of China Macau	MOP Current Account	01-01-20-788669
Project Operating Account	Propco	Bank of China Macau	HKD Current Account	01-11-23-847907

Project Operating Account	Propco	Bank of China Macau	HKD Saving Account	01-11-10-142284
Project Operating Account	Propco	Bank of China Macau	MOP Saving Account	01-01-10-066764
Project Operating Account	Propco	Tai Fung Bank Macau	HKD Saving Account	113-2-04731-5
Project Operating Account	Propco	Tai Fung Bank Macau	HKD Current Account	113-1-00661-5
Project Operating Account	Propco	Tai Fung Bank Macau	MOP Current Account	213-1-00520-2

(c)	An Obligor may establish, on the terms and conditions set out in this Schedule 7 and the other Finance Documents, any additional bank account of the types referred to in paragraph 1.1(a) upon written notice being provided to the Agent which identifies the bank, jurisdiction, currency, type and account number of such additional account.

(d)	If any Obligor receives (or is to receive) any amount that it would be obliged under the terms of this Schedule 7, this Agreement or any other Finance Document to pay into any of the Accounts referred to above prior to those Accounts being established, the Obligors shall procure that such amounts be paid into such Project Operating Account held in the name of Propco agreed between the Borrower and the Agent or a sub-account thereof (and such amounts may be withdrawn and applied therefrom as if, for these purposes, such Project Operating Account held in the name of Propco was such Account). Amounts deposited into such Project Operating Account held in the name of Propco in accordance with this paragraph (d) shall be promptly withdrawn and paid into the relevant Account as soon as it has been established (unless otherwise applied in accordance with this Agreement or any of the other Finance Documents).

1.2	Maintenance of Accounts

(a)	The Accounts shall, save as otherwise provided by the Transaction Security Documents or herein, be maintained by the Obligors with the relevant Account Bank in accordance with the Account Bank’s usual practice and may from time to time be sub-divided into such sub-accounts as any Obligor may reasonably request.

(b)	The provisions of this Schedule 7, this Agreement and the other Finance Documents apply to each sub-account save that the Obligors may make transfers between or withdrawals from the sub-accounts of, or otherwise relating to, the same Account.

1.3	Restrictions

The Obligors shall maintain each Account as a separate account or sub-accounts with the relevant Account Bank and:

(a)	none of the restrictions contained in this Schedule on the withdrawal of funds from Accounts shall affect the obligations of the Obligors to make any payments of any nature required to be made to the Finance Parties on the due date for payment thereof in accordance with any of the Finance Documents; and

(b)	no withdrawal shall be made from any Account if it would cause such account to become overdrawn.

1.4	Credits to Accounts

Save as may otherwise be provided in this Agreement or in:

(a)	any of the Transaction Security Documents after enforcement thereof; or

(b)	any of the Disbursement Agreements,

the Obligors shall credit, and shall procure that there is credited, to the Accounts all such amounts as are provided for in this Agreement and ensure that such other credits are made thereto as are required to be made pursuant to any other provision of any other Finance Document.

1.5	Interest

Each amount from time to time standing to the credit of each Account (for the avoidance of doubt excluding amounts for the time being applied in acquiring Permitted Investments) shall bear interest at such rate (if any) as may from time to time be agreed between each Obligor and the relevant Account Bank. Such interest shall be credited to such account at such time or times as may be agreed from time to time with the Account Bank.

1.6	Payments

Save as otherwise provided in this Agreement, the Disbursement Agreements, or pursuant to any Transaction Security Document, no party shall be entitled to require any Account Bank to make any payment out of the amount standing to the credit of any Account maintained with it.

1.7	Other Accounts

No Obligor shall (and the Borrower shall ensure no other member of the Group will), except with the prior approval of the Agent (acting reasonably), open or maintain any accounts other than the Accounts which shall at all times be subject to Security in favour of, and in form and substance reasonably satisfactory to, the Security Agent provided that if at any relevant time the Borrower demonstrates to the reasonable satisfaction of the Agent that any Account which is at such time maintained by any Obligor, is no longer required by such Obligor for such Obligor’s business, the Obligor may close such Account provided further that all amounts standing to the credit thereof shall have been transferred to another Account of an Obligor which is subject to such Security as aforesaid. Any other accounts (other than of the type of accounts specified in paragraph 1.1 of this Schedule 7) shall be on such terms approved by the Agent (acting reasonably) and which is subject to Security in favour of, and in form and substance reasonably satisfactory to, the Security Agent at all times.

2.	Term Loan Facility Disbursement Account

2.1	Deposits

The Borrower shall ensure at the relevant time, (and, where relevant, shall specify in the relevant Utilisation Request) that any Remaining Amount that it elects to utilise is paid to the Term Loan Facility Disbursement Account in accordance with Clause 5.6 (Term Loan Facility Disbursement Account Utilisation).

2.2	Withdrawals

The Obligors shall withdraw amounts from the Term Loan Facility Disbursement Account at such time as may be required to meet Project Costs which are due and payable or for application towards such other purpose as may be permitted by this Agreement and in accordance with the terms of the Term Loan Facility Disbursement Agreement.

3.	Capital Contributions Account

3.1	Deposits

The Obligors shall procure that all Additional Equity Contributions are paid into the Capital Contributions Account. Any Equity Contributions may be paid into the Project Operating Account referred to in and in accordance with paragraph 1.1(d) and into the Capital Contributions Account as soon as it has been established.

3.2	Withdrawals

The Borrower shall withdraw amounts from the relevant Capital Contributions Account at such time as may be required to meet Project Costs which are due and payable or for application towards such other purpose expressly permitted by this Agreement or the Finance Documents.

4.	Gaming Receipts

4.1	Services and Right to Use Agreement

(a)	Each Obligor shall ensure that on and from the Opening Date all revenues derived from gaming operations located in or comprising part of the Project are applied in accordance with the Services and Right to Use Agreement, as supplemented by the Services and Right to Use Direct Agreement.

(b)	Each Obligor agrees the following amounts shall be deducted from the revenues and other income referred to in sub-paragraph (a) above:

(i)	required gaming tax and other required contributions and levies payable in respect of all revenues derived from gaming operations;

(ii)	operating costs and expenses due and payable in respect of gaming operations; and

(iii)	rent, operator’s fees and any other items comprising Costs of Operations under (and as defined in) the Services and Right to Use Agreement required to be paid,

in each case, pursuant to and in accordance with the Services and Right to Use Agreement, as supplemented by the Services and Right to Use Direct Agreement. Any amount remaining following the above deductions shall be transferred to the SCE Project Operating Account and on a weekly basis, transferred to the Revenue Account.

4.2	Reimbursement Agreement

Each Obligor shall ensure that all amounts which Melco Crown Gaming is entitled to receive as any Operator’s Consideration (less the amounts attributable to Rent) under (and in each case as defined in) the Services and Right to Use Agreement, as supplemented by the Services and Right to Use Direct Agreement, shall be transferred to the SCE Project Operating Account pursuant to the Reimbursement Agreement, as supplemented by the Reimbursement Agreement Direct Agreement and on a weekly basis, transferred to the Revenue Account.

5.	Non Gaming Receipts

Each Obligor shall ensure that on and from the Opening Date all other Revenues (excluding for the avoidance of doubt, amounts to be applied in accordance with paragraph 4.1 above and other than any amounts standing to the credit of the Surplus Account and any Operational Agreement Upfront Receipts received by it) are deposited into its Project Operating Account. Each Obligor shall ensure that, no less frequently than once a week, following the deduction from its Project Operating Account and payment (subject to this Agreement and the other Finance Documents) of an amount equal to:

(a)	any Taxes then due and payable by that Obligor in respect of such non-gaming Revenues or otherwise in respect of its non-gaming operations; and

(b)	the operating costs and expenses then due and payable by that Obligor in connection with derivation of such Revenues or otherwise in respect of its non-gaming operations,

the balance of such Revenues shall thereafter be transferred to the Revenue Account.

6.	Revenue Account

6.1	Deposits

The Borrower and each other Obligor shall ensure that all amounts required to be transferred to the Revenue Account pursuant to paragraphs 4 (Gaming Receipts) or 5 (Non Gaming Receipts) are paid directly into the Revenue Account.

6.2	Withdrawals

Subject to this Agreement and the other Finance Documents, the Borrower shall be entitled to withdraw amounts from the Revenue Account for the following purposes, at the specified times and in the following order of priority:

(a)	for payment (subject to this Agreement and the other Finance Documents) of Remaining Project Costs, budgeted capital expenditure and, all other budgeted operating expenditure including, after the opening date therefor, in respect of the Phase II Project (unless otherwise provided for in paragraphs 4 (Gaming Receipts) and 5 (Non Gaming Receipts) of this Schedule 7 or sub-paragraphs (b) to (h) below) and taxes then due and payable;

(b)	for payment (subject to this Agreement and the other Finance Documents) of any fees and expenses then due and payable owing to:

(i)	the Agent;

(ii)	the Security Agent, the POA Agent, the Disbursement Agent and the other administrative parties (if any) appointed in connection with the Facilities;

(iii)	the High Yield Note Trustee; and

(iv)	the collateral agent, the principal paying agent, the US registrar, the transfer agent, the European registrar, the escrow agent, the note disbursement agent and the other administrative parties (if any), in each case, appointed in connection with the High Yield Notes;

(c)	transfers (on a pari passu and pro rata basis as between sub-paragraphs (c)(i), (ii), (iii), (iv) and (v)) to:

(i)	the Debt Service Accrual Account up to the required balance of scheduled interest (and additional amounts in the nature of interest) due under the Facilities and interest swap payments on the next interest payment date (crediting any amounts receivable under the relevant interest rate swap agreements);

(ii)	the Debt Service Accrual Account up to the required balance of scheduled principal due under the Facilities on the next Repayment Date (other than the amount of scheduled principal due on the Final Repayment Date);

(iii)	the High Yield Note Debt Service Accrual Account up to the required balance of interest due on the next interest payment date (including the relevant amount due under the Bondco Loan) (together with additional amounts thereunder in the nature of interest) which amounts will be applied in making such payments provided that the amount standing to the credit of the High Yield Note Debt Service Accrual Account shall not accrue at a rate higher than one sixth of interest due under the High Yield Notes on the next interest payment date multiplied by the number of months that have passed in each six month interest period under the High Yield Notes (adjusted, in the case of the first interest payment date after the Opening Date, for any amount credited to the High Yield Note Debt Service Accrual Account from the High Yield Note Interest Reserve Account and any part month);

(iv)	service interests costs only in respect of any other committed funds comprised in Financial Indebtedness under any agreement which is permitted under paragraph g of the definition of “Permitted Financial Indebtedness” and paragraph 3.21 (Financial Indebtedness) of Schedule 6 (Covenants) up to an amount no greater than the scheduled interest (and additional amounts in the nature of interest) due in respect of such committed funds on the next interest payment date therefor; and

(v)	make payments of any amounts due under or in respect of any Letter of Credit on the payment date therefor;

(d)	transfers to the Debt Service Reserve Account pursuant to paragraph 8 (Debt Service Reserve Account) up to the required balance;

(e)	to the extent not paid pursuant to sub-paragraphs (b) and (c) above, payment on a pari passu and pro-rata basis as between sub-paragraphs (e)(i) and (ii) of any unpaid amounts then due to (i) any of the Lenders, the Issuing Bank, the Hedge Counterparties, the Agent, the Security Agent, the POA Agent, the Disbursement Agent and the other administrative parties appointed in connection with the Facilities (if any), and (ii) the High Yield Note Trustee, the collateral agent, the principal paying agent, the US registrar, the transfer agent, the European registrar, the escrow agent, the note disbursement agent and the other administrative parties (if any) appointed in connection with the High Yield Notes (excluding those amounts payable to the Lenders set out in sub-paragraph (g) below);

(f)	to the extent not paid pursuant to sub-paragraph (a) above, payment of the unpaid amount of taxes, contributions, other premia, capital expenditure and operating costs and expenses then due and payable by an Obligor;

(g)	payment to a Mandatory Prepayment Account required pursuant to paragraph 9 (Mandatory Prepayment Accounts, Holding Accounts and Surplus Accounts) of any amount required to be prepaid in respect of Excess Cashflow pursuant to paragraph 2(a) of Schedule 4 (Mandatory Prepayment); and

(h)	transfers to the Distribution Account towards (subject to this Agreement and the other Finance Documents) Permitted Distributions and Permitted Payments.

7.	Debt Service Accrual Account

7.1	Deposits

(a)	Notwithstanding any other provision of this Schedule 7 (but subject to sub-paragraph (c) below), the Obligors shall ensure that the aggregate amount standing to the credit of the Debt Service Accrual Account:

(i)	from two months prior to the next Repayment Date, is not less than one-third of the aggregate amount of Debt Service due by way of principal repayment under the Facilities on such Repayment Date;

(ii)	from one month prior to such Repayment Date, is not less than two-thirds of such amount; and

(iii)	as at such Repayment Date, is equal to such amount (and is applied in making such repayment).

(b)	Notwithstanding any other provision of this Schedule 7 (but subject to sub-paragraph (c) below), in the case of any Interest Payment Date after the Opening Date which falls at the end of:

(i)	a three month Interest Period (or, in the case of any six month Interest Period, the Interest Payment Date falling at the end of that period and the date upon which payment is required to be made within that period pursuant to Clause 12.2 (Payment of interest)), the Obligors shall ensure that, in addition to any other amount required to be credited to such Account pursuant to this paragraph 7.1, the aggregate amount standing to the credit of the Debt Service Accrual Account:

(A)	from two months prior to such Interest Payment Date (and such other payment date) is not less than one-third of the aggregate amount of Debt Service estimated to be due by way of interest under the Facilities on such Interest Payment Date (or such other payment date);

(B)	from one month prior to such Interest Payment Date (and such other payment date) is not less than two-thirds of such amount; and

(C)	as at such Interest Payment Date (and such other payment date) is equal to such amount (and is applied in making such payment);

(ii)	an Interest Period which is more than one month but less than three months, the Obligors shall ensure that, in addition to any other amount required to be credited to such Account pursuant to this paragraph 7.1, the aggregate amount standing to the credit of the Debt Service Accrual Account:

(A)	from one month prior to such Interest Payment Date is not less than half the aggregate amount of Debt Service estimated to be due and payable by way of interest under the Facilities on such Interest Payment Date; and

(B)	as at such Interest Payment Date is equal to such amount (and is applied in making such payment); or

(iii)	an Interest Period which is one month or less, the Obligors shall ensure that, in addition to any other amount required to be credited to such Account pursuant to this paragraph 7.1, the aggregate amount standing to the credit of the Debt Service Accrual Account as at such Interest Payment Date is equal to the aggregate amount of Debt Service by way of Consolidated Finance Charges due under the Facilities on such Interest Payment Date (and is applied in making such payment).

(c)	The requirements of sub-paragraphs (a) and (b) above shall not apply in respect of the period on and from the penultimate Repayment Date to the Final Repayment Date.

7.2	Withdrawals

Without prejudice to the Obligors’ obligation to make the payment of amounts under this Agreement, on each Repayment Date and Interest Payment Date (in each case, after the Opening Date), the Obligors shall make payment of the amounts of Debt Service due on such date under the Facilities from the Debt Service Accrual Account.

8.	Debt Service Reserve Account

8.1	Deposit

(a)	Notwithstanding any other provision of this Schedule 7 (but subject to sub-paragraph (c) below), the Borrower shall, on and from the date falling six months prior to the First Repayment Date until the date of delivery of a Compliance Certificate pursuant to paragraph 1.3 of Schedule 6 (Covenants) which certifies that the Total Leverage Ratio is 3.0:1 or less (computed without taking into account any Equity Cure and the effects thereof), ensure at all times that the amount standing to the credit of the Debt Service Reserve Account is not less than the sum of the aggregate amounts of Debt Service due under the Facilities (including, and after adjustment for, any such amounts due under the Hedging Agreements) and the principal due over the next six months.

(b)	Where an Interest Period in respect of a Loan comes to an end during such period (a “relevant period”), this amount shall, for the purposes of determination on any date prior to the setting of the applicable rate of interest in accordance with this Agreement for the next Interest Period in respect of that Loan, be determined on the assumption that further interest continues to accrue in respect of the Loan (and, where such Loan is a Loan under the Revolving Facility, on the further assumption that the amount of the Loan is reborrowed and remains outstanding under the Revolving Facility throughout the relevant period) at the same rate as that applicable during such Interest Period and on the assumption that such accrued interest shall be due on the last day of the relevant period.

(c)	The above sub-paragraph (a) shall not be applicable in respect of the Debt Service Reserve Account (in respect of the principal to be credited to such account only) in the six months prior to the Final Repayment Date provided that the Group has funded such account to the fullest extent possible in accordance with paragraph 6.2 of this Schedule 7.

8.2	Withdrawals

(a)	The Agent may (and is irrevocably authorised by the Obligors), to the extent that they have evidenced to the satisfaction of the Agent, that amounts standing to the credit of the Debt Service Accrual Account or otherwise available to them are insufficient to make the relevant payment, withdraw from the balance standing to the credit of the Debt Service Reserve Account any amount of Debt Service due and payable under the Facilities which has not been paid.

(b)	The Agent may (and is irrevocably authorised by the Obligors), to the extent that it is satisfied that the amount standing to the credit of the Debt Service Reserve Account exceeds the balance required by this sub-paragraph, withdraw and transfer the amount of the excess to the Revenue Account.

9.	Mandatory Prepayment Accounts, Holding Accounts and Surplus Accounts

The Borrower shall ensure that each Mandatory Prepayment Account, each Holding Account and each Surplus Account is established, maintained and operated in accordance with Schedule 4 (Mandatory Prepayment), deposits to each such Account are made in accordance with the provisions thereof and withdrawals therefrom are made solely as expressly permitted thereby or under the Finance Documents.

10.	Distribution Account

The Borrower shall ensure that the Distribution Account is established and maintained. The Borrower may withdraw and apply amounts standing to the credit of the Distribution Account to make Permitted Distributions, Permitted Loans, Permitted Payments and/or any other purpose permitted by this Agreement but subject always to the terms of this Agreement and the other Finance Documents. To the extent that monies held in the Distribution Account may not be used to make distributions by reason of the operation of this Agreement, it may be used to meet any shortfall in amounts falling under paragraphs 6.2(a) to (g) of this Schedule 7 in that order.

11.	Note Debt Service Reserve Account

11.1	Deposit

On or prior to the Reserve Release Date, and subject to the terms of this Agreement, the Borrower shall ensure there is deposited an amount standing to the credit of the Note Debt Service Reserve Account of not less than the aggregate amount of interest due in the next six Months under the High Yield Notes.

11.2	Withdrawal

Subject to the terms of this Agreement, amounts standing to the credit of the Note Debt Service Reserve Account may only be applied by the Agent (in its discretion) for any or all of the following purposes:

(a)	to make payment of amounts due and payable under the High Yield Notes (whether scheduled or by way of acceleration) but which remain (for whatever reason) unpaid by payment of interest on and/or repayment of the Bondco Loan;

(b)	to make payment of amounts due and payable under the Facilities (whether scheduled or by way of acceleration) but which remain (for whatever reason) unpaid;

(c)	to fund the Debt Service Reserve Account; or

(d)	to fund the Debt Service Accrual Account.

12.	Operational Agreement Upfront Receipts Account

12.1	Deposits

The Borrower and each other Obligor shall ensure that all of the Operational Agreement Upfront Receipts received by any member of the Group shall be deposited into the Operational Agreement Upfront Receipts Account.

12.2	Withdrawals

Subject to the terms of the Finance Documents, the Borrower shall be entitled to withdraw from the Operational Agreement Upfront Receipts Account:

(a)	at any time, such amounts as are standing to the credit of such account to pay Project Costs solely for any purpose (and in the order) specified in paragraphs 6.2(a)-(f) (each inclusive) of this Schedule 7 (Accounts) save that no such amount standing to the credit of such account may be applied for the purposes specified in paragraphs 6.2(c)(i) to (iii) (inclusive) and (v) or (d), to make prepayments and/or payments in respect of the Facilities or for reinvestment in the Project and provided that such amounts to be withdrawn are applied solely for such purposes;

(b)	prior to the date on which the Phase II Fully Funded Plan is approved by the Majority Lenders (the “Phase II Fully Funded Plan Approval Date”), such amounts that are standing to the credit of such account as the Borrower may in its discretion determine, solely for the purposes of paying preliminary project development and construction, design and other similar costs in relation to the Phase II Project, provided the aggregate amount of all withdrawals pursuant to this sub-paragraph (b) shall not, without the prior written consent of the Agent (acting on the instructions of the Majority Lenders) exceed US$75,000,000 (or its equivalent); and

(c)	on and from the Phase II Fully Funded Plan Approval Date, such amounts standing to the credit of such account may, at the Borrower’s election be applied:

(i)	towards the Phase II Project (in accordance with, the Phase II Fully Funded Plan);

(ii)	where such amounts are derived from or relate to the Phase II Project or any asset comprised therein, for payment of costs in respect of or other reinvestment in the Phase II Project; or

(iii)	any other purpose set out in paragraph 12.2(a).

13.	Permitted Investments

13.1	Definition

In this paragraph 13:

“Investment Income” means any interest, dividends or other income arising from or in respect of a Permitted Investment.

“Investment Proceeds” means any net proceeds received upon any disposal, realisation or redemption of a Permitted Investment, but excluding any Investment Income.

“Permitted Investments” means the following:

(a)	securities issued, or directly and fully guaranteed or insured, by the United States government or any agency or instrumentality of the United States government (as long as the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than nine months from the date of acquisition;

(b)	securities issued, or directly and fully guaranteed or insured, by the government of the Hong Kong SAR or any agency or instrumentality of the government of the Hong Kong SAR (as long as the full faith and credit of the Hong Kong SAR is pledged in support of those securities) having maturities of not more than nine months from the date of acquisition;

(c)	interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by Acceptable Banks (any such time deposits being of a duration of 364 days or less) or, if not issued by an Acceptable Bank, secured at all times, in the manner and to the extent provided by law, by collateral security in sub-paragraph (a) or (b) above, of a market value of no less than the amount of monies so invested;

(d)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in sub-paragraphs (a), (b) and (c) above entered into with any financial institution meeting the qualifications specified in sub-paragraph (c) above;

(e)	commercial paper having a rating of A-1 or P-1 from S&P or Moody’s respectively and in each case maturing within nine months after the date of acquisition;

(f)	any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, (ii) which invest substantially all their assets in securities of the types described in sub-paragraphs (a) to (e) above and (iii) can be turned into cash on not more than 30 days’ notice; and

(g)	any other debt security approved by the Majority Lenders.

13.2	Power of Investment

The Borrower may require, subject as provided in this Agreement, that such part of the amounts outstanding to the credit of any Account as it considers prudent shall be invested from time to time in Permitted Investments in accordance with this paragraph 13.2 (Power of Investment).

13.3	Procedure for Investment

(a)	Unless held for the account of an Obligor and secured by first ranking fixed charge in favour of the Security Agent pursuant to a Transaction Security Document, the Obligors shall ensure that all Permitted Investments are made in the name of an Obligor and secured by a first ranking fixed security interest in favour of the Security Agent (which Security shall be in form and substance substantially similar to any fixed first ranking account Transaction Security or otherwise in form and substance reasonably satisfactory to the Agent and the Security Agent).

(b)	The Obligors will at all times seek to match the maturities of the Permitted Investments made out of moneys standing to the credit of an Account having regard to the availability of Permitted Investments which are readily marketable, and shall liquidate (or procure that there are liquidated) Permitted Investments to the extent necessary for the purposes of making any payment of any amount due under the Finance Documents.

(c)	The Obligors shall ensure that all documents of title or other documentary evidence of ownership with respect to Permitted Investments made out of any Account are held in the possession of the Security Agent and, if any such document or other evidence comes into the possession or control of an Obligor, it shall procure that the same is delivered promptly (and, in any event, within three (3) Business Days) to the Security Agent.

13.4	Realisation

(a)	The Obligors shall ensure that, whenever any Investment Proceeds or Investment Income is received in respect of a Permitted Investment made from amounts standing to the credit of an Account the Investment Proceeds and the Investment Income are either:

(i)	reinvested in further Permitted Investments; or

(ii)	paid into the relevant Account from which the Permitted Investment derives.

(b)	Each Obligor shall give directions to the relevant Account Bank and otherwise exercise its rights hereunder in such manner as will ensure compliance with the applicable provisions of the Finance Documents with respect to Accounts, Permitted Investments, Investment Proceeds and Investment Income.

13.5	Non-qualifying criteria

If any Permitted Investment ceases to be a Permitted Investment, the Obligors will, upon any one of them becoming aware thereof, procure that the relevant investment is replaced by a Permitted Investment or by cash.

13.6	Accounts include Permitted Investments

(a)	Subject to sub-paragraph (b) below, any reference herein to the balance standing to the credit of an Account will be deemed to include a reference to the Permitted Investments in which all or part of such balance is for the time being invested. In the event of any dispute as to the value of the credit of an Account pursuant to this paragraph 13.6, that value shall be determined in good faith by the Agent. If the Borrower so requests, the Agent will give the Borrower details of the basis and method of that determination.

(b)	If the amount standing to the credit of any Account (excluding for this purpose any amount deemed to be included pursuant to sub-paragraph (a) above) is insufficient to make a payment under the Finance Documents when due out of such Account, the Security Agent is authorised (acting reasonably), in its discretion and without any liability for loss or damage thereby incurred by the Obligors, but only after there are no amounts standing to the credit of the Note Debt Service Reserve Account, to require the relevant Account Bank or, as the case may be, the Obligors to sell or otherwise realise, or to enter into any exchange transaction with respect to, any Permitted Investment concerned with that Account to the extent that the same is, in the opinion of the Agent, necessary for the payment of any amount due under the Finance Documents which could not otherwise be paid out of the cash balance standing to the credit of the relevant Account.

13.7	Information

Commencing with the quarter in which a Permitted Investment is first made on behalf of an Obligor, the Parent shall, together with any other statement to be provided under this Schedule, deliver to the Security Agent a schedule of the investments made, realised or liquidated during the quarter in respect of each Account, in such detail as the Agent may reasonably require.

13.8	No Responsibility

No Finance Party will be responsible for any loss, cost or expense suffered by any Obligor in respect of any of its actions or those of any Account Bank in relation to the acquisition, disposal, deposit or delivery of Permitted Investments pursuant to this Agreement save for any such loss, cost or expense directly caused by its gross negligence or wilful misconduct. The Account Banks shall be acting solely for and on behalf of the Obligors in acquiring, holding or disposing of any Permitted Investment.

14.	General Account Provisions

14.1	Transfers/Withdrawals

Save as otherwise agreed in writing with the Agent, each Obligor shall ensure that where this Schedule expressly provides for the making of payments to, or withdrawals or transfers from any Account or sub-account, no other payments to, or, as the case may be, other withdrawals or transfers from, such Account or sub-account shall be made except as expressly permitted under this Schedule or under the Finance Documents.

14.2	Application of Amounts

The Obligors shall ensure that all amounts withdrawn or transferred from any Account or sub-account by the Obligors for application in or towards making a specific payment or meeting a specific liability shall be applied in or towards making that payment or meeting that liability, and for no other purpose.

14.3	Default

(a)	Notwithstanding any other provisions of this Schedule, at any time following the issue of an Enforcement Notice, the Agent may request the Security Agent to give notice to any Account Bank and the Parent instructing any Account Bank not to act on the instructions or requests of the Obligors in relation to any sums at any such time standing to the credit of any of the Accounts and the Obligors shall ensure that the Account Bank shall, in accordance with the Transaction Security Documents, not so act and none of the Obligors shall be entitled to give or make any further such instructions or requests.

(b)	Notwithstanding the other provisions of this Agreement, at any time following the issue of an Enforcement Notice, the Agent may request the Security Agent to:

(i)	give written notice to any Account Bank (with a copy to the Parent) that the Security Agent shall be the sole signatory in relation to the Accounts;

(ii)	apply the credit balances in the Accounts or sub-accounts in or towards repayment of the Facilities in accordance with the terms of this Agreement; and

(iii)	generally use amounts standing to the credit of the Accounts or sub-accounts at its discretion in order to discharge the Obligors’ obligations under the Finance Documents,

and the Obligors shall ensure that the Account Bank so acts and makes such payments accordingly.

14.4	Review of Accounts

The Obligors irrevocably grant (solely for the purposes of its role as agent of the Finance Parties hereunder) the Security Agent or any of its appointed representatives access to review the books and records of the Accounts (and shall irrevocably authorise each Account Bank to disclose the same to the Security Agent and its appointed representatives) and irrevocably waives any right of confidentiality which may exist in respect of such books and records solely to the extent necessary to allow disclosure of such books and records to any Finance Party and its advisers.

14.5	Statements

The Obligors shall arrange for each Account Bank to provide to the Agent, upon the reasonable request of the Agent:

(a)	a list of all Accounts and sub-accounts maintained with it;

(b)	monthly, in respect of each calendar month, a statement of the balance of and each payment into and from each of the Accounts and sub-accounts and the amount of interest earned on each such Account and sub-accounts during the preceding three month period or, if less, since the opening of the relevant Account; and

(c)	such other information concerning the Accounts or sub-accounts as the Agent or the Security Agent may reasonably require.

14.6	Waiver of Rights

(a)	Waiver of rights by the Obligors

Save as provided in this Agreement, each Obligor agrees not to exercise any right which it may have under any applicable law to direct the transfer of any amount standing to the credit of an Account or sub-account to the Obligor or any other Obligor or its order or to direct the transfer of any Permitted Investment to the Obligor or any other Obligor or to its order.

(b)	Waiver of rights by Account Banks

The Obligors shall ensure that each Account Bank acknowledges and agrees that each Account and sub-account and Permitted Investment is the subject of a Transaction Security in favour of the Finance Parties collectively and acknowledges and agrees that it is not entitled to, and shall undertake not to, claim or exercise any lien, right of set-off, combination of accounts or other right, remedy or security with respect to:

(i)	moneys standing to the credit of such Account and sub-account or in the course of being credited to it or any earnings; or

(ii)	any Permitted Investment.

SCHEDULE 8

INSURANCE

References in this Schedule 8 to Clauses and Appendices refer to the Clauses and Appendices of this Schedule 8, unless the context otherwise requires.

1.	INSURANCES TO BE EFFECTED

1.1	Direct Insurances

The Borrower and Propco and, where relevant, each other Obligor (together, for the purposes of this Schedule 8, the “Group Insured”) shall effect and maintain in relation to the Project:

1.1.1	Construction Period Insurances as set out in Appendix 2 (Construction Period Insurances) from at least the date hereof until the date upon which Practical Completion of the Project has been achieved (or such later date as may be specified in Appendix 2 (Construction Period Insurances)); and

1.1.2	Operation Period Insurances as set out in Appendix 1 (Operation Period Insurances) on or before the expiry of such Construction Period Insurances and the Practical Completion or (if earlier) physical acceptance, use or occupancy of any part of the Project and shall maintain such Direct Insurances thereafter; and

1.1.3	all other Direct Insurances that may be required to be effected from time to time under this Agreement or by any applicable law in connection with the Project,

in each case, in a form reasonably satisfactory to the Agent (after consultation with the Insurance Adviser).

1.2	Reinsurance

The Borrower and each Group Insured shall, if required under Clause 2.1 (Policies), ensure that facultative reinsurance of each Direct Insurance is purchased and maintained in full force and effect throughout the period that such Direct Insurance is required by this Schedule 8 to be maintained.

1.3	Additional Insurances

1.3.1	The Agent may at any time, having consulted with the Insurance Adviser and acting reasonably and taking into account the availability in the international market place of the following relevant items on reasonable commercial terms, require the Borrower or any other Obligor to:

(a)	procure the amendment of any or all Direct Insurances to cover increased risks and/or liabilities; and/or

(b)	effect additional Direct Insurances to cover risks and/or liabilities other than those specified in the scope of the Construction Period Insurances, the Operation Period Insurances and the other Direct Insurances as would from time to time be insured in accordance with standard industry practice by an owner and operator of a “five-star” first class luxury resort and casino in the Macau SAR carrying on the Project which does not self-insure (except in respect of deductibles required by insurers generally) and which is financed on a limited recourse basis, in such amounts and, in the case of additional Direct Insurances, with such deductibles, in each case as the Agent may reasonably require, taking into account, among other things, the basis on which the Project is financed and the interests of the Finance Parties under the Finance Documents.

1.3.2	In the event that the Borrower or any other Obligor fails to effect any Direct Insurance required to be effected pursuant to Clause 1.3.1 above, the Agent may effect such Direct Insurance and the Borrower shall, within five Business Days of demand, indemnify the Agent for the direct costs and expenses incurred by it as a result of effecting such Direct Insurance.

1.3.3	The Borrower and each Group Insured may effect additional Insurances other than those required by Clause 1.1 (Direct Insurances), Clause 1.2 (Reinsurance) or the other sub-clauses of this Clause 1.3 provided that such Insurances do not prejudice its interests or those of any of the Finance Parties under or in respect of any Insurance effected pursuant to such clauses.

2.	INSURANCE UNDERTAKINGS

2.1	Policies

The Borrower and each Group Insured shall ensure that:

2.1.1	each of the Direct Insurances is placed and maintained with one or more insurers authorised to operate in the Macau SAR to the extent that locally admitted policies are, for any purpose, required as a result of any Legal Requirements;

2.1.2	not less than 95% of the coverage in respect of each Direct Insurance is provided by insurers rated at least A- by S&P or at least A by AM Best for their long term unsecured and unsubordinated debt or reinsured by insurers rated at least A- by S&P or at least A by AM Best for their long term unsecured and unsubordinated debt;

2.1.3	each Direct Insurance has endorsements in substantially the form set out in Part I of Appendix 3 (Form of Endorsements for Direct Insurances) (or, in the case of any Direct Insurances which are required to be effected and maintained as Construction Period Insurances, Part II of Appendix 3 (Form of Endorsements for Direct Insurances) and, notwithstanding the foregoing, as otherwise may reasonably be required by the Agent or in such other form as the Agent reasonably approves in writing (in each case, after consultation with the Insurance Adviser); and

2.1.4	each Reinsurance required under the terms of Clause 2.1 (Policies) of any Direct Insurance has endorsements in substantially the form set out in Part I of Appendix 4 (Form of Endorsements for Reinsurances) or, in the case of any Reinsurance relating to any Direct Insurances which are required to be effected and maintained as Construction Period Insurances, Part II of Appendix 4 (Form of Endorsements for Reinsurances) and, notwithstanding the foregoing, as otherwise may reasonably be required by the Agent or in such other form as the Agent reasonably approves in writing (in each case, after consultation with the Insurance Adviser).

2.2	General Undertakings

The Borrower and each Group Insured shall:

2.2.1	pay or procure the payment of all premiums payable under each of the Direct Insurances promptly as required under the Direct Insurances and, if requested by the Agent, promptly produce to the Agent copies of receipts or other evidence of payment satisfactory to the Agent;

2.2.2	indemnify, within five Business Days of demand, the Agent and any other Finance Party against any premium or premiums paid by that other Finance Party for any of the Direct Insurances;

2.2.3	promptly on receipt by the Borrower or other Group Insured, deliver an original cover note and an original policy for each of the Direct Insurances to the Agent;

2.2.4	take all action within its power to procure that nothing is at any time done or suffered to be done which could reasonably be expected to cause any Direct Insurance to be rendered void or suspended, materially impaired or defeated or any claim up to an amount in excess of US$20,000,000 or its equivalent which becomes uncollectable in full or in part, including, without limitation to take all action within its power to procure that at all times all parties to the Direct Insurances (other than the Borrower, such Group Insured or the Finance Parties) comply with all of the requirements under the Direct Insurances;

2.2.5	not to make any misrepresentation of any material facts or fail to disclose any material facts in respect of the Direct Insurances which may have an adverse impact on the Insurances;

2.2.6	promptly make and diligently pursue claims under the Direct Insurances;

2.2.7	ensure so far as reasonably possible that no Insurance can be terminated by the Direct Insurer, and, where, to the extent required under paragraph 2.1, reinsurance is placed by its insurance brokers, Reinsurer for any reason (including failure to pay the premium or any other amount) unless the Borrower or Group Insured receive at least thirty days’ written notice (or such lesser period, if any, as may be specified from time to time by Direct Insurers), and, where to the extent required under paragraph 2.1, reinsurance is placed by its insurance brokers, Reinsurers and to promptly provide a copy of any such notice to the Agent;

2.2.8	not rescind, terminate or cancel any of the Direct Insurances (unless replaced by a policy with coverage on no worse terms and otherwise meeting the requirements of this Schedule 8) nor agree to any variation to any of the material terms of the Direct Insurances unless such variation is of a minor, routine, operational, technical or administrative nature and which would not reasonably be expected to be adverse to the interests of any of the Finance Parties or otherwise it obtains the prior written agreement of the Agent, which permission shall not be unreasonably withheld;

2.2.9	give the Agent and the Insurance Adviser such information about the Insurances (or as to any matter relevant to the Insurances) (in the case of any Reinsurance to its knowledge or in its possession) as the Agent reasonably requests from time to time;

2.2.10	procure the delivery to the Agent by each of the insurance brokers (acceptable to the Agent (after consultation with the Insurance Adviser)) through whom (if any) at any time any of the (i) Direct Insurances are effected of an Insurance Broker’s Letter of Undertaking and (ii) Reinsurances are effected of a Reinsurance Broker’s Letter of Undertaking;

2.2.11	ensure that, whether as a result of any claim made by any other insured party or otherwise, should the amount of any available limit fall below that specified in Appendix 1 (in the case of Operation Period Insurances) or fall below that specified in Appendix 2 (in the case of Construction Period Insurances), or fall below an amount that the Agent reasonably determines (after consultation with the Insurance Adviser) (in the case of Operation Period Insurances), such limit is promptly reinstated; and

2.2.12	use its best endeavours to ensure that each endorsement referred to in paragraphs 2.1.3 and 2.1.4 is amended (including by way of additional terms) in such manner as the Agent (after consultation with the Insurance Adviser) may reasonably require from time to time.

3.	FAILURE TO COMPLY WITH PROVISIONS OF INSURANCES

3.1	Action by Agent

If at any time and for any reason any Insurance required hereunder is not in full force and effect or if the Borrower or any other Obligor fails to comply with any other provision of this Schedule 8 which would reasonably be expected to cause any such Insurance (including any Additional Insurances pursuant to paragraph 1.3 (Additional Insurances) of this Schedule) required hereunder to be rendered void or suspended, materially impaired or defeated, then, without prejudice to the rights of any of the Finance Parties under any Finance Document, the Agent may (after consultation with the Insurance Adviser) thereupon on behalf of itself and the other Finance Parties (and, as the case may be, any other Secured Parties), or at any time while the same is continuing, procure on behalf of itself and the other Finance Parties (and, as the case may be, any other Secured Parties) that Insurance at the Borrower or the Obligor’s expense is maintained such that full compliance with this Schedule 8 is restored. If that Insurance cannot be procured by the Agent, the Borrower and the Obligor shall (without prejudice to any of their other obligations under this Schedule 8 or any of the Finance Documents) take or procure the taking of all reasonable steps to eliminate or minimise uninsured hazards as required by the Agent in writing (after consultation with the Insurance Adviser).

3.2	Continuing Obligations

Any notification by the Borrower or any other Obligor of its failure to comply with this Schedule 8 shall not prejudice the rights of the Finance Parties under the Finance Documents.

4.	MARKET AVAILABILITY

If, at the time any of the Insurances referred to in this Schedule 8 are due to commence or fall due for renewal, insurance on the same or substantially the same terms required under this Schedule 8 is not available at commercially reasonable rates in the international insurance or reinsurance market, the Borrower or, as the case may be, other Obligor may effect such Insurance on alternative terms agreed in writing with the Agent (after consultation with the Insurance Adviser) provided that the Borrower or relevant Obligor shall, at the request of the Agent, approach the insurance market at reasonable intervals (but not less frequently than every twelve months) to determine whether any of the insurances or terms required by this Agreement have become available at commercially reasonable rates and shall, promptly thereafter, deliver to the Agent and the Insurance Adviser the results of its investigation and the information from which it made its determination.

5.	INSURANCE PROCEEDS

5.1	Conduct of Claims - Group Insured

Subject to Clause 5.3 (Conduct of Claims - Default) below, the Borrower or the relevant Group Insured shall have the sole conduct of all claims under the Insurances arising from any one loss (for which purpose, two or more claims made in respect of the same, or reasonably related, circumstances are taken to relate to one loss) where the actual or estimated totality of that loss is less than or equal to US$20,000,000 or its equivalent. For any loss where the actual or estimated totality of claims arising is more than this amount, neither the Borrower nor any other Obligor shall negotiate, compromise or settle any claim without the prior consent of the Agent (after consultation with the Insurance Adviser) (not to be unreasonably withheld).

5.2	Application of Proceeds

The Borrower and each Group Insured shall ensure that:

5.2.1	subject to sub-clause 5.2.3 below and prior to the delivery of an Enforcement Notice to the Borrower, all proceeds of any claim under any Insurance shall be applied in accordance with Schedule 4 (Mandatory Prepayment),

5.2.2	subject to sub-clause 5.2.3 below and following the delivery of an Enforcement Notice to the Borrower, all proceeds of any claim under any Insurance shall be applied as directed by the Security Agent; and

5.2.3	all proceeds of any public liability, third party liability, employees compensation, workers compensation or legal liability insurance, or directors and officers liability insurance or any other insurances the proceeds of which are payable to employees of the Borrower or any such Group Insured or any third party, shall be applied to its intended purpose.

5.3	Conduct of Claims - Default

Notwithstanding any other provisions of this Clause 5, if an Enforcement Notice has been delivered to the Borrower, then the Security Agent in consultation with the Insurance Adviser shall have sole conduct of all claims under the Insurances.

5.4	Insolvency of Direct Insurers

If, at any time following an Insolvency Event in respect of a Direct Insurer, the Security Agent determines (acting reasonably) that the Borrower or any Group Insured has not complied with the terms of sub-clause 2.2.6 above, the Security Agent may notify the Parent of such non-compliance and, from the date of any such notification, the Security Agent (in consultation with the Insurance Adviser) shall have sole conduct of all claims relating to (and be entitled to direct the applications, in accordance with the terms of the Finance Documents, of any proceeds received under) any Reinsurance taken out by that Direct Insurer.

5.5	Amendments

5.5.1	Neither the Borrower nor any Group Insured shall amend or modify, or permit the amendment or modification of, any Direct Insurance without the consent of the Agent (which shall not be unreasonably withheld) unless any such amendment or modification is of a minor, routine, operational, technical, administrative or mechanical nature which would not reasonably be expected to be adverse to the interests of the Finance Parties.

5.5.2	The Borrower shall ensure that it delivers to the Security Agent a copy of any such amendment or modification of any Direct Insurance as soon as reasonably practicable after (and in any event within 10 Business Days of) any such amendment or modification.

5.6	Definitions

For the purpose of this Schedule 8, “Insolvency Event” means, in relation to a Direct Insurer, any of the following:

(a)	the relevant Direct Insurer is conclusively unable or expressly admits in writing its inability to pay its debts as they fall due; or

(b)	the Direct Insurer:

(i)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or dissolution; and

(A)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(B)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; or

(ii)	seeks or becomes subject to the appointment of a liquidator, administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar officer for it or all or substantially all its assets.

APPENDIX 1

OPERATION PERIOD INSURANCES

1.	Property All Risks Insurance

1.1	Insured

(1)	The Borrower and Propco;

(2)	the Finance Parties; and

(3)	if required by the Borrower, any third party operator, manager, contractor and/or other service provider,

each for their respective rights and interests.

1.2	Insured Property

Property and interests of every description used for or in connection with the ownership and/or maintenance and operation of the facilities.

1.3	Coverage

All risks of physical loss or damage which are normally insurable, subject to normal exclusions.

1.4	Sum Insured

An amount representing the full reinstatement or replacement value of the Insured Property or such lesser amount to be agreed by the Agent (in consultation with the Insurance Adviser).

1.5	Territorial Limits

Anywhere in the Macau SAR.

1.6	Period of Insurance

From the later of the Practical Completion or commercial operation of any part of the Project until all liabilities under the Finance Documents have been discharged (the “Release Date”).

1.7	Required conditions

Form of Endorsement in substantially the form set out in Appendix 3.

1.8	Maximum Deductible

Not to exceed US$500,000 (or its equivalent in other currencies) in respect of each occurrence or such larger amount as may be agreed between the Borrower and the Agent (in consultation with the Insurance Adviser).

2.	Business Interruption Insurance

2.1	Insured

(1)	The Borrower and Propco;

(2)	the Finance Parties; and

(3)	if required by the Borrower, any third party operator,

each for their respective rights and interests.

2.2	Interest

Fixed costs including Debt Service following physical loss or damage indemnifiable under the Property All Risks Insurance.

2.3	Sum Insured

A sum sufficient to cover the sums the subject of the Interest for the Indemnity Period.

2.4	Indemnity Period

The period commencing from the date of the loss or damage and ending when the results of the insured business cease to be affected in consequence of the loss or damage.

The Indemnity Period Limit shall not be less than 12 months.

2.5	Territorial Limits

As for the Property All Risks Insurance.

2.6	Period of Insurance

As for the Property All Risks Insurance.

2.7	Required condition

Form of Endorsement in substantially the form set out in Appendix 3.

2.8	Maximum Excess

Not to exceed 60 days for each and every loss.

3.	Third Party and Products Liability Insurance

3.1	Insured

(1)	The Borrower and Propco;

(2)	the Finance Parties; and

(3)	if required by the Borrower, any third party operator, manager, contractor and/or other service provider,

each for their respective rights and interests.

3.2	Interest

Sums the Insured is legally liable to pay consequent upon property damage and bodily injury to third parties, arising from operation of the Project and the services to be provided thereby.

3.3	Limit of Indemnity

Not less than US$50,000,000 (or its equivalent in other currencies) in respect of any one occurrence, the number of occurrences being unlimited but in the aggregate in respect of sudden and accidental pollution and products liability.

3.4	Territorial Limits/Jurisdiction

Jurisdiction - Worldwide. Territorial limits – the Hong Kong SAR and the Macau SAR

3.5	Period of Insurance

As for the Property All Risks Insurance.

3.6	Maximum Deductible

Not to exceed US$150,000 (or its equivalent in other currencies) in respect of each occurrence or such higher amounts as may be agreed between the Borrower and the Agent (in consultation with the Insurance Adviser).

4.	Fidelity Guarantee/Crime Insurance

4.1	Insured

(1)	The Borrower and Propco; and

(2)	the Finance Parties,

each for their respective rights and interests.

4.2	Coverage

Direct pecuniary loss of money, negotiable instruments caused by acts of fraud or dishonesty by any employee or any other person.

4.3	Limits of Liability

Not less than US$30,000,000 (or its equivalent in other currencies) in respect of any one occurrence or such lower amount as may be agreed between the Borrower and the Agent (acting in consultation with the Insurance Adviser).

4.4	Territorial Limits

Macau SAR

4.5	Period of Insurance

From occupancy by the Borrower or Propco of any part of the Project until the Release Date.

4.6	Required conditions

Form of Endorsement in substantially the form set out in Appendix 3.

4.7	Maximum Deductible

Not to exceed US$500,000 (or its equivalent in other currencies) in respect of each occurrence or such higher amount as may be agreed between the Borrower and the Agent (in consultation with the Insurance Adviser).

5.	Money Insurance

5.1	Insured

(1)	The Borrower and Propco; and

(2)	the Finance Parties,

each for their respective rights and interests.

5.2	Coverage

Loss, destruction or damage of money in transit, money at the business premises of the Insured during office hours and money in locked safe/drawer in the business premises of the Insured after office hours.

5.3	Limits of Liability

Not less than US$30,000,000 (or its equivalent in other currencies) in respect of any one occurrence or such higher amount as may be required to fully cover the amount of money on site at any one time.

5.4	Territorial Limits

Worldwide

5.5	Period of Insurance

From occupancy by the Borrower or Propco of any part of the Project until the Release Date (or such longer period of insurance as may be agreed by the Agent and the Borrower).

5.6	Required conditions

Form of Endorsement in substantially the form set out in Appendix 3.

5.7	Maximum Deductible

Not to exceed US$500,000 (or its equivalent in other currencies) in respect of each occurrence or such higher amounts as may be agreed between the Borrower and the Agent in consultation with the Insurance Adviser.

6.	Compulsory Insurance

Insurances required to comply with all statutory requirements in the Macau SAR.

APPENDIX 2

CONSTRUCTION PERIOD INSURANCES

1.	Construction All Risks Insurance

1.1	Insured

(1)	the Borrower and Propco as Principal;

(2)	the Construction Contractors and/or their sub-contractors of any tier as contractors and/or consultants for their site activities only; and

(3)	the Finance Parties,

each for their respective rights and interests.

1.2	Insured Property

All permanent and temporary works, temporary buildings, materials, spares, office equipment, tools, and all other property or equipment of whatsoever nature or description (excluding contractors’ plant and equipment), the property of the Insured or that for which they are responsible at the site or elsewhere within the Territorial Limits including whilst in transit or temporarily stored at or away from the site all in connection with the Insured Project.

1.3	Coverage

All risks of physical loss or damage which are normally insurable.

1.4	Sum Insured

An amount not less than estimated aggregate value of the Construction Contracts entered into or to be entered into in respect of the Project.

1.5	Territorial Limits

Anywhere within the Macau SAR.

1.6	Period of Insurance

For the full period of the Project plus the “Defects Liability Period” (as defined in the Construction Contract).

1.7	Required Condition

Form of Endorsement in substantially the form of Appendix 3.

1.8	Permitted Exclusions

To include:

•	War, Civil War etc.

•	Nuclear Risks

•	Wear and Tear

•	Unexplained shortage

•	Consequential financial losses

•	Terrorism

•	DE3 type defective design, workmanship and materials exclusion

•	Mould

•	Delay, penalties, etc.

•	Normal upkeep

•	Cessation of work without reasonable precautions

•	Damage to road vehicles, aircraft and waterborne craft exceeding 12 metres

•	Money, etc.

•	Air or sea transit

•	Deliberate acts of the Insured

•	Gradual subsidence

•	Piling (customary limitations)

•	Existing trees or natural vegetation

•	Cement, sand, aggregates and similar in transit

•	Electronic data

1.9	Required Extensions and Conditions

•	Professional Fees Clause

•	Debris Removal Clause

•	72 Hour Clause

•	Free Issue Materials Clause

•	Automatic Increase Clause (110 per cent.)

•	Extra Charges (15 per cent.)

•	Strikes, Riot and Civil Commotion

•	Local/Public Authorities and Clause

•	Munitions of War Clause

•	Extended Maintenance

•	Automatic Reinstatement of Sum Insured

•	Plans and Documents

•	Inland Transit/Offsite Storage

•	Advance Payments Clause

•	Waiver of Subrogation for Secured Parties

•	Primary Insurance Clause

1.10	Maximum Deductible

Not to exceed:

(i)	The first HK$800,000 arising out of typhoon, windstorm, rainstorm, tempest, stormwater, earthquake, tsunami or subsidence; or

(ii)	The first HK$1,500,000 arising out of defective design, plan, specification, materials or workmanship; or

(iii)	The first HK$800,000 arising out of damage to plants or trees; or

(iv)	The first HK$800,000 arising out of fire; or

(v)	The first HK$400,000 arising out of theft, collapse, maintenance, testing or commissioning; or

(vi)	The first HK$800,000 or 20% of loss whichever is the greater arising out of internal water damage, other than storm water damage; or

(vii)	The first HK$200,000 or 50% of loss whichever is the greater in respect of loss or damage to bamboo scaffolding; or;

(viii)	The first HK$200,000 in respect of loss or damage to non-bamboo scaffolding; or

(ix)	The first HK$200,000 for all other losses.

Deductibles to be applied to each contract separately. In the event of more than one deductible applying to a single occurrence of loss under a contract, only the highest applicable deductible shall apply.

2.	Third Party Liability Insurance

2.1	Insured

(1)	the Borrower and Propco as principal;

(2)	all Construction Contractors and/or their sub-contractors of any tier as contractors and/or consultants for their site activities only; and

(3)	the Finance Parties,

each for their respective rights and interests.

2.2	Interest

The Insurers will indemnify the Insured against all sums which the Insured shall be legally liable for, or have assumed liability under contract, for compensation or damages in respect of

(a)	death of or injury to or disease contracted or illness sustained by any person

(b)	damage to property not insured under 1 above

happening within the Territorial Limits during the Period of Insurance and arising out of the course of or in connection with the carrying out of the Project.

2.3	Limit of Indemnity

Not less than HK Dollars 400,000,000 in respect of any one occurrence, the number of occurrences being unlimited but not exceeding HK$400,000,000 in respect of any one occurrence or in the aggregate during the period of Insurance, for liability resulting from vibration, weakening or removal of support, and products liability/completed operations.

2.4	Territorial Limits/Jurisdiction

Worldwide, subject to the laws of Macau SAR excluding legal proceedings brought in the USA or Canada or within their jurisdiction

2.5	Period of Insurance

As per the Construction All Risks Insurance.

2.6	Permitted Exclusions

To include:

•	Liability for death, illness, disease or bodily injury sustained by employees of the Insured

•	Liability for loss or damage to property which is reasonably foreseeable as being inevitable having regard for the nature of work undertaken

•	Liability arising out of the use of mechanically propelled vehicles whilst required to be compulsorily insured by legislation in respect of such vehicles

•	Liability in respect of predetermined penalties or liquidated damages imposed under any contract entered into by the Insured

•	Liability in respect of loss or damage to property in the care, custody and control of the Insured or to the permanent or temporary works

•	Liability arising from the ownership, possession or use of any aircraft or waterborne vessel

•	Liability arising from seepage and pollution unless caused by a sudden, unintended and unexpected occurrence

•	War, civil war etc.

•	Nuclear risks

•	Terrorism

•	The Works and Contractors plant and equipment

•	Libel and slander

•	Professional advice

•	Asbestos

•	Electronic data

2.7	Required Extensions and Conditions

•	Cross Liability Clause

•	Contractual Liability

•	Underground Services

•	Vibration Removal or Weakening of Support

•	Munitions of War Clause

•	Waiver of Subrogation for Secured Parties

•	Costs and Expenses in addition to the Limit of Indemnity (other than North America)

•	Worldwide jurisdiction, subject to the laws of Macau SAR excluding legal proceedings brought in the USA or Canada or within their jurisdiction

•	Primary Insurance Clause

2.8	Maximum Excess

Not to exceed:

(i)	HK$250,000 or 20% of loss whichever is the greater in respect of loss of or damage to third party property arising out of subsidence, collapse, vibration, removal or weakening of support, or other ground movement; or

(ii)	HK$400,000 or 20% of loss whichever is the greater of the amount of loss or damage to underground services or Employers’ property; or

(iii)	HK$400,000 or 40% whichever is the greater of the amount of loss or damage to underground utility services, oil-filled cables or fibre optic cables; or

(iv)	HK$150,000 for any other Third Party Property Damage; or

(v)	HK$75,000 for any Third Party Bodily Injury.

Deductibles to be applied to each contract separately. In the event of more than one deductible applying to a single occurrence of loss under a contract, only the highest applicable deductible shall apply.

3.	Compulsory Insurance

Insurances required to comply with all statutory requirements including Workers Compensation and Motor Liability Insurances as applicable.

APPENDIX 3

FORM OF ENDORSEMENTS FOR DIRECT INSURANCES

PART I

OPERATION PERIOD INSURANCES

MULTIPLE INSURED CLAUSE

(i)	Cover hereunder shall apply in the same manner and to the same extent as if individual policies had been issued to each insured party provided that the total liability of the Insurers to all of the insured parties collectively shall not exceed the sums insured and limits of indemnity including any inner limits set by memorandum or endorsement stated in the policy.

(ii)	Any payment or payments by insurers to any one or more such insured parties shall reduce to the extent of that payment Insurers liability to all such parties arising from any one event giving rise to a claim under this policy and (if applicable) in the aggregate.

(iii)	The Insurers acknowledge that the Secured Parties and (in respect of third party liabilities) their respective officers, directors, employees, secondees and assigns are each additional co-insureds under this Policy and that the premium specified in this Policy provides consideration for their being co-insured parties.

(iv)	Neither the Security Agent nor any other of the Secured Parties shall be liable for the payment of any premium under this Policy although they may choose to pay the premium. This shall not relieve any other insured party from its obligations to pay any premium under this Policy.

(v)	Save in the case of the Secured Parties, each of the insured parties will at all times preserve and enforce the various contractual agreements entered into by such insured party and the contractual remedies of such party in the event of Damage.

(vi)	The insurers shall be entitled to avoid liability to or (as may be appropriate) claim damages from any of the insured parties in circumstances of fraud, misrepresentation, non-disclosure or breach of any warranty or condition of this Policy committed by that insured party (other than where the first obligation to disclose or perform lies with parties other than the Secured Parties) (each referred to in this Policy as a “Vitiating Act”).

(vii)	However (save as provided in this Multiple Insured’s Clause) a Vitiating Act committed by one insured party shall not prejudice the right of indemnity of any other insured party who has an insurable interest and who has not committed a Vitiating Act.

(viii)	Insurers waive all rights of subrogation or action which they may have or acquire against any insured party except (save in the case of any Secured Party) where the rights of subrogation or recourse are acquired in consequence or otherwise following a Vitiating Act in which circumstances Insurers may enforce such rights notwithstanding the continuing or former status of the vitiating party as an Insured.

LOSS PAYEE CLAUSE

Claims payments under this Policy shall be agreed with and payable to the Security Agent or as it directs. Notwithstanding any of the foregoing, any amounts of any kind payable to any Insured party shall be paid into the Insurance Proceeds Account or as the Security Agent may otherwise direct.

INTEREST OF OTHER PARTIES

The interests of the Secured Parties and any mortgagee or other party who has financial interest in the Property Insured or to whom legal rights may have been assigned or parties supplying property to the Insured under a hiring leasing or similar agreement is noted but only (in the case of the latter) to the extent that the Insured is required to include such interest. All sums paid as claims under this Policy shall, however, be made in accordance with the Loss Payee Clause.

PRIMARY INSURANCE

If at the time of any loss, damage, occurrence or liability giving rise to a claim under this Policy, other Policy(ies) exist providing insurance against loss, damage, occurrence or liability to the Project as provided by this Policy effected jointly or severally by any of the Insured parties, this Policy shall be primary to, and receive no contribution from, such other insurance.

ALTERATION OF THE MATERIAL FACTS

If any change shall occur materially varying any of the circumstances disclosed to or known to the Insurer, the insured shall as soon as reasonably practicable give notice of such change with full particulars hereof and take any precaution as circumstances may require.

In any situation where it may be alleged that there has been a failure by the insured to advise material alterations or that there has been non-disclosure or misrepresentation of information originally supplied, the insurer shall not exercise any rights to avoid this insurance if such non disclosure or misrepresentation was unintended and free of any fraudulent conduct or intent to deceive, and provided the same shall be advised to the Insurer as soon as it shall become known. In no event will misrepresentation, non disclosure or failure to advise material facts by one party prejudice other parties who have not so acted.

DISCLOSURE

The Insurers acknowledge to the Secured Parties alone that (i) they have received adequate information in order to evaluate the risk of insuring the Insured parties in respect of the risks hereby insured on the assumption that such information is not materially misleading, (ii) there is no information which has been relied on or is required by the Insurers in respect of their decision to co-insure the Secured Parties or their directors, officers, employees or agents, and (iii) in agreeing to enter into this Policy, they have not relied upon or taken into account any information supplied to them by any Secured Party. The acknowledgements provided by the Insurers in this clause shall have no effect on any rights that the Insurers might have had under or in relation to the Policy against any party (including the Borrower) other than the Secured Parties in the absence of such acknowledgements.

FRAUDULENT CLAIMS

If any claim be in any respect fraudulent or if any fraudulent means or devices shall be used by the Insured or anyone acting on its/their behalf to obtain any benefit under this Policy or if any loss or damage shall be occasioned with the support of the Insured, the benefit under this Policy shall be forfeited in respect of the fraudulent party only.

MISCELLANEOUS

This endorsement overrides any conflicting provision in this Policy.

DEFINITIONS

For the purpose of this Endorsement, the following definitions will apply:

“Affiliate” has the meaning given in the Senior Facilities Agreement.

“Agent” means Deutsche Bank AG, Hong Kong Branch in its capacity as agent for the Finance Parties and includes its successors in that capacity.

“Borrower” means Studio City Company Limited.

“Finance Parties” has the meaning given in the Senior Facilities Agreement.

“Group Insured” means any insured party comprising the Parent or any of its subsidiary companies.

“Insurance Proceeds Account” has the meaning given in the Senior Facilities Agreement.

“Security Agent” means Industrial and Commercial Bank of China (Macau) Limited in its capacity as trustee and/or security agent for the Secured Parties and includes its successors in that capacity.

“Secured Parties” has the meaning given to it in the Senior Facilities Agreement.

“Senior Facilities Agreement” means the agreement so entitled dated 28 January 2013 between, amongst others, the Borrower, the Agent and the Security Agent, as amended, consolidated, supplemented, novated or replaced from time to time.

PART II

CONSTRUCTION PERIOD INSURANCES

MULTIPLE INSURED CLAUSE

(i)	Cover hereunder shall apply in the same manner and to the same extent as if individual policies had been issued to each insured party provided that the total liability of the Insurers to all of the insured parties collectively shall not exceed the sums insured and limits of indemnity including any inner limits set by memorandum or endorsement stated in the policy.

(ii)	Any payment or payments by insurers to any one or more such insured parties shall reduce to the extent of that payment Insurers liability to all such parties arising from any one event giving rise to a claim under this policy and (if applicable) in the aggregate.

(iii)	The Insurers acknowledge that the Secured Parties and (in respect of third party liabilities) their respective officers, directors, employees, secondees and assigns are each additional co-insureds under this Policy and that the premium specified in this Policy provides consideration for their being co-insured parties.

(iv)	Neither the Security Agent nor any other of the Secured Parties shall be liable for the payment of any premium under this Policy although they may choose to pay the premium. This shall not relieve any other insured party from its obligations to pay any premium under this Policy.

(v)	Save in the case of the Secured Parties, each of the insured parties will at all times preserve and enforce the various contractual agreements entered into by such insured party and the contractual remedies of such party in the event of Damage.

(vi)	The insurers shall be entitled to avoid liability to or (as may be appropriate) claim damages from any of the insured parties in circumstances of fraud, misrepresentation, non-disclosure or breach of any warranty or condition of this policy committed by that insured party (other than where the first obligation to disclose or perform lies with parties other than Secured Parties) (each referred to in this Policy as a “Vitiating Act”).

(vii)	However (save as provided in this Multiple Insured’s Clause) a Vitiating Act committed by one insured party shall not prejudice the right of indemnity of any other insured party who has an insurable interest and who has not committed a Vitiating Act.

(viii)	Insurers waive all rights of subrogation or action which they may have or acquire against any insured party except (save in the case of any Secured Party) where the rights of subrogation or recourse are acquired in consequence or otherwise following a Vitiating Act in which circumstances Insurers may enforce such rights notwithstanding the continuing or former status of the vitiating party as an Insured.

LOSS PAYEE CLAUSE

Subject to the terms, definitions, warranties, exclusions, provisions and conditions contained or endorsed or otherwise expressed in this Policy, claims payments shall be made as follows:

(a)	Claims payments under Section 1 of this Policy for losses (together with any other related loss, whether or not suffered by the same Insured) equal or below HK Dollars 150,000,000 or its equivalent shall be agreed and payable to the Insured.

(b)	Claims payments under Section 1 of this Policy for losses (together with any other related loss, whether or not suffered by the same Insured) exceeding HK Dollars 150,000,000 or its equivalent shall be agreed and payable to the Security Agent or as it directs.

(c)	Claims payments under Section 2 of this Policy shall be made directly to the third party entitled to payment there under.

(d)	Notwithstanding any of the foregoing, any amounts of any kind payable to any of the Group Insured shall be paid into the Insurance Proceeds Account or as the Security Agent may otherwise direct.

It is fully understood and agreed by each Group Insured that it is a condition of this Policy that payment of any claim to any of the co-Insureds hereunder in accordance with the Loss Payee Clause shall absolve the Insurer from making any payment in respect of such claim to the Group Insured or its receiver, assignee, trustee or successor and shall constitute a full discharge and release of all liabilities under this Policy in respect of such claim.

INTEREST OF OTHER PARTIES

The interest of the Secured Parties and any mortgagee or other party who has financial interest in the Property Insured or to whom legal rights may have been assigned or parties supplying property to the Insured under a hiring leasing or similar agreement is noted but only (in the case of the latter) to the extent that the Insured is required to include such interest. All sums paid as claims under this Policy shall, however, be made in accordance with the Loss Payee Clause.

PRIMARY INSURANCE

If at the time of any loss, damage, occurrence or liability giving rise to a claim under this Policy, other Policy(ies) exist providing insurance against loss, damage, occurrence or liability to the Project as provided by this Policy effected jointly or severally by any of the Insured parties, this Policy shall be primary to, and receive no contribution from, such other insurance.

ALTERATION OF THE MATERIAL FACTS

If any change shall occur materially varying any of the circumstances disclosed to or known to the Insurer, the insured shall as soon as reasonably practicable give notice of such change with full particulars hereof and take any precaution as circumstances may require.

In any situation where it may be alleged that there has been a failure by the insured to advise material alterations or that there has been non-disclosure or misrepresentation of information originally supplied, the insurer shall not exercise any rights to avoid this insurance if such non disclosure or misrepresentation was unintended and free of any fraudulent conduct or intent to deceive, and provided the same shall be advised to the Insurer as soon as it shall become known. In no event will misrepresentation, non disclosure or failure to advise material facts by one party prejudice other parties who have not so acted.

DISCLOSURE

The Insurers acknowledge to the Secured Parties alone that (i) they have received adequate information in order to evaluate the risk of insuring the Insured parties in respect of the risks hereby insured on the assumption that such information is not materially misleading, (ii) there is no information which has been relied on or is required by the Insurers in respect of their decision to co-insure the Secured Parties or their directors, officers, employees or agents, and (iii) in agreeing to enter into this Policy, they have not relied upon or taken into account any information supplied to them by any Secured Party. The acknowledgements provided by the Insurers in this clause shall have no effect on any rights that the Insurers might have had under or in relation to the Policy against any party (including the Borrower) other than the Secured Parties in the absence of such acknowledgements.

FRAUDULENT CLAIMS

If any claim be in any respect fraudulent or if any fraudulent means or devices shall be used by the Insured or anyone acting on its/their behalf to obtain any benefit under this Policy or if any loss or damage shall be occasioned with the support of the Insured, the benefit under this Policy shall be forfeited in respect of the fraudulent party only.

MISCELLANEOUS

This endorsement overrides any conflicting provision in this Policy.

DEFINITIONS

For the purpose of this Endorsement, the following definitions will apply:

“Agent” means Deutsche Bank AG, Hong Kong Branch in its capacity as agent for the Finance Parties and includes its successors in that capacity.

“Borrower” means Studio City Company Limited.

“Finance Parties” has the meaning given in the Senior Facilities Agreement.

“Group Insured” means any insured party comprising the Parent or any of its subsidiary companies.

“Insurance Proceeds Account” has the meaning given in the Senior Facilities Agreement.

“Security Agent” means Industrial and Commercial Bank of China (Macau) Limited in its capacity as trustee and/or security agent for the Secured Parties and includes its successors in that capacity.

“Secured Parties” has the meaning given to it in the Senior Facilities Agreement.

“Senior Facilities Agreement” means the agreement so entitled dated 28 January 2013 between, amongst others, the Borrower, the Agent and the Security Agent, as amended, consolidated, supplemented, novated or replaced from time to time.

APPENDIX 4

FORM OF ENDORSEMENTS FOR REINSURANCES

PART I

OPERATION PERIOD INSURANCES

MULTIPLE INSURED CLAUSE

(i)	Cover hereunder shall apply in the same manner and to the same extent as if individual contracts of reinsurance had been issued by the Reinsurer to each reinsured party provided that the total liability of the Reinsurers to all of the reinsured parties collectively shall not exceed the sums reinsured and any limits of indemnity including any inner limits set by memorandum or endorsement stated in the original policy.

(ii)	Any payment or payments by the Reinsurer to any one or more such reinsured parties shall reduce to the extent of that payment the Reinsurer’s liability to all such parties arising from any one event giving rise to a claim under the reinsurance and (if applicable) in the aggregate.

(iii)	The Reinsurer acknowledges that the Secured Parties and (in respect of third party liabilities) their respective officers, directors, employees, secondees and assigns are each additional reinsured parties under the contract of reinsurance and that the premium specified in the original policy as ceded to this Reinsurer provides consideration for their being reinsured parties.

(iv)	Neither the Security Agent nor any other of the Secured Parties shall be liable for the payment of any premium under the original policy or this contract of reinsurance although they may choose to pay the premium. This shall not relieve any other reinsured parties or the insured parties from their obligations to pay any premium under the reinsurance or the original policy.

(v)	Save in the case of the Secured Parties, each of the reinsured parties will at all times preserve and enforce the various contractual agreements entered into by such reinsured party and the contractual remedies of such party in the event of Loss or Damage.

(vi)	The Reinsurer may be entitled to avoid liability to or (as may be appropriate) claim damages from any of the reinsured parties or any of the insured parties under the original policy in circumstances of fraud, misrepresentation, non-disclosure or breach of any warranty or condition of the reinsurance or the original policy committed by that reinsured or insured party (other than where the first obligation to disclose or perform lies with parties other than the Secured Parties) (each referred to in this reinsurance as a “Vitiating Act”).

(vii)	However (save as provided in this Multiple Insured’s Clause) a Vitiating Act committed by one reinsured or insured party shall not prejudice the right of indemnity of any other reinsured or insured party who has an insurable interest and who has not committed a Vitiating Act.

(viii)	The Reinsurer waives all rights of subrogation or action which it may have or acquire against any reinsured or insured party under the original policy except (save in the case of any Secured Party) where the rights of subrogation or recourse are acquired in consequence or otherwise following a Vitiating Act in which circumstances Reinsurers may enforce any such rights notwithstanding the continuing or former status of the vitiating party as a reinsured or insured party.

LOSS PAYEE CLAUSE

Claims payments under this reinsurance shall be agreed with and payable to the Security Agent or as it directs. Notwithstanding any of the foregoing, any amounts of any kind payable to any reinsured or insured party shall be paid into the Insurance Proceeds Account or as the Agent may otherwise direct.

INTEREST OF OTHER PARTIES

The interests of the Secured Parties and any mortgagee or other party who has financial interest in the Property Insured or to whom legal rights may have been assigned or parties supplying property to the Insured under a hiring leasing or similar agreement is noted but only (in the case of the latter) to the extent that the reinsured party is required to include such interest. All sums paid as claims under this contract of reinsurance shall, however, be made in accordance with the Loss Payee Clause.

PRIMARY INSURANCE

If at the time of any loss, damage, occurrence or liability giving rise to a claim under the reinsurance, other policy(ies) exist providing insurance against loss, damage, occurrence or liability to the Project as provided by the reinsurance effected jointly or severally by any of the reinsured or insured parties under the original policy, it is acknowledged that the original policy and the reinsurance shall be primary to, and receive no contribution from, such other insurance or reinsurance.

ALTERATION OF THE MATERIAL FACTS

If any change shall occur materially varying any of the circumstances disclosed to or known to the Reinsurer, the reinsured party shall as soon as reasonably practicable give notice of such change with full particulars thereof and take any precaution as circumstances may require.

In any situation where it may be alleged that there has been a failure by any reinsured party or any party to the original policy to advise material alterations or that there has been non-disclosure or misrepresentation of information originally supplied, neither the Reinsurer nor the original insurer shall exercise any rights to avoid this Reinsurance or the original insurance if such non disclosure or misrepresentation was unintended and free of any fraudulent conduct or intent to deceive, and provided the same shall be advised to the original insurer in accordance with the original policy as soon as it shall become known. In no event will misrepresentation, non disclosure or failure to advise material facts by one party prejudice other parties who have not so acted.

DISCLOSURE

The Reinsurer acknowledges to the Secured Parties alone that (i) it has received adequate information in order to evaluate the risk of insuring the reinsured parties in respect of the risks hereby reinsured on the assumption that such information is not materially misleading, (ii) there is no information which has been relied on or is required by the Reinsurers in respect of its decision to co-insure the Secured Parties or their directors, officers, employees or agents, and (iii) in agreeing to enter into this Policy, the Reinsurer has not relied upon or taken into account any information supplied to them by any Secured Party. The acknowledgements provided by the Reinsurer in this clause shall have no effect on any rights that the Reinsurer might have had under or in relation to the reinsurance against any party (including the Borrower) other than the Secured Parties in the absence of such acknowledgements.

FRAUDULENT CLAIMS

If any claim be in any respect fraudulent or if any fraudulent means or devices shall be used by any of the reinsured party or anyone acting on its/their behalf to obtain any benefit under this reinsurance or if any loss or damage shall be occasioned with the support of such reinsured party, the benefit under this reinsurance shall be forfeited in respect of the fraudulent party only.

MISCELLANEOUS

This endorsement overrides any conflicting provision in this reinsurance.

DEFINITIONS

For the purpose of this Endorsement, the following definitions will apply:

“Agent” means Deutsche Bank AG, Hong Kong Branch in its capacity as agent for the Finance Parties and includes its successors in that capacity.

“Borrower” means Studio City Company Limited.

“Finance Parties” has the meaning given to it in the Senior Facilities Agreement.

“Group Insured” means any insured party comprising the Parent or any its subsidiary companies.

“Insurance Proceeds Account” has the meaning given in the Senior Facilities Agreement.

“Security Agent” means Industrial and Commercial Bank of China (Macau) Limited in its capacity as trustee and/or security agent for the Secured Parties and includes its successors in that capacity.

“Secured Parties” means has the meaning given to it in the Senior Facilities Agreement.

“Senior Facilities Agreement” means the agreement so entitled dated 28 January 2013 between, amongst others, the Borrower, the Agent and the Security Agent, as amended, consolidated, supplemented, novated or replaced from time to time.

PART II

CONSTRUCTION PERIOD INSURANCES

MULTIPLE INSURED CLAUSE

(i)	Cover hereunder shall apply in the same manner and to the same extent as if individual contracts of reinsurance had been issued by the Reinsurer to each reinsured party provided that the total liability of the Reinsurer to all of the reinsured parties collectively shall not exceed the sums reinsured and any limits of indemnity including any inner limits set by memorandum or endorsement stated in the original policy.

(ii)	Any payment or payments by the Reinsurer to any one or more such reinsured parties shall reduce to the extent of that payment the Reinsurer’s liability to all such parties arising from any one event giving rise to a claim under the reinsurance and (if applicable) in the aggregate.

(iii)	The Reinsurer acknowledges that the Secured Parties and (in respect of third party liabilities) their respective officers, directors, employees, secondees and assigns are each additional reinsured parties under the contract of reinsurance and that the premium specified in the original policy as ceded to this Reinsurer provides consideration for their being reinsured parties.

(iv)	Neither the Security Agent nor any other of the Secured Parties shall be liable for the payment of any premium under the original policy or the contract of reinsurance although they may choose to pay the premium. This shall not relieve any other reinsured parties or insured parties from their obligations to pay any premium under the reinsurance or the original policy.

(v)	Save in the case of the Secured Parties, each of the reinsured parties will at all times preserve and enforce the various contractual agreements entered into by such reinsured party and the contractual remedies of such party in the event of Loss or Damage.

(vi)	The Reinsurer may be entitled to avoid liability to or (as may be appropriate) claim damages from any of the reinsured parties or any of the insured parties under the original policy in circumstances of fraud, misrepresentation, non-disclosure or breach of any warranty or condition of the reinsurance or the original policy committed by that reinsured party or insured party (other than where the first obligation to disclose or perform lies with parties other than the Secured Parties) (each referred to in this the reinsurance as a “Vitiating Act”).

(vii)	However (save as provided in this Multiple Insureds Clause) a Vitiating Act committed by one reinsured party or insured party shall not prejudice the right of indemnity of any other reinsured party or insured party who has an insurable interest and who has not committed a Vitiating Act.

(viii)	The Reinsurer waives all rights of subrogation or action which it may have or acquire against any reinsured or any insured party under the original policy except (save in the case of any Secured Party) where the rights of subrogation or recourse are acquired in consequence or otherwise following a Vitiating Act in which circumstances Reinsurers may enforce any such rights notwithstanding the continuing or former status of the vitiating party as a reinsured or an insured party.

LOSS PAYEE CLAUSE

Subject to the terms, definitions, warranties, exclusions, provisions and conditions contained or endorsed or otherwise expressed in this reinsurance, payments shall be made in respect of claims under the original policy as follows:

(a)	payments in respect of claims under Section 1 of the original policy for losses (together with any other related loss, whether or not suffered by the same Insured) equal or below HK Dollars 150,000,000 or its equivalent shall be agreed and payable to the Insured, unless the Security Agent has notified the Insurer that an Enforcement Notice has been delivered to the Borrower, in which case, they shall be agreed by and payable to the Security Agent or as it directs.

(b)	payments in respect of claims under Section 1 of the original policy for losses (together with any other related loss, whether or not suffered by the same Insured) exceeding HK Dollars 150,000,000 or its equivalent shall be agreed and payable to the Security Agent or as it directs.

(c)	payments in respect of claims under Section 2 of the original policy shall be made directly to the third party entitled to payment there under.

(d)	Notwithstanding any of the foregoing, any amounts of any kind payable to or in respect of any claim by any of the Group Insured shall be paid into the Insurance Proceeds Account or as the Security Agent may otherwise direct.

It is fully understood and agreed by each Group Insured that it is a condition to this reinsurance that payment in respect of any claim made directly to any reinsured party in accordance with the Loss Payee Clause shall absolve the Reinsurer from making any payments in respect of such claim to the ceding insurer or to the Group Insured or its receiver, assignee, trustee or successor and shall constitute a full discharge of all liability under the reinsurance in respect of such claim.

INTEREST OF OTHER PARTIES

The interest of the Secured Parties and any mortgagee or other party who has financial interest in the Property Insured or to whom legal rights may have been assigned or parties supplying property to the Insured under a hiring leasing or similar agreement is noted but only (in the case of the latter) to the extent that the reinsured party is required to include such interest. All sums paid as claims under the reinsurance shall, however, be made in accordance with the Loss Payee Clause.

PRIMARY INSURANCE

If at the time of any loss, damage, occurrence or liability giving rise to a claim under the reinsurance, other policy(ies) exist providing insurance against loss, damage, occurrence or liability to the Project as provided by the reinsurance effected jointly or severally by any of the reinsured or insured parties under the original policy, it is acknowledged that the original policy and the reinsurance shall be primary to, and receive no contribution from, such other insurance or reinsurance.

ALTERATION OF THE MATERIAL FACTS

If any change shall occur materially varying any of the circumstances disclosed to or known to the Reinsurer, the reinsured party shall as soon as reasonably practicable give notice of such change with full particulars thereof and take any precaution as circumstances may require.

In any situation where it may be alleged that there has been a failure by any reinsured party or any party to the original policy to advise material alterations or that there has been non-disclosure or misrepresentation of information originally supplied, neither the Reinsurer nor the original Insurer shall exercise any rights to avoid this Reinsurance or the original insurance if such non disclosure or misrepresentation was unintended and free of any fraudulent conduct or intent to deceive, and provided the same shall be advised to the original insurer in accordance with the original policy as soon as it shall become known. In no event will misrepresentation, non disclosure or failure to advise material facts by one party prejudice other parties who have not so acted.

DISCLOSURE

The Reinsurer acknowledges to the Secured Parties alone that (i) it has received adequate information in order to evaluate the risk of insuring the reinsured parties in respect of the risks hereby reinsured on the assumption that such information is not materially misleading, (ii) there is no information which has been relied on or is required by the Reinsurers in respect of its decision to co-insure the Secured Parties or their directors, officers, employees or agents, and (iii) in agreeing to enter into this reinsurance, the Reinsurer has not relied upon or taken into account any information supplied to it by any Secured Party. The acknowledgements provided by the Reinsurer in this clause shall have no effect on any rights that the Reinsurer might have had under or in relation to the reinsurance against any party (including the Borrower) other than the Secured Parties in the absence of such acknowledgements.

FRAUDULENT CLAIMS

If any claim be in any respect fraudulent or if any fraudulent means or devices shall be used by any of the reinsured parties or anyone acting on its/their behalf to obtain any benefit under this reinsurance or if any loss or damage shall be occasioned with the support of such reinsured party, the benefit under this reinsurance shall be forfeited in respect of the fraudulent party only.

MISCELLANEOUS

This endorsement overrides any conflicting provision in this reinsurance.

DEFINITIONS

For the purpose of this Endorsement, the following definitions will apply:

“Agent” means Deutsche Bank AG, Hong Kong Branch in its capacity as agent for the Finance Parties and includes its successors in that capacity.

“Borrower” means Studio City Company Limited.

“Finance Parties” has the meaning given in the Senior Facilities Agreement.

“Group Insured” means any insured party comprising the Parent or any of its subsidiary companies.

“Insurance Proceeds Account” has the meaning given in the Senior Facilities Agreement.

“Security Agent” means Industrial and Commercial Bank of China (Macau) Limited in its capacity as trustee and/or security agent for the Secured Parties and includes its successors in that capacity.

“Secured Parties” has the meaning given in the Senior Facilities Agreement.

“Senior Facilities Agreement” means the agreement so entitled dated 28 January 2013 between, amongst others, the Borrower, the Agent and the Security Agent, as amended, consolidated, supplemented, novated or replaced from time to time.

APPENDIX 5

FORM OF INSURANCE BROKER’S LETTER OF UNDERTAKING

To:	[ ] as Agent

[                     ] as Security Agent

[Date]

Dear	Sirs,

1.	We refer to Schedule 8 (Insurance) (the “Insurance Schedule”) to the Senior Facilities Agreement dated [•] between, amongst others, [•] and [relevant Group Insured] (the “Companies”) and the financial institutions referred to therein as Finance Parties, as amended, consolidated, supplemented, novated or replaced from time to time. Terms used herein shall bear the same meaning as in the Insurance Schedule. Any reference herein to a document being in substantially a specified form shall be construed as meaning such document being in the same form as the specified form save for the insertion of information left in blank or typographical errors.

2.	We, in our capacity as insurance brokers to the Companies, confirm that each Direct Insurance as required pursuant to Clause 1.1 of the Insurance Schedule is in full force and effect as of the date of this letter on and in respect of the risks set out in the Direct Insurances and that all premiums which are required to have been paid at the date hereof in respect of such Direct Insurances have been paid in full.

3.	We confirm that each Direct Insurance referred to in paragraph 2 above contains endorsements in substantially the form required by Appendix 3 (Form of Endorsements for Direct Insurances) to the Insurance Schedule.

4.	Pursuant to instructions received from the Companies, we confirm in respect of the Direct Insurances:

(a)	in the case of any such Direct Insurance, as and when the same is renewed, extended or replaced, and subject to market conditions current at the time of application for such renewal, extension or replacement, to use our best efforts to ensure that it complies with the requirements of the Insurance Schedule or such other requirements as you may reasonably approve in writing and that it contains endorsements in substantially the form required by Appendix 3 (Form of Endorsements for Direct Insurances) to the Insurance Schedule or in such other form as you may approve in writing;

(b)	to pay to the accounts specified or as otherwise required in the relevant loss payee clauses in the relevant policy documents without any set-off or deduction of any kind for any reason any and all proceeds from or other payments made pursuant to the Direct Insurances (including refunds of premiums) received by us from the insurers except as might otherwise be permitted in the relevant policy endorsement provisions or required by law or court order or as you may otherwise agree in writing;

(c)	to advise you:

(i)	as soon as practical upon our becoming aware of any actual or proposed:

(A)	cancellation or suspension of cover under any Direct Insurance;

(B)	reduction in limits or coverage or any increase in deductibles; and

(C)	termination prior to the original expiry date of any Direct Insurance;

(ii)	as soon as practical of any default in the payment of any premium for any of the Direct Insurances;

(iii)	at least 45 days prior to the expiry of any Direct Insurance if we have not received instructions to negotiate the renewal thereof from the Companies and/or any jointly insured parties or the agents of any such party and at least 5 Business Days prior to the expiry thereof if such Direct Insurance has not been renewed;

(iv)	if we receive instructions to negotiate the renewal of any Direct Insurance, the details of such instructions and, upon the renewal of such Direct Insurance, the terms of such renewal; and

(v)	of any act or omission of any event of which we have actual knowledge and which might invalidate or render unenforceable in whole or in part any of the Direct Insurances promptly upon our becoming aware of the same;

(d)	to disclose to you any fact, change of circumstance or occurrence material to the risks insured against under the Direct Insurances or which would result in any reduction in limits or alteration in coverage or increase in deductions or exclusions promptly upon our becoming aware of the same;

(e)	to notify you promptly following our becoming aware that we shall cease to act as insurance broker to the Companies; and

(f)	on your reasonable request and at your expense and subject to any legal, contractual or regulatory restrictions, to make those documents contained within our placing and claims files to which the Companies would be entitled to have access available to you or your Insurance Adviser at reasonable times and places, and to provide you with copies of any such documents.

5.	The above undertakings are given subject to our continuing appointment as insurance brokers to the Companies and in relation to the Direct Insurances and the handling of claims in relation to them.

6.	The contents of this letter may not be disclosed to any other party other than to any person:

(a)	to (or through) whom a Secured Party assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and/or obligations under the Finance Documents;

(b)	to (or through) whom a Secured Party enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, any of the Finance Documents or any Obligor; or

(c)	to whom all or any contents of this letter may be required to be disclosed by any applicable law or pursuant to any regulatory or stock exchange requirement

(a “Third Party”) and, in the event that it is disclosed to a Third Party, any and all liability howsoever arising to such Third Party is hereby expressly excluded. No person except the Finance Parties has any rights arising out of this letter under the Contracts (Rights of Third Parties) Act 1999.

7.	Our aggregate liability to you for any and all matters arising from this letter and the contents thereof shall in any and all events be limited to the sum of US$1,000,000 (or its equivalent in other currencies) and confined to direct losses in contract. Any and all other liability including but not limited to liability in tort and liability for consequential losses is hereby expressly excluded. Notwithstanding the foregoing, nothing in this letter shall serve to limit our liability for death or personal injury caused by our negligence.

8.	This letter shall be governed and construed in accordance with the laws of England and any disputes arising in connection with this letter shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with the said Rules. The arbitration shall take place in Hong Kong and shall be conducted in English. The arbitration award shall be binding upon both parties.

9.	We hereby acknowledge that you and the other Secured Parties may have a direct or indirect interest in the Direct Insurances but we hereby declare that we owe you no duty of care except as set out in this letter and by countersigning this letter you and the other Secured Parties agree to this declaration.

10.	The Borrower has agreed to our giving you this letter, and it has signed below to signify this.

11.	Please countersign and return a copy of this letter to indicate that you accept its terms, failing which neither you nor the other Secured Parties should rely upon the contents of this letter.

12.	By signing you also warrant that you have authority to and do so bind yourself and the other Secured Parties for whom you are Agent or Security Agent to the terms of this letter.

13.	Save as provided in this letter, it is to be understood by you and the other Secured Parties that they may not rely on any advice which we have given to the Borrower, and, save as set out herein, we do not represent that the Direct Insurances are suitable or sufficient to meet the needs of the Secured Parties, who must take such additional steps and advice of their own as they consider necessary in order to protect their own position.

Yours faithfully,

name of insurance broker

Borrower

[•]

By:
Name:

Date:

Agent
[•]

By:
Name:

Date:

Security Agent
[•]

By:
Name:

Date:

APPENDIX 6

FORM OF REINSURANCE BROKER’S LETTER OF UNDERTAKING

To:	[ ] as Agent

[                     ] as Security Agent

[Date]

Dear Sirs,

1.	We refer to Schedule 8 (Insurance) (the “Insurance Schedule”) to the Senior Facilities Agreement dated [•] between, amongst others, [•] and [relevant Group Insured] (the “Companies”) and the financial institutions referred to therein as Finance Parties, as amended, consolidated, supplemented, novated or replaced from time to time. Terms used herein shall bear the same meaning as in the Insurance Schedule. Any reference herein to a document being in substantially a specified form shall be construed as meaning such document being in the same form as the specified form save for the insertion of information left in blank or typographical errors.

2.	We, in our capacity as reinsurance brokers to [•] (the “Direct Insurer”), confirm that facultative reinsurance of each Direct Insurance (other than those indicated by you) as required pursuant to Clause 1.2 of the Insurance Schedule are in full force and effect as of the date of this letter on and in respect of the risks set out in the Reinsurances and that all premiums which are required to have been paid at the date hereof in respect of such Reinsurances have been paid in full and such Reinsurances are placed with reinsurers and underwriters whose identities we have disclosed to you and whom we in good faith believe to be reputable and financially sound.

3.	We confirm that each Reinsurance referred to in paragraph 2 above contains endorsements in substantially the form required by Appendix 4 (Form of Endorsements for Reinsurances) to the Insurance Schedule.

4.	Pursuant to instructions received from the Direct Insurer, we confirm in respect of the Reinsurances:

(a)	in the case of any such Reinsurance, as and when the same is renewed, extended or replaced, and subject to market conditions current at the time of application for such renewal, extension or replacement, to use our best efforts to ensure that it complies with the requirements of the Insurance Schedule or such other requirements as you may reasonably approve in writing and that it contains endorsements in substantially the form required by Appendix 4 (Form of Endorsements for Reinsurances) to the Insurance Schedule or in such other form as you may approve in writing;

(b)	to pay to the accounts specified or as otherwise required in the relevant loss payee clauses in the relevant policy documents without any set-off or deduction of any kind for any reason any and all proceeds from or other payments made pursuant to the Reinsurances (including refunds of premiums) received by us from the reinsurers except as might otherwise be permitted in the relevant policy endorsement provisions or required by law or court order or as you may otherwise agree in writing;

(c)	to advise you:

(i)	as soon as practical upon our becoming aware of any actual or proposed:

(A)	cancellation or suspension of cover under any Reinsurance;

(B)	reduction in limits or coverage or any increase in deductibles; and

(C)	termination prior to the original expiry date of any Reinsurance;

(ii)	as soon as practical of any default in the payment of any premium for any of the Reinsurances;

(iii)	at least 45 days prior to the expiry of any Reinsurance if we have not received instructions to negotiate the renewal thereof from the Direct Insurer and/or any jointly insured parties or the agents of any such party and at least 5 Business Days prior to the expiry thereof if such Reinsurance has not been renewed;

(iv)	if we receive instructions to negotiate the renewal of any Reinsurance, the details of such instructions and, upon the renewal of such Reinsurance, the terms of such renewal; and

(v)	of any act or omission or any event of which we have knowledge and which might invalidate or render unenforceable in whole or in part any of the Reinsurances promptly upon our becoming aware of the same;

(d)	to disclose to you any fact, change of circumstance or occurrence material to the risks insured against under the Reinsurances or which would result in any reduction in limits or alteration in coverage or increase in deductions or exclusions promptly upon our becoming aware of the same;

(e)	to notify you promptly following our becoming aware that we shall cease to act as reinsurance broker to the Direct Insurer; and

(f)	on your reasonable request and at your expense and subject to any legal, contractual or regulatory restrictions, to make those documents contained within our placing and claims files to which the Direct Insurer would be entitled to have access available to you or your Insurance Adviser at reasonable times and places, and to provide you with copies of any such documents.

5.	The above undertakings are given subject to our continuing appointment as reinsurance brokers to the Direct Insurer and in relation to the Reinsurances and the handling of claims in relation to them.

6.	The contents of this letter may not be disclosed to any other party other than to any person:

(a)	to (or through) whom a Secured Party assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and/or obligations under the Finance Documents;

(b)	to (or through) whom a Secured Party enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or any Obligor; or

(c)	to whom all or any contents of this letter may be required to be disclosed by any applicable law or pursuant to any regulatory or stock exchange requirement

(a “Third Party”) and, in the event that it is disclosed to a Third Party, any and all liability howsoever arising to such Third Party is hereby expressly excluded. No person except the Finance Parties has any rights arising out of this letter under the Contracts (Rights of Third Parties) Act 1999.

7.	Our aggregate liability to you for any and all matters arising from this letter and the contents thereof shall in any and all events be limited to the sum of US$1,000,000 (or its equivalent in other currencies) and confined to direct losses in contract. Any and all other liability including but not limited to liability in tort and liability for consequential losses is hereby expressly excluded. Notwithstanding the foregoing, nothing in this letter shall serve to limit our liability for death or personal injury caused by our negligence.

8.	This letter shall be governed and construed in accordance with the laws of England and any disputes arising in connection with this letter shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with the said Rules. The arbitration shall take place in Hong Kong and shall be conducted in English. The arbitration award shall be binding upon both parties.

9.	We hereby acknowledge that you and the other Secured Parties may have a direct or indirect interest in the Reinsurances but we hereby declare that we owe you no duty of care except as set out in this letter and by countersigning this letter you and the other Secured Parties agree to this declaration.

10.	The Borrower has agreed to our giving you this letter, and it has signed below to signify this.

11.	Please countersign and return a copy of this letter to indicate that you accept its terms, failing which neither you nor the other Secured Parties should rely upon the contents of this letter.

12.	By signing you also warrant that you have authority to and do so bind yourself and the other Secured Parties for whom you are Agent to the terms of this letter.

13.	Save as provided in this letter, it is to be understood by you and the other Secured Parties that they may not rely on any advice which we have given to the Borrower, and, save as set out herein, we do not represent that the Reinsurances are suitable or sufficient to meet the needs of the Secured Parties, who must take such additional steps and advice of their own as they consider necessary in order to protect their position.

Yours faithfully,

name of reinsurance broker

Borrower

[•]

By:
Name:

Date:

Agent
[•]

By:
Name:

Date:

Security Agent
[•]

By:
Name:

Date:

SCHEDULE 9

EVENTS OF DEFAULT AND REVIEW EVENTS

PART I

EVENTS OF DEFAULT

1.	Non-payment

An Obligor or Grantor does not pay on the due date any amount payable by it pursuant to a Finance Document to which it is a party at the place at and in the currency in which it is expressed to be payable unless its failure to pay is caused by administrative or technical error or a Disruption Event and payment is made within three Business Days of its due date.

2.	Financial covenants and other obligations

(a)	An Obligor does not comply with the requirements of:

(i)	paragraph 2.2(a) to (d) (Financial condition) of Schedule 6 (Covenants) (following the application of paragraph 2.4 (Equity Cure) of Schedule 6 (Covenants) (to the extent applicable)); or

(ii)	Clause 3.32 (Completion Support) of Schedule 6 (Covenants) or clause 3 (Completion Support) of the Completion Support Agreement.

(b)	The long-term unsecured and non credit-enhanced debt rating of the issuer of any Completion Support Letter of Credit falls below A– by S&P or Fitch Ratings or A3 by Moody’s or a comparable rating from an internationally recognised credit rating agency and is not replaced and the Completion Support Letter of Credit is not replaced within 10 Business Days of such downgrade with one or more Completion Support Letters of Credit issued by issuers with a long-term unsecured and non credit-enhanced debt rating of at least A– by S&P or Fitch Ratings or A3 by Moody’s and/or cash collateral in an amount which, together with the amounts of any replacement Completion Support Letters of Credit is equal to the amount of the relevant Completion Support Letter of Credit, is deposited into one or more accounts (within 10 Business Days of such downgrade) over which Security in favour of the Security Agent is granted in form and substance substantially similar to any fixed first ranking account Transaction Security or otherwise in form and substance reasonably satisfactory to the Security Agent.

3.	Other obligations

(a)	An Obligor or a Grantor does not comply with any provision of the Finance Documents (other than those referred to in paragraph 1 (Non-payment) and paragraph 2 (Financial covenants and other obligations)) above.

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 days of the Agent giving notice to the Parent, Obligor or Grantor (with a copy to the Parent) or the Parent, an Obligor or a Grantor becoming aware of the failure to comply.

4.	Misrepresentation

(a)	Any representation or statement made or deemed to be made by an Obligor or Grantor in the Finance Documents to which it is a party or any other document delivered by or on behalf of any Obligor or Grantor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

(b)	No Event of Default under paragraph (a) above will occur if the misrepresentation is capable of remedy and is remedied within thirty days of the earlier of the Agent giving notice to the relevant Obligor or Grantor and the relevant Obligor or Grantor becoming aware of the failure to comply.

5.	Cross default

(a)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).

(d)	Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness (other than Subordinated Debt) of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

No Event of Default will occur under this paragraph 5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than an amount of US$10,000,000 (or its equivalent in other currencies).

6.	Insolvency

(a)	An Obligor or Grantor is unable or admits inability to pay its debts as they fall due or is deemed or declared to be unable to pay its debts under applicable law or by reason of actual or anticipated financial difficulties, suspends or threatens to suspend making payments on any of its debts or commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor or Grantor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Obligor or Grantor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

7.	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or formal step is taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Grantor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Obligor or Grantor;

(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or Grantor or any of its assets (other than assets that are in any way part of any Joint Venture and which do not form part of, and are not otherwise necessary for the operation of, the Project); or

(iv)	enforcement of any Security over any assets (other than assets that are in any way part of any Joint Venture and which do not form part of, and are not otherwise necessary for the operation of, the Project) of any Obligor or Grantor (other than any Sponsor or Direct Insurer), or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) shall not apply to:

(i)	any winding-up petition in a jurisdiction other than the Macau SAR which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement or, if earlier, the date on which it is advertised; or

(ii)	any winding-up petition in the Macau SAR which is frivolous or vexatious (or any determination in respect of such frivolous or vexatious petition) and which is discharged, stayed or dismissed within 60 days of the date of notification of commencement of proceedings in respect of such petition or the date of publication of such determination in the Official Gazette of the Macau SAR, as applicable (provided that the relevant Obligor or Grantor has within 10 days of any such notification or publication challenged that commencement or determination, as the case may be, in the relevant courts of the Macau SAR).

8.	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of any Obligor (other than assets that are in any way part of any Joint Venture and which do not form part of, and are not otherwise necessary for the operation of, the Project) having an aggregate value of at least an amount of:

(a)	prior to the Completion Support Release Date, US$5,000,000 (or its equivalent in other currencies); or

(b)	on or after Completion Support Release Date, US$10,000,000 (or its equivalent in other currencies);

and (in each case) is not discharged within 30 days.

9.	Unlawfulness and invalidity

(a)	It is or becomes unlawful for a Grantor or any Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Subordination Deed is or becomes unlawful.

(b)	Any obligation or obligations of a Grantor or any Obligor under any of the Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable.

(c)	Any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created or expressed to be created under the Subordination Deed (including the subordination of any Sponsor Group Loans and other Subordinated Debt) is not or ceases to be legal, valid, binding, enforceable or effective or in either case, is alleged by a party to it (other than a Finance Party) to be ineffective.

10.	Major Project Documents

(a)	Any Obligor breaches or defaults in any respect any term, condition, provision, covenant, representation or warranty contained in any Major Project Document (other than the Services and Right to Use Agreement, the Reimbursement Agreement and the Amended Land Concession) which would reasonably be expected to have a Material Adverse Effect and such breach or default shall continue unremedied for, or is not waived in full within, 30 days (provided that if the relevant Obligor is diligently pursuing action to remedy the breach or default and it is of a nature that is capable of being remedied, such breach or default shall continue for 60 days), in each case, after the earlier of:

(i)	any Obligor becoming aware of such breach or default; and

(ii)	receipt by the Parent of notice from the Agent of such breach or default.

(b)	Any Major Project Participant breaches or defaults in any term, condition, provision, covenant, representation or warranty contained in any Major Project Documents (other than the Services and Right to Use Agreement, the Reimbursement Agreement and the Amended Land Concession and, solely during the period prior to the First Utilisation, any Major Construction Contract (for the avoidance of doubt, on and following the First Utilisation each Major Construction Contract will be subject to the terms of this paragraph (b))) or any Direct Agreement referred to in paragraph (c) of the definition of “Direct Agreement” set out in Clause 1.1 (Definitions) (being a “Specified Direct Agreement”) and such breach or default shall continue unremedied for 30 days after the earlier of:

(i)	any Obligor becoming aware of such breach or default; and

(ii)	receipt by the Parent of notice from the Agent of such breach or default,

and such breach or default could reasonably be expected to have a Material Adverse Effect.

(c)	Any Major Project Document (other than the Services and Right to Use Agreement, the Reimbursement Agreement and the Amended Land Concession) or any Specified Direct Agreement is terminated or cancelled, becomes invalid or illegal or otherwise ceases to be in full force and effect prior to its stated expiration date provided that the occurrence of any of the foregoing events with respect to any Major Project Document (other than the Amended Land Concession or the Services and Right to Use Agreement or the Reimbursement Agreement) or any Specified Direct Agreement shall constitute an Event of Default under this paragraph (c) only if the same could reasonably be expected to have a Material Adverse Effect and the same shall continue unremedied for 30 days after the earlier of:

(i)	any Obligor becoming aware of such breach or default; and

(ii)	receipt by the Parent of notice from the Agent of such breach or default.

(d)	Provided that in the case of any such Major Project Document (other than the Services and Right to Use Agreement, the Reimbursement Agreement and the Amended Land Concession) or any Specified Direct Agreement, if the occurrence is not the result of the breach or default by an Obligor in any material respect of any term, condition, provision, covenant, representation or warranty, then no Event of Default shall be deemed to have occurred as a result thereof under paragraph (b) or (c) if the Obligor provides written notice to the Agent immediately upon (but in no event more than 21 days after) the Obligor becoming aware of such occurrence that it intends to replace such Major Project Document and:

(A)	the Obligor obtains a replacement counterparty or counterparties for the affected party;

(B)	the Obligor enters into a replacement Major Project Document (or, as the case may be, Specified Direct Agreement) within 75 (or, where it occurred in respect of a Major Construction Contract solely during the period prior to First Utilisation, 90) days of such occurrence; and

(C)	such occurrence, after considering any replacement counterparty and replacement Major Project Document (or, as the case may be, Specified Direct Agreement) and the time required to implement such replacement, has not had and would not reasonably be expected to have a Material Adverse Effect.

(e)	Any Major Project Participant (during the period prior to the First Utilisation) breaches or defaults in any term, condition, provision, covenant, representation or warranty contained in any Major Construction Contract and such breach or default shall continue unremedied for:

(i)	(other than any breach or default referred to in sub-paragraph (ii) below) 90 days after the earlier of:

(A)	any Obligor becoming aware of such breach or default; and

(B)	receipt by the Parent of notice from the Agent of such breach or default; or

(ii)	in respect of any breach or default under a Major Construction Contract which may be subsisting as at the date of this Agreement (if any), 90 days after the date of this Agreement,

and such breach or default could reasonably be expected to have a Material Adverse Effect provided that, if the occurrence is not the result of the breach or default by an Obligor in any material respect of any term, condition, provision, covenant, representation or warranty, then no Event of Default shall be deemed to have occurred as a result of thereof if the Obligor provides written notice to the Agent immediately upon (but in no event more than 21 days after) the Obligor becoming aware of such occurrence that it intends to replace, terminate, amend, waive, vary or modify such Major Construction Contract and:

(A)	the Obligor obtains a replacement counterparty or counterparties for the affected party or effects such termination, amendment, waiver, variation or modification of such Major Construction Contract;

(B)	the Obligor enters into a replacement Major Construction Contract or effects such termination, amendment, waiver, variation or modification of such Major Construction Contract within 90 days of such occurrence; and

(C)	such occurrence, after considering any replacement counterparty and replacement Major Project Document (or, as the case may be, such termination, amendment, waiver, variation or modification of such Major Construction Contract) and the time required to implement such replacement or such termination, amendment, waiver, variation or modification of such Major Construction Contract, has not had and could not reasonably be expected to have a Material Adverse Effect.

11.	Amended Land Concession and Gaming Subconcession

(a)	Pursuant to Article Three of the Amended Land Concession, the Macau SAR imposes a fine on Propco for failing to complete development of the Site by the end of the development period for the Site unless:

(i)	the Macau SAR concurrently or, in any event, within 30 days from the date of imposition of the fine extends (in form and substance reasonably satisfactory to the Agent) the period by which completion of the development of the Site must occur;

(ii)	Propco concurrently or, in any event, within 30 days from the date of imposition of the fine provides (in form and substance reasonably satisfactory to the Agent) (including, without limitation, a long-stop date by which the Macau SAR will approve or reject such application for extension)) evidence that the Macau SAR is continuing to consider the application for extension of the development period for the Site (save that it shall be an Event of Default where the Macau SAR either rejects, or does not respond to, such extension request on or prior to that long-stop date);

(iii)	the notice from the Macau SAR imposing the fine or such other written notices confirm(s) (in form and substance reasonably satisfactory to the Agent) that the Macau SAR does not intend to take any measures seeking termination of the Amended Land Concession relative to that portion of the Site comprising the Project for failure to comply with such development obligation;

(iv)	Propco, within 21 days of the date of the notice from the Macau SAR imposing the fine or (if Propco has taken any administrative and/or judicial action which has had the effect of suspending the imposition of the fine, but that suspension has ceased to apply) the date on which such suspension ceases to apply, provides a report addressed to and capable of being relied upon by the Agent (for and on behalf of the Finance Parties) from the Technical Adviser in which the Technical Adviser reasonably determines that (based on its experience, familiarity with and review of the Project and the Phase II Project and the information and project schedule provided by Propco and the relevant contractors and having regard to any measures for expediting or accelerating the progress of the works) the practical completion of the development of the Site in accordance with the Amended Land Concession is reasonably likely to occur on or before, or has occurred on or before, the last day of a period of 120 days commencing on the date of the notice from the Macau SAR imposing the fine provided that, if Propco has taken any administrative and/or judicial action which has had the effect of suspending the imposition of the fine but such suspension has ceased to apply, the period of such suspension will not be deemed to be part of such period;

(v)	Propco, within 30 days from the date of the notice from the Macau SAR imposing the fine, takes any administrative and/or judicial action which has the effect of suspending the imposition of the fine (save that it shall be an Event of Default where, following such action, that suspension ceases to apply for whatever reason and Propco does not provide the documentation referred to in sub-paragraph (iv) above within 14 days of that suspension ceasing to apply).

(b)	After notice of the imposition of a fine by the Macau SAR on Propco, pursuant to Article Three of the Amended Land Concession, for Propco failing to comply with any of the terms set forth in paragraph 3 of Article Two of the Amended Land Concession unless:

(i)	prior to the end of a period of 90 days after the date of imposition of the fine, Propco complies with the obligations set forth in paragraph 3 of Article Two of the Amended Land Concession;

(ii)	the notice from the Macau SAR imposing the fine or such other written notices confirm(s) (in form and substance reasonably satisfactory to the Agent) that the Macau SAR does not intend to take any measures seeking termination of the Amended Land Concession relative to that portion of the Site comprising the Project for failure to comply with such submission obligations;

(iii)	the Macau SAR within a period of 90 days after notice of such imposition extends (in form and substance reasonably satisfactory to the Agent) the relevant period for compliance with paragraph 3 of Article Two of the Amended Land Concession;

(iv)	Propco concurrently, or in any event within 90 days after notice of such imposition, provides (in form and substance reasonably satisfactory to the Agent) (including without limitation, a long-stop date by which the Macau SAR will approve or reject such application for extension) evidence that the Macau SAR is continuing to consider the application for extension of the relevant period for compliance with paragraph 3 of Article 2 of the Amended Land Concession (save that it shall be an Event of Default where the Macau SAR either rejects, or does not respond to, such extension request on or prior to that long-stop date); or

(v)	Propco, on or before the date falling 90 days after the date of imposition of the fine takes any administrative and/or judicial action which has the effect of suspending the imposition of the fine (save that it shall be an Event of Default where, following such action, that suspension ceases to apply for whatever reason).

(c)	The Macau SAR, pursuant to article 94 or article 95 of the Code of Administrative Procedure of the Macau SAR, notifies Propco of its intent to terminate the Amended Land Concession relative to that portion of the Site comprising the Project, and assigns a term for Propco to submit its position on the intended termination or sets a hearing for the same purpose.

(d)	The Amended Land Concession is terminated or rescinded.

(e)	The Gaming Subconcession is terminated or rescinded without further judicial or administrative appeal being permitted or the Macau SAR takes any formal measure seeking termination of the Gaming Subconcession.

12.	Permits

(a)	Any Obligor fails to observe, satisfy or perform, or there is a violation or breach of, any of the terms, provisions, agreements, covenants or conditions attaching to or under the issuance to such person of any Permit or any such Permit or any provision thereof is suspended, revoked, cancelled, terminated or materially and adversely modified or fails to be in full force and effect or any Governmental Authority challenges or seeks to revoke any such Permit if such failure to perform, violation, breach, suspension, revocation, cancellation, termination, modification, failure to be in full force and effect, challenge or seeking revocation would reasonably be expected to have a Material Adverse Effect.

(b)	For the avoidance of doubt, paragraph (a) above does not apply in relation to any Permit required solely in respect of a Joint Venture or which is otherwise not required for, and is not otherwise necessary for the operation of, the Project or the Phase II Project.

13.	Project completion

(a)	A Forecast Funding Shortfall occurs and continues for 30 Business Days without being cured.

(b)	The Opening Date is not achieved by the Opening Long Stop Date or, where a Completion Plan has been submitted and approved, the opening date specified in the Completion Plan is not achieved by the opening long stop date as specified in the Completion Plan.

(c)	The Construction Completion Date is not achieved by the Construction Completion Long Stop Date or, where a Completion Plan has been submitted and approved, the construction completion date specified in the Completion Plan is not achieved by the construction completion long stop date as specified in the Completion Plan.

(d)	The Technical Adviser reasonably determines (based on its experience, familiarity with and review of the Project and the information and schedule provided by the Borrower and the relevant Contractors and having regard to any measures for expediting or accelerating the progress of the Project Works), that either:

(i)	the Opening Date is not likely to occur on or prior to the Opening Long Stop Date or, as the case may be, the opening date specified in the Completion Plan is not likely to occur on or prior to the opening long stop date specified in the Completion Plan; or

(ii)	the Construction Completion Date is not likely to occur on or prior to the Construction Completion Long Stop Date or, as the case may be, the construction completion date specified in the Completion Plan is not likely to occur on or prior to the construction completion long stop date specified in the Completion Plan, and the Borrower is not able, within 7 days of the Technical Advisor reaching its determination, to demonstrate that:

(i)	the Opening Date will occur on or prior to the Opening Long Stop Date or (as the case may be) the opening date specified in the Completion Plan will occur on or prior to the opening long stop date specified in the Completion Plan; or

(ii)	the Construction Completion Date will occur on or prior to the Construction Completion Long Stop Date or (as the case may be) the construction completion date specified in the Completion Plan will occur on or prior to the construction completion long stop date specified in the Completion Plan.

(e)	Propco or the Borrower abandons all or a material part of the Project (or otherwise ceases to pursue it).

(f)	Substantial loss or destruction of all or substantially all of the Project.

(g)	Any Construction Cost Drawstop continues for more than three consecutive Months from the date the Agent becomes aware of such event.

14.	Insurance

Any insurance or reinsurance policy required by Schedule 8 (Insurance) or any other provision of this Agreement, or any endorsement required by this Agreement to be made thereon, is not maintained in full force and effect in accordance therewith (or, in respect of any such endorsement, the terms thereof are not complied with) provided that if the occurrence is not the result of the breach or default by an Obligor in any material respect of any material term, condition, provision, covenant, representation or warranty, then no Event of Default shall be deemed to have occurred as a result thereof under this paragraph if the Parent provides written notice to the Agent immediately upon (but in no event more than 21 days after) the Borrower becoming aware of such occurrence that it intends to replace the relevant insurance or new reinsurance policy and:

(A)	the relevant Obligor obtains a replacement insurance or new reinsurance policy which complies with the requirements of this Agreement (including Schedule 8 (Insurance));

(B)	the relevant Obligor enters into such replacement insurance or new reinsurance policy within 75 days of such occurrence; and

(C)	such occurrence, after considering any replacement insurance or new reinsurance policy and the time required to implement such replacement, has not had and would not reasonably be expected to have a Material Adverse Effect.

15.	Cessation of Business

Any Obligor suspends or ceases to carry on all or substantially all of the Project.

16.	Change of Control

A Change of Control occurs.

17.	Audit qualification

The Auditors of the Parent qualify the audited annual consolidated financial statements of the Parent with a “going concern” or like qualification or exception or any other qualification arising out of the scope of their audit or any qualification which the Agent reasonably considers to be material.

18.	Expropriation

The authority or ability of Propco, Hotelco or SCE or the Obligors taken as a whole (other than in respect of any business solely related to any Joint Venture or any assets that otherwise relate to or are in any way part of the foregoing and which are not otherwise necessary for the operation of, the Project) to conduct its or their business or operation (or a material part thereof), pursue the Project or enjoy the use of all or any material part of its or their assets is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action (including as a result of any change in (or in the interpretation, administration or application of), or the introduction of, any Legal Requirement) by or on behalf of any Governmental Authority in relation to any Obligor or any of its assets and, in the case of any such seizure, expropriation, intervention, restriction or other action which is capable of remedy, such seizure, expropriation, intervention, restriction or other action or the effects thereof, are not remedied, removed or stayed within 45 days of the occurrence of such seizure, expropriation, intervention, restriction or other action.

19.	Repudiation and rescission of agreements

(a)	A Grantor or an Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

(b)	Any party to any Major Project Documents or any Specified Direct Agreement (such term having the meaning given thereto in paragraph 10(b) above rescinds or purports to rescind or repudiates or purports to repudiate any such Major Project Document or Specified Direct Agreement in whole or in part where to do so has or could have a Material Adverse Effect, provided that in the case of any rescission or repudiation (or any purported rescission or repudiation) by a Major Project Participant in relation to a Major Project Document (other than the Amended Land Concession, the Services and Right to Use Agreement or the Reimbursement Agreement) or any Specified Direct Agreement and such rescission or repudiation (or purported rescission or repudiation) is not the result of the breach or default by an Obligor in any material respect of any material term, condition, provision, covenant, representation or warranty, then no Event of Default shall be deemed to have occurred as a result thereof under this paragraph (b) if the Parent provides written notice to the Agent promptly upon (but in no event more than 21 days after) the Parent becoming aware of such occurrence that it intends to replace such Major Project Participant and Major Project Document (or, as the case may be, such Specified Direct Agreement) and:

(i)	the relevant Obligor (or other Obligor) obtains a counterparty or counterparties for the affected party;

(ii)	the relevant Obligor (or other Obligor) enters into a replacement Major Project Document or Specified Direct Agreement within 75 days of such occurrence; and

(iii)	such occurrence, after considering any replacement obligor and replacement Major Project Document or Specified Direct Agreement and the time required to implement such replacement, has not had and would not reasonably be expected to have a Material Adverse Effect.

20.	Judgments and litigation

(a)	One or more judgments or decrees are entered against any Obligor involving in aggregate, a liability in an amount equal to or in excess of:

(i)	prior to the Completion Support Release Date, US$5,000,000 (or its equivalent in other currencies); or

(ii)	on or after Completion Support Release Date, US$10,000,000 (or its equivalent in other currencies),

all of which have not been vacated, discharged, stayed or appealed within 30 days from the entry thereof and which, if adversely determined, would have a Material Adverse Effect.

(b)	Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings are commenced or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any Obligor or its assets which has or would reasonably be expected to have a Material Adverse Effect.

21.	Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

22.	High Yield Notes

An event of default (howsoever described) occurs under or in respect of the High Yield Notes.

23.	Services and Right to Use Agreement

(a)	Melco Crown Gaming suspends performance of its obligations under each of the Services and Right to Use Agreement and the Reimbursement Agreement for more than 7 days.

(b)	The Services and Right to Use Agreement or the Reimbursement Agreement is terminated, becomes invalid or illegal or otherwise ceases to be in full force and effect prior to its stated termination.

24.	Review Event of Default

The Agent is instructed by the Majority Lenders, following a vote being sought by the Agent in accordance with Clause 24.3(c) (Effect of Review Event), that a Review Event of Default shall have occurred and gives notice accordingly in accordance with Clause 24.3(c) (Effect of Review Event) or the Agent issues written notice to the Borrower as contemplated by Clause 24.3(e) (Effect of Review Event).

25.	Phase II

(a)	At any time, the Technical Adviser determines that the Phase II Fully Funded Plan (as approved by the Majority Lenders) is not being complied with or the construction completion long stop date agreed as part of the Phase II Fully Funded Plan is not likely to be met or the in-balance test agreed for the Phase II Project cannot be met.

(b)	The construction, development or operation of the Phase II Project has a material adverse effect on the Project.

PART II

REVIEW EVENTS

1.	Qualifying Phase II Plan

The Borrower fails to submit a Qualifying Phase II Plan, certified by the Technical Adviser (such certification confirming, amongst other things, that it meets the residual development obligation set out in the Amended Land Concession, and is capable of completion (and can be completed) prior to the expiry of the development period set out in the Amended Land Concession (in each case, as the same may be amended or extended from time to time), by 30 April 2017 unless the Borrower has, prior to such date, delivered a Phase II Fully Funded Plan that has been approved by the Majority Lenders.

2.	Information on Qualifying Phase II Plan

To the extent that a Qualifying Phase II Plan is required to be and has been submitted pursuant to paragraph 1 above, the Borrower fails to provide any information reasonably requested by the Technical Adviser to facilitate its ongoing monitoring of the Qualifying Phase II Plan or to enable the Technical Adviser to provide a quarterly certificate confirming that it has no reason to believe that the then current construction schedule relating to the Phase II Project is not accurate, cannot be completed by the expiry of the development period set out in the Amended Land Concession and/or cannot meet the development obligations set out in the Amended Land Concession (in each case, as the same may be amended or extended from time to time).

3.	Compliance with Qualifying Phase II Plan

To the extent that a Qualifying Phase II Plan is required to be and has been submitted pursuant to paragraph 1 above, at any time, the Technical Adviser determines that the Qualifying Phase II Plan is not likely to be completed by the expiry of the development period under the Amended Land Concession or does not meet the development obligation requirements under the Amended Land Concession (in each case, as the same may be amended or extended from time to time).

SCHEDULE 10

FORM OF TRANSFER CERTIFICATE AND FINANCE PARTY ACCESSION UNDERTAKING

To:	[•] as Agent and [•] as Security Agent

From: [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Studio City Company Limited and others – HK$10,855,880,000 Senior Facilities Agreement dated [•] January 2013 (the “Senior Facilities Agreement”)

1.	We refer to the Senior Facilities Agreement. This agreement (the “Agreement”) shall take effect as a Transfer Certificate and Finance Party Accession Undertaking for the purpose of the Senior Facilities Agreement. Terms defined in the Senior Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 25.5 (Procedure for transfer) of the Senior Facilities Agreement:

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 25.5 (Procedure for transfer).

(b)	The Existing Lender transfers by novation to the New Lender all the rights of the Existing Lender under the Onshore Security Documents and in respect of the Transaction Security created or expressed to be created thereunder which correspond to that portion of the Existing Lender’s Commitment, rights and obligations referred to (if any) under the Onshore Security Documents in the Schedule.

(c)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment, rights and obligations referred to (if any) under the Onshore Security Documents in the Schedule.

(d)	The proposed Transfer Date is [•].

(e)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 39.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders).

4.	The new Lender confirms that it [is]/[is not] a Non-Acceptable L/C Lender.

5.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

6.	This Agreement and any non-contractual obligations arising out of or in connection with it is governed by and construed in accordance with English law.

The execution of this Transfer Certificate and Finance Party Accession Undertaking may not entitle the New Lender to a proportionate share of the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as a Transfer Certificate and Finance Party Accession Undertaking for the purposes of the Senior Facilities Agreement by the Agent, and the Transfer Date is confirmed as [•].

[Agent]

By:

SCHEDULE 11

FORM OF ASSIGNMENT AGREEMENT AND FINANCE PARTY ACCESSION UNDERTAKING

To:	[•] as Agent and [•] as Security Agent

From: [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Studio City Company Limited and others – HK$10,855,880,000 Senior Facilities Agreement dated [•] January 2013 (the “Senior Facilities Agreement”)

1.	We refer to the Senior Facilities Agreement. This is an Assignment Agreement and Finance Party Accession Undertaking. This agreement (the “Agreement”) shall take effect as an Assignment Agreement and Finance Party Accession Undertaking for the purpose of the Senior Facilities Agreement.

2.	We refer to Clause 25.6 (Procedure for assignment) of the Senior Facilities Agreement:

(a)	The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Onshore Security Documents and in respect of the Transaction Security created or expressed to be created thereunder which correspond to that portion of the Existing Lender’s Commitment, rights and obligations referred to (if any) under the Onshore Security Documents in the Schedule.

(b)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment, rights and obligations referred to (if any) under the Onshore Security Documents in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [•].

4.	On the Transfer Date the New Lender becomes:

(a)	party to the Finance Documents as a Lender; and

(b)	[other relevant agreements in other relevant capacity].

5.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders).

6.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 39.2 (Addresses) are set out in the Schedule.

7.	The new Lender confirms that it [is]/[is not] a Non-Acceptable L/C Lender.

8.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9.	This Agreement and any non-contractual obligations arising out of or in connection with it is governed by and construed in accordance with English law.

10.	This Agreement has been [executed and delivered as a deed] [entered into] on the date stated at the beginning of this Agreement.

The execution of this Assignment Agreement and Finance Party Accession Undertaking may not entitle the New Lender to a proportionate share of the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as an Assignment Agreement and Finance Party Accession Undertaking for the purposes of the Senior Facilities Agreement by the Agent, and the Transfer Date is confirmed as [•].

[Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.]

[Agent]

By:

[Security Agent]

By:

SCHEDULE 12

FORM OF ACCESSION LETTER

To:	[•] as Agent

From: [Subsidiary] and Studio City Company Limited

Dated:

Dear Sirs

Studio City Company Limited and others – HK$10,855,880,000 Senior Facilities Agreement dated [•] January 2013 (the “Senior Facilities Agreement”)

1.	We refer to the Senior Facilities Agreement. This is an Accession Letter. Terms defined in the Senior Facilities Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.	[Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Senior Facilities Agreement and the other Finance Documents as an Additional Guarantor pursuant to Clause 27.2 (Additional Guarantors) of the Senior Facilities Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company with registered number [•].

3.	[Subsidiary’s] administrative details are as follows:

Address:

Fax No.:

Attention:

4.	This Accession Letter is governed by English law.

[This Guarantor Accession Letter is entered into by deed.]*

[Borrower] [Subsidiary]

NOTES:

*	If the Facilities are fully drawn there may be an issue in relation to past consideration for a proposed Additional Guarantor. This can be overcome by acceding by way of deed.

SCHEDULE 13

FORM OF COMPLIANCE CERTIFICATE

From:	Studio City Investments Limited

To:	[Agent]

Dated:

Dear Sirs

Studio City Company Limited and others – HK$10,855,880,000 Senior Facilities

Agreement dated [•] January 2013 (the “Senior Facilities Agreement”)

1.	We refer to the Senior Facilities Agreement. This is a Compliance Certificate. Terms defined in the Senior Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:

(a)	in respect of the Relevant Period ending on [•] Cashflow for the Relevant Period was [•] and Debt Service for the Relevant Period was [•]. Therefore Cashflow for such Relevant Period was [•] times Debt Service for such Relevant Period and the covenant contained in paragraph 2.2(a) of paragraph 2 (Financial Covenants) of Schedule 6 [has/has not] been complied with;

(b)	in respect of the Relevant Period ending on [•] Consolidated EBITDA for such Relevant Period was [•] and Consolidated Finance Charges for such Relevant Period were [•]. Therefore Consolidated EBITDA for such Relevant Period was [•] times Consolidated Finance Charges for such Relevant Period and the covenant contained in paragraph 2.2(b) of paragraph 2 (Financial Covenants) of Schedule 6 [has/has not] been complied with;

(c)	on the last day of the Relevant Period ending on [•] Consolidated Senior Debt was [•] and Consolidated EBITDA for such Relevant Period was [•]. Therefore Consolidated Senior Debt at such time [did/did not] exceed [•] times Consolidated EBITDA for such Relevant Period and the covenant contained in paragraph 2.2(c) of paragraph 2 (Financial Covenants) of Schedule 6 [has/has not] been complied with;

(d)	on the last day of the Relevant Period ending on [•] Consolidated Total Debt was [•] and Consolidated EBITDA for such Relevant Period was [•]. Therefore Consolidated Total Debt at such time [did/did not] exceed [•] times Consolidated EBITDA for such Relevant Period and the covenant contained in paragraph 2.2(d) of paragraph 2 (Financial Covenants) of Schedule 6 [has/has not] been complied with;

(e)	Capital Expenditure for the period from [•] ending on [•] was [•]. Therefore Capital Expenditure during that period [was/was not] in excess of US$50,000,000 (or its equivalent in other currencies) (being the maximum expenditure permitted in that period) [and the covenant contained in paragraph 2 (Financial covenants) of Schedule 6 [has/has not] been complied with];

(f)	Total Leverage Ratio is [•]:1 and therefore the Margin applicable to each Loan outstanding under the Term Loan Facility or the Revolving Facility should be [•] per cent. p.a.; and

(g)	Excess Cashflow for the Financial Quarter of the Group ending [•] was [•] and cumulative Excess Cashflow up to and including the last day of the Financial Quarter of the Group ending [•] was [•] (of which cumulative Excess Cashflow of [•] has been utilised).

3.	[We confirm that no Default is continuing.]*

Signed
Chief Financial Officer of
Studio City Investments Limited

NOTES:

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 14

TIMETABLES

PART I

LOANS

Action	Loans
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 13.1 (Selection of Interest Periods and Terms))	U-5 11.00 a.m.

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	U-4 Noon

HIBOR is fixed	Quotation Date as of 11:00 a.m. (Hong Kong time)

“U”	= date of utilisation or, if applicable, in the case of a Term Loan Facility Loan that has already been borrowed, the first day of the relevant Interest Period for that Term Loan Facility Loan.

“U – X”	= X Business Days prior to date of utilisation

PART II

LETTERS OF CREDIT

Action	Letters of Credit

Delivery of a duly completed Utilisation Request (Clause 6.2 (Delivery of a Utilisation Request for Letters of Credit))	U-3 9.30 am

Agent notifies the Issuing Bank and Lenders of the Letter of Credit in accordance with paragraph (d) of Clause 6.5 (Issue of Letters of Credit).	U-2 noon

Delivery of duly completed Renewal Request (Clause 6.6 (Renewal of a Letter of Credit))

“U”	= date of utilisation, or, if applicable, in the case of a Letter of Credit to be renewed in accordance with Clause 6.6
(Renewal of a Letter of Credit), the first day of the proposed term of the renewed Letter of Credit

“U-X”	= Business Days prior to date of utilisation

SCHEDULE 15

HEDGING ARRANGEMENTS

PART I

HEDGING ARRANGEMENTS

This Schedule 15 (Hedging Arrangements) is subject to the terms of the Hedging Letter.

1.	The Borrower shall, within 120 days after First Utilisation, enter into agreements to the extent necessary to ensure that at least 50 per cent. of the Term Loan Facility outstanding (from time to time) is subject, through interest rate swap transactions, caps, collars or other derivative products agreed with the Agent, for interest rate protection for a period of not less than 3 years from the effective date or the date such transactions was agreed (“Interest Rate Hedging”).

2.	The purchase price of any such products may be paid for out of the amount provided in the “Pre-Opening Expenses” Line Item set out in the Group Budget (as updated from time to time) (provided that the sum of the purchase prices (in respect of any interest rate derivative product for which a purchase price is payable), interest and any other amounts payable by the Borrower in respect of all such products does not exceed such amount).

3.	A Lender or an Affiliate of a Lender may act as a Hedge Counterparty in respect of the arrangements referred to in paragraph 1 above. However, nothing in this Schedule 15 shall oblige any Obligor to enter into any such Hedging Agreements with a Lender or Affiliate of a Lender if that Lender (or Affiliate of a Lender, as the case may be) cannot provide the required Interest Rate Hedging or is unwilling to provide the Interest Rate Hedging at the lowest bid price.

4.	The Hedging Agreements are to be on the terms of either the 1992 (Multicurrency-Cross Border) ISDA Master Agreement or the 2002 ISDA Master Agreement (each, an “ISDA Master Agreement”) and Schedule thereto, in such form as is reasonably acceptable to the Agent. All Hedging Agreements for swap transactions will provide for full two way payments (in the case of interest rate swaps, with the Borrower Paying Fixed Amounts (as defined in the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the “2006 Definitions”)) and the Hedge Counterparty Paying Floating Amounts (as defined in the 2006 Definitions)) and the payment measure and payment method for such swap transactions in the event of early termination, whether upon a “Termination Event” or an “Event of Default”, shall be “Second Method” and “Market Quotation” respectively where parties have executed a 1992 (Multicurrency-Cross Border) ISDA Master Agreement. Terms in quotations in this paragraph 4 shall have the meaning ascribed in the 1992 ISDA Master Agreement. The Borrower shall deliver a copy of each Hedging Agreement (and each confirmation thereunder) to the Agent within 10 Business Days of entry into such document.

5.	The Hedge Counterparties shall have equal Security over the Charged Property with the other Finance Parties in accordance with the terms of this Agreement.

6.	Any amounts due from the Borrower under the Hedging Agreements, including any Realised Hedge Loss plus any accrued default interest in accordance with paragraph 10 below, shall be a permitted Project Cost.

In this paragraph and paragraphs 7 and 10 below, “Realised Hedge Loss” means, in relation to a Hedge Counterparty at any time, the amount (if any) payable (but unpaid) by the Borrower to such Hedge Counterparty under the Hedging Agreement to which such Hedge Counterparty is a party (but excluding any default interest) upon an early termination of any transaction or transactions thereunder which has been terminated in accordance with paragraph 9 below. The amount is to be calculated on a net basis across the transactions terminated under such Hedging Agreement in accordance with the terms of the applicable Hedging Agreement.

7.	Payments due from the Borrower under the Hedging Agreements, including any Realised Hedge Loss plus any accrued default interest in accordance with paragraph 10 below, shall be included in Consolidated Finance Charges.

8.	Except with the prior consent of the Agent, no amendments may be made to a Hedging Agreement to an extent that might reasonably be expected to result in:

(a)	any payment under the Hedging Agreement being required to be made by the Borrower on any date other than the dates originally provided for in the Hedging Agreement;

(b)	the Borrower becoming liable to make an additional payment under any Hedging Agreement which liability does not arise from the original provisions of the Hedging Agreement; or

(c)	the Borrower becoming liable to make any payment under the Hedging Agreement in any currency other than in the currencies provided for under the original provisions of the Hedging Agreement.

9.
(a)	The Borrower may terminate a transaction under a Hedging Agreement prior to its stated termination date only in circumstances provided for in such Hedging Agreement and with the approval of the Agent (acting on the instructions of the Majority Lenders) provided that the approval of the Agent shall not be required in the case of any termination by reason of illegality when the requirements of paragraph 1 above are met following such termination.

(b)	A Hedge Counterparty may terminate a transaction under a Hedging Agreement prior to its termination date maturity only in the circumstances provided for in such Hedging Agreement.

(c)	Unless a Hedge Counterparty has already exercised such rights in accordance with sub-paragraph (b) above, the Agent may require a Hedge Counterparty to (and if so required, such Hedge Counterparty shall) terminate the swap transactions under a Hedging Agreement where a declaration has been made by the Agent pursuant to Clause 24.2 (Acceleration) and the provisions permit the termination of the swap transactions.

(d)	If a voluntary or mandatory prepayment is to be made in accordance with Clause 9 (Illegality, Voluntary Prepayment and Cancellation) or Clause 10 (Mandatory Prepayment and Cancellation) and following such prepayment the aggregate amount of the “Notional Amounts” and/or “Currency Amounts” (as each are defined in the 2006 Definitions) of all Hedging Agreements at such time would be greater than 100 per cent. of the Total Commitments under the Term Loan Facility, the Borrower may (but is not obliged to) terminate or close out swap transactions under the Hedging Agreements in order to ensure that the aggregate Notional Amounts and/or Currency Amounts of all swap transactions under the Hedging Agreements are not in excess of 100 (but not less than 50) per cent. of the aggregate principal amount outstanding under the Term Loan Facility at the relevant time. If the Borrower so chooses to terminate or close out it shall so notify the Hedge Counterparties promptly of its intention. Following such notice, swap transactions under the Hedging Agreements shall be terminated or closed out by reducing the Notional Amounts and/or Currency Amounts thereunder on a pro rata basis as between the Hedge Counterparties (unless otherwise agreed by the Agent), on the first Payment Date (as defined in the 2006 Definitions) (or, where such prepayment falls within 5 Business Days (as defined in the relevant Hedging Agreement) prior to such first Payment Date, the second Payment Date) in respect of such swap transaction immediately succeeding such prepayment such that, following such terminations or close outs, the aggregate Notional Amounts and/or Currency Amount of all swap transactions under all Hedging Agreements is not more than 100 (but not less than 50) per cent. of the aggregate principal amount outstanding under the Term Loan Facility at the relevant time. The Borrower shall pay any termination costs associated with any such termination or close out at the time of that termination or close out.

10.	In the event that a Hedging Agreement is terminated and the Borrower fails to pay any Realised Hedge Loss, such Realised Hedge Loss shall comprise an Unpaid Sum and interest shall accrue in respect thereof accordingly.

PART II

FORM OF HEDGE COUNTERPARTY ACCESSION UNDERTAKING

THIS DEED dated [•] is supplemental to (i) a senior facilities agreement (the “Agreement”) dated [•] between [•] as the Borrower, the financial institutions named therein as Original Lenders, [•] as facility agent and [•] as security agent and (ii) each of the Transaction Security Documents to which the Secured Parties are expressed to be party (the “Security Documents”).

Words and expressions defined in the Agreement have the same meaning when used in this Deed and the principles of construction and rules of interpretation set out therein shall also apply.

[name of new Hedge Counterparty] (the “New Hedge Counterparty”) of [address] hereby agrees with each other person who is or who becomes a party to the Agreement that with effect on and from the date of this Deed it shall be bound by the Agreement and be entitled to exercise rights and be subject to obligations thereunder as a Hedge Counterparty.

The New Hedge Counterparty hereto agrees with each other person who is or who becomes a party to the Transaction Security Documents that with effect on and from the date of this Deed it shall be bound by each of the Transaction Security Documents and be entitled to exercise rights and be subject to obligations thereunder as a Secured Party.

The initial telephone number, fax number, address and person designated by the New Hedge Counterparty for the purposes of Clause 39 (Notices) of the Agreement are:

Address:	[•]

Fax:	[•]

Telephone:	[•]

Attention:	[•]

This Deed is governed by and shall be construed in accordance with English law.

EXECUTED as a DEED by [insert name of New Hedging Counterparty and execution clause appropriate thereto and to manner of execution] Accepted by the Agent:	) ) ) ) )

for and on behalf of

[Insert name of Agent]

Date:

SCHEDULE 16

PERMITS

PART I

PERMITS REQUIRED BEFORE FIRST UTILISATION

1.	Publication of the Amended Land Concession in the Macau Official Gazette;

2.	Registration of the provisional rights of Propco to the land which is the subject of the Amended Land Concession;

3.	Macau SAR Chief Executive authorization for the execution of the Services and Right to Use Agreement dated 23 April 2007 as confirmed by letter from the DICJ dated 25 April 2007;

4.	Macau Secretary for Economy and Finance Dispatch dated 23 May 2012 as confirmed by letter from the DICJ dated 31 May 2012 approving the entry into the supplemental agreement for the Services and Right to Use Agreement and the Reimbursement Agreement;

5.	Piling Permit for the Project dated 14 August 2012; and

6.	Macau government authorization/approval for the entering into the Services and Right to Use Direct Agreement and Reimbursement Agreement Direct Agreement (or confirmation that such authorization/approval is not required).

PART II

PERMITS REQUIRED AFTER FIRST UTILISATION

1.	Project Certificate(s) of Occupancy in respect of the Project or the relevant part thereof;

2.	License for the operation of the hotel or hotels to be operated at the Site as part of the Project;

3.	Auxiliary licenses required for the operation of the hotel related facilities of the hotel or hotels to be operated at the Site as part of the Project such as bars, restaurants and spa (if any); and

4.	Macau SAR government authorization for the operation of the gaming of fortune and chance in casino at the gaming area of the Project.

SCHEDULE 17

FORM OF GROUP BUDGET

Date: [•]

I.	PROJECTED DRAWDOWN SCHEDULE FOR UTILISATIONS UNDER THE FACILITIES

Month	Year	Projected Amount (US$ equivalent)
[•]	[•]	[•]
[•]	[•]	[•]
[•]	[•]	[•]

II.	SOURCES AND USES OF FUNDS

A.	SOURCES OF FUNDS

	(US$ equivalent)	W Drawn	X Available	Y = W+X Total
1.	Term Loan Facility

2.	Revolving Credit Facility (as defined in paragraph (a) of the definition of Available Funding)

3.	The amounts standing to the credit of the High Yield Note Disbursement Account, the High Yield Note Proceeds Account, the High Yield Note Debt Service Accrual Account and the High Yield Note Interest Reserve Account or equivalents in which such balances may be held and (without double counting) any Cash, Cash Equivalent Investments and Permitted Investments meeting the requirements of paragraph (b) of the definition of “Available Funding”

4.	Equity Contributions

5.	Total Base Funding = A.1+A.2+A.3+A.4

6.	The amount standing to the credit of the Accounts, and (without double counting) any Cash, Cash Equivalent Investments and Permitted Investments or equivalents in which such balances may be held to the extent such balances are available to meet Remaining Project Costs	N.A.

	(US$ equivalent)	W Drawn	X Available	Y = W+X Total
7.	Proceeds of any liquidated damages or other amounts payable by the relevant Construction Contractor or by other contract counterparties under or in relation to a Construction Contract or other contract meeting the requirements of paragraph (f) of the definition of “Available Funding”	N.A.

8.	Any insurance proceeds meeting the requirements of paragraph (f) of the definition of “Available Funding”

9.	Other claim proceeds and any other amounts meeting the requirements of paragraph (f) of the definition of “Available Funding”

10.	Other committed funds, including available Subordinated Debt and Equity commitments, meeting the requirements of paragraphs (d) and (g) of the definition of “Available Funding”

11.	Total Sources of Funds = A.5+sum of A.6 to A.10

12.	Amounts available under the Completion Support Agreement to meet Remaining Project Costs

13.	Grand Total Sources of Funds = A.11+A.12

B.	USES OF FUNDS[18]

	(US$ equivalent)	V Group Budget as at date of Senior Facilities Agreement	W Variance[19]	X = V+W Current Group Budget[20]	Y Used	Z =X – Y Remaining Project Costs
1.	Project wide works

2.	Main contract defined works

3.	Main contract named sub-contracts

4.	Contingency

5.	Total Construction Cost = sum of B.1 to B.4

6.	Attractions

7.	Entertainment studio

8.	ELV

9.	FF&E and mock-ups

10.	Consultants’ Fees

11.	Total Project Cost = sum of B.5 and B.6 to B.10

12.	Land Cost

[18]	Broken down, where relevant, for each Project by Line Item.
[19]	From Group Budget as at the signing date
[20]	Up to Final Completion as projected by the Project Schedule.

	(US$ equivalent)	V Group Budget as at date of Senior Facilities Agreement	W Variance[19]	X = V+W Current Group Budget[20]	Y Used	Z =X – Y Remaining Project Costs
13.	Pre-Opening Expenses, capitalised interest, financing costs and other expenses (together “Pre-Opening Expenses”)

14.	Sponsor and Developer Costs

15.	Insurances

16.	Grand Total Project Cost = sum of B.12 and B.11 to B.15

17.	Capex

18.	Maintenance capex

19.	Total Uses of Funds = sum of B.16 + B.17 + B.18 + B.19

III.	IN-BALANCE TEST CALCULATION

A.	REMAINING PROJECT COSTS

(US$ equivalent)

20.	= Remaining Project Costs in Column Z of II.B.19

B.	AVAILABLE FUNDING

(US$ equivalent)

21.	= The sum in Column X of A.13

C.	IN-BALANCE TEST

The Borrower confirms that no breach of the In-Balance Test has occurred or is continuing.

IV.	PROJECT COSTS

A.	The amount of Project Costs and other Capital Expenditure expended to the date of this Group Budget is US$[•] equivalent.

B.	The amount drawn under the Facilities to the date of this Group Budget is US$[•] equivalent.

V.	EXCHANGE RATE

The HKD/US$ exchange rate used in calculating the US$ equivalent amounts set out in this Group Budget is 7.78:1.

Name: Director for and on behalf of [Parent]

SCHEDULE 18

FORM OF LETTER OF CREDIT

To:	[Beneficiary] (the “Beneficiary”)

Date: [•]

Irrevocable Standby Letter of Credit no. [•]

At the request of [•], [Issuing Bank] (the “Issuing Bank”) issues this irrevocable standby Letter of Credit (“Letter of Credit”) in your favour on the following terms and conditions:

1.	Definitions

In this Letter of Credit:

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in Hong Kong.*

“Demand” means a demand for a payment under this Letter of Credit in the form of the schedule to this Letter of Credit.

“Expiry Date” means [•].

“Total L/C Amount” means [•].

2.	Issuing Bank’s agreement

(a)	The Beneficiary may request a drawing or drawings under this Letter of Credit by giving to the Issuing Bank a duly completed Demand. A Demand must be received by the Issuing Bank by no later than [•] p.m. (Hong Kong time) on the Expiry Date.

(b)	Subject to the terms of this Letter of Credit, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within ten Business Days of receipt by it of a Demand, it must pay to the Beneficiary the amount demanded in that Demand.

(c)	The Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.	Expiry

(a)	The Issuing Bank will be released from its obligations under this Letter of Credit on the date (if any) notified by the Beneficiary to the Issuing Bank as the date upon which the obligations of the Issuing Bank under this Letter of Credit are released.

(b)	Unless previously released under paragraph (a) above, at [•] p.m.(Hong Kong time) on the Expiry Date the obligations of the Issuing Bank under this Letter of Credit will cease with no further liability on the part of the Issuing Bank except for any Demand validly presented under the Letter of Credit that remains unpaid.

(c)	When the Issuing Bank is no longer under any further obligations under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Issuing Bank. However, any failure by the Beneficiary to return the original of the Letter of Credit shall not affect its expiry in accordance with Clause 3.[21]

4.	Payments

All payments under this Letter of Credit shall be made in [•] and for value on the due date to the account of the Beneficiary specified in the Demand.

5.	Delivery of Demand

Each Demand shall be in writing, and, unless otherwise stated, may be made by letter, fax or telex and must be received in legible form by the Issuing Bank at its address and by the particular department or office (if any) as follows:

[•]

6.	Assignment

The Beneficiary’s rights under this Letter of Credit may not be assigned or transferred.

7.	ISP

Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590.

8.	Governing Law

This Letter of Credit and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.	Jurisdiction

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit (including a dispute relating to any non-contractual obligation arising out of or in connection with this Letter of Credit).

[21]	Issuing Bank to confirm.

Yours faithfully

[Issuing Bank]

By:

NOTES:

*	This may need to be amended depending on the currency of payment under the Letter of Credit.

THE SCHEDULE

Form of Demand

To:	[ISSUING BANK]

[Date]

Dear Sirs

Standby Letter of Credit no. [•] issued in favour of [BENEFICIARY] (the “Letter of Credit”)

1.	We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meaning when used in this Demand.

2.	We certify that the sum of [•] is due [and has remained unpaid for at least [•] Business Days] [under [set out underlying contract or agreement]]. We therefore demand payment of the sum of [•].

3.	Payment should be made to the following account:

Name:

Account Number:

Bank:

4.	The date of this Demand is not later than the Expiry Date.

Yours faithfully

(Authorised Signatory)	(Authorised Signatory)

For

[BENEFICIARY]

SCHEDULE 19

MONTHLY CONSTRUCTION PERIOD REPORT

List of Minimum Information to be Included

A.	Summary

B.	Project Schedule

1.	Describe (in respect of both work under the Major Construction Contracts and Propco’s scope including FF&E and pre-opening activities):

1.1	Overall progress of work broken down by major area

1.2	Major activities that have taken place in the period since the last report

1.3	Major activities scheduled to take place in the period until the next report

1.4	Propco’s estimate of:

(a)	the date of Practical Completion for the Project

(b)	the Opening Date (and satisfaction of the Opening Conditions) for the Project

(c)	the date of Construction Completion for the Project

(d)	the date of Final Completion for the Project

2.	With reference to the attached Project Schedule:

2.1	highlight changes in the Project Schedule from the last report

2.2	highlight major milestones achieved in the period since the last report

2.3	describe remedial activities being taken to accelerate the works (if any)

C.	Group Budget

With reference to the attached Group Budget:

(a)	highlight changes in the Group Budget from the last report

(b)	highlight any breach of the In-Balance Test (if any)

D.	Manpower

1.	Indicate current staffing level vs. projected for Propco and the Construction Contractors

2.	Indicate any fatalities or injuries associated with the Project incurred by Propco, the Construction Contractors, any Subcontractor or any other person in the period since the previous report with detail as to the nature of injuries incurred and cumulative figures since the issuance of the Notice to Proceed

3.	Highlight any major executive positions filled or vacated in the period since the last report

E.	Other

1.	List material Permits issued or made by or with a Governmental Authority in the period since the last report

2.	List any requests for change orders or variations under the Major Construction Contracts received, requested, agreed or approved in the period since the last report

3.	In respect of all actions taken or things undertaken (since the last report) pursuant to paragraph 3.28(a)(iv) and/or 3.39(c) of Schedule 6 (Covenants) which involve additional Project Costs or additional project costs relating to the Phase II Project (in each case, in an amount of less than HK$20,000,000), confirmation that such actions or things have occurred, that no such action or thing involved (individually) such additional Project Costs or project costs in excess of HK$20,000,000 and (in respect of all such actions or things taken together) confirming the matters contemplated by paragraph 3.28(a)(iv)(D) and/or 3.39(c)(iv) of Schedule 6 (Covenants) (as the case may be) and that such action or thing could not reasonably be expected to cause the delays referred to in paragraph 3.28(a)(iv)(F)(1) and/or 3.39(c)(vi) of Schedule 6 (Covenants) (as the case may be).

F.	Lease and Right to Use Agreements

1.	List total space leased vs. vacant for each of the following categories:

1.1	Restaurants

1.2	Retail

1.3	Other facilities (including self operated facilities)

2.	List tenants secured and target date of opening for each space indicated as leased

G.	Schedules

Photographs

H.	Attachments

1.	Project Schedule

2.	Group Budget

3.	Actual vs. projected expenditure “S” curve

4.	Construction Progress Report

SCHEDULE 20

FORMS OF OPENING CONDITIONS CERTIFICATES

PART I

FORM OF PARENT’S OPENING CONDITIONS CERTIFICATE

From:	[Parent]

To:	[Agent]

Date:

Dear Sirs

Studio City Company Limited and Others - HK$10,855,880,000 Senior Facilities Agreement

dated [•] January 2013 (the “Senior Facilities Agreement”)

1.	We refer to the Senior Facilities Agreement. Terms defined in the Senior Facilities Agreement shall have the same meaning herein unless given a different meaning in this certificate.

2.	This certificate is provided for the purposes of the definition of “Opening Conditions” in Clause 1.1 (Definitions) of the Senior Facilities Agreement in respect of the Project.

3.	We hereby certify, as at the date of this certificate, that:

(a)	furnishings, fixtures and equipment necessary to use and occupy the various portions of the Project (which are required to be open under this paragraph 3) for their intended uses have been installed and are operational;

(b)	the relevant Project Certificate(s) of Occupancy in respect of the Project or the relevant part thereof have been issued and (other than any Permit made or issued by or with a Governmental Authority the failure of which to obtain could not reasonably be expected to affect the operations of the Project in any material respect) each other Permit made or issued by a Governmental Authority required under applicable Legal Requirements to be obtained prior to the Opening Date has been made, issued or obtained;

(c)	the Project or part thereof is fully open for business to the general public, with no fewer than 400 gaming tables available for operation and, notwithstanding the foregoing, at least 80 per cent. of the floor space comprised in the Project (which by its nature is open to the general public in the ordinary course of business) has been occupied and open to the general public and, in addition, any areas or facilities required to allow such floor space to function (which areas or facilities by their nature are not opened to the general public in the ordinary course of business) are operating;

(d)	any remaining work shall be such that it will not materially affect the operation of the Project;

(e)	the failure to complete the remaining work will not materially affect the operation of the Project; and

(f)	the relevant Obligor has available sufficient fully trained staff to operate the relevant part of the Project that is required to be open and sufficient fully trained staff have been made available by Melco Crown Gaming to operate those parts of the project in which any operation of casino games of chance or other forms of gaming will be carried out.

Yours faithfully

Name:

authorised signatory for and on behalf of

[Parent]

PART II

FORM OF TECHNICAL ADVISER’S OPENING CONDITIONS CERTIFICATE

From:	[Technical Adviser]

To:	[Agent]

Date:

Dear Sirs

Studio City Company Limited and Others – HK$10,855,880,000 Senior Facilities Agreement

dated [•] January 2013 (the “Senior Facilities Agreement”)

1.	We refer to the Senior Facilities Agreement. Terms defined in the Senior Facilities Agreement shall have the same meaning herein unless given a different meaning in this certificate.

2.	This certificate is provided for the purposes of the definition of “Opening Conditions” in Clause 1.1 (Definitions) of the Senior Facilities Agreement in respect of the Project.

3.	We hereby certify, as at the date of this certificate, that:

(a)	furnishings, fixtures and equipment necessary to use and occupy the various portions of the Project (which are required to be open under this paragraph 3) for their intended uses have been installed and shall be operational;

(b)	the relevant Project Certificate(s) of Occupancy in respect of the Project or the relevant part thereof have been issued and (other than any Permit made or issued by or with a Governmental Authority the failure of which to obtain could not reasonably be expected to affect the operations of the Project in any material respect) each other Permit made or issued by a Governmental Authority required under applicable Legal Requirements to be obtained prior to the Opening Date has been made, issued or obtained;

(c)	the Project or part thereof is fully open for business to the general public, with no fewer than 400 gaming tables available for operation and, notwithstanding the foregoing, at least 80 per cent. of the floor space comprised in the Project (which by its nature is open to the general public in the ordinary course of business) has been occupied and open to the general public and, in addition, any areas or facilities required to allow such floor space to function (which areas or facilities by their nature are not opened to the general public in the ordinary course of business) are operating;

(d)	any remaining work shall be such that it will not materially affect the operation of the Project;

(e)	the failure to complete the remaining work will not materially affect the operation of the Project; and

(f)	the relevant Obligor has available sufficient fully trained staff to operate the relevant part of the Project that is required to be open and sufficient fully trained staff have been made available by Melco Crown Gaming to operate those parts of the project in which any operation of casino games of chance or other forms of gaming will be carried out.

Yours faithfully,

Name:

authorised signatory for and on behalf of

[Technical Adviser]

SCHEDULE 21

CORPORATE STRUCTURE CHART

Corporate Structure Chart – Studio City

Melco Crown Entertainment Limited
(Cayman Islands)
Silver Point Funds
Oaktree Funds
78%
22%
100%
New Cotai Investments, LLC
(USA)
MCE Holdings Limited
(Cayman Islands)
100%
New Cotai Holdings, LLC
(USA)
100%
100%
MCE Cotai Investments Limited
(Cayman Islands)
New Cotai, LLC
(USA)
60% (6,000 ordinary shares)
40% (4,000 ordinary shares)
Studio City International Holdings Limited
(BVI)
100% (1 ordinary share)
100% (1 ordinary share)
Studio City Holdings Limited
(BVI)
Studio City (HK) Limited
(HK)
100% (1 ordinary share)
Studio City Finance Limited
(BVI)
100% (1 ordinary share)
Studio City Investments Limited
(BVI)
100% (1 ordinary share)
Studio City Company Limited
(BVI)
100% (1 ordinary share)
Studio City Holdings Two Limited
(BVI)
100% (1 ordinary share)
100% (1 ordinary share)
96% (Quota of MOP24,000)
100% (1 ordinary share)
Studio City Holdings Three Limited
(BVI)
Studio City Holdings Four Limited
(BVI)
Studio City Services Limited
(Macau)
(Note 1)
SCP Holdings Limited
(BVI)
96% (Quota of MOP96,000)
4% (Quota of MOP1,000)
96% (Quota of MOP24,000)
100% (Quota of MOP25,000)
100% (1 ordinary share)
100% (1 ordinary share)
Studio City Entertainment Limited
(Macau)
(Note 2)
Studio City Hotels Limited
(Macau)
Studio City Hospitality And Services Limited
(Macau)
SCP One Limited
(BVI)
SCP Two Limited
(BVI)
4% (Quota of MOP1,000)
96% (Quota of MOP24,000)
35% (Quota of MOP2,100,000)
35% (Quota of MOP2,100,000)
30% (Quota of MOP1,800,000)
Studio City Retail Services Limited
(Macau)
Studio City Developments Limited
(Macau)

Obligor Group

Notes:

1. 4% of the company is owned by Studio City Company Limited
2. 4% of the company is owned by Studio City Holdings Four Limited

HK-0040514 Studio City_Corporate Structure Chart - 14 January 2013

SCHEDULE 22

FORMS OF NOTIFIABLE DEBT PURCHASE TRANSACTION NOTICE

PART I

FORM OF NOTICE ON ENTERING INTO NOTIFIABLE DEBT PURCHASE TRANSACTION

To:	[ ] as Agent

From:	[The Lender]

Dated:

Studio City Company Limited – HK$10,855,880,000 Senior Facilities Agreement

dated [•] January 2013 (the “Facilities Agreement”)

1.	We refer to paragraph (b) of Clause 26.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates) of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	We have entered into a Notifiable Debt Purchase Transaction.

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates [(HK$)]

[Term Loan Facility Commitment	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Revolving Facility Commitment	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

PART II

FORM OF NOTICE ON TERMINATION OF NOTIFIABLE DEBT PURCHASE

TRANSACTION/NOTIFIABLE DEBT PURCHASE TRANSACTION CEASING TO

BE WITH SPONSOR AFFILIATE

To:	[ ] as Agent

From:	[The Lender]

Dated:

Studio City Company Limited – HK$10,855,880,000 Senior Facilities Agreement

dated [•] January 2013 (the “Facilities Agreement”)

1.	We refer to paragraph (c) of Clause 26.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates) of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [ ] has [terminated]/[ceased to be with a Sponsor Affiliate].*

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates [(HK$)]

[Term Loan Facility Commitment	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Revolving Facility Commitment	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

*	Delete as applicable

SCHEDULE 23

FORM OF TECHNICAL ADVISOR’S CERTIFICATE

From:	[The Technical Advisor]

To:	[Agent] as the agent of the Finance Parties

Date:

Dear Sirs

Studio City Company Limited and Others – HK$10,855,880,000 Senior Facilities

Agreement dated [•] January 2013 (the “Senior Facilities Agreement”)

Technical Advisor’s Certificate

1.	We refer to the Senior Facilities Agreement. Terms defined in the Senior Facilities Agreement have the same meaning in this Certificate unless given a different meaning in this Certificate.

2.	We hereby certify that:

(a)	we have no reason to believe:

(i)	the current Group Budget is not accurate in all material respects or that it does not fairly represent the Remaining Project Costs; or

(ii)	the current Project Schedule is not accurate in all material respects;

(b)	to the best of our knowledge and belief:

(i)	the current Group Budget and the current Project Schedule demonstrate that the Opening Date will be achieved on or before the Opening Long Stop Date and the Construction Completion Date will be achieved on or before the Construction Completion Long Stop Date;

(ii)	(x) the Project Costs specified in the Utilisation Request towards which the Utilisation is proposed to be applied (in payment, reimbursement or refinancing) have been paid or are (or will within the 35 day period following the proposed Utilisation Date be) due and payable, and (y) the Utilisation requested in the Utilisation Request is required on or prior to the date falling 35 days after the Utilisation Request in order to make payments in accordance with the Group Budget or to reimburse or refinance such payments previously made; and

(iii)	the In-Balance Test (assuming that the sources and amounts of Available Funding as set out in the current Group Budget are correct) is satisfied.

Yours faithfully

Name:

authorised signatory for and on behalf of

[Technical Advisor]

SCHEDULE 24

FORM OF INCREASE CONFIRMATION

To:	[•] as Agent, [•] as Security Agent, [[•] as Issuing Bank*] and [•] as Borrower, for and on behalf of each Obligor

From:	[the Increase Lender] (the “Increase Lender”)

Dated:

Studio City Company Limited—HK$10,855,880,000 Senior Facilities Agreement

dated [•] January 2013 (the “Agreement”)

1.	We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.	We refer to Clause 2.4 (Increase) of the Agreement.

3.	The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [•].

5.	On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.

6.	The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 39.2 (Addresses) are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (g) of Clause 2.4 (Increase).

8.	[The Increase Lender confirms that it [is]/[is not]** a Non-Acceptable L/C Lender.]***

9.	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

10.	This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.	This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

NOTES

*	Only include if the increase is in the Revolving Facility Commitments.
**	Delete as applicable.
***	Include only if the increase involves the assumption of a revolving Commitment.

Note:	The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Increase Confirmation is accepted as an Increase Confirmation for the purposes of the Agreement by the Agent [and the Issuing Bank]* and the Increase Date is confirmed as [•].

Agent

By:

[Issuing Bank

By:] *

Security Agent

By:

[NOTE:

*	Include only if the increase is in the Revolving Facility Commitments.]

SCHEDULE 25

FORM OF CONFIDENTIALITY UNDERTAKING

CONFIDENTIALITY UNDERTAKING

Re:	STUDIO CITY COMPANY LIMITED

SENIOR HK$10,855,880,000 TERM LOAN AND REVOLVING FACILITIES (“FACILITIES”)

Dear Sir / Madam,

We understand that you [are considering participating in/acting as [ • ] under] 22/[are considering acquiring an interest in] 23/[have been appointed by [ • ] to receive communications on its behalf in relation to] 24/[are considering financing or investing in a participation or the acquisition of an interest in]25 the Facilities. In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.	Confidentiality Agreement. You undertake:

(a)	to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

(b)	to use the Confidential Information only for the Permitted Purpose;

(c)	to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(b) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it; and

(d)	not to make enquiries of any member of the Borrower Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Facilities, except with our prior consent.

[22]	To be used in relation to disclosure under paragraph (b)(i) of Clause 43.2 (Disclosure of Confidential Information) of the Facilities Agreement. If applicable delete other options.
[23]	To be used in relation to disclosure under paragraph (b)(ii) of Clause 43.2 (Disclosure of Confidential Information) of the Facilities Agreement. If applicable delete other options.
[24]	To be used in relation to disclosure under paragraph (b)(iii) of Clause 43.2 (Disclosure of Confidential Information) of the Facilities Agreement. If applicable delete other options.
[25]	To be used in relation to disclosure under paragraph (b)(iv) of Clause 43.2 (Disclosure of Confidential Information) of the Facilities Agreement. If applicable delete other options.

2.	Permitted Disclosure.

We agree that you may disclose Confidential Information and such of those matters referred to in paragraph 1(b) above as you shall consider appropriate:

(a)	to any member of the Participant Group, its legal professional advisers, officers, directors, employees and (unless it relates to any Services and Right to Use Agreement Confidential Information) auditors and other persons providing services to it (provided that such person is under a duty of confidentiality in relation to the Confidential Information, professional, contractual or otherwise, to you), to the extent necessary for the Permitted Purpose if such person to whom the Confidential Information is to be given pursuant to this paragraph is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information and in the case of any Services and Right to Use Confidential Information, that the Borrower Group is subject to a duty of confidentiality to the Macau SAR Government;

(b)	(i) where requested or required by any court of competent jurisdiction or any competent banking, taxation, judicial, governmental, supervisory, regulatory or equivalent body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Participant Group; and

(c)	to any person, with the prior written consent of us and the Borrower.

3.	Notification of Required or Unauthorised Disclosure.

To the extent practicable and permitted by law and regulation, you will inform us:

(a)	of the full circumstances of any disclosure under paragraph 2(b) above as soon as practicable upon becoming aware of any such requirement or request to enable us or the Borrower Group to seek an appropriate protective order or other remedy and to consult with you with respect to us and/or the Borrower Group taking steps to resist or narrow the scope of such request or requirement, and if we and/or the Borrower Group fail to obtain such appropriate remedy, and you are (as advised by your legal counsel) compelled by law to disclosure any Confidential Information, you may disclose only that portion of the Confidential Information which you are (as advised by your legal counsel) compelled by law to disclose except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	Return of Copies/ Destruction of Confidential Information

If you do not [participate in/act as [ • ] under]26/[acquire an interest in] 27/[continue to be appointed by [ • ] to receive communications on its behalf in relation to] 28/[finance or invest in a participation or the acquisition of an interest in]29 the Facilities, you shall promptly:

(a)	return or destroy all Confidential Information supplied to you by us and/or the Borrower Group;

(b)	destroy or permanently erase all copies of Confidential Information made by you; and

(c)	use reasonable endeavours to ensure that anyone who has received any Confidential Information destroys or permanently erases such Confidential Information and all copies made by them,

in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent banking, taxation, judicial, governmental, supervisory, regulatory or equivalent body or where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed or in accordance with internal policy, or, subject to paragraph 3(a),where the Confidential Information has been disclosed under paragraph 2(b) above.

However, you and any such recipients shall not be under any obligation to return, destroy or permanently erase any Confidential Information:

(a)	contained in any work produced by any member of the Participant Group, its legal professional advisers or (unless it relates to any Services and Right to Use Confidential Information) other persons providing services to it, to the extent that any of them are required by any applicable law, rule or regulation or by any competent banking, taxation, judicial, governmental, supervisory, regulatory or equivalent body or stock exchange or by internal policy to retain such work in which case you or any member of the Participant Group shall keep any such retained Confidential Information in accordance with the provisions of this letter; or

(b)	contained in any computer record or file which has been created by or pursuant to any automatic electronic archiving system or IT back-up procedure, in which case you or any member of the Participant Group shall keep any such retained Confidential Information in accordance with the provisions of this letter.

[26]	To be used in relation to disclosure under paragraph (b)(i) of Clause 43.2 (Disclosure of Confidential Information) of the Facilities Agreement. If applicable delete other options.
[27]	To be used in relation to disclosure under paragraph (b)(ii) of Clause 43.2 (Disclosure of Confidential Information) of the Facilities Agreement. If applicable delete other options.
[28]	To be used in relation to disclosure under paragraph (b)(iii) of Clause 43.2 (Disclosure of Confidential Information) of the Facilities Agreement. If applicable delete other options.
[29]	To be used in relation to disclosure under paragraph (b)(iv) of Clause 43.2 (Disclosure of Confidential Information) of the Facilities Agreement. If applicable delete other options.

5.	Continuing Obligations.

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease on the earliest of:

(a)	if you become a party to the Facilities Agreement, the date on which you become party to the Facilities Agreement;

(b)	12 months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2(b) or (c) above or which, pursuant to paragraph 4 above, are not required to be returned or destroyed); and

(c)	24 months after the date of your final receipt (in whatever manner) of any Confidential Information.

6.	No Representation; Consequences of Breach, etc. You acknowledge and agree that:

(a)	neither we nor any of our officers, employees, affiliates or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Borrower Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Borrower Group or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and

(b)	we or members of the Borrower Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Borrower Group may be granted an injunction or specific performance for any threatened or actual breach by you of the provisions of this letter.

If you become a party to the Finance Documents, the terms of paragraph (a) above are without prejudice to your right to enforce and enjoy any term of any Finance Document on and from the date on which you become a party to the Finance Documents.

7.	No Waiver; Amendments, etc.

This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter and supersedes any previous agreement, whether express or implied, regarding the information the subject of this letter. No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege under this letter. The terms of this letter and your obligations under this letter may be amended or modified only by written agreement between you and us.

8.	Inside Information.

You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities laws relating to insider dealing or market misconduct and you undertake not to use any Confidential Information for any unlawful purpose.

9.	Nature of Undertakings.

The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of each member of the Borrower Group.

10.	Third Party Rights.

Except as expressly provided in paragraph 6 and paragraph 9, the terms of this letter may be enforced and relied upon only by you and us, and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded; and, notwithstanding any provision of this letter, the consent of any Relevant Person or any member of the Borrower Group is not required to rescind or vary this letter at any time.

11.	Governing Law and Jurisdiction.

This letter (including the agreement constituted by your acknowledgement of its terms) and any non-contractual obligations arising from this letter shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12.	Definitions. In this letter (including the acknowledgement set out below):

“Borrower” means Studio City Company Limited.

“Borrower Group” means the Borrower and each of its Holding Companies and Subsidiaries and each Subsidiary of each of its Holding Companies.

“Confidential Information” means the Finance Documents, any information relating to the Borrower, the Borrower Group, any Obligor, the Project, the Services and Right to Use Agreement, the Finance Documents and the Facilities (including, without limitation, the information memorandum) provided to you by us and/or the Borrower Group or any of our and/or its affiliates or advisers, in whatever form, and:

(a)	includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information, but

(b)	excludes information that:

(i)	is or becomes public knowledge other than as a direct or indirect result of any breach by you of this letter, or

(ii)	is known by you before the date the information is provided to you by us or any of our affiliates or advisers, or

(iii)	is lawfully disclosed to you, other than from a source which is connected with the Borrower Group, after the date it is provided to you by us or any of our affiliates or advisers,

and which, in the case of sub-paragraphs (b)(ii) and (b(iii), as far as you are aware, has not been disclosed in violation of, and is not otherwise subject to, any obligation of confidentiality.

“Facilities Agreement” means the facilities agreement entered into or to be entered into in relation to the Facilities.

“Finance Documents” means the documents defined in the Facilities Agreement as Finance Documents.

“Holding Company” means, in relation to any company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Macau SAR Government” means the government and/or the relevant public regulatory authorities of the Macau Special Administrative Region of the People’s Republic of China;

“Obligor” has the meaning given to that term in the Facilities Agreement.

“Participant Group” means you, your head office and any other branch, each of your Holding Companies and Subsidiaries and each Subsidiary of each of your Holding Companies.

“Permitted Purpose” means [considering and evaluating whether to participate in the Facilities]/[considering and evaluating whether to acquire an interest in the Facilities]/[receive communications for [ • ] in relation to the Facilities]/[are considering and evaluating whether to finance or invest in a participation or the acquisition of an interest in the Facilities].30

“Project” has the meaning given to that term in the Facilities Agreement.

“Reimbursement Agreement” means the reimbursement agreement dated 15 June 2012 and made between Studio City Entertainment Limited and Melco Crown Gaming (Macau) Limited (as may be amended and supplemented from time to time).

[30]	Complete as appropriate.

“Services and Right to Use Agreement” means the services and right to use agreement dated 11 May 2007 and originally made between Studio City Entertainment Limited (formerly known as MSC Diversões, Limitada and New Cotai Entertainment (Macau) Limited), New Cotai Entertainment, LLC and Melco Crown Gaming (Macau) Limited (formerly known as Melco PBL Gaming (Macau) Limited) as amended, restated and supplemented from time to time, including pursuant to a supplemental agreement dated 15 June 2012 made between Studio City Entertainment Limited, Melco Crown Gaming (Macau) Limited and New Cotai Entertainment, LLC.

“Services and Right to Use Confidential Information” means any Confidential Information relating to, which contains or is derived or copied from the Services and Right to Use Agreement and/or the Reimbursement Agreement.

“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

Please acknowledge your agreement to the above by signing and returning the enclosed copy, and your acceptance of this agreement shall be effective upon our receipt of such fax from you.

Yours faithfully

For and on behalf of [Insert name of disclosing party]

To	:	[Insert name of disclosing party]

Attention	:	[ • ]

Email	:	[ • ]

Re:	STUDIO CITY COMPANY LIMITED

SENIOR HK$[ • ] TERM LOAN AND REVOLVING FACILITIES (“FACILITIES”)

We acknowledge and agree to the above:

On behalf of [Insert name of recipient of information]

Date:

The details of the key contacts to whom all Confidential Information should be passed are:

Name(s)	:

Title(s)	:

Telephone(s)	:

E-Mail(s)	:

SCHEDULE 26

MAJOR CONSTRUCTION CONTRACTS

(a)	Piling Contract for the Contract between Studio City Developments Limited and Paul Y. Construction Company, Limited (Contract Number: MSC/W/2/001) dated 12 September 2012 between Studio City Developments Limited and Paul Y. Construction Company, Limited as amended by the Supplemental Agreement dated 12 September 2012 between Studio City Developments Limited and Paul Y. Construction Company, Limited;

(b)	Contract No. SCM/M/1/001 for the Main Contract Works for Studio City Developments Limited entered into pursuant to the Letter of Acceptance dated 29 October 2012 between Studio City Developments Limited, PY Construction (Macau) Limited and Yau Lee Construction (Macau) Company Limited;

(c)	Umbrella Agreement for Supply and Advisory Services for the Erection, Installation, Testing & Commissioning of the Golden Wheel (Contract No. SCM/A/2/000) dated 17 December 2012 between Studio City Developments Limited and Intamin Amusement Rides, Int. Corp. Est.;

(d)	Supply Contract Golden Wheel (Contract No. SCM/A/2/001) dated 17 December 2012 between Studio City Developments Limited and Intamin Amusement Rides, Int. Corp. Est.;

(e)	Services Contract for Advisory Services for the Erection, Installation, Testing and Commission of the Golden Wheel (Contract No. SCM/A/2/002) dated 17 December 2012 between Studio City Developments Limited and Intamin Amusement Rides, Int. Corp. Est.;

(f)	Agreement for Design and Implementation of a Live Magic Entertainment Experience currently entitled Franz Harary’s Magic and the Related Performance and Retail Venue (Entertainment Specialist Contract No. SCM/A/7/001) dated 3 January 2013 between Studio City Developments Limited and Miziker Entertainment Group Ltd;

(g)	Contract for the Sub-Station Works (Contract No. MSC/W/3/001) for Studio City Developments Limited entered into pursuant to the Letter of Acceptance dated 16 May 2012 between Studio City Developments Limited, Siemens Ltd. and EHY Construction and Engineering Company Limited; and

(h)	Consultancy for Executive Architect (Contract Number MSC-D-1-008) dated 12 September 2012, between Studio City Developments Limited and Leigh and Orange (Hong Kong) Ltd.

SIGNATURES

THE PARENT

STUDIO CITY INVESTMENTS LIMITED

By:
Print name:

THE BORROWER

STUDIO CITY COMPANY LIMITED

By:
Print name:

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

ORIGINAL GUARANTORS

STUDIO CITY INVESTMENTS LIMITED

By:
Print name:

STUDIO CITY HOLDINGS TWO LIMITED

By:
Print name:

STUDIO CITY HOLDINGS THREE LIMITED

By:
Print name:

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

STUDIO CITY HOLDINGS FOUR LIMITED

By:
Print name:

STUDIO CITY ENTERTAINMENT LIMITED

By:
Print name:

STUDIO CITY SERVICES LIMITED

By:
Print name:

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

STUDIO CITY HOTELS LIMITED

By:
Print name:

SCP HOLDINGS LIMITED

By:
Print name:

STUDIO CITY HOSPITALITY AND SERVICES LIMITED

By:
Print name:

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

SCP ONE LIMITED

By:
Print name:

SCP TWO LIMITED

By:
Print name:

STUDIO CITY DEVELOPMENTS LIMITED

By:
Print name:

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

STUDIO CITY RETAIL SERVICES LIMITED

By:
Print name:

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

BOOKRUNNER MANDATED LEAD ARRANGER

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:	By:
Print name:	Print name:

Address:	17/F, Lincoln House

Taikoo Place, 979 King’s Road

Quarry Bay

Hong Kong

Attention:	Ginny Wong / Damon Chan

Telephone:	+852 3559 6938/ +852 3559 6942

Fax:	+852 3918-7138

With copy to:

Address:	10 Collyer Quay

#22-00 Ocean Financial Centre

Singapore 049315

Attention:	Sally Chong / Janice Leom / Elizabeth Thia

Telephone:	+65 6681 2105 / +65 6681 2104 / +65 6681 2106

Fax:	+65 6681 8034

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

BOOKRUNNER MANDATED LEAD ARRANGER

BANK OF AMERICA, N.A.

By:
Print name:

Address:	15/F, Citibank Tower

3 Garden Road, Central

Hong Kong

Attention:	Ashish Sharma

Telephone:	+852 2536 3661

Fax:	+852 2161 7573

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

BOOKRUNNER MANDATED LEAD ARRANGER

BANK OF CHINA LIMITED, MACAU BRANCH

By:	By:
Print name:	Print name:

Address:	17/F Bank of China Building

Avenida Doutor Mario Soares

Macau

Attention:	Ms. Wendy Sun / Ms. Sonia Chong

Telephone:	+853 8792 1623 / +852 8792 1321

Fax:	+853 8792 1677

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

BOOKRUNNER MANDATED LEAD ARRANGER

CITIGROUP GLOBAL MARKETS ASIA LIMITED

By:
Print name:

Address:	50/F Citibank Tower, Citibank Plaza

3 Garden Road, Central

Hong Kong

Attention:	Mr. Asghar Ali

Telephone:	+852 2501 2571

Fax:	+852 2521 8725

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

BOOKRUNNER MANDATED LEAD ARRANGER

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	By:
Print name:	Print name:

For credit issues and amendments:

Address:	30th Floor, Two Pacific Place

88 Queensway

Hong Kong

Attention:	Kenneth Yeung / Bill Doramus

Telephone:	+852 2826 7401 / +852 2826 1025

Fax:	+852 2826 9861

For administrative matters:

Address:	30th Floor, Two Pacific Place

88 Queensway

Hong Kong

Attention:	Nelson To / Fanny Lai / Sally Yuen

Telephone:	+852 2826 7349 / +852 2826 7431 / +852 2826 7316

Fax:	+852 3910 5039

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

BOOKRUNNER MANDATED LEAD ARRANGER

DEUTSCHE BANK AG, HONG KONG BRANCH

By:	By:
Print name:	Print name:

Address:	52/F, International Commerce Centre

1 Austin Road West

Kowloon

Attention:	Deepak Dangayach / Kenneth Ting / Boram Kim

Telephone:	+852 2203 8888

Fax:	+852 2203 7300

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

BOOKRUNNER MANDATED LEAD ARRANGER

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

By:	By:
Print name:	Print name:

For loan administration matters:

Address:	18/F, ICBC Tower, Macau Landmark

555 Avenida da Amizade

Macau

Attention:	Linda Chan / David Chan

Telephone:	+853 8398 2452 / 8398 2222

Fax:	+853 2858 4496

For credit matters:

Address:	24/F, ICBC Tower, Macau Landmark

555 Avenida da Amizade

Macau

Attention:	Wanny Lei / Alex Li

Telephone:	+853 8398 2723 / 8398 7313

Fax:	+853 8398 2160

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

BOOKRUNNER MANDATED LEAD ARRANGER

UBS AG HONG KONG BRANCH

By:	By:
Print name:	Print name:

Address:	50/F. Two International Finance Centre

8 Finance Street,

Hong Kong

Attention:	Mohamed Atmani

Telephone:	+852 2971 7214

Fax:	+852 3712 4979

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

MANDATED LEAD ARRANGER

BANK OF COMMUNICATIONS CO., LTD. MACAU BRANCH

By:
Print name:

Address:	1603-1608, 16/F, AIA Tower

251A-301 Avenida Comercial De Macau

Macau

Attention:	Mr. Jacky Lei / Ms. Ariel Tang

Telephone:	+853 8898 8212 / +853 8898 8211

Fax:	+853 2828 6686

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

LEAD ARRANGER

BANCO ESPÍRITO SANTO DO ORIENTE, S.A.

By:
Print name:

Address:	Avenida Doutor Mário Soares,

n° 323, Edificio Banco da China

28° andar A e E-F, em Macau

Attention:	Mr. José Morgado / Mr. Carlos Freire / Mr. Paul Ieong

Telephone:	+853 2878 5222

Fax:	+853 2878 5228

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LEAD ARRANGER

BANCO NACIONAL ULTRAMARINO, S.A.

By:
Print name:

For credit matters:

Address:	N° 22, Avendia de Almeida Ribeiro

Macau

Attention:	Ms. Evonne Chiu / Mr. Raymond Fong

Telephone:	+853 8398 9184 / +853 8398 9822

Fax:	+853 2833 1206

For administrative matters:

Address:	N° 22, Avendia de Almeida Ribeiro

Macau

Attention:	Ms. Monica Wong / Ms. Violet Choi / Ms. Elaine Yu / Ms. Kristie Cheong

Telephone:	+853 8398 9288 / +853 8398 9106 / +853 8398 9307 / +853 8398 9250

Fax:	+853 28356867

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

LEAD ARRANGER

NATIONAL AUSTRALIA BANK LIMITED, HONG KONG BRANCH

By:
Print name:

For credit matters:

Address:	Level 27, One Pacific Place

88 Queensway

Hong Kong

Attention:	Tim Finucane / Hoi-Chau Ng / Alex H Liu

Telephone:	+852 2826 8136 / +852 2822 9782 / +852 2822 9887

Fax:	+852 2845 9251

For administrative matters:

Address:	Level 24, 255 George Street

Sydney NSW 2000

Australia

Attention:	Barnaby Webb / Sie Koo / Anthony Tran

Telephone:	+61 2 8220 5887 / +61 2 9237 8005 / +61 2 9237 9506

Fax:	+61 1300 764 759

With copy to:

Address:	Level 27, One Pacific Place

88 Queensway

Hong Kong

Attention:	Jo Jo Law / Teresa Chung / Jackie Wan

Telephone:	+852 2822 9896 / +852 2826 8110 / +852 2822 53699

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

LEAD ARRANGER

TAI FUNG BANK LIMITED

By:
Print name:

Address:	418 Alameda Dr. Carlos d’Assumpcao

Macau

Attention:	Mr. Ivan Lam / Ms. Silvia Leong

Telephone:	+853 8797 0383 / +853 8797 0328

Fax:	+853 2875 2716

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

LEAD ARRANGER

THE BANK OF EAST ASIA, LIMITED, MACAU BRANCH

By:	By:
Print name:	Print name:

For credit matters:

Address:	Alameda Dr. Carlos D’Assumpcao No. 322

Fu Tat Fa Yuen, R/C AP to AW

Macau

Attention:	Ms Lydia Chan / Ms Terry Lam/Mr Kou Peng Kit / Mr Wong Chon Pan

Telephone:	+853 8598 3321 / +853 8598 3383 / +853 8598 3303 / +853 8598 3365

Fax:	+853 2833 7557

For administrative matters:

Address:	Alameda Dr. Carlos D’Assumpcao No. 322

Fu Tat Fa Yuen, R/C AP to AW

Macau

Attention:	Mr. Kou Peng Kit / Ms. Cecilia Lei

Telephone:	+853 8598 3303 / +853 8598 3331

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

LEAD ARRANGER

THE BANK OF NOVA SCOTIA

By:
Print name:

For credit matters:

Address:	25th Floor, United Centre

95 Queensway

Hong Kong

Attention:	Mr. Kenneth Ho / Ms. Seikey Lam

Telephone:	+ 852 2861 4873 / +852 2861 4872

Fax:	+852 2527 2527

For administrative matters:

Address:	25th Floor, United Centre

95 Queensway

Hong Kong

Attention:	Mr. Kenneth Ho / Ms. Phyllis Leung

Telephone:	+ 852 2861 4873 / +852 2861 4860

Fax:	+852 2527 2527

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

LEAD ARRANGER

WING LUNG BANK LIMITED, MACAU BRANCH

By:	By:
Print name:	Print name:

For credit matters:

Address:	18/F, Finance and IT Center

Macau Nam Van Lake Quarteirao 5

Lote A, Macau

Attention:	Partrick Wong / Ivy Leong

Telephone:	+852 8799 3801 / +853 8799 3807

Fax:	+853 2875 0918

For administrative matters:

Address:	18/F, Finance and IT Center

Macau Nam Van Lake Quarteirao 5

Lote A, Macau

Attention:	Ivy Leong / Angel Chan

Telephone:	+853 8799 3807 / +853 8799 3804

Fax:	+853 2875 0918

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

ARRANGER

CHINA CITIC BANK INTERNATIONAL LIMITED

By:
Print name:

For credit matters:

Address:	80/F, International Commerce Centre

1 Austin Road West

Kowloon

Attention:	Mr Dennis Cheung / Mr Nyen Aun Chew / Ms Ivy Cheng

Telephone:	+852 3603 6015 / +852 3603 6107 / +852 3603 6215

Fax:	+852 3603 4343

For administrative matters:

Address:	18/F, Somerset House, Tai Koo Place

79 King’s Road

Quarry Bay

Hong Kong

Attention:	Mr Edward Koo/ Mr. Felix Fung / Ms. Mandy Wu

Telephone:	+852 3603 2552 / +852 3603 2550 / +852 3603 2571

Fax:	+852 3603 4517

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

SENIOR MANAGER

CATHAY UNITED BANK COMPANY, LIMITED, HONG KONG BRANCH

By:
Print name:

For credit matters

Address:	20th Floor, LHT Tower

31 Queen’s Road Central

Hong Kong

Attention:	Wade Lee / Ivy Lai

Telephone:	+852 2596 7069 / +852 2596 7026

Fax:	+852 2527 0966

For administrative matters

Address:	20th Floor, LHT Tower

31 Queen’s Road Central

Hong Kong

Attention:	Grace Yem / Kitty Lin

Telephone:	+852 3921 7320 / +852 3921 7389

Fax:	+852 2527 0966

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

SENIOR MANAGER

CREDIT INDUSTRIEL ET COMMERCIAL, SINGAPORE BRANCH

By:	By:
Print name:	Print name:

Address:	63 Market Street #15-01

Singapore 048942

Attention:	Mr. Leon Phan / Mr. Daryl Sim / Ms Leo Huey

Telephone:	+65 6231 9888 / +65 6212 9318 / +65 6231 9891

Fax:	+65 6348 0625

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

MANAGER

BANCO WENG HANG, S.A.

By:	By:
Print name:	Print name:

For credit matters:

Address:	241 Avenida de Almeida Ribeiro, Macau

Attention:	Corporate Banking Department—Mr.Lo Tong Chun / Mr.Ng Iong Kei / Mr. Chan Weng Man

Telephone:	+853 8398 3304 / +853 8398 3302 / +853 83983602

Fax:	+853 2832 2024

For administrative matters:

Address:	241 Avenida de Almeida Ribeiro, Macau

Attention:	Loans Operation Department- Mr. Chan Kin Leong / Mr. William Lei / Ms. Jill CH Hoi

Telephone:	+853 8398 3282 / +853 8398 3285 / +853 8398 3292

Fax:	+853 2832 2452

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

MANAGER

CHANG HWA COMMERCIAL BANK LTD., OFFSHORE BANKING BRANCH

By:
Print name:

Address:	10F, 57, Sec.2

Chung Shan N. Road

Taipei

Taiwan

Attention:	Vita Huang

Telephone:	+886 2 2536 2951 #1712

Fax:	+886 2 2521 4873

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

MANAGER

CHONG HING BANK LIMITED, MACAU BRANCH

By:	By:
Print name:	Print name:

For credit matters:

Address:	Avenida da Praia Grande

No. 693 Edificio Tai Wah, Shop A

Macau

Attention:	Jeff Chan / Lau Hing Keung / Winnie Chan

Telephone:	+852 3768 8753 / +853 2833 9989 / +853 2833 9982

Fax:	+853 2833 1055

For administrative matters:

Address:	Avenida da Praia Grande

No. 693 Edificio Tai Wah, Shop A

Macau

Attention:	Winnie Chan / Iris Fung

Telephone:	+853 2833 9982

Fax:	+853 2833 1055

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

MANAGER

DAH SING BANK, LIMITED

By:	By:
Print name:	Print name:

For credit matters:

Address:	34/F, Dah Sing Financial Centre

108 Gloucester Road

Hong Kong

Attention:	Ms. Sybil Chan

Telephone:	+852 2507 8102

Fax:	2588 3371 / 2589 5761

For administrative matters:

Address:	32/F, Dah Sing Financial Centre

108 Gloucester Road

Hong Kong

Attention:	Ms. Patrictria Kwan / Mr. Alex Liu

Telephone:	+852 2507 6033 / +852 2507 6030

Fax:	+852 2511 2168 / +852 2519 6525

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

MANAGER

FIRST COMMERCIAL BANK MACAU BRANCH

By:
Print name:

For credit matters:

Address:	Unit B-C, 16/F Finance and IT Centre of Macau

Avenida Comercial De Macau

Macau

Attention:	Benny Tsai

Telephone:	+853 2891 6131

Fax:	+853 2872 2772

For administrative matters:

Address:	Unit B-C, 16/F Finance and IT Centre of Macau

Avenida Comercial De Macau

Macau

Attention:	Shu Chen Kao

Telephone:	+853 2857 5088

Fax:	+853 2872 2772

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

AGENT

DEUTSCHE BANK AG, HONG KONG BRANCH

By:	By:
Print name:	Print name:

Address:	52/F, International Commerce Centre

1 Austin Road West

Kowloon

Attention:	Trust and Securities Services

Telephone:	+852 2203 7858

Fax:	+852 2203 7320

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

SECURITY AGENT

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

By:	By:
Print name:	Print name:

For loan administration matters:

Address:	18/F, ICBC Tower, Macau Landmark

555 Avenida da Amizade

Macau

Attention:	Linda Chan / David Chan

Telephone:	+853 8398 2452 / 8398 2222

Fax:	+853 2858 4496

For credit matters:

Address:	24/F, ICBC Tower, Macau Landmark

555 Avenida da Amizade

Macau

Attention:	Wanny Lei / Alex Li

Telephone:	+853 8398 2723 / 8398 7313

Fax:	+853 8398 2160

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

DISBURSEMENT AGENT

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

By:	By:
Print name:	Print name:

For loan administration matters:

Address:	18/F, ICBC Tower, Macau Landmark

555 Avenida da Amizade

Macau

Attention:	Linda Chan / David Chan

Telephone:	+853 8398 2452 / 8398 2222

Fax:	+853 2858 4496

For credit matters:

Address:	24/F, ICBC Tower, Macau Landmark

555 Avenida da Amizade

Macau

Attention:	Wanny Lei / Alex Li

Telephone:	+853 8398 2723 / 8398 7313

Fax:	+853 8398 2160

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

POA AGENT

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

By:	By:
Print name:	Print name:

For loan administration matters:

Address:	18/F, ICBC Tower, Macau Landmark

555 Avenida da Amizade

Macau

Attention:	Linda Chan / David Chan

Telephone:	+853 8398 2452 / 8398 2222

Fax:	+853 2858 4496

For credit matters:

Address:	24/F, ICBC Tower, Macau Landmark

555 Avenida da Amizade

Macau

Attention:	Wanny Lei / Alex Li

Telephone:	+853 8398 2723 / 8398 7313

Fax:	+853 8398 2160

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

ISSUING BANK

BANK OF CHINA LIMITED, MACAU BRANCH

By:	By:
Print name:	Print name:

Address:	13/F Bank of China Building

Avenida Doutor Mario Soares

Macau

Attention:	Mr. James Wong / Ms. Amy Cheong

Telephone:	+853 8792 1639/1682

Fax:	+853 8792 1659]

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

ORIGINAL LENDER

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:	By:
Print name:	Print name:

Address:	17/F, Lincoln House

Taikoo Place, 979 King’s Road

Quarry Bay

Hong Kong

Attention:	Ginny Wong / Damon Chan

Telephone:	+852 3559 6938 / +852 3559 6942

Fax:	+852 3918-7138

With copy to:

Address:	10 Collyer Quay

#22-00 Ocean Financial Centre

Singapore 049315

Attention:	Sally Chong / Janice Leom / Elizabeth Thia

Telephone:	+65 6681 2105 / +65 6681 2104 / +65 6681 2106

Fax:	+65 6681 8034

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

ORIGINAL LENDER

BANCO ESPÍRITO SANTO DO ORIENTE, S.A.

By:
Print name:

Address:	Avenida Doutor Mário Soares,

n° 323, Edificio Banco da China

28° andar A e E-F, em Macau

Attention:	Mr. José Morgado / Mr. Carlos Freire / Mr. Paul Ieong

Telephone:	+853 2878 5222

Fax:	+853 2878 5228

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

ORIGINAL LENDER

BANCO NACIONAL ULTRAMARINO, S.A.

By:
Print name:

For credit matters:

Address:	N° 22, Avendia de Almeida Ribeiro

Macau

Attention:	Ms. Evonne Chiu / Mr. Raymond Fong

Telephone:	+853 8398 9184 / +853 8398 9822

Fax:	+853 2833 1206

For administrative matters:

Address:	N° 22, Avendia de Almeida Ribeiro

Macau

Attention:	Ms. Monica Wong / Ms. Violet Choi / Ms. Elaine Yu / Ms. Kristie Cheong

Telephone:	+853 8398 9288 / +853 8398 9106 / +853 8398 9307 / +853 8398 9250

Fax:	+853 28356867

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

ORIGINAL LENDER

BANCO WENG HANG, S.A.

By:	By:
Print name:	Print name:

For credit matters:

Address:	241 Avenida de Almeida Ribeiro, Macau

Attention:	Corporate Banking Department—Mr.Lo Tong Chun / Mr.Ng Iong Kei / Mr. Chan Weng Man

Telephone:	+853 8398 3304 / +853 8398 3302 / +853 83983602

Fax:	+853 2832 2024

For administrative matters:

Address:	241 Avenida de Almeida Ribeiro, Macau

Attention:	Loans Operation Department- Mr. Chan Kin Leong / Mr. William Lei / Ms. Jill CH Hoi

Telephone:	+853 8398 3282 / +853 8398 3285 / +853 8398 3292

Fax:	+853 2832 2452

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

ORIGINAL LENDER

BANK OF AMERICA, N.A.

By:
Print name:

Address:	15/F, Citibank Tower

3 Garden Road, Central

Hong Kong

Attention:	Ashish Sharma

Telephone:	+852 2536 3661

Fax:	+852 2161 7573

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

ORIGINAL LENDER

BANK OF CHINA LIMITED, MACAU BRANCH

By:	By:
Print name:	Print name:

Address:	13/F Bank of China Building

Avenida Doutor Mario Soares

Macau

Attention:	Mr. James Wong / Ms. Amy Cheong

Telephone:	+853 8792 1639/1682

Fax:	+853 8792 1659

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

ORIGINAL LENDER

BANK OF COMMUNICATIONS CO., LTD. MACAU BRANCH

By:
Print name:

Address:	1603-1608, 16/F, AIA Tower

251A-301 Avenida Comercial De Macau

Macau

Attention:	Mr. Jacky Lei / Ms. Ariel Tang

Telephone:	+853 8898 8212 / +853 8898 8211

Fax:	+853 2828 6686

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

ORIGINAL LENDER

CATHAY UNITED BANK COMPANY, LIMITED, HONG KONG BRANCH

By:
Print name:

For credit matters

Address:	20th Floor, LHT Tower

31 Queen’s Road Central

Hong Kong

Attention:	Wade Lee / Ivy Lai

Telephone:	+852 2596 7069 / +852 2596 7026

Fax:	+852 2527 0966

For administrative matters

Address:	20th Floor, LHT Tower

31 Queen’s Road Central

Hong Kong

Attention:	Grace Yem / Kitty Lin

Telephone:	+852 2877 5488

Fax:	+852 2527 0966

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

ORIGINAL LENDER

CHANG HWA COMMERCIAL BANK LTD., OFFSHORE BANKING BRANCH

By:
Print name:

Address:	10F, 57, Sec.2, Chung Shan N. Road

Taipei

Taiwan

Attention:	Vita Huang

Telephone:	+886 2 2536 2951 #1712

Fax:	+886 2 2521 4873

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

ORIGINAL LENDER

CHINA CITIC BANK INTERNATIONAL LIMITED

By:
Print name:

For credit matters:

Address:	80/F, International Commerce Centre

1 Austin Road West

Kowloon

Attention:	Mr Dennis Cheung / Mr Nyen Aun Chew / Ms Ivy Cheng

Telephone:	+852 3603 6015 / +852 3603 6107 / +852 3603 6215

Fax:	+852 3603 4343

For administrative matters:

Address:	18/F, Somerset House, Tai Koo Place

79 King’s Road

Quarry Bay

Hong Kong

Attention:	Mr Edward Koo/ Mr. Felix Fung / Ms. Mandy Wu

Telephone:	+852 3603 2552 / +852 3603 2550 / +852 3603 2571

Fax:	+852 3603 4517

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

ORIGINAL LENDER

CHONG HING BANK LIMITED, MACAU BRANCH

By:	By:
Print name:	Print name:

For credit matters:

Address:	Avenida da Praia Grande

No. 693 Edificio Tai Wah, Shop A

Macau

Attention:	Jeff Chan / Lau Hing Keung / Winnie Chan

Telephone:	+852 3768 8753 / +853 2833 9989 / +853 2833 9982

Fax:	+853 2833 1055

For administrative matters:

Address:	Avenida da Praia Grande

No. 693 Edificio Tai Wah, Shop A

Macau

Attention:	Winnie Chan / Iris Fung

Telephone:	+853 2833 9982

Fax:	+853 2833 1055

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

ORIGINAL LENDER

CITIBANK, N.A., HONG KONG BRANCH

By:
Print name:

Address:	44/F Citibank Tower, Citibank Plaza

3 Garden Road, Central

Hong Kong

Attention:	Mr. William Chu

Telephone:	+852 2868 8005

Fax:	+852 2868 6355

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

ORIGINAL LENDER

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, HONG KONG BRANCH

By:	By:
Print name:	Print name:

Address:	30th Floor, Two Pacific Place

88 Queensway

Hong Kong

Attention:	Nelson To / Fanny Lai / Sally Yuen

Telephone:	+852 2826 7349 / +852 2826 7431 / +852 2826 7316

Fax:	+852 3910 5039

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

ORIGINAL LENDER

CREDIT INDUSTRIEL ET COMMERCIAL, SINGAPORE BRANCH

By:	By:
Print name:	Print name:

Address:	63 Market Street #15-01

Singapore 048942

Attention:	Mr. Leon Phan / Mr. Daryl Sim / Ms Leo Huey

Telephone:	+65 6231 9888 / +65 6212 9318 / +65 6231 9891

Fax:	+65 6348 0625

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

ORIGINAL LENDER

DAH SING BANK, LIMITED

By:	By:
Print name:	Print name:

For credit matters:

Address:	34/F, Dah Sing Financial Centre

108 Gloucester Road

Hong Kong

Attention:	Ms. Sybil Chan

Telephone:	+852 2507 8102

Fax:	2588 3371 / 2589 5761

For administrative matters:

Address:	32/F, Dah Sing Financial Centre

108 Gloucester Road

Hong Kong

Attention:	Ms. Patrictria Kwan / Mr. Alex Liu

Telephone:	+852 2507 6033 / +852 2507 6030

Fax:	+852 2511 2168 / +852 2519 6525

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

ORIGINAL LENDER

DEUTSCHE BANK AG, HONG KONG BRANCH

By:	By:
Print name:	Print name:

Address:	52/F, International Commerce Centre

1 Austin Road West

Kowloon

Attention:	Deepak Dangayach / Kenneth Ting / Boram Kim

Telephone:	+852 2203 8888

Fax:	+852 2203 7300

SIGNATURE PAGE TO THE SENIOR FACILITIES AGREEMENT

ORIGINAL LENDER

FIRST COMMERCIAL BANK MACAU BRANCH

By:
Print name:

For credit matters:

Address:	Unit B-C, 16/F Finance and IT Centre of Macau

Avenida Comercial De Macau

Macau

Attention:	Benny Tsai

Telephone:	+853 2891 6131

Fax:	+853 2872 2772

For administrative matters:

Address:	Unit B-C, 16/F Finance and IT Centre of Macau

Avenida Comercial De Macau

Macau

Attention:	Shu Chen Kao

Telephone:	+853 2857 5088

Fax:	+853 2872 2772

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ORIGINAL LENDER

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

By:	By:
Print name:	Print name:

For loan administration matters:

Address:	18/F, ICBC Tower, Macau Landmark

555 Avenida da Amizade

Macau

Attention:	Linda Chan / David Chan

Telephone:	+853 8398 2452 / +852 8398 2222

Fax:	+853 2858 4496

For credit matters:

Address:	24/F, ICBC Tower, Macau Landmark

555 Avenida da Amizade

Macau

Attention:	Wanny Lei / Alex Li

Telephone:	+853 8398 2723 / +852 8398 7313

Fax:	+853 8398 2160

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ORIGINAL LENDER

NATIONAL AUSTRALIA BANK LIMITED, HONG KONG BRANCH

By:
Print name:

For credit matters:

Address:	Level 27, One Pacific Place

88 Queensway

Hong Kong

Attention:	Tim Finucane / Hoi-Chau Ng / Alex H Liu

Telephone:	+852 2826 8136 / +852 2822 9782 / +852 2822 9887

Fax:	+852 2845 9251

For administrative matters:

Address:	Level 24, 255 George Street

Sydney NSW 2000

Australia

Attention:	Barnaby Webb / Sie Koo / Anthony Tran

Telephone:	+61 2 8220 5887 / +61 2 9237 8005 / +61 2 9237 9506

Fax:	+61 1300 764 759

With copy to:

Address:	Level 27, One Pacific Place

88 Queensway

Hong Kong

Attention:	Jo Jo Law / Teresa Chung / Jackie Wan

Telephone:	+852 2822 9896 / +852 2826 8110 / +852 2822 53699

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ORIGINAL LENDER

TAI FUNG BANK LIMITED

By:
Print name:

Address:	418 Alameda Dr. Carlos d’Assumpcao

Macau

Attention:	Mr. Ivan Lam / Ms. Silvia Leong

Telephone:	+853 8797 0383 / +853 8797 0328

Fax:	+853 2875 2716

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ORIGINAL LENDER

THE BANK OF EAST ASIA, LIMITED, MACAU BRANCH

By:	By:
Print name:	Print name:

For credit matters:

Address:	Alameda Dr. Carlos D’Assumpcao No. 322

Fu Tat Fa Yuen, R/C AP to AW

Macau

Attention:	Ms Lydia Chan / Ms Terry Lam/Mr Kou Peng Kit / Mr Wong Chon Pan

Telephone:	+853 8598 3321 / +853 8598 3383 / +853 8598 3303 / +853 8598 3365

Fax:	+853 2833 7557

For administrative matters:

Address:	Alameda Dr. Carlos D’Assumpcao No. 322

Fu Tat Fa Yuen, R/C AP to AW

Macau

Attention:	Mr. Kou Peng Kit / Ms. Cecilia Lei

Telephone:	+853 8598 3303 / +853 8598 3331

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ORIGINAL LENDER

THE BANK OF NOVA SCOTIA

By:
Print name:

For credit matters:

Address:	25th Floor, United Centre

95 Queensway

Hong Kong

Attention:	Mr. Kenneth Ho / Ms. Seikey Lam

Telephone:	+ 852 2861 4873 / +852 2861 4872

Fax:	+852 2527 2527

For administrative matters:

Address:	25th Floor, United Centre

95 Queensway

Hong Kong

Attention:	Mr. Kenneth Ho / Ms. Phyllis Leung

Telephone:	+ 852 2861 4873 / +852 2861 4860

Fax:	+852 2527 2527

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ORIGINAL LENDER

UBS AG, SINGAPORE BRANCH

By:	By:
Print name:	Print name:

Address:	50/F, Two International Finance Centre

8 Finance Street

Hong Kong

Attention:	Mohamed Atmani

Telephone:	+852 2971 7214

Fax:	+852 3712 4979

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ORIGINAL LENDER

WING LUNG BANK LIMITED, MACAU BRANCH

By:	By:
Print name:	Print name:

For credit matters:

Address:	18/F, Finance and IT Center

Macau Nam Van Lake Quarteirao 5

Lote A, Macau

Attention:	Partrick Wong / Ivy Leong

Telephone:	+852 8799 3801 / +853 8799 3807

Fax:	+853 2875 0918

For administrative matters:

Address:	18/F, Finance and IT Center

Macau Nam Van Lake Quarteirao 5

Lote A, Macau

Attention:	Ivy Leong / Angel Chan

Telephone:	+853 8799 3807 / +853 8799 3804

Fax:	+853 2875 0918

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